FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-09

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated September 22, 2016, may be amended or completed prior to time of sale.

$650,182,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2016-NXS6

(Central Index Key Number 0001683489)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

(Central Index Key Number 0000850779)

as Depositor

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

Silverpeak Real Estate Finance LLC

(Central Index Key Number 0001624053)

UBS AG

(Central Index Key Number 0001685185)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-NXS6

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-NXS6 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2016-NXS6. The assets of the issuing entity will primarily consist of a pool of commercial mortgage loans, which are generally the sole source of payments on the certificates. All of such commercial mortgage loans will be fixed rate mortgage loans, with the exception of the mortgage loan identified as the Crate & Barrel mortgage loan, which bears interest at an interest rate that increases over time according to a schedule set forth in the related mortgage loan documents. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2016. The rated final distribution date for the certificates is November 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$27,042,000%		(5)	July 2021
Class A-2	$115,788,000%		(5)	September 2021
Class A-3	$150,000,000%		(5)	March 2026
Class A-4	$206,019,000%		(5)	September 2026
Class A-SB	$31,139,000%		(5)	September 2025
Class A-S	$48,267,000%		(5)	September 2026
Class X-A	$529,988,000	(6)%	Variable(7)	NAP
Class X-B	$120,194,000	(8)%	Variable(9)	NAP
Class B	$35,964,000%		(5)	September 2026
Class C	$35,963,000%		(5)	September 2026
(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 60 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, UBS Securities LLC, Academy Securities, Inc. and Natixis Securities Americas LLC, will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately     % of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately     % of each class of offered certificates. Academy Securities, Inc. and Natixis Securities Americas LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 13, 2016.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

September     , 2016

# Wells Fargo Commercial Mortgage Trust 2016-NXS6

Commercial Mortgage Pass-Through Certificates, Series 2016-NXS6

Idaho
1 property
$5,490,179
0.7% of total
Kansas
1 property
$9,000,000
1.2% of total
Illinois
1 property
$21,646,169
2.9% of total
Wisconsin
1 property
$2,575,000
0.3% of total
Indiana
7 properties
$21,000,000
2.8% of total
Michigan
1 property
$12,500,000
1.7% of total
Pennsylvania
4 properties
$46,561,799
6.1% of total
New York
7 properties
$238,854,910
31.5% of total
Massachusetts
1 property
$6,136,048
0.8% of total
Ohio
4 properties
$25,491,743
3.4% of total
New Jersey
1 property
$73,300,000
9.7% of total
Nevada
1 property
$2,500,000
0.3% of total
Maryland
2 properties
$11,500,000
1.5% of total
Virginia
2 properties
$8,429,061
1.1% of total
California
8 properties
$78,192,241
10.3% of total
North Carolina
1 property
$5,986,781
0.8% of total
South Carolina
1 property
$17,373,453
2.3% of total
Colorado
1 property
$5,100,000
0.7% of total
Texas
5 properties
$30,582,330
4.0% of total
Louisiana
1 property
$45,446,730
6.0% of total
Kentucky
1 property
$4,584,965
0.6% of total
Georgia
5 properties
$29,917,763
4.0% of total
Mississippi
2 properties
$6,056,259
0.8% of total
Florida
4 properties
$48,901,523
6.5% of total
Percentage of Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$27,042,000		30.000%	%	(5)	July 2021	2.56	11/16 – 07/21
A-2	$115,788,000		30.000%	%	(5)	September 2021	4.87	07/21 – 09/21
A-3	$150,000,000		30.000%	%	(5)	March 2026	9.20	09/25 – 03/26
A-4	$206,019,000		30.000%	%	(5)	September 2026	9.73	03/26 – 09/26
A-SB	$31,139,000		30.000%	%	(5)	September 2025	6.98	09/21 – 09/25
A-S	$48,267,000		23.625%	%	(5)	September 2026	9.92	09/26 – 09/26
X-A	$529,988,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$120,194,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
B	$35,964,000		18.875%	%	(5)	September 2026	9.92	09/26 – 09/26
C	$35,963,000		14.125%	%	(5)	September 2026	9.92	09/26 – 09/26
Non-Offered Certificates
X-D	$43,535,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
X-E	$20,821,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
X-FG	$19,875,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
X-H	$22,713,952	(16)	NAP	%	Variable(17)	NAP	NAP	NAP
D	$43,535,000		8.375%	%	(5)	October 2026	9.93	09/26 – 10/26
E	$20,821,000		5.625%	%	(5)	October 2026	10.01	10/26 – 10/26
F	$8,518,000		4.500%	%	(5)	October 2026	10.01	10/26 – 10/26
G	$11,357,000		3.000%	%	(5)	October 2026	10.01	10/26 – 10/26
H	$22,713,952		0.000%	%	(5)	October 2026	10.01	10/26 – 10/26
V(18)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(19)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-FG certificates are notional amount certificates. The notional amount of the Class X-FG certificates will be equal to the aggregate certificate balance of the Class F and Class G certificates outstanding from time to time. The Class X-FG certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-FG certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and Class G certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class V certificates will not have a certificate balance, notional amount, credit support or pass-through rate. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(19)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC and, to the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, the At Home Portfolio REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	60
The Certificates May Not Be a Suitable Investment for You	60
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	60
Risks Related to Market Conditions and Other External Factors	60
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	60
Other Events May Affect the Value and Liquidity of Your Investment	61
Risks Relating to the Mortgage Loans	61
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	61
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	63
General	63
A Tenant Concentration May Result in Increased Losses	64
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	65
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	65
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	66
Early Lease Termination Options May Reduce Cash Flow	67
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	68
Office Properties Have Special Risks	68
Retail Properties Have Special Risks	69
Mixed Use Properties Have Special Risks	71
Multifamily Properties Have Special Risks	71
Hotel Properties Have Special Risks	73
Risks Relating to Affiliation with a Franchise or Hotel Management Company	75
Self Storage Properties Have Special Risks	76
Industrial Properties Have Special Risks	77
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	86
Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87

Insurance May Not Be Available or Adequate	88
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	89
Terrorism Insurance May Not Be Available for All Mortgaged Properties	89
Risks Associated with Blanket Insurance Policies or Self-Insurance	91
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	91
Limited Information Causes Uncertainty	91
Historical Information	91
Ongoing Information	92
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	92
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	93
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	94
Static Pool Data Would Not Be Indicative of the Performance of this Pool	94
Appraisals May Not Reflect Current or Future Market Value of Each Property	95
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	96
The Borrower’s Form of Entity May Cause Special Risks	97
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	99
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	100
Other Financings or Ability to Incur Other Indebtedness Entails Risk	101
Future Funding Obligations Entail Risk	103
Tenancies-in-Common May Hinder Recovery	105
Risks Relating to Enforceability of Cross-Collateralization	105
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	106
Risks Associated with One Action Rules	106
State Law Limitations on Assignments of Leases and Rents May Entail Risks	106
Various Other Laws Could Affect the Exercise of Lender’s Rights	107
Risks of Anticipated Repayment Date Loans	107
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	107
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	108
Risks Related to Ground Leases and Other Leasehold Interests	109
Increases in Real Estate Taxes May Reduce Available Funds	111
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	111
Risks Related to Conflicts of Interest	111
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	111
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	113
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	114
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	116
Potential Conflicts of Interest of the Operating Advisor	119

Potential Conflicts of Interest of the Asset Representations Reviewer	120
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	120
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	124
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	125
Other Potential Conflicts of Interest May Affect Your Investment	126
Other Risks Relating to the Certificates	126
The Certificates Are Limited Obligations	126
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	126
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	127
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	132
General	132
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	133
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	135
Losses and Shortfalls May Change Your Anticipated Yield	135
Risk of Early Termination	136
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	137
You Have Limited Voting Rights	137
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	137
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	140
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	141
Risks Relating to Modifications of the Mortgage Loans	143
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	144
Risks Relating to Interest on Advances and Special Servicing Compensation	144
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	145
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	145
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	146

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	147
Tax Considerations Relating to Foreclosure	147
REMIC Status	147
Material Federal Tax Considerations Regarding Original Issue Discount	147
Description of the Mortgage Pool	148
General	148
Certain Calculations and Definitions	149
Definitions	150
Mortgage Pool Characteristics	163
Overview	163
Property Types	165
Office Properties	165
Retail Properties	166
Mixed Use Properties	166
Multifamily Properties	167
Hotel Properties	167
Self Storage Properties	168
Industrial Properties	168
Specialty Use Concentrations	168
Mortgage Loan Concentrations	170
Top Fifteen Mortgage Loans	170
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	172
Mortgaged Properties With Limited Prior Operating History	173
Tenancies-in-Common; Crowd Funding	173
Delaware Statutory Trusts	174
Condominium Interests	174
Fee & Leasehold Estates; Ground Leases	175
Environmental Considerations	176
Redevelopment, Renovation and Expansion	177
Assessment of Property Value and Condition	178
Litigation and Other Considerations	179
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	181
Tenant Issues	183
Tenant Concentrations	183
Lease Expirations and Terminations	183
Expirations	183
Terminations	184
Other	185
Purchase Options and Rights of First Refusal	186
Affiliated Leases	186
Insurance Considerations	187
Use Restrictions	188
Appraised Value	189
Non-Recourse Carveout Limitations	189
Real Estate and Other Tax Considerations	190
Delinquency Information	191
Certain Terms of the Mortgage Loans	191
Amortization of Principal	191
Due Dates; Mortgage Rates; Calculations of Interest	192
ARD Loans	193
Prepayment Protections and Certain Involuntary Prepayments	194

“Due-On-Sale” and “Due-On-Encumbrance” Provisions	195
Defeasance	196
Releases; Partial Releases	198
Escrows	200
Mortgaged Property Accounts	201
Exceptions to Underwriting Guidelines	203
Additional Indebtedness	203
General	203
Whole Loans	204
Mezzanine Indebtedness	204
Other Unsecured Indebtedness	207
The Whole Loans	208
General	208
The Serviced Whole Loans	211
The QLIC Whole Loan	211
The 333 North Bedford Whole Loan	221
The Sixty Soho Whole Loan	226
The Crate & Barrel Whole Loan	230
The Non-Serviced Whole Loans	241
The Falls Whole Loan	241
The Plaza Mexico – Los Angeles Whole Loan	247
The Peachtree Mall Whole Loan	252
The At Home Portfolio Whole Loan	257
The Servicing Shift Whole Loans	261
The Novo Nordisk Whole Loan	261
The Rentar Plaza Whole Loan	267
Additional Information	271
Transaction Parties	272
The Sponsors and Mortgage Loan Sellers	272
Natixis Real Estate Capital LLC	272
General	272
NREC’s Commercial Real Estate Securitization Program	272
Review of NREC Mortgage Loans	273
NREC’s Underwriting Standards	275
Compliance with Rule 15Ga-1 under the Exchange Act	279
Retained Interests in This Securitization	281
Silverpeak Real Estate Finance LLC	281
General	281
Silverpeak’s Securitization Program	281
Silverpeak’s Underwriting Standards and Processes	282
Review of Mortgage Loans for Which Silverpeak is the Sponsor	288
Compliance with Rule 15Ga-1 under the Exchange Act	289
Retained Interests in This Securitization	289
UBS AG, New York Branch	290
General	290
UBS AG, New York Branch’s Securitization Program	290
Review of the UBS AG, New York Branch Mortgage Loans	291
UBS AG, New York Branch’s Underwriting Standards	293
Exceptions	296
Litigation	296
Compliance with Rule 15Ga-1 under the Exchange Act	296
Retained Interests in This Securitization	296
Wells Fargo Bank, National Association	296

General	296
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	297
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	298
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	303
Compliance with Rule 15Ga-1 under the Exchange Act	305
Retained Interests in This Securitization	308
The Depositor	308
The Issuing Entity	309
The Trustee	309
The Certificate Administrator	311
The Master Servicer	313
The Special Servicer	317
The Operating Advisor and Asset Representations Reviewer	321
Description of the Certificates	322
General	322
Distributions	324
Method, Timing and Amount	324
Available Funds	325
Priority of Distributions	327
Pass-Through Rates	330
Interest Distribution Amount	332
Principal Distribution Amount	332
Certain Calculations with Respect to Individual Mortgage Loans	334
Excess Interest	336
Application Priority of Mortgage Loan Collections or Whole Loan Collections	336
Allocation of Yield Maintenance Charges and Prepayment Premiums	339
Assumed Final Distribution Date; Rated Final Distribution Date	340
Prepayment Interest Shortfalls	341
Subordination; Allocation of Realized Losses	343
Reports to Certificateholders; Certain Available Information	345
Certificate Administrator Reports	345
Information Available Electronically	351
Voting Rights	356
Delivery, Form, Transfer and Denomination	356
Book-Entry Registration	356
Definitive Certificates	360
Certificateholder Communication	360
Access to Certificateholders’ Names and Addresses	360
Requests to Communicate	360
List of Certificateholders	361
Description of the Mortgage Loan Purchase Agreements	361
General	361
Dispute Resolution Provisions	371
Asset Review Obligations	371
Pooling and Servicing Agreement	371
General	371
Assignment of the Mortgage Loans	372
Servicing Standard	372
Subservicing	374
Advances	375
P&I Advances	375
Servicing Advances	376

Nonrecoverable Advances	377
Recovery of Advances	378
Accounts	379
Withdrawals from the Collection Account	381
Servicing and Other Compensation and Payment of Expenses	384
General	384
Master Servicing Compensation	389
Special Servicing Compensation	391
Disclosable Special Servicer Fees	395
Certificate Administrator and Trustee Compensation	396
Operating Advisor Compensation	396
Asset Representations Reviewer Compensation	397
CREFC® Intellectual Property Royalty License Fee	398
Appraisal Reduction Amounts	398
Maintenance of Insurance	405
Modifications, Waivers and Amendments	408
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	412
Inspections	413
Collection of Operating Information	414
Special Servicing Transfer Event	415
Asset Status Report	417
Realization Upon Mortgage Loans	421
Sale of Defaulted Loans and REO Properties	423
The Directing Certificateholder	426
General	426
Major Decisions	428
Asset Status Report	431
Replacement of the Special Servicer	431
Control Termination Event and Consultation Termination Event	431
Servicing Override	434
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	435
Rights of the Holders of Serviced Pari Passu Companion Loans	435
Limitation on Liability of Directing Certificateholder	436
The Operating Advisor	436
General	436
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	437
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	438
Recommendation of the Replacement of the Special Servicer	440
Eligibility of Operating Advisor	440
Other Obligations of Operating Advisor	441
Delegation of Operating Advisor’s Duties	442
Termination of the Operating Advisor With Cause	442
Rights Upon Operating Advisor Termination Event	443
Waiver of Operating Advisor Termination Event	443
Termination of the Operating Advisor Without Cause	444
Resignation of the Operating Advisor	444
Operating Advisor Compensation	445
The Asset Representations Reviewer	445
Asset Review	445
Asset Review Trigger	445

Asset Review Vote	446
Review Materials	447
Asset Review	448
Eligibility of Asset Representations Reviewer	450
Other Obligations of Asset Representations Reviewer	451
Delegation of Asset Representations Reviewer’s Duties	451
Asset Representations Reviewer Termination Events	451
Rights Upon Asset Representations Reviewer Termination Event	452
Termination of the Asset Representations Reviewer Without Cause	453
Resignation of Asset Representations Reviewer	453
Asset Representations Reviewer Compensation	453
Replacement of the Special Servicer Without Cause	453
Termination of the Master Servicer or Special Servicer for Cause	457
Servicer Termination Events	457
Rights Upon Servicer Termination Event	459
Waiver of Servicer Termination Event	461
Resignation of the Master Servicer or Special Servicer	461
Limitation on Liability; Indemnification	462
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	465
Dispute Resolution Provisions	465
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	465
Repurchase Request Delivered by a Party to the PSA	466
Resolution of a Repurchase Request	466
Mediation and Arbitration Provisions	469
Servicing of the Non-Serviced Mortgage Loans	470
Rating Agency Confirmations	482
Evidence as to Compliance	484
Limitation on Rights of Certificateholders to Institute a Proceeding	485
Termination; Retirement of Certificates	486
Amendment	487
Resignation and Removal of the Trustee and the Certificate Administrator	489
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	491
Certain Legal Aspects of Mortgage Loans	491
New York	491
California	491
General	492
Types of Mortgage Instruments	492
Leases and Rents	493
Personalty	493
Foreclosure	493
General	493
Foreclosure Procedures Vary from State to State	494
Judicial Foreclosure	494
Equitable and Other Limitations on Enforceability of Certain Provisions	494
Nonjudicial Foreclosure/Power of Sale	495
Public Sale	495
Rights of Redemption	496
Anti-Deficiency Legislation	497
Leasehold Considerations	497
Cooperative Shares	497
Bankruptcy Laws	498
Environmental Considerations	504

General	504
Superlien Laws	504
CERCLA	504
Certain Other Federal and State Laws	505
Additional Considerations	506
Due-on-Sale and Due-on-Encumbrance Provisions	506
Subordinate Financing	506
Default Interest and Limitations on Prepayments	507
Applicability of Usury Laws	507
Americans with Disabilities Act	507
Servicemembers Civil Relief Act	508
Anti-Money Laundering, Economic Sanctions and Bribery	508
Potential Forfeiture of Assets	508
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	509
Pending Legal Proceedings Involving Transaction Parties	510
Use of Proceeds	511
Yield and Maturity Considerations	511
Yield Considerations	511
General	511
Rate and Timing of Principal Payments	511
Losses and Shortfalls	513
Certain Relevant Factors Affecting Loan Payments and Defaults	513
Delay in Payment of Distributions	514
Yield on the Certificates with Notional Amounts	514
Weighted Average Life	515
Pre-Tax Yield to Maturity Tables	519
Material Federal Income Tax Considerations	523
General	523
Qualification as a REMIC	525
Status of Offered Certificates	527
Taxation of Regular Interests	527
General	527
Original Issue Discount	527
Acquisition Premium	530
Market Discount	530
Premium	531
Election To Treat All Interest Under the Constant Yield Method	531
Treatment of Losses	532
Yield Maintenance Charges and Prepayment Premiums	533
Sale or Exchange of Regular Interests	533
Taxes That May Be Imposed on a REMIC	534
Prohibited Transactions	534
Contributions to a REMIC After the Startup Day	534
Net Income from Foreclosure Property	534
Bipartisan Budget Act of 2015	535
Taxation of Certain Foreign Investors	535
FATCA	536
Backup Withholding	536
Information Reporting	537
3.8% Medicare Tax on “Net Investment Income”	537
Reporting Requirements	537
Certain State and Local Tax Considerations	538

Method of Distribution (Underwriter)	538
Incorporation of Certain Information by Reference	541
Where You Can Find More Information	541
Financial Information	542
Certain ERISA Considerations	542
General	542
Plan Asset Regulations	543
Administrative Exemptions	543
Insurance Company General Accounts	545
Legal Investment	546
Legal Matters	547
Ratings	547
Index of Defined Terms	550

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex A-4:	909 Poydras Amortization Schedule	A-4-1

Annex A-5:	Crate & Barrel Interest Rate Schedule	A-5-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED; PROSPECTIVE INVESTORS HAVE OTHERWISE TAKEN ALL ACTIONS SUCH PROSPECTIVE INVESTORS MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND SUCH PROSPECTIVE INVESTORS HAVE THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITIONS IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 59 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 574 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING

ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “Relevant Persons”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL

MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR

INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES

COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Pass Through Certificates, Series 2016-NXS6.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2016-NXS6, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	Natixis Real Estate Capital LLC, a Delaware limited liability company

•	Silverpeak Real Estate Finance LLC, a Delaware limited liability company

•	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

•	Wells Fargo Bank, National Association, a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Natixis Real Estate Capital LLC	19	$461,624,195	61.0%
Silverpeak Real Estate Finance LLC(1)	14	125,142,399	16.5
UBS AG, New York Branch(2)	11	119,342,962	15.8
Wells Fargo Bank, National Association	6	51,017,396	6.7
Total	50	$757,126,953	100.0%

(1)	One (1) of the fourteen (14) mortgage loans for which Silverpeak Real Estate Finance LLC is the mortgage loan seller was originated by KGS-Alpha Real Estate Capital Markets, LLC and purchased by Silverpeak Real Estate Finance LLC. Such mortgage loan originated by KGS-Alpha Real Estate Capital Markets, LLC was re-underwritten by Silverpeak Real Estate Finance LLC in accordance with Silverpeak Real Estate Finance LLC’s underwriting guidelines.

(2)	One (1) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller was co-originated with Goldman Sachs Mortgage Company. One (1) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller was originated by Cantor Commercial Real Estate Lending, L.P. and purchased by UBS AG, New York Branch. Such mortgage loan originated by Cantor Commercial Real Estate Lending, L.P. was re-underwritten by UBS AG, New York Branch in accordance with UBS AG, New York Branch’s underwriting guidelines. Two (2) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller were originated by UBS Real Estate Securities Inc., an affiliate, and transferred to UBS AG, New York Branch.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National

Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	CWCapital Asset Management LLC is expected to be the special servicer with respect to the mortgage loans.

CWCapital Asset Management LLC will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. CWCapital Asset Management LLC, in its capacity as special servicer, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing and evaluating certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of CWCapital Asset Management LLC are located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed to be the special servicer by Ellington Management Group, LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the related servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2016-NXS6. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to a servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to a servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the subordinate companion loan solely with respect to the serviced AB whole loans, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, certain entities managed by Ellington Management Group, LLC or affiliates thereof will purchase the Class X-FG, Class X-H, Class F, Class G, Class H and Class V certificates, and that Ellington Management Group, LLC is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or servicing shift mortgage loan). Silverpeak Real Estate Finance LLC or one of its affiliates is expected to purchase the Class X-E and Class E certificates.

With respect to each servicing shift whole loan, the holder of the related controlling companion loan will be the controlling noteholder, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. From and after the related servicing shift securitization date, the controlling noteholder of a servicing shift whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

With respect to each of the subordinate companion loans described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling

and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2016 (or, in the case of any mortgage loan that has its first due date in November 2016, the date that would have been its due date in October 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about October 13, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Maryland, North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date;
Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	July 2021
Class A-2	September 2021
Class A-3	March 2026
Class A-4	September 2026
Class A-SB	September 2025
Class A-S	September 2026
Class X-A	NAP
Class X-B	NAP
Class B	September 2026
Class C	September 2026

The rated final distribution date will be the distribution date in November 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-NXS6:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-S

•	Class X-A

•	Class X-B

•	Class B

•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class

X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$27,042,000	3.572%	30.000%
Class A-2	$115,788,000	15.293%	30.000%
Class A-3	$150,000,000	19.812%	30.000%
Class A-4	$206,019,000	27.211%	30.000%
Class A-SB	$31,139,000	4.113%	30.000%
Class A-S	$48,267,000	6.375%	23.625%
Class X-A	$529,988,000	NAP	NAP
Class X-B	$120,194,000	NAP	NAP
Class B	$35,964,000	4.750%	18.875%
Class C	$35,963,000	4.750%	14.125%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-SB	%
Class A-S	%
Class X-A	%
Class X-B	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0825%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000%. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00800%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00210%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00029%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—The Directing Certificateholder—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
The Falls	0.00250% per annum	The greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month(2)
Plaza Mexico – Los Angeles	0.00250% per annum	0.2500%
Peachtree Mall	0.00250% per annum	The greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month(3)
At Home Portfolio	0.02000% per annum	The greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month

(1)	Does not reflect the Novo Nordisk mortgage loan or the Rentar Plaza mortgage loan, each of which is part of a servicing shift whole loan. With respect to each of the Novo Nordisk mortgage loan and the Rentar Plaza mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee accruing, respectively, at (i) 0.00250% per annum and (ii) a rate not to exceed 0.25000% per annum.

(2)	The Falls mortgage loan is expected to be serviced under the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization until the securitization of the controlling The Falls pari passu companion loan. Information in this table is based on the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization. Upon the securitization of the controlling The Falls pari passu companion loan, The Falls mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be such rate as is specified in such pooling and servicing agreement.

(3)	The Peachtree Mall mortgage loan will be serviced under the pooling and servicing agreement governing the SGCMS 2016-C5 securitization until the securitization of the controlling Peachtree Mall pari passu companion loan. Information in this table is based on the pooling and servicing agreement governing the SGCMS 2016-C5 securitization. Upon the securitization of the controlling Peachtree Mall pari passu companion loan, the Peachtree Mall mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be such rate as is specified in such pooling and servicing agreement.

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG, and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-FG, Class X-H, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class X-FG, Class X-H, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG, Class X-H, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates are interest-only certificates.

(2)	Other than the Class X-D, Class X-E, Class X-FG, Class X-H, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. None of the master servicer or the trustee will be required to advance balloon payments due at maturity or on an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 50 commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 63 commercial or multifamily properties. All of such commercial mortgage loans will be fixed-rate mortgage loans, with the exception of the mortgage loan identified as the Crate & Barrel mortgage loan, which bears interest at an interest rate that increases over time according to a schedule set forth in the related mortgage loan document. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $757,126,953.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 50 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)		Whole Loan LTV Ratio(3)		Mortgage Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NCF DSCR(3)
QLIC	$75,000,000	9.9%	$70,000,000	$20,000,000	56.9%		64.7%		1.84	x	1.54	x
Novo Nordisk	$73,300,000	9.7%	$95,000,000	N/A	52.6	%(4)	52.6	%(4)	2.97	x(4)	2.97	x(4)
Rentar Plaza	$60,000,000	7.9%	$72,000,000	N/A	44.0%		44.0%		2.59	x	2.59	x
The Falls	$34,500,000	4.6%	$115,500,000	N/A	49.2%		49.2%		3.36	x	3.36	x
Plaza Mexico – Los Angeles	$30,000,000	4.0%	$76,000,000	N/A	57.6%		57.6%		1.85	x	1.85	x
333 North Bedford	$29,913,127	4.0%	$29,414,575	N/A	64.1%		64.1%		1.44	x	1.44	x
Sixty Soho	$26,650,000	3.5%	$12,000,000	N/A	47.8%		47.8%		2.01	x	2.01	x
Crate & Barrel	$21,646,169	2.9%	N/A	$4,535,358	54.1%		65.5%		3.36	x(5)	1.61	x
Peachtree Mall	$19,846,750	2.6%	$59,843,468	N/A	57.7%		57.7%		1.83	x	1.83	x
At Home Portfolio	$10,150,000	1.3%	$18,000,000	N/A	68.9%		68.9%		1.31	x	1.31	x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any (1) related subordinate companion loan and (2) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Novo Nordisk, the related unfunded pari passu companion loan (which has a maximum principal balance of $39,580,000).

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan, but excluding, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Novo Nordisk, the related unfunded pari passu companion loan.

(4)	Based on the maximum principal balance of the Novo Nordisk whole loan, the “as-expanded” appraised value and the fully funded underwritten NCF, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR (calculated at the maximum potential interest rate) and Whole Loan Underwritten NCF DSCR (calculated at the maximum potential interest rate) are 60.7%, 60.7%, 2.71x and 2.71x, respectively.

(5)	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Crate & Barrel, the applicable interest rate, as set forth on the interest rate schedule provided in Annex A-5 of this prospectus, increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in Mortgage Loan Underwritten NCF DSCR over time. Mortgage Loan Underwritten NCF DSCR provided above is based on the first 12 periods following the cut-off date. Based on the highest scheduled monthly debt service on the interest rate schedule, the Mortgage Loan Underwritten NCF DSCR would be 2.52x.

Each of the QLIC whole loan, the 333 North Bedford whole loan, the Sixty Soho whole loan and the Crate & Barrel whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Each of the Novo Nordisk whole loan and the Rentar Plaza whole loan (each, a “servicing shift whole loan” and each related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. With respect to each such servicing shift whole loan, from and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that such servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”), designated in the pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”. On and after each servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each of The Falls whole loan, the Plaza Mexico – Los Angeles whole loan, the Peachtree Mall whole loan and the At Home Portfolio whole loan will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of a related companion loan and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Falls(3)	GSMS 2016-GS3	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
Plaza Mexico – Los Angeles	MSC 2016-UBS11	4.0%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association
Peachtree Mall(4)	SGCMS 2016-C5	2.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
At Home Portfolio	SGCMS 2016-C5	1.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
The Falls(3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III Debt AIV, LP
Plaza Mexico – Los Angeles	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Ellington Management Group, LLC
Peachtree Mall(4)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
At Home Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Novo Nordisk whole loan or the Rentar Plaza whole loan, each of which is a servicing shift whole loan. With respect to each such whole loan, after the securitization of the promissory note constituting the controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(3)	The Falls whole loan is expected to be serviced under the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization until the securitization of the controlling The Falls pari passu companion loan. Information in this table is based on the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization. Upon the securitization of the controlling The Falls pari passu companion loan, The Falls whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

(4)	The Peachtree Mall whole loan will be serviced under the pooling and servicing agreement governing the SGCMS 2016-C5 securitization until the securitization of the controlling Peachtree Mall pari passu companion loan. Information in this table is based on the pooling and servicing agreement governing the SGCMS 2016-C5 securitization. Upon the securitization of the controlling Peachtree Mall pari passu companion loan, the Peachtree Mall whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Future Funding Obligations

With respect to the Novo Nordisk whole loan, the companion loan evidenced by the promissory note designated as Note A-2 (the “Novo Nordisk unfunded companion loan”) is currently unfunded, however, if certain conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Novo Nordisk Whole Loan” are satisfied, the holder of such companion loan will be required to fund such companion loan up to a maximum principal balance of $39,580,000. When such companion loan is funded, in whole or in part, it will be of equal priority (pro rata and pari passu) in right of payment with the Novo Nordisk mortgage loan and the other related pari passu companion loans.

The Novo Nordisk unfunded companion loan is currently held by Natixis Real Estate Capital LLC and will not be an asset of the trust. The holder of the Novo Nordisk unfunded companion loan will have the sole obligation under the related mortgage loan documents and intercreditor agreement to make future advances on such companion loan. Pursuant to the related intercreditor agreement, Natixis Real Estate Capital LLC and any holder of the Novo Nordisk unfunded companion loan will be required to indemnify the trust, the other Novo Nordisk companion loan holders, the master servicer, the special servicer, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities in connection with, arising out of, or as a result of, the holder of the Novo Nordisk unfunded companion loan’s acts or omissions with respect to any obligations to make a future advance.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Novo Nordisk Whole Loan”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of (i) the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity) and (ii) any unfunded pari passu companion loan.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$757,126,953
Number of mortgage loans	50
Number of mortgaged properties	63
Range of Cut-off Date Balances	$1,642,888 to $75,000,000
Average Cut-off Date Balance	$15,142,539
Range of Mortgage Rates(2)	3.450% to 6.052%
Weighted average Mortgage Rate(2)	4.326%
Range of original terms to maturity(3)	60 months to 132 months
Weighted average original term to maturity(3)	111 months
Range of remaining terms to maturity(3)	57 months to 120 months
Weighted average remaining term to maturity(3)	107 months
Range of original amortization terms(4)	240 months to 360 months
Weighted average original amortization term(4)	347 months

All Mortgage Loans
Range of remaining amortization terms(4)	239 months to 360 months
Weighted average remaining amortization term(4)	346 months
Range of Cut-off Date LTV Ratios(5)	22.9% to 74.5%
Weighted average Cut-off Date LTV Ratio(5)	57.9%
Range of LTV Ratios as of the maturity date(5)	14.0% to 69.8%
Weighted average LTV Ratio as of the maturity date(5)	52.2%
Range of U/W NCF DSCRs(2)(5)(6)	1.26x to 3.36x
Weighted average U/W NCF DSCR(2)(5)(6)	2.02x
Range of U/W NOI Debt Yields(5)	8.2% to 20.2%
Weighted average U/W NOI Debt Yield(5)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	38.6%
Amortizing Balloon	36.4%
Interest-only, Amortizing Balloon	12.2%
Interest-only, ARD	11.5%
Interest-only, Amortizing ARD	1.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Crate & Barrel, the applicable interest rate, as set forth on the interest rate schedule provided in Annex A-5 of this prospectus, increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in Mortgage Loan Underwritten NCF DSCR over time. Mortgage Loan Underwritten NCF DSCR provided above is based on the first 12 periods following the cut-off date. Based on the highest scheduled monthly debt service on the interest rate schedule, the Mortgage Loan Underwritten NCF DSCR would be 2.52x.

(3)	In the case of three (3) mortgage loans with anticipated repayment dates, identified on Annex A-1 to this prospectus as Novo Nordisk, Sterling Jewelers Corporate Headquarters FES and At Home Portfolio, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, calculated as of the related anticipated repayment date.

(4)	Excludes ten (10) mortgage loans, representing approximately 50.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the related anticipated repayment date, as applicable.

(5)	In the case of ten (10) mortgage loans, representing approximately 50.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related pari passu companion loan(s) but excluding (1) any related subordinate companion loan and (2) in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related unfunded pari passu companion loan (which has a maximum principal balance of $39,580,000). With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as QLIC and Crate & Barrel, representing approximately 9.9% and 2.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated to include the related subordinate companion loans are 64.7% and 1.54x, respectively, for the QLIC whole loan and are 65.5% and 1.61x, respectively, for the Crate & Barrel whole loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan; and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, one (1) mortgage loan representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date was used to refinance a loan on the same mortgaged property that was then in default. The default was triggered by the borrower sponsor having changed the borrower structure in connection with the refinancing without first obtaining permission from the related servicer.

No other mortgage loan was modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited
Operating History	With respect to four (4) mortgage loans representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loans are secured, in whole or in part, by mortgaged properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to the underwritten management fee.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital, LLC—NREC’s Underwriting Standards”; “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation;

•	The certificate administrator’s website initially located at www.ctslink.com; and

•	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of
Mortgage Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General” and “Certain Terms of the Mortgage Loans—Defeasance”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (and/or related REO properties) together with any related pari passu companion loans and, if warranted by the servicing standard, any related subordinate companion loans, and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs—the lower-tier REMIC and the upper-tier REMIC—for federal income tax purposes.

To the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, (A)(i) the Note A-2 of the At Home Portfolio Whole Loan will represent the regular interest in the At Home Portfolio REMIC (the “At Home Portfolio Regular Interest”), plus default interest as and when payable under the terms of the initial Note A-2 and (ii) the Class R certificates will represent in part the residual interest in the At Home Portfolio REMIC and (B) the At Home Portfolio Regular Interest and the residual interest in the At Home Portfolio REMIC will be contributed to the issuing entity. See “Certain Terms of the Mortgage Loans—Defeasance”, “—The At Home Portfolio Whole Loan” and “Material Federal Income Tax Considerations”.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests”.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•	It is anticipated that the Class [__] and Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Hotel Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

•	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, multifamily and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, New Jersey, Florida, Pennsylvania and Louisiana. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

•	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital, LLC—NREC’s Underwriting Standards”; “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location,

clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 (as amended, “TRIPRA”) was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income

(calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital, LLC—NREC’s Underwriting Standards”; “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” or “as-renovated” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value or the “as-renovated” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. The “as-stabilized” value or the “as-renovated” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized” or “as-renovated” value, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” or “as-renovated” value will be the value of the related mortgaged property at maturity, at the anticipated repayment date or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital, LLC—NREC’s Underwriting Standards”; “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

Furthermore, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Future Funding Obligations Entail Risk

With respect to the Novo Nordisk whole loan, the companion loan evidenced by the promissory note designated as Note A-2 (the “Novo Nordisk unfunded companion loan”) is currently unfunded, however, if certain conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Novo Nordisk Whole Loan” are satisfied, the holder of such companion loan will be required to fund such companion loan up to a maximum principal balance of $39,580,000.

Pursuant to the related mortgage loan documents and intercreditor agreement, the obligation to fund any such future advances will be the sole responsibility of the holder of the Novo Nordisk unfunded companion loan (currently Natixis Real Estate Capital LLC) and not the responsibility of the issuing entity. There can be no assurance that any future advances required under the related mortgage loan documents will be made when due.

Natixis Real Estate Capital LLC is the current holder of the Novo Nordisk unfunded companion loan, however we cannot guarantee that such companion loan will not be transferred to another entity or further split in the future, which entity may not be an affiliate of the Seller.

Pursuant to the related intercreditor agreement, the holder of the Novo Nordisk unfunded companion loan will be required to indemnify the trust, the other Novo Nordisk companion loan holders, the master servicer, the special servicer, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities in connection with, arising out of, or as a result of, the holder of the Novo Nordisk unfunded companion loan’s acts or omissions with respect to any obligations to make a future advance. However, there can be no assurance that the holder of the Novo Nordisk unfunded companion loan will satisfy, or will have the ability to satisfy, any of their respective indemnification obligations under the related intercreditor agreement. Furthermore, if the holder of the Novo Nordisk unfunded companion loan files for bankruptcy, the issuing entity’s ability to enforce any future funding obligation or indemnification obligation may be significantly delayed, and any amount ultimately recovered may be substantially less than the future funding commitment required to be funded or the losses suffered by the issuing entity.

The inability of the related borrower to receive a future advance to which it is entitled could prevent it from making improvements, entering into leases or making debt service payments that are necessary to achieve stabilized cash flow required for the related mortgaged property to achieve stabilization, and therefore to refinance the related whole loan upon maturity or, in the case of debt service payments, to make timely payments with respect to the whole loan. If the holder of the Novo Nordisk unfunded companion loan fails to fund an advance when it is due under the related mortgage loan documents, there is a risk that the related borrower may default under the Novo Nordisk whole loan, which would result in losses being allocated to the Novo Nordisk mortgage loan. If a future advance is not made when it is due, there is a risk that the related borrower may default or claim a right of offset against its obligations under the Novo Nordisk mortgage loan, which would result in losses being allocated to such mortgage loan. Therefore, there can be no assurance that a failure to fund any advance by the holder of the Novo Nordisk unfunded companion loan will not cause payments on the Novo Nordisk mortgage loan to be interrupted. However, the related borrower acknowledged in the mortgage loan documents that only the holder of the Novo Nordisk unfunded companion loan is required to fund such future advances and that the failure of the holder of the Novo Nordisk unfunded companion loan to make any future advance will not give rise to any right of offset or defense with respect to any of the borrowers obligations under the other Novo Nordisk companion loans.

In addition, the related borrower may assert lender liability claims against the lender under the related Novo Nordisk Whole loan. Since the issuing entity will be the lender of record for the related Novo Nordisk Whole Loan prior to securitization of the Novo Nordisk controlling pari passu companion loan, such claims could result in litigation against the issuing entity. While the holder of the Novo Nordisk unfunded companion loan will have an obligation, pursuant to the related intercreditor agreement, to indemnify the issuing entity, as holder of the Novo Nordisk mortgage loan, for any losses resulting from a failure to fund a future advance, there is no assurance that the holder will be able to satisfy its indemnification obligations. As such, the issuing entity could suffer losses relating to litigation costs and, if such litigation results in a judgment in favor of the related borrower, the issuing entity may be required to satisfy such judgment out of its assets.

Even if future advances are made, we cannot assure you that the value of, or cash flow at, the related mortgaged property will increase. When a future advance is made, the principal balance of the Novo Nordisk whole loan and the related borrower’s debt service will increase. In addition, since each future advance is funded by the holder of the Novo Nordisk unfunded companion loan, such holder’s pro rata share of distributions on the Novo Nordisk whole loan will increase. As such, following a future advance, the issuing entity will be entitled to a smaller proportion of proceeds on the related Novo Nordisk whole loan.

It is possible that a future funding obligation constitutes an “executory contract” for purposes of the Bankruptcy Code. The Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. If the holder of the Novo Nordisk unfunded companion loan rejects the related future funding obligation, the related borrower may have only an unsecured claim against such holder for damages resulting from such breach, which may not be paid in full, if at all.

Furthermore, the filing of a bankruptcy case by or against the holder of the Novo Nordisk unfunded companion loan may prevent or delay the enforcement of such holder’s indemnification obligations. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. As a consequence, the issuing entity may have only an unsecured claim against the holder of the Novo Nordisk unfunded companion loan for indemnification obligations, which may not be paid in full, if at all. In any event, we cannot assure you that the holder of the Novo Nordisk unfunded companion loan will not file for bankruptcy protection, that creditors of either such entity will not initiate a bankruptcy or similar proceeding against such entity, or that, if initiated, a bankruptcy case of such entity could be dismissed.

For the above reasons, even though the obligation to fund future advances and the right to repayment of any such future advances, with interest, will not be transferred to the issuing entity, payments on the Certificates may be adversely impacted if future funding commitments are not satisfied or if future advances do not increase the value of, or the cash flow at, the related mortgaged property.

For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Novo Nordisk Whole Loan”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or on the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or on the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on

Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer and the certificate administrator, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Novo Nordisk Whole Loan and the Rentar Plaza Whole Loan (the servicing shift whole loans) is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of such servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of the related servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of each servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the certificate registrar, the REMIC administrator and the custodian under this securitization. In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, a sponsor, a mortgage loan seller, and an originator.

Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with Silverpeak Real Estate Finance LLC or with a wholly-owned subsidiary or other affiliate of Silverpeak Real Estate Finance LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak Real Estate Finance LLC and/or its affiliates. With respect to such repurchase facility, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $53,286,142. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor.

Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans to be transferred to this securitization transaction by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans and to purchase the primary servicing rights to certain of the mortgage loans.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a mortgage loan seller, an originator, a sponsor and the holder of certain Companion Loans with respect to the QLIC Whole Loan, the Novo Nordisk Whole Loan, the Rentar Plaza Whole Loan and the 333 North Bedford Whole Loan.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer affiliate holds certificates or any applicable companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2016-NXS6 non-

offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

CWCapital Asset Management LLC is expected to act as the special servicer, and it or an affiliate assisted certain entities managed by Ellington Management Group, LLC and/or its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is expected to be the trustee, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the GSMS 2016-GS3 pooling and servicing agreement, which is expected to govern the servicing and administration of The Falls whole loan (prior to the securitization of the controlling The Falls pari passu companion loan), is the trustee, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the MSC 2016-UBS11 pooling and servicing agreement, which governs the servicing and administration of the Plaza Mexico – Los Angeles whole loan, and is the master servicer, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the SGCMS 2016-C5 pooling and servicing agreement, which governs the servicing and administration of the Peachtree Mall whole loan (prior to the securitization of the controlling Peachtree Mall pari passu companion loan) and the At Home Portfolio whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Trimont Real Estate Advisors, LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Trimont Real Estate Advisors, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners or affiliates of any of those parties. In the normal course of business, Trimont Real Estate Advisors, LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Ellington Management Group, LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of each servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the related servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of each servicing shift whole loan prior to the servicing shift securitization date, (iii) the controlling noteholder of The Falls whole loan prior to the securitization of the controlling The Falls pari passu companion loan, (iv) the controlling noteholder of the Peachtree Mall whole loan prior to the securitization of the controlling Peachtree Mall pari passu companion loan or (v) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of any such whole loan to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Trust/Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder (2)
The Falls	GSMS 2016-GS3(3)	UBS AG, New York Branch(3)	RREF III Debt AIV, LP(3)
Plaza Mexico – Los Angeles	MSC 2016-UBS11	MSC 2016-UBS11	Ellington Management Group, LLC
Peachtree Mall	SGCMS 2016-C5(4)	Silverpeak Real Estate Finance LLC(4)	RREF III Debt AIV, LP(4)
At Home Portfolio	SGCMS 2016-C5	SGCMS 2016-C5	RREF III Debt AIV, LP

(1)	Does not include the Novo Nordisk whole loan or the Rentar Plaza whole loan for each of which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the Novo Nordisk whole loan will be Natixis Real Estate Capital LLC or an affiliate, as holder of the related controlling companion loan. The initial controlling noteholder of the Rentar Plaza whole loan will be Natixis Real Estate Capital LLC or an affiliate, as holder of the related controlling companion loan. The initial controlling noteholder of The Falls whole loan will be UBS AG, New York Branch or an affiliate, as holder of the related controlling companion loan. With respect to each servicing shift whole loan, after the related servicing shift securitization date, the controlling noteholder of the such whole loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the controlling companion loan was deposited.

(2)	For further information regarding the directing certificateholder or controlling noteholder for the Plaza Mexico – Los Angeles whole loan and the At Home Portfolio whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan—Consultation and Control” and “—The At Home Portfolio Whole Loan—Consultation and Control.”

(3)	The Falls whole loan is expected to be serviced under the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization until the securitization of the controlling The Falls pari passu companion loan. Information in this table is based on the pooling and servicing agreement that is expected to govern the GSMS 2016-GS3 securitization. Upon the securitization of the controlling The Falls pari passu companion loan, The Falls whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the related initial directing certificateholder will be the party specified in such pooling and servicing agreement.

(4)	The Peachtree Mall whole loan will be serviced under the pooling and servicing agreement governing the SGCMS 2016-C5 securitization until the securitization of the controlling Peachtree Mall pari passu companion loan. Information in this table is based on the pooling and servicing agreement governing the SGCMS 2016-C5 securitization. Upon the securitization of the controlling Peachtree Mall pari passu companion loan, the Peachtree Mall whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the related initial directing certificateholder will be the party specified in such pooling and servicing agreement.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the related controlling companion loan at any time, for cause or without cause). See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to each servicing shift whole loan, prior to the related servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and each related non-controlling companion loan holder will have non-binding consultation rights, in each case with respect to the servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such a non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, with respect to each servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to such servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. With respect to each servicing shift whole loan, after the related servicing shift securitization date, such servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

Similarly, each applicable controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart above (or, after each servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (and other than in respect of any excluded loan). See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer or the master servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder, a controlling noteholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holders may recommend (on a strictly non-binding basis except with respect to the controlling companion loan holder of a servicing shift whole loan prior to the related servicing shift securitization date) that the special servicer take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-E, Class X-FG, Class X-H, Class E, Class F, Class G, Class H and Class V certificates, which are referred to collectively in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-

piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to each servicing shift whole loan following the related servicing shift securitization date, under the pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Falls Whole Loan”, “—The Plaza Mexico – Los Angeles—Consultation and Control”, “—The Peachtree Mall Whole Loan—Consultation and Control”, “—The At Home Portfolio Whole Loan—Consultation and Control”; “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Novo Nordisk Whole Loan—Consultation and Control”; and “—The Rentar Plaza Whole Loan—Consultation and Control”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to each servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to each servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence

Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to EU Directive 209/138/EC and, subject to the adoption of the proposed regulation referred to below, by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted as proposed, would replace the Retention Requirement, the Due Diligence Requirement and Similar Requirements with a single regime and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties, a material document defect, or an At Home Portfolio REMIC-Prohibited Defeasance the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements”, “Certain Terms of the Mortgage Loans—Defeasance”, “—The At Home Portfolio Whole Loan” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to each servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the related servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to each serviced AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to a serviced AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to each servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (or the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to each servicing shift whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii) may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of a servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii) does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of a servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv) may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of a servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of a servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to each servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than a servicing shift mortgage loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to each of the QLIC mortgage loan and the Crate & Barrel mortgage loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”, “Certain Terms of the Mortgage Loans—Defeasance” and “—The At Home Portfolio Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States internal revenue code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 50 mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $757,126,953 (the “Initial Pool Balance”). All of the Mortgage Loans will be fixed-rate mortgage loans, with the exception of the Mortgage Loan identified as the Crate & Barrel Mortgage Loan, which bears interest at an interest rate that increases over time according to a schedule set forth in the related Mortgage Loan documents. The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2016 (or, in the case of any Mortgage Loan that has its first due date in November 2016, the date that would have been its due date in October 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) of the Mortgage Loans, representing approximately 50.3% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut- Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Natixis Real Estate Capital LLC	19	19	$461,624,195	61.0%
Silverpeak Real Estate Finance LLC(1)	14	19	125,142,399	16.5
UBS AG, New York Branch(2)	11	19	119,342,962	15.8
Wells Fargo Bank, National Association	6	6	51,017,396	6.7
Total	50	63	$757,126,953	100.0%

(1)	One (1) of the fourteen (14) mortgage loans for which Silverpeak Real Estate Finance LLC is the mortgage loan seller was originated by KGS-Alpha Real Estate Capital Markets, LLC and purchased by Silverpeak Real Estate Finance LLC. Such mortgage loan originated by KGS-Alpha Real Estate Capital Markets, LLC was re-underwritten by Silverpeak Real Estate Finance LLC in accordance with Silverpeak Real Estate Finance LLC’s underwriting guidelines.

(2)	One (1) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller was co-originated with Goldman Sachs Mortgage Company (“GSMC”). One (1) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and purchased by UBS AG, New York Branch. Such mortgage loan originated by CCRE was re-underwritten by UBS AG, New York Branch in accordance with UBS AG, New York Branch’s underwriting guidelines. Two (2) of the eleven (11) mortgage loans for which UBS AG, New York Branch is the mortgage loan seller were originated by UBS Real Estate Securities Inc. (“UBSRES”) an affiliate, and transferred to UBS AG, New York Branch.

Each of the Mortgage Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 13, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s) (excluding any unfunded portion), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance the related unfunded Pari Passu Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under

“Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage

Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) except that (1) in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to such Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, as to which the related Whole Loan includes an unfunded pari passu companion loan with a maximum principal balance of $39,580,000, unless noted otherwise the LTV Ratio was calculated without regard to such unfunded pari passu companion loan. If the Novo Nordisk unfunded pari passu companion loan is fully funded and the related Mortgaged Property does not benefit from a proportionate increase in value, the related LTV Ratio could increase. See “Risk Factors—Future Funding Obligations Entail Risk.”

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan). as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding (1) any related

Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to (1) any related Subordinate Companion Loan, unless otherwise indicated and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield

Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or any other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$757,126,953
Number of Mortgage Loans	50
Number of Mortgaged Properties	63
Range of Cut-off Date Balances	$1,642,888 to $75,000,000
Average Cut-off Date Balance	$15,142,539
Range of Mortgage Rates(2)	3.450% to 6.052%
Weighted average Mortgage Rate(2)	4.326%
Range of original terms to maturity(3)	60 months to 132 months
Weighted average original term to maturity(3)	111 months
Range of remaining terms to maturity(3)	57 months to 120 months
Weighted average remaining term to maturity(3)	107 months
Range of original amortization terms(4)	240 months to 360 months
Weighted average original amortization term(4)	347 months
Range of remaining amortization terms(4)	239 months to 360 months
Weighted average remaining amortization term(4)	346 months
Range of Cut-off Date LTV Ratios(5)	22.9% to 74.5%
Weighted average Cut-off Date LTV Ratio(5)	57.9%
Range of LTV Ratios as of the maturity date(5)	14.0% to 69.8%
Weighted average LTV Ratio as of the maturity date(5)	52.2%
Range of U/W NCF DSCRs(2)(5)(6)	1.26x to 3.36x
Weighted average U/W NCF DSCR(2)(5)(6)	2.02x
Range of U/W NOI Debt Yields(5)	8.2% to 20.2%
Weighted average U/W NOI Debt Yield(5)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	38.6%
Amortizing Balloon	36.4%
Interest-only, Amortizing Balloon	12.2%
Interest-only, ARD	11.5%
Interest-only, Amortizing ARD	1.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	The Mortgage Loan Underwritten NCF DSCR for the Crate & Barrel Mortgage Loan is calculated using the average of the interest payments for the first twelve payment periods of the Crate & Barrel Mortgage Loan following the Cut-off Date. As set forth on the interest rate schedule provided in Annex A-5 of this prospectus, the applicable interest rate increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in Mortgage Loan Underwritten NCF DSCR over time. Based on the highest scheduled monthly debt service on the interest rate schedule, Mortgage Loan Underwritten NCF DSCR would be 2.52x.

(3)	In the case of three(3) mortgage loans with Anticipated Repayment Dates, identified on Annex A-1 to this prospectus as Novo Nordisk, Sterling Jewelers Corporate Headquarters FES and At Home Portfolio, representing approximately 12.8% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(4)	Excludes ten (10) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as QLIC, Novo Nordisk, Rentar Plaza, The Falls, Cassa Times Square Mixed-Use, Plaza Mexico – Los Angeles, Sixty Soho, Crate & Barrel, Sterling Jewelers Corporate Headquarters FES and 53 Mercer Street, representing approximately 50.0% of the Initial Pool Balance, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(5)	In the case of ten (10) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as QLIC, Novo Nordisk, Rentar Plaza, The Falls, Plaza Mexico – Los Angeles, 333 North Bedford, Sixty Soho, Crate & Barrel, Peachtree Mall and At Home Portfolio, representing approximately 50.3% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related pari passu companion loan(s) but excluding (1) any related subordinate companion loan and (2) in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the related unfunded Pari Passu Companion Loan (which has a maximum principal balance of $39,580,000). With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as QLIC and Crate & Barrel, representing approximately 9.9% and 2.9%, respectively, of the Initial Pool Balance, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated to include the related subordinate companion loans are 64.7% and 1.54x, respectively, for the QLIC Whole Loan and are 65.5% and 1.61x, respectively, for the Crate & Barrel Whole Loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include five (5) Mortgage Loans, representing approximately 9.4% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	17	$205,314,419	27.1%
Suburban	15	155,282,725	20.5
CBD	2	50,031,694	6.6
Retail	22	203,555,125	26.9
Anchored	6	84,999,680	11.2
Single Tenant	8	39,025,000	5.2
Regional Lifestyle Center	1	34,500,000	4.6
Unanchored	5	20,083,696	2.7
Regional Mall	1	19,846,750	2.6
Shadow Anchored	1	5,100,000	0.7
Mixed Use	3	124,113,127	16.4
Industrial/Retail/Office	1	60,000,000	7.9
Hospitality/Retail/Parking Garage	1	34,200,000	4.5
Office/Retail/Warehouse	1	29,913,127	4.0
Multifamily	9	117,229,022	15.5
High Rise	1	75,000,000	9.9
Garden	7	36,242,241	4.8
Student Housing	1	5,986,781	0.8
Hospitality	9	99,886,365	13.2
Limited Service	6	51,736,365	6.8
Full Service	3	48,150,000	6.4
Self Storage	2	3,937,112	0.5
Self Storage	2	3,937,112	0.5
Industrial	1	3,091,783	0.4
Flex	1	3,091,783	0.4
Total	63	$757,126,953	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

With respect to the office properties set forth in the above chart:

•	With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeager Portfolio, representing approximately 3.7% of the Initial Pool Balance, all of the tenants at the Mortgaged Properties are on month-to-month leases. Each lease requires a written termination notice 90 days prior to the first day of any month, except with respect to the Noblesville II Mortgaged Property, which requires 180 days’ written notice for each tenant to terminate its monthly lease.

Certain of the office Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property has been the site of three unrelated shootings since March 2016 with one resulting in a fatality in March 2016. We cannot assure you that such activity will not adversely impact occupancy or rental payments at the Mortgaged Property based on prospective tenants or customers perception of the Mortgaged Property or that additional similar incidents will not occur in the future.

•	Also, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is located within 12 miles of Fort Benning, which employs over 35,000 people and has a total population of approximately 108,000. The U.S. Army recently announced a reduction of 3,402 troops at Fort Benning by fiscal year 2017. We cannot assure you that such reduction in troops (or any further reductions in troops or a permanent closing of the base) will not have a material adverse effect on revenues or net operating income at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each such mixed use Mortgaged Property has one or more retail, hotel, office and/or industrial components.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cassa Times Square Mixed-Use, representing approximately 4.5% of the Initial Pool Balance, approximately 85.5% of the cash flow is attributable to the room revenues from the hospitality component of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart, we note the following:

•	With respect to the Mortgage Loans identified on Annex A-1 as Palm Terrace, The Crest Apartments and Casa Meadows, representing in the aggregate approximately 2.5% of the Initial Pool Balance, the Mortgaged Properties are subject to a City of Los Angeles ordinance that requires the seismic retrofit of buildings constructed prior to 1978 that are either wood frame, soft story buildings or non-ductile concrete buildings to comply with current seismic standards. The Mortgaged Properties are required to be retrofitted to comply with this ordinance within the first 24 months of the Mortgage Loan term and 115% of the estimated costs have been placed in a reserve account to cover these costs.

•	With respect to the Mortgage Loans identified on Annex A-1 as Palm Terrace, Casa Meadows, Studio Pointe and Rose Pointe, representing in the aggregate approximately 2.7% of the Initial Pool Balance, the Mortgaged Properties are subject to the Los Angeles Rent Stabilization Ordinance (the “RSO”), which states that any multifamily property that was built on or before October 1, 1978 is limited to an annual increase in rent. The permitted amount of increase is published by the Housing and Community Investment Department and the percentage can be no lower than 3% and no higher than 8%. Landlords are permitted to increase rent to market rate in the event that (1) the previous tenant voluntarily vacated; (2) the previous tenant was evicted for nonpayment of legal rent; (3) the previous tenant was evicted for violating the terms of the rental agreement. Upon the signing of a new lease at the market rate, the rental unit will again be subject to the RSO until the unit becomes vacant for the above mentioned reasons.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Campbell Gardens, securing a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, such Mortgaged Property is 93.3% occupied by student tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Cassa Times Square Mixed-Use and Sixty Soho, representing approximately 8.0% of the Initial Pool Balance, the related Mortgaged Properties are unflagged.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Garden Inn - Memphis Southaven, representing approximately 1.7% of the Initial Pool Balance, the appraisal identified a 99-room Homewood Suites currently under construction in close proximity to the related Mortgaged Property, which is estimated to open in mid-2017 and is estimated to be directly competitive with the Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hyatt House Philadelphia /King of Prussia	$24,907,725	3.3%	01/1/2033	7/11/2026
Hilton Garden Inn – Memphis Southaven	$12,500,000	1.7%	6/1/2027	10/6/2026
HI Overland Park	$9,000,000	1.2%	4/30/2022	10/6/2026
Hampton Inn Exton	$7,973,852	1.1%	12/31/2029	8/6/2026
Fairfield Inn Avon	$5,584,915	0.7%	8/18/2026	9/5/2021
Holiday Inn Express & Suites Emporia	$4,492,505	0.6%	1/14/2024	9/6/2026
Country Inn and Suites Savannah Airport	$4,491,014	0.6%	7/31/2023	8/5/2026
Holiday Inn Express – Yulee	$4,286,354	0.6%	7/14/2031	8/6/2026

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater or entertainment facility(1)	5	13.9%
Gym, fitness center or a health club(2)	5	13.1%
Bank branch(3)	4	7.9%
Restaurant(4)	5	5.9%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(5)	4	2.4%
Government tenant(6)	1	0.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as The Falls, 333 North Bedford, Peachtree Mall, Fairmont Parkway and DuVal Enterprises Building.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, 333 North Bedford, Fairmont Parkway, 24 Hour Fitness – Pleasanton and Markets At Mesa Ridge.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 909 Poydras, White Marsh Portfolio – White Marsh Professional Center, White Marsh Portfolio – Ridgely’s Choice and Shops at WalMart.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, Foothill Plaza, Markets at Mesa Ridge, Shops at WalMart and Suwanee Point. Excludes any hotel properties that may have a restaurant on-site. Excludes the mixed use Mortgaged Property identified on Annex A-1 as Cassa Times Square Mixed-Use because the majority of the income of such Mortgaged Property is derived from the hotel component.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as White Marsh Portfolio – Ridgely’s Choice, Plaza on Main, Foothill Plaza and Suwanee Point.

(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 313-315 W Muhammad Ali Boulevard.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)		Property Type
QLIC	$75,000,000	9.9%	$344,418	1.84	x(2)	56.9	%(2)	Multifamily
Novo Nordisk	$73,300,000	9.7%	$221(3)	2.97	x(3)	52.6	%(3)	Office
Rentar Plaza	$60,000,000	7.9%	$84	2.59	x	44.0%		Mixed Use
909 Poydras	$45,446,730	6.0%	$83	1.52	x	61.2%		Office
The Falls	$34,500,000	4.6%	$179	3.36	x	49.2%		Retail
Cassa Times Square Mixed-Use	$34,200,000	4.5%	$574	1.89	x	49.6%		Mixed Use
Plaza Mexico – Los Angeles	$30,000,000	4.0%	$262	1.85	x	57.6%		Retail
333 North Bedford	$29,913,127	4.0%	$97	1.44	x	64.1%		Mixed Use
Yeager Portfolio	$28,000,000	3.7%	$171	1.53	x	72.8%		Office
Sixty Soho	$26,650,000	3.5%	$398,454	2.01	x	47.8%		Hospitality
Hyatt House Philadelphia/King of Prussia	$24,907,725	3.3%	$169,440	1.77	x	66.2%		Hospitality
Crate & Barrel	$21,646,169	2.9%	$129	3.36	x(4)	54.1	%(4)	Office
Peachtree Mall	$19,846,750	2.6%	$149	1.83	x	57.7%		Retail
Fairmont Parkway	$17,700,000	2.3%	$100	1.72	x	66.9%		Retail
Hilton Head Village	$17,373,453	2.3%	$156	1.26	x	73.3%		Retail
Top 3 Total/Weighted Average	$208,300,000	27.5%		2.45	x	51.7%
Top 5 Total/Weighted Average	$288,246,730	38.1%		2.41	x	52.9%
Top 15 Total/Weighted Average	$538,483,953	71.1%		2.16	x	56.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes (1) the principal balance and debt service payment of any related Subordinate Companion Loan and (2) in the case of the Novo Nordisk Mortgage Loan, the related unfunded pari passu companion loan (which has a maximum principal balance of $39,580,000).

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the QLIC Mortgage Loan based on the combined senior notes and subordinate notes totaling $165,000,000 are 1.54x and 64.7%, respectively.

(3)	Based on the maximum principal balance of the Novo Nordisk Whole Loan, the “as-expanded” appraised value and the fully funded underwritten NCF, the loan-to-value ratio and the fully funded NCF debt service ratio (calculated at the maximum potential interest rate) are 60.7% and 2.71x, respectively.

(4)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Crate & Barrel Mortgage Loan based on the combined senior notes and subordinate notes totaling $26,181,527 are 1.61x and 65.5%, respectively. As set forth on the interest rate schedule provided in Annex A-5 of this prospectus, the applicable interest rate increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in U/W NCF DSCR over time. U/W NCF DSCR provided above is based on the first 12 periods following the cut-off date. Based on the highest scheduled monthly debt service on the interest rate schedule, U/W NCF DSCR would be 2.52x.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Each of the Mortgage Loans set forth in the table below, representing approximately 7.1% of the Initial Pool Balance, is secured by two or more properties. See the footnotes to the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Multi-Property Loan	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Yeager Portfolio	Multi-property	$28,000,000	3.7%
White Marsh Portfolio	Multi-property	11,500,000	1.5
At Home Portfolio	Multi-property	10,150,000	1.3
Watkinsville Self Storage	Multi-property	3,937,112	0.5
Total		$53,587,112	7.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Maple Wayview Apartments and Watkinsville Self Storage, collectively securing Mortgage Loans representing approximately 1.1% of the Initial Pool Balance, the related Mortgaged Properties are each comprised of multiple non-contiguous parcels operated as a single business enterprise.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 6.0% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.2% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 to this prospectus and the related footnotes.

Related Borrower Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Palm Terrace	1	$8,832,232	1.2%
Bay Pointe	1	5,933,450	0.8
The Crest Apartments	1	5,634,650	0.7
Casa Meadows	1	4,239,600	0.6
Studio Pointe	1	3,647,700	0.5
Rose Pointe	1	3,604,609	0.5
Total for Group 1:	6	$31,892,241	4.2%
Group 2:
Wind Gap Plaza	1	$8,300,000	1.1%
Milford Landing Shopping Center	1	5,380,222	0.7
Total for Group 2:	2	$13,680,222	1.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$238,854,910	31.5%
California	8	$78,192,241	10.3%
New Jersey	1	$73,300,000	9.7%
Florida	4	$48,901,523	6.5%
Pennsylvania	4	$46,561,799	6.1%
Louisiana	1	$45,446,730	6.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 18 other states, with no more than 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Nine (9) Mortgaged Properties identified on Annex A-1 to this prospectus as 909 Poydras, The Falls, Hilton Head Village, White Marsh Portfolio – Ridgely’s Choice, At Home Portfolio – 15065 Creosote Road, Plaza on Main, Park West Office, Synchrony Financial Expansion – 975 Keller Rd. and DuVal Enterprises Building, representing approximately 16.0% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

•	Ten (10) Mortgaged Properties identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, 24 Hour Fitness – Pleasanton, Hilton Garden Inn – Memphis Southaven, Palm Terrace, Bay Pointe, The Crest Apartments, Foothill Plaza, Casa Meadows, Studio Pointe, and Rose Pointe, representing approximately 12.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties With Limited Prior Operating History

Four (4) of the Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, are secured, in whole or in part, by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with, or certify, historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property. See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as At Home Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Properties are leased to a single tenant and are subject to triple-net leases and the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Properties in connection with the Mortgage Loan underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Diversified Ownership

Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Crate & Barrel, 24 Hour Fitness – Pleasanton, Brookhaven Plaza and Shops at WalMart, representing 5.8% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Rentar Plaza, representing approximately 7.9% of the Initial Pool Balance, the borrower structure has over thirty six (36) equity owners. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Delaware Statutory Trusts

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Markets at Mesa Ridge, representing approximately 0.7% of the Initial Pool Balance, the related borrower is a Delaware statutory trust.

In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

In the case of the Markets At Mesa Ridge Mortgage Loan, the related Delaware statutory trust (“DST”) is controlled by a signatory trustee (which is a special purpose entity and 100% owned (indirectly) and controlled by the related sponsor), and the signatory trustee has broad authority to control the DST borrower similar to the control a general partner or managing member would have with respect to an alternative form of special purpose entity. However, because an interest in a DST is treated as real property for certain tax purposes, the IRS restricts a DST’s ability to actively operate a property. It is not anticipated that active operation of the property in conflict with such IRS restrictions would be required with respect to the Mortgaged Property. Under certain circumstances where active management of and/or investment in the property is required, the DST’s signatory trustee can cause the DST to convert to a limited liability company for which the signatory trustee would act as sole manager. The holders of the beneficial interests in the DST do not have authority to control or manage the borrower or the Mortgaged Property under the related trust agreement, and their consent is not required for a conversion of the borrower to a limited liability company.

Condominium Interests

Two (2) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Cassa Times Square Mixed-Use and Hampton Inn Exton, securing Mortgage Loans representing approximately 5.6% of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 of this prospectus as Cassa Times Square Mixed-Use, representing approximately 4.5% of the Initial Pool Balance, the Mortgaged Property is comprised of three condominiums units that are part of a larger six unit condominium regime. The three units representing the Mortgaged Property consist of a hotel unit, a parking unit and a commercial unit. The borrower owns a 34.6385% interest in the common elements of the condominium and does not have control over the condominium board. The condominium board consists of eight members, three of whom are appointed by the borrower. Each member of the condominium board is entitled to cast one vote. The sponsor also owns another commercial unit in the condominium, which is not collateral for the Mortgage Loan and is entitled to appoint one board member with respect to its ownership interest therein. The remaining board members are appointed by the residential unit owner (an unrelated entity). Following the subdivision of the residential unit into individual residential condominium units, the condominium board will be appointed by the residential board (appointing four board members) and the commercial board (appointing four board members). The commercial board, once established, will consist of five board members, four appointed by the borrower, and one by the owner of the commercial unit that is owned by the sponsor but that is not collateral for the Mortgage Loan. If the condominium board is unable to reach a decision, and is deadlocked with a 4-4 vote, such matter will be decided by an arbitrator. Per the condominium declaration, the condominium board, or any unit owner, is not permitted to exercise any of its rights, powers or duties in any manner that could have an adverse effect on any unit owner, unit, general common element or any limited common element without the prior written consent of such affected unit owner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	61	$730,989,770	96.5%
Leasehold	2	26,137,183	3.5
Total	63	$757,126,953	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Country Inn and Suites Savannah Airport, representing 0.6% of the Initial Pool Balance, the Mortgaged Property is ground leased from the Savannah Airport Commission, which owns all of the land within the confines of the Savannah/Hilton Head International Airport (the “Airport”). The ground lease is subordinate to any existing or future agreements between the ground lessor and the U.S. government and is subject to any applicable federal laws or regulations related to the operation, security or maintenance of the Airport. In the event that the Federal Aviation Administration requires modifications to the ground lease as a condition precedent to the granting of funds for the improvement of the Airport, the borrower has agreed to consent to such modifications. Additionally, the ground lease is assignable to the Mortgage Loan holder without the consent of the ground lessor and is further assignable without the consent of the ground lessor one time after such acquisition provided that, among other requirements, including the experience and background of such assignee, (i) the Mortgaged Property will continue to be used primarily for hospitality purposes that conform with the zoning and other laws applicable to the Mortgaged Property, (ii) notice is delivered to ground lessor to the extent required under the ground lease, and (iii) such assignee will enter into either a new franchise agreement for the Mortgaged Property with current franchisor or a franchise agreement with another franchisor reasonably similar to or of better quality than the current franchisor.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 14 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DuVal Enterprises Building representing approximately 0.4% of the Initial Pool Balance, the Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition associated with soil and groundwater contamination, including VOC’s in soil vapor and ambient air, related to an adjacent property under management by the

New York State Brownfields Program. Remediation of the adjacent property has not commenced. In lieu of a Phase II ESA, the lender obtained a $1 million premises environmental liability insurance policy from Great American Insurance Company with a 13-year term (loan term is 10 years) and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American has an S&P rating of “A+“.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shops at Walmart, representing approximately 0.3% of the Initial Pool Balance in the aggregate, in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $2,750,000 group lender environmental collateral protection and liability-type environmental insurance policy with $2,750,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having a $0 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Exton, representing approximately 1.1% of the Initial Pool Balance, the related Mortgaged Property is subject to a franchisor-required PIP to comply with the Hilton “Forever Young Initiative,” which requires renovations of the roofline, façade, guest bathrooms, the conversion of two bedrooms into a gym and various other upgrades at a cost of approximately $3 million. The borrower expects to complete the renovations by November 2017. A PIP reserve of $2,999,790 (100% of the estimated costs less $45,233 in immediate repairs) was deposited with the lender at the closing of the Mortgage Loan. The Mortgage Loan is full recourse for loss of flag until the PIP is completed and approved by the franchisor, at which time the loss of flag becomes recourse for losses.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairfield Inn Avon, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is expected to undergo a PIP that will include repairs to the building exterior, upgrades to the guestroom entertainment platform and the expansion of the exercise room. Pursuant to the related franchise agreement, these repairs are required to be completed by August 18, 2017. The estimated cost of the PIP is $536,750 and 110% of this amount has been placed into an escrow account. Additionally, the franchise agreement requires that the Mortgaged Property undergo a renovation every 21 years, with the next such renovation to be completed by 2022. There is currently no estimated budget for such next renovation, but the renovations are expected to be paid for out of funds held in the FF&E Reserve established in connection with the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express – Yulee, representing approximately 0.6% of the Initial Pool Balance, the related Mortgaged Property is subject to a franchisor-required PIP to meet the current brand “Formula Blue Initiative” standard to be completed in 2017. The PIP requirements include updating all 73 guestrooms and bathrooms, public space furniture, lighting, window treatments, wall coverings, flooring and interior signage, totaling approximately $800,000. At origination of the Mortgage Loan, the related borrower sponsor deposited 125% of the estimated costs of the PIP into a PIP reserve for use to complete the PIP in accordance with the franchise agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Synchrony Financial Expansion – 975 Keller Rd., representing approximately 0.4% of the Initial Pool Balance, there is currently construction at the Mortgaged Property to upgrade the Mortgaged Property and to connect it to an adjacent building. The single tenant at the Mortgaged Property currently occupies the adjacent building, which will be expanded by connecting to the Mortgaged Property by an open-air, covered walkway as well as a data conduit. The upgrades will also include technology upgrades, reconfiguring of spaces and conference rooms, new furniture, fixtures and equipment. At origination, the related borrower sponsor was required to contribute $1.4 million towards the upgrades, which was deposited as part of the upfront reserve.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 14 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cassa Times Square Mixed-Use, representing approximately 4.5% of the Initial Pool Balance, the sponsor is involved in two pending litigations, each as follows: (1) The plaintiffs invested $6,255,283 in the Mortgaged Property and $1,800,000 in another property located in New York. The plaintiffs have alleged that the defendants (including the 83% member of the borrower and one of the guarantors, Salim Assa) misappropriated funds and committed fraud and are seeking the return of its investments. The plaintiffs currently own 12.9% of the equity in the Mortgaged Property. The defendants claim that the plaintiffs refused to make required capital contributions and therefore the plaintiffs’ equity was diluted. The case is currently pending. (2) An affiliate of the sponsors, of which the sponsors are co-founders and principals, formed a joint venture with the plaintiff to acquire four adjoining townhouses. The plaintiff advanced $3,735,000 for its portion of the deposit. The purchase transaction did not close and the seller retained the deposit. The plaintiff is suing the sponsor affiliate and the sponsors for return of the amount of the deposit plus punitive damages in the amount of $10,000,000. The case is currently pending.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Palm Terrace, Bay Pointe, The Crest Apartments, Casa Meadows, Studio Pointe and Rose Pointe, representing approximately 4.2% of the Initial Pool Balance, the borrower’s sole owner and indirect owner and a co-guarantor, Hansa Investments, Inc. (“Hansa”), and the other co-guarantor, Pinkal Jogani (“Jogani”), who is Hansa’s sole shareholder, are currently involved in litigation. The allegation is that a partnership involving the plaintiffs is the beneficial owner of Hansa, not the guarantors. There is currently (1) a quantum meruit claim pending against Hansa and other entities not involved in this transaction for services rendered by a member of the partnership in connection with the partnership properties, (2) an action for declaratory relief requesting a declaration that the partnership is the beneficial owner of Hansa and (3) a breach of fiduciary duty claim against Hansa and Jogani in connection with the manner in which the business of Hansa was conducted and the discharge of the guarantor’s duties in connection with Hansa. The plaintiffs are seeking, among other things, declaratory relief, compensatory damages, punitive damages, an accounting, the creation and imposition of a constructive trust. Should Jogani lose ownership of Hansa, Hansa will retain ownership of the Mortgaged Properties and remain a guarantor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Plaza Mexico – Los Angeles Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the sponsor is currently involved in pending litigation with the City of San Bernardino (the “City”) and its Economic Development Agency (the “EDA”). The sponsor purchased a shopping center with the intent of repositioning it, and the EDA, through a third party, acquired the note that was guaranteed by the sponsor and eventually foreclosed on the property. Following the foreclosure, the sponsor filed an action against the City and the EDA, seeking damages and equitable relief. In response, the EDA filed suit against the sponsor for a deficiency judgment in respect of claims of $4,948,343 and breach of the sponsor’s guaranties. The two suits have been consolidated in the Superior Court of California and limited activity has occurred as the City is currently working through bankruptcy proceedings. In addition, in March 2015, one of the sponsors (Donald Chae) entered into a stipulation with the City of Los Angeles Ethics Commission pursuant to which he paid a fine of $27,500 for causing employees to be reimbursed for making contributions to a candidate for the Los Angeles City Council. The stipulation states on its face that it is the “final disposition” of the matter.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Head Village, representing approximately 2.3% of the Initial Pool Balance, Alfonso A. Costa, the sponsor, previously co-owned a dental office where he practiced until his retirement in 2001. Between August 1996 and June 2001, the dental practice submitted approximately 50 bills to seven insurance companies totaling $44,579 for dental work that was never completed. As a result of a government investigation, the sponsor pleaded guilty to one count of insurance fraud in 2008, leading to his disbarment by the U.S. Department of Health and Human Services and the U.S. Office of Personnel Management. The sponsor paid a $250,000 fine and $44,579 in restitutions and was subjected to one year of home detention, 100 hours of community service and two years of probation.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Country Inn and Suites Savannah Airport, representing approximately 0.6% of the Initial Pool Balance, the sponsor is currently involved in a slander and libel suit. In 2013, the sponsor was accused of sending anonymous letters and emails accusing members of the Savannah branch of the Asian American Hotel Owners Association of immoral and sexual acts. The sponsor is suing for slander and libel and seeking punitive damages and litigation costs. The defendants each filed counter claims, all but two of which have been dismissed. The remaining counter claims seek $250,000 for libel, $250,000 for slander and $100,000 in punitive damages.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Brookhaven Plaza, representing approximately 0.5% of the Initial Pool Balance, one of the related borrower sponsors and affiliates are currently subject to litigation concerning allegations of breach of contract, breach of fiduciary duty, fraud, conversion and financial abuse of an elder. The complaint has not stated a specific amount the plaintiffs are trying to recover. The plaintiffs subsequently filed an amended complaint, and all parties have agreed to mediation, which is expected to occur on October 5, 2016. The defendants have a directors and officers policy with $1.0 million in coverage with a deductible of $150,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Forty (40) of the Mortgage Loans, representing approximately 81.4% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Eight (8) of the Mortgage Loans, representing approximately 17.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

•	One (1) Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the borrower’s acquisition of a related Mortgaged Property.

•	One (1) Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to sixteen (16) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 909 Poydras, The Falls, Cassa Times Square Mixed-Use, Peachtree Mall, Hilton Head Village, White Marsh Portfolio, HI Overland Park, Hampton Inn Exton, Plaza on Main, Dalton Avenue Plaza, Country Inn and Suites Savannah Airport, Maple Wayview Apartments, Park West Office, Brookhaven Plaza, Synchrony Financial Expansion - 975 Keller Rd. and Suwanee Point, representing approximately 28.3% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 909 Poydras, representing approximately 6.0% of the Initial Pool Balance, the sponsor is the founder of Hertz Investment Group. Hertz Investment Group has been involved with eight troubled loans. Six such loans were resolved through a discounted pay off or deed-in-lieu of foreclosure. One loan was the subject of a foreclosure. Another loan was distressed after the property’s single tenant exercised a termination option prior to the loan’s maturity. At maturity, the lender requested that the sponsor pay $2,000,000 under a guarantee. The sponsor did so and sold the property in order to raise funds to make the lender whole. Currently, the sponsor has one loan in special servicing and is requesting a modification to extend maturity.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 4.6% of the Initial Pool Balance, the loan sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Cassa Times Square Mixed-Use, representing approximately 4.5% of the Initial Pool Balance, the sponsors have been involved in one prior bankruptcy and one prior foreclosure. In the bankruptcy, an affiliate of the sponsors, of which the sponsors are co-founders and principals, filed for bankruptcy protection on a property, claiming that contractors and subcontractors filed mechanics liens against the properties in order to guaranty their payments, hindering sales and causing the developers to default. In bankruptcy court, the contractors and subcontractors accepted settlements and a portion of the property was sold in order to pay off junior and senior lenders. With the lifting of the bankruptcy court stay and completion of the dispute resolution board payments under the construction management agreement as directed by the bankruptcy court, the sponsor affiliate is challenging the dispute resolution board decisions, seeking to recover amounts paid in compliance with bankruptcy court orders. The case is currently pending. With respect to the foreclosure, an affiliate of the sponsors, of which the sponsors are co-founders and principals, requested an extension of the maturity date on a commercial mortgage loan. The extension was denied and the loan went into default. The lender commenced a foreclosure suit, but ultimately permitted the sponsor affiliate to refinance the mortgage loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 2.6% of the Initial Pool Balance, the related guarantor, GGP Limited Partnership, filed for Chapter 11 Bankruptcy on April 16, 2009. GGP Limited Partnership emerged from bankruptcy on November 8, 2010. In addition, GGP Limited Partnership has been involved in several foreclosures within the past seven years. In addition, the related borrower emerged from bankruptcy in December 2009.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Head Village, representing approximately 2.3% of the Initial Pool Balance, the sponsor is a principal of an entity which has had two instances of discounted payoffs and one instance of foreclosure within the last ten years. First, the related sponsor guaranteed a $4.355 million loan secured by a single-tenant property located in Colorado. On May 2, 2008, the single-tenant,

Linens N Things, filed for bankruptcy. On March 4, 2009, the lender and the borrower reached a settlement agreement for a discounted payoff in the amount of $2.175 million. Second, the sponsor of the Mortgaged Property guaranteed a $8.78 million loan secured by two single-tenant Pennsylvania properties occupied by tenants Roomful Express Furniture and Office Max, respectively. On December 8, 2010, Roomful Express Furniture announced the closure of all its stores and impending bankruptcy. Office Max had two years remaining on its lease and requested a large rent concession or early termination of its lease. On March 25, 2011, the borrower obtained a discounted payoff in the amount of $3.5 million. Lastly, the sponsor guaranteed a $21.9 million loan secured by a 149,000 square feet shopping center. In 2008, a competitor retailer opened a similar shopping center nearby and offered rents at $3-4 per square foot below market to attract tenants. A significant number of tenants at the sponsor’s property relocated to the new center and on March 16, 2012, the property was foreclosed upon.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Thirteen (13) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Novo Nordisk, Crate & Barrel, 24 Hour Fitness – Pleasanton, Sterling Jewelers Corporate Headquarters FES, At Home Portfolio, 53 Mercer Street, 313-315 W Muhammad Ali Boulevard, Synchrony Financial Expansion – 975 Keller Rd., and Walgreens - Reedsburg, securing approximately 20.5% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Rentar Plaza, 909 Poydras, The Falls, Cassa Times Square Mixed-Use, Plaza Mexico – Los Angeles, 333 North Bedford, Yeager Portfolio, Crate & Barrel, Peachtree Mall, Fairmont Parkway and Hilton Head Village.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Crate & Barrel	2.9%	No	11/30/2025	12/5/2025
53 Mercer Street	1.3%	No	7/31/2021	8/5/2026
313–315 W Muhammad Ali Boulevard	0.6%	No	12/31/2023	7/6/2026
Synchrony Financial Expansion – 975 Keller Rd	0.4%	No	1/31/2026	8/6/2026

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Rentar Plaza, 909 Poydras, The Falls, 333 North Bedford, Yeager Portfolio, Peachtree Mall and Hilton Head Village.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Novo Nordisk, 909 Poydras, Cassa Times Square Mixed-Use, Plaza Mexico – Los Angeles, Sixty Soho, 53 Mercer Street and Park West Office, securing Mortgage Loans representing approximately 29.5% of the Initial Pool Balance by allocated loan amount, such Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, a subordination, non-disturbance and attornment agreement (“SNDA”) was not obtained in relation to the Mortgage Loan. However, the risks posed by the absence of a SNDA are mitigated by the facts that the Mortgaged Property has served as the single tenant’s corporate headquarters since 2001, the tenant’s lease is guaranteed by its parent company and the Mortgaged Property is generating revenue.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as The Falls, Hyatt House Philadelphia/King of Prussia, Foothill Plaza and Walgreens - Reedsburg, securing the Mortgage Loans representing approximately 8.9% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus.

With respect to the 15 largest loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 4.6% of the Initial Pool Balance, in the event the borrower constructs, operates, or permits the construction or operation of any motion picture theatre within a three-mile radius of the Mortgaged Property, the third largest tenant, Regal Cinema, has a right of first offer to lease or operate such theater on the same rental terms of its current lease. In addition, the borrower must give the tenant three months’ notice prior to constructing or operating or permitting the construction or operation of any such theater. Thereafter, the tenant will have one month to notify the borrower of its intent to lease or operate the theater.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt House Philadelphia/King of Prussia, representing approximately 3.3% of the Initial Pool Balance, Hyatt House Franchising, L.L.C. (franchisor) has a Right of First Offer (ROFO) to purchase the related Mortgaged Property if the borrower decides to sell or transfer either the Mortgaged Property or a controlling ownership interest in borrower or its controlling owner. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 333 North Bedford, representing approximately 4.0% of the Initial Pool Balance, 34.0% of the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DuVal Enterprises Building, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant (Plants Goodbye) and the fifth largest tenant (The Foundry), collectively representing 19.6.% of NRA, are owned by affiliates of the borrower.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, 24 Hour Fitness – Pleasanton, Hilton Garden Inn – Memphis Southaven, Palm Terrace, Bay Pointe, The Crest Apartments, Foothill Plaza, Casa Meadows, Studio Pointe, and Rose Pointe, representing 12.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Palm Terrace and The Crest Apartments, representing approximately 1.9% of the Initial Pool Balance, while neither Mortgaged Property has an aggregate seismic expected loss (“SEL”) of greater than 19%, each Mortgaged Property includes at least one building with a SEL of 22%. Within the first 24 months of the Mortgage Loan term, each related Mortgaged Property is required to either undergo a seismic retrofitting in order to be more resistant to seismic activity or obtain earthquake insurance.

In the case of twenty eight (28) Mortgage Loans, representing approximately 71.4% of the Initial Pool Balance, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Novo Nordisk, Sterling Jewelers Corporate Headquarters FES, At Home Portfolio, Foothill Plaza and Walgreens - Reedsburg, securing Mortgage Loans representing approximately 13.9% of the Initial Pool Balance by allocated loan amount, the related borrower may rely on the single tenant’s or a ground lease tenant’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 to this prospectus as White Marsh Professional Center, representing approximately 1.5% of the Initial Pool Balance, there exists on title a Declaration of Conditions, Covenants, and Restrictions on the Mortgaged Property, which prohibits various residential, industrial, livestock uses. The declaration also imposes certain development restrictions relating to the construction and development of improvements on the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Foothill Plaza, representing approximately 0.7% of the Initial Pool Balance, the City of Pocatello has proposed a condemnation proceeding to build a sidewalk that may extend 2-3 feet into the Mortgaged Property. Currently, the 2-3 feet of space for potential condemnation are utilized as a grassy strip separating parking spaces from the street. In connection with the sidewalk construction, a portion of the Mortgaged Property (including 21 parking spaces) would be affected. However, the borrower has received confirmation from the City of Pocatello that the parking spaces will likely be redesigned to prevent any loss of parking spaces.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or “as-renovated” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete” or “as-renovated” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.

In the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, such Mortgage Loan is part of a Whole Loan that also includes an unfunded pari passu companion loan with a maximum principal balance of $39,580,000. Unless noted otherwise, the LTV Ratio for such Mortgage Loan as presented herein was calculated without regard to such unfunded pari passu companion loan. If the Novo Nordisk unfunded pari passu companion loan is fully funded and the related Mortgaged Property does not benefit from a proportionate increase in value, the related LTV Ratio for such Mortgage Loan could increase. See “Risk Factors—Future Funding Obligations Entail Risk”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on

Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, there is no separate non-recourse carveout guarantor. In lieu of a separate guarantor, the borrower was required to purchase a $15,000,000 environmental insurance policy for a term of eight years, which is three years beyond the anticipated repayment date.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 4.6% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity, recourse relating to the guaranty and the environmental indemnity agreement is limited to an amount equal to 20% of the initial principal balance of the Mortgage Loan. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related Mortgage Loan documents are satisfied.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Mortgage Loans identified on Annex A-1 as QLIC and Cassa Times Square Mixed-Use, representing approximately 14.4% of the Initial Pool Balance, the QLIC Mortgaged Property and the portions of the Cassa Times Square Mortgaged Property comprised of the retail unit and the parking garage unit benefit from the 421-a tax abatement program. The program provides tax exemption during the construction period for new construction on lots that were vacant, predominately vacant or improved with a non-conforming use three years prior to the start of construction. After the construction period, the program grants a partial tax exemption based on the difference between the assessed value of the property prior to construction and the then current assessed value. The QLIC Mortgaged Property post-construction exemption period will expire as of tax year 2031/2032 and the Cassa Times Square Mixed-Use Mortgaged Property post construction exemption will expire as of tax year 2022/2023. The appraisal for the QLIC Mortgaged Property includes a $47 million contributory value of net present value of the 421-a tax savings.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 313-315 W Muhammad Ali Boulevard, representing approximately 0.6% of the Initial Pool Balance, the single tenant at the Mortgaged

Property is a governmental agency, and full real estate tax exemption applies so long as such governmental agency remains as a tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eight (8) Mortgage Loans, representing approximately 38.6% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-six (26) Mortgage Loans, representing approximately 36.4% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Thirteen (13) Mortgage Loans, representing approximately 12.2% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) Mortgage Loans, representing approximately 11.5% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring between 5 and 10 years following the related origination date, interest will accrue at the related Revised Rate.

One (1) Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, provides for an initial interest-only period that expires 30 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	8	$291,996,169	38.6%
Amortizing Balloon	26	275,438,543	36.4
Interest-only, Amortizing Balloon	13	92,742,241	12.2
Interest-only, ARD	2	86,800,000	11.5
Interest-only, Amortizing ARD	1	10,150,000	1.3
Total:	50	$757,126,953	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement and the footnotes thereto. The amortization schedule for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 909 Poydras is set forth on Annex A-4 to this prospectus.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	1	$34,500,000	4.6%
5	18	431,711,068	57.0
6	24	209,985,362	27.7
10	1	29,913,127	4.0
11	6	51,017,396	6.7
Total:	50	$757,126,953	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	48	$647,626,953	85.5%
2	1	75,000,000	9.9
5	1	34,500,000	4.6
Total:	50	$757,126,953	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 2.6% of the Initial Pool Balance, permits a one-time grace period default of two business days during the loan term.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates, with the exception of the Mortgage Loan identified as the Crate & Barrel Mortgage Loan, which bears interest at an interest rate that increases over time according to a schedule set forth in the related Mortgage Loan documents. The interest rate schedule for the Crate & Barrel Mortgage Loan is set forth on Annex A-5 to this prospectus.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Three (3) Mortgage Loans securing the Mortgaged Properties or portfolio of Mortgaged Properties, identified on Annex A-1 to this prospectus as Novo Nordisk, Sterling Jewelers Corporate Headquarters FES and At Home Portfolio (each, an “ARD Loan”), collectively representing approximately 12.8% of the Initial Pool Balance, each provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid its ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loans.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the Anticipated Repayment Date, of the ARD Loan into which the tenant(s) are to be directed to deposit rents or into which other revenues from the Mortgaged Property must be deposited. The related borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for an ARD Loan is significantly longer than the period up to the Anticipated Repayment Date; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 1 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Forty five (45) of the Mortgage Loans, representing approximately 84.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each

Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan, representing approximately 7.9% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

•	Three (3) of the Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan, representing approximately 3.5% of the Initial Pool Balance, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
1 – 3	17	39.2%
4 – 6	32	56.3
7	1	4.6
Total	50	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the

Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of forty seven (47) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 95.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, except as described below with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as At Home

Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or on the Anticipated Repayment Date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as At Home Portfolio, representing approximately 1.3% of the Initial Pool Balance, the borrower is permitted under the related loan agreement, to defease the At Home Portfolio Whole Loan in whole or in part upon a Release Date that is the earlier of the (i) third anniversary of the loan origination date and (ii) the date that is two years from the closing date of the last REMIC to hold a portion of the At Home Portfolio Whole Loan. The At Home Portfolio Whole Loan was originated on September 15, 2015. The mortgage loan seller is currently in discussions with the borrower to amend the Release Date in the loan agreement to November 15, 2018 (the “At Home Portfolio Release Date Amendment”). We cannot assure you that the related mortgage loan seller will be able to effect the At Home Portfolio Release Date Amendment.

To the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, pursuant to a REMIC declaration dated September 19, 2016, which created a separate REMIC (the “At Home Portfolio REMIC”), (A)(i) the Note A-2 of the At Home Portfolio Whole Loan will represent the regular interest in the At Home Portfolio REMIC (the “At Home Portfolio Regular Interest”) with an original principal balance as of the Cut-off Date of $10,150,000 and an interest rate equal to the interest rate of the initial Note A-2, plus default interest as and when payable under the terms of the initial Note A-2 and (ii) the Class R certificates will represent, in part, the residual interest in the At Home Portfolio REMIC, (B) the At Home Portfolio Regular Interest and the residual interest in the At Home Portfolio REMIC will be contributed to the issuing entity and (C) if the borrower exercises its right to defease the At Home Portfolio Mortgage Loan upon any date that is on or after September 15, 2018 and up to and including September 19, 2018 (an “At Home Portfolio REMIC-Prohibited Defeasance”), the mortgage loan seller will be obligated to repurchase the At Home Portfolio Mortgage Loan at the Purchase Price under the related MLPA prior to such At Home Portfolio REMIC-Prohibited Defeasance. See “—The Whole Loans—The Non-Serviced Whole Loans—The At Home Portfolio Whole Loan”, “Description of the Mortgage Loan Purchase Agreements” and “Material Federal Income Tax Considerations”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeager Portfolio, representing approximately 3.7% of the Initial Pool Balance, provided no event of default is then continuing, after the expiration of the lockout period, the borrowers may obtain the release of an individual Mortgaged Property in connection with a sale to a party other than the borrower or an affiliate, provided, among other conditions: (i) the borrower partially defeases the subject Mortgage Loan in an amount equal to 125% of the release amount with respect to any Mortgaged Property to be released; (ii) after giving effect to such release, (a) the debt service coverage ratio (based on underwritten net cash flow and a 30 year amortization schedule) of the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio for all Mortgaged Properties as of the origination date of the Mortgage Loan and (y) the debt service coverage ratio of the portfolio of Mortgaged Properties immediately prior to the release; (b) the debt yield for all remaining Mortgaged Properties is not less than the greater of (x) the debt yield for all Mortgaged Properties as of the origination of the Mortgage Loan and (y) the debt yield as of the date immediately prior to the release; and (c) the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio for all Mortgaged Properties as of the origination date of the Mortgage Loan and (b) the loan-to-value ratio of the portfolio of Mortgaged Properties immediately prior to the release; and (iii) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crate & Barrel, representing approximately 2.9% of the Initial Pool Balance, the borrower may obtain the release of a portion of the Mortgaged Property (the “Release Parcel”), subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others: (i) no event of default is then continuing; (ii) the ground lease is amended so as to exclude the Release Parcel from the premises covered by the ground lease; (iii) payment of the greater of (x) 100% of the allocated net proceeds received for the Release Parcel, or (y) $1,325,000; (iv) the Crate & Barrel Whole Loan debt service coverage ratio at the time of such partial release and immediately thereafter is not less than the greater of (x) a Crate & Barrel Whole Loan debt service coverage ratio of 1.62x and (y) the debt service coverage ratio immediately preceding such partial release; (v) the Crate & Barrel Whole Loan loan-to-value ratio following the partial release does not exceed the lesser of (x) the Crate & Barrel loan-to-value ratio immediately preceding the partial release and (y) 66.25%, and (vi) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 2.6% of the Initial Pool Balance, the borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more parcels that adjoin the Mortgaged Property acquired by the borrower subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) the parcel subject to the release is not necessary for the remaining Mortgaged Property to comply with zoning or legal requirements; (iii) after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125%; and (iv) delivery of a Rating Agency Confirmation. Moreover, the Mortgage Loan documents permit the borrower to substitute one or more other parcels for release parcels subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) the exchanged parcel is vacant, non-income producing and unimproved and is reasonably equivalent in use, value and condition to such release parcel; (iii) after giving effect to such substitution, the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125%; and (iv) delivery of other documents as the lender may reasonably require in connection with such exchange. In addition, the borrower may at any time and at its sole expense, acquire certain additional parcels, subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) delivery of an environmental report; (iii) if the expansion parcels are improved upon, delivery of an engineering report; and (iv) delivery of other documents as the lender may reasonably require in connection with such acquisition.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as At Home Portfolio, representing approximately 1.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the sale of an individual Mortgaged Property to a third-party purchaser after the expiration of the lock-out period, provided that certain conditions are satisfied, including, among others,: (i) no event of default has occurred and is continuing; (ii) payment of a release price, which is (A) with respect to the first two Mortgaged Property releases, 125% of the allocated loan amount for each such Mortgaged Property, and (B) with respect to any subsequent Mortgaged Property releases, 135% of the allocated loan amount for each such Mortgaged Property; (iii) after giving effect to such release and defeasance, the debt yield for the remaining Mortgaged Properties are required to be at least the greater of (A) the debt yield immediately preceding such release and (B) 8.00%; (iv) after giving effect to such release and defeasance, the loan-to-value ratio for the remaining Mortgaged Properties are required to be no more than the lesser of (A) the loan-to-value ratio immediately preceding such release and (B) 68.9%; (v) after giving effect to such release and defeasance, the debt service coverage ratio for the remaining Mortgaged Properties are required to be no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.27x; (vi) the delivery of a Rating Agency Confirmation; and (vii) compliance with REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-four (44) of the Mortgage Loans, representing approximately 87.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements, deferred maintenance and capital repairs.

Forty-two (42) of the Mortgage Loans, representing approximately 85.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-two (42) of the Mortgage Loans, representing approximately 74.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-three (23) of the Mortgage Loans, representing approximately 66.2% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Four (4) of the Mortgage Loans, representing approximately 4.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	13	$262,275,747	34.6%
Hard/Upfront Cash Management	8	211,842,146	28.0
Springing	18	159,145,592	21.0
Soft/Springing Cash Management	9	119,128,797	15.7
None	2	4,734,671	0.6
Total:	50	$757,126,953	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital, LLC—NREC’s Underwriting Standards”; “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

One (1) Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, was originated by Wells Fargo Bank with exceptions to the underwriting guidelines as described in the following bullet points:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Reedsburg, representing approximately 0.3% of the Initial Pool Balance, the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to Walgreens on a 75-year triple net lease term through February 2081 (Walgreens has the right to terminate its lease in 2031 and every month thereafter with 12 months’ notice); (b) the U/W LTV and U/W NCF DSCR is 52.6% and 1.69x, respectively; and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would still be approximately 1.65x; and (c) the Mortgaged Property is 100.0% occupied by Walgreens (rated Baa2/BBB by Moody’s/S&P, respectively). Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percen- tage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mort- gage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwrit -ten NCF DSCR(1)
909 Poydras	$45,446,730	6.0%	$4,494,732	N/A	$49,941,461	5.140%	61.2%	67.2%	1.52x	1.24x
Cassa Times Square Mixed-Use	$34,200,000	4.5%	$3,430,485	N/A	$37,630,485	5.800%	49.6%	54.6%	1.89x	1.56x
Plaza Mexico – Los Angeles	$30,000,000	4.0%	$14,000,000	$76,000,000	$120,000,000	5.503%	57.6%	65.2%	1.85x	1.37x
White Marsh Portfolio	$11,500,000	1.5%	$2,500,000	N/A	$14,000,000	6.098%	70.6%	85.9%	1.63x	1.14x

(1)	Calculated including the mezzanine debt and any related Companion Loan.
(2)	Calculated including any related Pari Passu Companion Loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (and in the case of the Cassa Times Square Mixed-Use Mortgage Loan, after the end of the event of default cure period) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan (and in the case of 909 Poydras, Cassa Times Square Mixed-Use and Plaza Mexico-Los Angeles, so long as a pro rata payment is made on the related Mortgage Loan); (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Novo Nordisk, representing approximately 9.7% of the Initial Pool Balance, the parent of the related borrower (such parent, the “Novo Nordisk Pledgor”) agreed to make certain earn-out payments in the maximum amount of $23,000,000 to the prior owner of the property (the “Novo Nordisk Pledgee”) as certain expansion options are exercised under the Novo Nordisk lease by Novo Nordisk A/S. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Novo Nordisk Whole Loan—Future Funding”. The Novo Nordisk Pledgor entered into a pledge agreement in which it pledged its equity interests in the Novo Nordisk Whole Loan borrower as collateral for its obligation to make such earn-out payments to the Novo Nordisk Pledgee. In connection with such pledge the Novo Nordisk Pledgee entered into a recognition agreement with the related Mortgage Loan lender that provides, among other things, that (a) the earn-out payments secured by the pledge are subordinate to the lien of the Novo Nordisk Whole Loan, (b) for so long as the Novo Nordisk Pledgee has not received notice that an event of default exist under the Novo Nordisk Whole Loan (and has no actual knowledge that any such event of default then exists), the Novo Nordisk Pledgee may accept earn-out payments from the Novo Nordisk Pledgor, (c) the Novo Nordisk Pledgee may foreclose upon the equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the Novo Nordisk Whole Loan borrower and a change in the management of the Novo Nordisk Mortgaged Properties, and (d) if the Novo Nordisk Whole Loan is accelerated, the Novo Nordisk Pledgee will have the right to purchase the entire Novo Nordisk Whole Loan, for a price generally equal to the outstanding principal balance of the Novo Nordisk Whole Loan, together with all accrued interest and other amounts due thereon.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation (3)
Peachtree Mall	$19,846,750	N/A	63.8%	1.86x	N/A	Yes	Yes
Palm Terrace	$8,832,232	N/A	80%	1.15x	N/A	Yes	Yes
Bay Pointe	$5,933,450	N/A	80%	1.15x	N/A	Yes	Yes
The Crest Apartments	$5,634,650	N/A	80%	1.15x	N/A	Yes	Yes
Maple Wayview Apartments	$4,350,000	N/A	75%	1.50x	9.25%	Yes	Yes
Casa Meadows	$4,239,600	N/A	80%	1.15x	N/A	Yes	Yes
Studio Pointe	$3,647,700	N/A	80%	1.15x	N/A	Yes	Yes
Rose Pointe	$3,604,609	N/A	80%	1.15x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as QLIC, Novo Nordisk, Rentar Plaza, The Falls, Plaza Mexico – Los Angeles, 333 North Bedford, Sixty Soho, Crate & Barrel, Peachtree Mall and At Home Portfolio are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means, with respect to (i) the QLIC Whole Loan, the QLIC Control Appraisal Period and (ii) the Crate & Barrel Whole Loan, the Crate & Barrel Control Appraisal Period.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan upon the securitization of which, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Natixis Real Estate Capital LLC is currently the holder of the “Controlling Companion Loan” with respect to the Novo Nordisk Whole Loan. Natixis Real Estate Capital LLC is currently the holder of the “Controlling Companion Loan” with respect to the Rentar Plaza Whole Loan.

“GSMS 2016-GS3 PSA” means the pooling and servicing agreement relating to the securitization of The Falls Companion Loan evidenced by Note A-4.

“MSC 2016-UBS11 PSA” means the pooling and servicing agreement relating to the securitization of the controlling Plaza Mexico – Los Angeles Companion Loan.

“Non-Serviced Certificate Administrator” means with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of (i) The Falls Companion Loans, (ii) the Plaza Mexico – Los Angeles Companion Loans, (iii) the Peachtree Mall Companion Loans, (iv) the At Home Portfolio Companion Loan and (v) the Servicing Shift Companion Loans, after the related Servicing Shift Securitization Date.

“Non-Serviced Directing Certificateholder” means with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) The Falls Mortgage Loan, (ii) the Plaza Mexico – Los Angeles Mortgage Loan, (iii) the Peachtree Mall Mortgage Loan, (iv) the At

Home Portfolio Mortgage Loan and (v) on and after each Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) The Falls Whole Loan, (a) prior to the securitization of The Falls Controlling Companion Loan, the GSMS 2016-GS3 PSA and (b) following the securitization of The Falls Controlling Companion Loan, the pooling and servicing agreement governing the securitization of such Companion Loan, (ii) the Plaza Mexico – Los Angeles Whole Loan, the MSC 2016-UBS11 PSA, (iii) the Peachtree Mall Whole Loan (prior to the securitization of the Peachtree Mall Controlling Companion Loan) and the At Home Portfolio Whole Loan, the SGCMS 2016-C5 PSA, (iv) the Peachtree Mall Whole Loan following the securitization of the Peachtree Mall Controlling Companion Loan, the pooling and servicing agreement governing the securitization of such Companion Loan and (vi) each Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) The Falls Whole Loan, (ii) the Plaza Mexico – Los Angeles Whole Loan, (iii) the Peachtree Mall Whole Loan, (iv) the At Home Portfolio Whole Loan, and (v) on and after each Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced AB Whole Loan” means each of (i) the QLIC Whole Loan and (ii) the Crate & Barrel Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means each of (i) the QLIC Pari Passu Companion Loans, (ii) the 333 North Bedford Companion Loan, (iii) the Sixty Soho Companion Loan and (iv) prior to each Servicing Shift Securitization Date, the related Servicing Shift Companion Loans.

“Serviced Pari Passu Mortgage Loan” means each of (i) the QLIC Mortgage Loan, (ii) the 333 North Bedford Mortgage Loan, (iii) the Sixty Soho Mortgage Loan and (iv) prior to each Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Serviced Subordinate Companion Loan” means each of (i) the QLIC Subordinate Companion Loan and (ii) the Crate & Barrel Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the QLIC Whole Loan, (ii) the 333 North Bedford Whole Loan, (iii) the Sixty Soho Whole Loan, (iv) the Crate & Barrel Whole Loan and (v) prior to each Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Servicing Shift Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Companion Loans.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Novo Nordisk Mortgage Loan and the Rentar Plaza Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means each of the Novo Nordisk PSA and the Rentar Plaza PSA.

“Servicing Shift Securitization Date” means each of the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date and the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a Servicing Shift Mortgage Loan and one or more Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, each of the Novo Nordisk Whole Loan and the Rentar Plaza Whole Loan will be a Servicing Shift Whole Loan.

“SGCMS 2016-C5 PSA” means the pooling and servicing agreement relating to the securitization of the Peachtree Mall Companion Loan evidenced by Note A-1 and the At Home Portfolio Companion Loan.

“Subordinate Companion Loan” means each of the QLIC Subordinate Companion Loan and the Crate & Barrel Subordinate Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
QLIC	$ 75,000,000	9.9%	$70,000,000	$20,000,000	56.9%	64.7%	1.84x	1.54x
Novo Nordisk	$ 73,300,000	9.7%	$95,000,000	N/A	52.6%(4)	52.6%(4)	2.97x(4)	2.97x(4)
Rentar Plaza	$ 60,000,000	7.9%	$72,000,000	N/A	44.0%	44.0%	2.59x	2.59x
The Falls	$ 34,500,000	4.6%	$115,500,000	N/A	49.2%	49.2%	3.36x	3.36x
Plaza Mexico – Los Angeles	$ 30,000,000	4.0%	$76,000,000	N/A	57.6%	57.6%	1.85x	1.85x
333 North Bedford	$ 29,913,127	4.0%	$29,414,575	N/A	64.1%	64.1%	1.44x	1.44x
Sixty Soho	$ 26,650,000	3.5%	$12,000,000	N/A	47.8%	47.8%	2.01x	2.01x
Crate & Barrel	$ 21,646,169	2.9%	N/A	$4,535,358	54.1%	65.5%	3.36x(5)	1.61x
Peachtree Mall	$ 19,846,750	2.6%	$59,843,468	N/A	57.7%	57.7%	1.83x	1.83x
At Home Portfolio	$ 10,150,000	1.3%	$18,000,000	N/A	68.9%	68.9%	1.31x	1.31x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related Companion Loans but excluding (1) any related Subordinate Companion Loan and (2) in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, the related unfunded pari passu companion loan (which has a maximum principal balance of $39,580,000).

(3)	Calculated including any related Companion Loans and any related Subordinate Companion Loan, but excluding, in the case of the Mortgage Loan identified on Annex A-1 to this prospectus as Novo Nordisk, the related unfunded Pari Passu Companion Loan.

(4)	Based on the maximum principal balance of the Novo Nordisk Whole Loan, the “as-expanded” appraised value and the fully funded underwritten NCF, the Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR (calculated at the maximum potential interest rate) and Whole Loan Underwritten NCF DSCR (calculated at the maximum potential interest rate) are 60.7%, 60.7%, 2.71x and 2.71x, respectively.

(5)	The Mortgage Loan Underwritten NCF DSCR for the Crate & Barrel Mortgage Loan is calculated using the average of the interest payments for the first twelve payment periods of the Crate & Barrel Mortgage Loan following the Cut-off Date. As set forth on the interest rate schedule provided in Annex A-5 of this prospectus, the applicable interest rate increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in Mortgage Loan Underwritten NCF DSCR over time. Based on the highest scheduled monthly debt service on the interest rate schedule, Mortgage Loan Underwritten NCF DSCR would be 2.52x.

The Serviced Whole Loans

The QLIC Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as QLIC (the “QLIC Mortgaged Property”) secures seven (7) promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5, note A-6 and note B) originated by Natixis Real Estate Capital LLC. Note A-2 evidences a mortgage loan with a principal balance as of the Cut-off Date of $50,000,000, and note A-3 evidences a mortgage loan with a principal balance as of the Cut-off Date of $25,000,000, each to be included in this securitization transaction (collectively, the “QLIC Mortgage Loan”), representing approximately 9.9% of the Initial Pool Balance. The portions of the QLIC Whole Loan (as defined below) evidenced by (a) note A-1, with a Cut-off Date Balance of $45,000,000, which is currently held by Natixis Real Estate Capital LLC, (b) note A-4, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC, (c) note A-5, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC and (d) note A-6, with a Cut-off Date Balance of $5,000,000, which is currently held by Natixis Real Estate Capital LLC evidence mortgage loans (collectively, the “QLIC Pari Passu Companion Loans”) that are each pari passu in right of payment with the QLIC Mortgage Loan. Note B, with a Cut-off Date Balance of $20,000,000, is expected to be sold to a third party investor and evidences a mortgage loan (the “QLIC Subordinate Companion Loan” and collectively with the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, the “QLIC Whole Loan”) that is subordinate in right of payment to the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans. On or prior to the Closing Date, Natixis Real Estate Capital LLC will sell the QLIC Mortgage Loan to the depositor for contribution to this securitization. The QLIC Pari Passu Companion Loans and the QLIC Subordinate Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the QLIC Whole Loan (the “QLIC Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each QLIC Noteholder (the “QLIC Intercreditor Agreement”).

Servicing

The QLIC Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the QLIC Intercreditor Agreement. In servicing the QLIC Whole Loan, the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders, the holders of the notes evidencing the QLIC Pari Passu Companion Loans (the “QLIC Pari Passu Companion

Noteholders”) and the holder of the note evidencing the QLIC Subordinate Companion Loan (the “QLIC Subordinate Companion Noteholder”), as a collective whole, taking into account the pari passu or subordinate nature of the QLIC Pari Passu Companion Loans and the QLIC Subordinate Companion Loan.

Note A-2 represents the controlling interest in the QLIC Whole Loan. However, for so long as the QLIC Subordinate Companion Noteholder is the QLIC Whole Loan Directing Holder (as defined below), the QLIC Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the QLIC Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the QLIC Intercreditor Agreement, the QLIC Subordinate Companion Noteholder will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the QLIC Mortgage Loan (but not on the QLIC Pari Passu Companion Loans or the QLIC Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the QLIC Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Distributions

Pursuant to the QLIC Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the QLIC Whole Loan, (ii) any other event of default for which the QLIC Whole Loan is actually accelerated, (iii) any other event of default which causes the QLIC Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “QLIC Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the QLIC Whole Loan Directing Holder or the default cure period has not yet expired and the QLIC Whole Loan Directing Holder is diligently exercising its cure rights under the QLIC Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator or trustee, payments and proceeds received with respect to the QLIC Whole Loan will generally be applied in the following order:

•	first, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

•	second, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the QLIC Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero;

•	third, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the QLIC Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such QLIC Mortgage Loan or QLIC Pari Passu Companion Loan, as the case may be, and the denominator of which is the interest rate of the QLIC Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

•	fifth, to the QLIC Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

•	sixth, to the QLIC Subordinate Companion Noteholder in an amount equal to its percentage interest in the QLIC Whole Loan of principal payments received, if any, until its balance has been reduced to zero;

•	seventh, to the QLIC Subordinate Companion Noteholder in an amount equal to the product of (i) its percentage interest in the QLIC Whole Loan, a fraction, the numerator of which is the interest rate of the QLIC Subordinate Companion Loan and the denominator of which is the interest rate of the QLIC Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

•	eighth, to the extent the QLIC Subordinate Companion Noteholder has made any payments or advances in the exercise of its cure rights under the QLIC Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	ninth, if the proceeds of any foreclosure sale or any liquidation of the QLIC Whole Loan or QLIC Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the balance of the QLIC Subordinate Companion Loan has been reduced, to the QLIC Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the QLIC Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

•	tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the QLIC Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the QLIC Mortgage Loan, the QLIC Pari Passu Companion Noteholders and the QLIC Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the QLIC Whole Loan; and

•	eleventh, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the QLIC Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid pro rata to the holders of the QLIC Mortgage Loan, the QLIC Pari

Passu Companion Loans and the QLIC Subordinate Companion Loan, based on their respective initial percentage interests in the QLIC Whole Loan.

Following the occurrence and during the continuance of a QLIC Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator and trustee, payments and proceeds with respect to the QLIC Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

•	second, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis until their principal balances have been reduced to zero;

•	third, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the holders of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the QLIC Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such QLIC Mortgage Loan or QLIC Pari Passu Companion Loan, as the case may be, and the denominator of which is the interest rate of the QLIC Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

•	fifth, to the QLIC Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

•	sixth, to the QLIC Subordinate Companion Noteholder in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

•	seventh, to QLIC Subordinate Companion Noteholder in an amount equal to the product of (i) its percentage interest in the QLIC Whole Loan, a fraction, the numerator of which is the interest rate of the QLIC Subordinate Companion Loan and the denominator of which is the interest rate of the QLIC Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

•	eighth, to the extent the QLIC Subordinate Companion Noteholder has made any payments or advances in the exercise of its cure rights under the QLIC Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	ninth, if the proceeds of any foreclosure sale or any liquidation of the QLIC Whole Loan or QLIC Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the balance of the QLIC Subordinate Companion Loan has been reduced, to the QLIC Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the QLIC

Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

•	tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the QLIC Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the QLIC Mortgage Loan, the QLIC Pari Passu Companion Noteholders and the QLIC Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the QLIC Whole Loan; and

•	eleventh, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the QLIC Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid, pro rata to the holders of the QLIC Mortgage Loan, the QLIC Pari Passu Companion Loans and the QLIC Subordinate Companion Loan, based on their respective initial percentage interests in the QLIC Whole Loan; provided, however, if less than 100% of the default interest and late payment charges are paid with respect to the QLIC Whole Loan, the QLIC Subordinate Companion Noteholder shall not be entitled to any default interest or late payment charges until the holders of the QLIC Mortgage Loan and the QLIC Companion Loans have been paid 100% of their pro rata share of any default interest or late payment charges actually received by the master servicer or the special servicer.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the QLIC Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the QLIC Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the QLIC Pari Passu Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Property Advances) allocable to a QLIC Pari Passu Companion Loans or the QLIC Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the QLIC Pari Passu Companion Loans or from general collections of the securitization trusts holding the QLIC Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Application of Penalty Charges

Pursuant to the QLIC Intercreditor Agreement, default interest and late payment charges that are received and allocable to the QLIC Mortgage Loan and QLIC Pari Passu Companion Loans, as described above under “—Distributions” will be applied in the manner set forth in the PSA, and default interest and late payment charges that are received and allocable to note B, as described above under “—Distributions” will be remitted to the QLIC Subordinate Companion Noteholder and will not be payable to the servicer as additional compensation, and other default interest and late payment charges are allocable in accordance with the PSA and the priorities set forth in the QLIC Intercreditor Agreement as described under “—Distributions”.

Consultation and Control

If any consent, modification, amendment or waiver under or other action in respect of the QLIC Whole Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a QLIC Major Decision (as defined below) has been requested or proposed, at least ten (10) business days prior to taking action with respect to such QLIC Major Decision (or making a determination not to take action with respect to such Major Decision), the servicer must receive the written consent of the QLIC Whole Loan Directing Holder (or its representative) before implementing a decision with respect to such QLIC Major Decision.

“QLIC Major Decision” means any of the following:

(a)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of properties securing the QLIC Mortgage Loan as come into and continue in default;

(b)  any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the QLIC Whole Loan or any extension of the maturity date of the QLIC Whole Loan;

(c)  any sale of the QLIC Whole Loan (if it is a Defaulted Loan) or related REO Property (other than in connection with the termination of the Trust) for less than the Purchase Price (excluding the amount described in clause (4) of the definition of “Purchase Price”);

(d)  any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at the related REO Property;

(e)  any release of collateral or any acceptance of substitute or additional collateral for the QLIC Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the QLIC Whole Loan and for which there is no lender discretion;

(f)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the QLIC Whole Loan or any consent to such waiver or consent to a transfer of the QLIC Mortgaged Property or interests in the related borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(g)  any property management company changes or franchise changes (in each case, to the extent the lender is required to consent or approve under the mortgage loan documents);

(h)  releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the QLIC Whole Loan and for which there is no lender discretion;

(i)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under the QLIC Whole Loan other than pursuant to the specific terms of the QLIC Whole Loan and for which there is no lender discretion;

(j)   the determination of the Special Servicer pursuant to clause 3 or clause 4 of the definition of “Specially Serviced Loan” in this prospectus;

(k)  following a default or an event of default with respect to the Mortgage Loan, any exercise of a material remedy on the QLIC Whole Loan or any acceleration of QLIC Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents or with respect to the related borrower or the QLIC Mortgaged Property;

(l)   any modification, waiver or amendment of any material term of an intercreditor agreement, co-lender agreement or similar agreement (other than the QLIC Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the QLIC Whole Loan, or an action to enforce rights with respect thereto;

(m) any determination of an Acceptable Insurance Default;

(n)  any proposed modification or waiver of any material provision in the mortgage loan documents relating to the QLIC Whole Loan governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(o)  any consents or approvals related to the incurrence of additional debt by the related borrower or mezzanine debt by a direct or indirect parent of the related borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents related to the QLIC Whole Loan;

(p)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the QLIC Mortgaged Property;

(q)  the approval of any annual budget or material alteration for the QLIC Mortgaged Property (insofar as such approval is required of the lender under the related mortgage loan documents); and

(r)   the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower under the QLIC Whole Loan;

Neither the master servicer nor the special servicer may follow any advice or consultation provided by QLIC Whole Loan Directing Holder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the QLIC Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the QLIC Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the related Intercreditor Agreement or the PSA.

The QLIC Whole Loan Directing Holder

Pursuant to the QLIC Intercreditor Agreement, the directing holder (the “QLIC Whole Loan Directing Holder”) with respect to the QLIC Whole Loan, as of any date of determination, will be:

•	the QLIC Subordinate Companion Noteholder, unless a QLIC Control Appraisal Period has occurred and is continuing; and

•	the issuing entity or its designee if a QLIC Control Appraisal period has occurred and is continuing.

A “QLIC Control Appraisal Period” will exist with respect to the QLIC Subordinate Companion Loan, if and for so long as:

(1)(a)(i) the initial unpaid principal balance of the QLIC Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the QLIC Subordinate Companion Loan, (y) any Appraisal Reduction for the QLIC Whole Loan that are allocated to the QLIC Subordinate Companion Loan and (z) any losses realized with respect to the QLIC Mortgaged Property or the QLIC Whole Loan that are allocated to the QLIC Subordinate Companion Loan, plus (iii) Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the QLIC Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the QLIC Subordinate Companion Noteholder; or

(2) any interest in the QLIC Subordinate Companion Loan is held by the related borrower or an affiliate of the related borrower or any such party would otherwise be entitled to exercise the rights of the holder of the QLIC Subordinate Companion Loan as the QLIC Whole Loan Directing Holder.

The QLIC Subordinate Companion Noteholder is entitled to avoid a QLIC Control Appraisal Period caused by the application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution that meets the rating requirements as described in the QLIC Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) in an amount that, when added to the appraised value of the QLIC Mortgaged Property as used to calculate any Appraisal Reduction for the QLIC Whole Loan pursuant to the PSA, would reduce such Appraisal Reduction enough to cause the applicable QLIC Control Appraisal Period not to exist.

If the issuing entity is the QLIC Whole Loan Directing Holder, then, unless a Control Termination Period exists, the Directing Certificateholder will be entitled to exercise the rights of the QLIC Whole Loan Directing Holder with respect to the QLIC Whole Loan. In its capacity as representative of the QLIC Whole Loan Directing Holder under the QLIC Intercreditor Agreement, the Directing Certificateholder will be entitled to exercise all of the rights of the QLIC Whole Loan Directing Holder under the QLIC Intercreditor Agreement as well as the rights set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus with respect to the QLIC Whole Loan unless a Control Termination Event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the QLIC Whole Loan will require the approval of the

Controlling Class Representative as and to the extent described in this prospectus under “The Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report” in this prospectus.

In addition, for so long as the issuing entity is the QLIC Whole Loan Directing Holder, the QLIC Pari Passu Companion Noteholders (or their respective representatives which, at any time a QLIC Pari Passu Companion Loan is included in a securitization, may be the controlling class representative (or equivalent entity) for such securitization or any other party able to exercise the rights of the holder of such QLIC Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the QLIC Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the QLIC Whole Loan, (ii) have the right to be consulted by the special servicer on a strictly non-binding basis with respect to any Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the QLIC Whole Loan (and the master servicer or special servicer, as applicable, will be required to consider alternative actions recommended by such QLIC Pari Passu Companion Noteholders (or their representatives)) and (iii) have the right to attend annual meetings with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the QLIC Whole Loan and QLIC Mortgaged Property.

The consultation rights of the QLIC Pari Passu Companion Noteholders (or their representatives) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of all notices, information and reports required to be provided to or requested by the Controlling Class Representative relating to the matter subject to consultation whether or not the QLIC Pari Passu Companion Noteholders (or their representatives) have responded within such period; provided that if the master servicer (or special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the master servicer or special servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the QLIC Mortgage Loan, QLIC Pari Passu Companion Loans and the QLIC Subordinated Companion Loan.

Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the QLIC Pari Passu Companion Loans (or their representatives, including, if a Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

Cure Rights

In the event that the QLIC borrower fails to make any payment of principal or interest on the QLIC Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the QLIC Whole Loan, the QLIC Subordinate Companion

Noteholder will have the right to cure such event of default subject to certain limitations set forth in the QLIC Intercreditor Agreement. The QLIC Subordinate Companion Noteholder will be limited to six (6) cure payments over the life of the QLIC Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the QLIC Subordinate Companion Noteholder is permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the QLIC Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the QLIC Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the QLIC Whole Loan has occurred and is continuing, the QLIC Subordinate Companion Noteholder will have the option to purchase the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, (b) accrued and unpaid interest on the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unreimbursed special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) and any Liquidation Fees or Workout Fees payable with respect to the QLIC Whole Loan, if (i) the borrower or borrower related party is the purchaser or (ii) if the QLIC Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the QLIC Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the QLIC Intercreditor Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is the borrower or borrower-related party.

Sale of Defaulted Loan

Pursuant to the terms of the QLIC Intercreditor Agreement, if the QLIC Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the QLIC Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the QLIC Pari Passu Companion Loans together with the QLIC Mortgage Loan as one whole loan and will be permitted to include the QLIC Subordinate Companion Loan in such sale if the Special Servicer determines that including such loan is warranted by the servicing standard (taking into account the subordinate nature of the QLIC Subordinate Companion Loan). Notwithstanding the foregoing, if the QLIC Whole Loan becomes a Defaulted Loan, the special servicer will not be permitted to sell the QLIC Pari Passu Companion Loans without the written consent of each QLIC Pari Passu Companion Noteholder (provided that such consent is not required if such QLIC Pari Passu Companion Noteholder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to such QLIC Pari Passu Companion Noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans, and any documents in the servicing file reasonably requested by such QLIC Pari

Passu Companion Noteholder that are material to the price of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that a QLIC Pari Passu Companion Noteholder may waive any of the delivery or timing requirements set forth in this sentence as to itself. Subject to the terms of the PSA, each holder of a QLIC Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the QLIC Mortgage Loan and the QLIC Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the QLIC Intercreditor Agreement, the QLIC Subordinate Companion Noteholder (other than during a QLIC Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the QLIC Whole Loan and appoint a replacement special servicer in lieu of such special servicer. During a Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the special servicer then acting with respect to the QLIC Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “The Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer” in this prospectus.

The 333 North Bedford Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as 333 North Bedford (the “333 North Bedford Mortgaged Property”), secures two (2) promissory notes (note A-1 and note A-2) originated by Natixis Real Estate Capital LLC. Note A-1 evidences a mortgage loan with an aggregate principal balance as of the Cut-off Date of $29,913,127 to be included in this securitization transaction (the “333 North Bedford Mortgage Loan”), representing approximately 4.0% of the Initial Pool Balance. Note A-2 evidences a Serviced Pari Passu Companion Loan that will not be held by the Trust (the “333 North Bedford Pari Passu Companion Loan” and collectively with the 333 North Bedford Mortgage Loan, the “333 North Bedford Whole Loan”) and that is pari passu in right of payment with the 333 North Bedford Mortgage Loan. On or prior to the Closing Date, Natixis Real Estate Capital LLC will sell the 333 North Bedford Mortgage Loan to the depositor for contribution to this securitization. The 333 North Bedford Mortgage Loan represents the controlling interest in the 333 North Bedford Whole Loan. The 333 North Bedford Pari Passu Companion Loan evidenced by note A-2 had an aggregate principal balance as of the Cut-off Date of $29,414,575 and is currently held by Natixis Real Estate Capital LLC.

The holders of the 333 North Bedford Whole Loan (the “333 North Bedford Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 333 North Bedford Noteholder (the “333 North Bedford Intercreditor Agreement”).

Servicing

The 333 North Bedford Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the 333 North Bedford Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 333 North Bedford Mortgage Loan (but not on the 333 North Bedford Pari Passu Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 333 North Bedford Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made by the master servicer or the trustee, as applicable, as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Pursuant to the 333 North Bedford Intercreditor Agreement, to the extent amounts on deposit in the collection account established under the PSA with respect to the 333 North Bedford Whole Loan are insufficient to reimburse the master servicer or the trustee, as applicable, for any property protection advance and/or interest thereon, the holder of the 333 North Bedford Pari Passu Companion Loan will be required to, promptly following notice from the master servicer, pay its pro rata share of such property protection advance and/or interest thereon. In addition, the holder of the 333 North Bedford Pari Passu Companion Loan will be required to promptly reimburse the master servicer or trustee for such holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the 333 North Bedford Whole Loan as to which such party is entitled to be reimbursed pursuant to the terms of the PSA, to the extent the amounts on deposit in the applicable collection account with respect to the 333 North Bedford Whole Loan are insufficient for reimbursement of such amounts.

Distributions

The terms of the 333 North Bedford Intercreditor Agreement set forth the respective rights of the 333 North Bedford Noteholders with respect to distributions of funds received in respect of the 333 North Bedford Whole Loan, and provide, in general, that:

•	the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 333 North Bedford Whole Loan or the related Mortgaged Property will be applied to the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the 333 North Bedford Intercreditor Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the 333 North Bedford Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 333 North Bedford Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 333 North Bedford Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 333 North Bedford Pari Passu Companion Loan. Similarly, P&I Advances on the 333 North Bedford Companion Loan are not reimbursable out of payments or other collections on the 333 North Bedford Mortgage Loan or the Mortgage Loans.

Application of Penalty Charges

Pursuant to the 333 North Bedford Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the 333 North Bedford Whole Loan to be used to (i) pay the master servicer, the trustee or the special servicer for interest accrued on any property advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the 333 North Bedford Whole Loan and (iv) pay to the master servicer and/or the special servicer as additional servicing compensation, except that for so long as the 333 North Bedford Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the 333 North Bedford Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder of the 333 North Bedford Pari Passu Companion Loan and will not be paid to the master servicer and/or special servicer without express consent of such holder.

Consultation and Control

The controlling note holder under the 333 North Bedford Intercreditor Agreement with respect to the 333 North Bedford Whole Loan will be the trustee, as holder of the 333 North Bedford Mortgage Loan (such party, the “333 North Bedford Directing Holder”) and, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the 333 North Bedford Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the 333 North Bedford Directing Holder. As such, pursuant to the terms of the 333 North Bedford Intercreditor Agreement, certain decisions to be made with respect to the 333 North Bedford Whole Loan, including Major Decisions and implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the 333 North Bedford Directing Holder. Generally, if the 333 North Bedford Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or thirty (30) days with respect to an Acceptable Insurance Default) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the 333 North Bedford Intercreditor Agreement, the 333 North Bedford Directing Holder will have certain consent and/or consultation rights with respect to the 333 North Bedford Whole Loan and will be entitled to exercise the rights and powers granted thereunder and under the PSA.

Notwithstanding the 333 North Bedford Directing Holder’s consent and/or consultation rights described above, the master servicer or special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day (or in connection with an Acceptable Insurance Default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan.

Pursuant to the terms of the 333 North Bedford Intercreditor Agreement, the holder of the 333 North Bedford Pari Passu Companion Loan (or, at any time the 333 North Bedford Pari Passu Companion Loan is included in a securitization, the holders of the specified interest of the class of securities issued in such securitization designated as the “controlling class” or the duly appointed representative of the holders of such certificates or any other party assigned the rights to exercise the rights of the holder of the 333 North Bedford Pari Passu Companion Loan, as and to the extent provided in the pooling and servicing agreement for such securitization as a non-controlling noteholder, such party, the “333 North Bedford Non-Directing Holder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 333 North Bedford Whole Loan, that the master servicer or special servicer, as applicable, is required to provide to the 333 North Bedford Directing Holder under such agreement within the same time frame that the master servicer or special servicer, as applicable, is required to provide such notices, information and reports to the 333 North Bedford Directing Holder (but without regard to whether or not the 333 North Bedford Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) to be consulted by the master servicer or special servicer, as applicable, on a strictly non-binding basis with respect to certain Major Decisions as set forth in the 333 North Bedford Intercreditor Agreement and the implementation by the special servicer of any recommended actions outlined in an Asset Status Report and (iii) the right to attend annual conference calls with the master servicer or special servicer, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the 333 North Bedford Whole Loan may be discussed.

The consultation right of the 333 North Bedford Non-Directing Holder will expire ten (10) business days after the delivery by the master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the master servicer or special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the 333 North Bedford Non-Directing Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan. In no event will the master servicer or special servicer be obligated at any time to follow or take any alternative actions recommended by the 333 North Bedford Non-Directing Holder.

No objection, direction or advice of the 333 North Bedford Directing Holder contemplated above may require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the 333 North Bedford Mortgage Loan documents, applicable law, the PSA, the 333 North Bedford Intercreditor Agreement, the REMIC provisions or the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer or the special servicer to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the 333 North Bedford Intercreditor Agreement and the PSA, if the 333 North Bedford Mortgage Loan becomes a Defaulted Loan and thereafter the special servicer determines pursuant to the PSA and the 333 North Bedford Intercreditor Agreement to pursue a sale of the 333 North Bedford Mortgage Loan, the special servicer will be required to sell the 333 North Bedford Mortgage Loan together with the 333 North Bedford Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether offers received from Interested Persons for the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan constitute a fair price.

The special servicer will not be permitted to sell the 333 North Bedford Whole Loan if it becomes a Defaulted Loan without the written consent of the 333 North Bedford Non-Directing Holder unless the special servicer has delivered to such 333 North Bedford Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 333 North Bedford Whole Loan, and any documents in the servicing file reasonably requested by such 333 North Bedford Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the 333 North Bedford Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the 333 North Bedford Mortgage Loan and the 333 North Bedford Pari Passu Companion Loan, the 333 North Bedford Non-Directing Holder and the 333 North Bedford Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer.

Pursuant to the terms of the 333 North Bedford Intercreditor Agreement, and subject to the terms of the PSA, the 333 North Bedford Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the 333 North Bedford Whole Loan and appoint a replacement special servicer without the consent of the holder of the 333 North Bedford Mortgage Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The Sixty Soho Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as Sixty Soho (the “Sixty Soho Mortgaged Property”), secures two (2) promissory notes (note A-1 and note A-2) originated by Natixis Real Estate Capital LLC. Note A-1 evidences a mortgage loan with an aggregate principal balance as of the Cut-off Date of $26,650,000 to be included in this securitization transaction (the “Sixty Soho Mortgage Loan”), representing approximately 3.5% of the Initial Pool Balance. Note A-2 evidences a Serviced Pari Passu Companion Loan that will not be held by the Trust (the “Sixty Soho Pari Passu Companion Loan” and collectively with the Sixty Soho Mortgage Loan, the “Sixty Soho Whole Loan”) and that is pari passu in right of payment with the Sixty Soho Mortgage Loan. On or prior to the Closing Date, Natixis Real Estate Capital LLC will sell the Sixty Soho Mortgage Loan to the depositor for contribution to this securitization. The Sixty Soho Mortgage Loan represents the controlling interest in the Sixty Soho Whole Loan. The Sixty Soho Pari Passu Companion Loan evidenced by note A-2 had an aggregate principal balance as of the Cut-off Date of $12,000,000 and has been contributed by its respective holders to the Morgan Stanley Capital I Trust 2016-UBS11 securitization trust.

The holders of the Sixty Soho Whole Loan (the “Sixty Soho Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Sixty Soho Noteholder (the “Sixty Soho Intercreditor Agreement”).

Servicing

The Sixty Soho Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Sixty Soho Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Sixty Soho Mortgage Loan (but not on the Sixty Soho Pari Passu Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Sixty Soho Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made by the master servicer or the trustee, as applicable, as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Pursuant to the Sixty Soho Intercreditor Agreement, to the extent amounts on deposit in the collection account established under the PSA with respect to the Sixty Soho Whole Loan are insufficient to reimburse the master servicer or the trustee, as applicable, for any property protection advance and/or interest thereon, the holder of the Sixty Soho Pari Passu Companion Loan will be required to, promptly following notice from the master servicer, pay its pro rata share of such property protection advance and/or interest thereon. In addition, the holder of the Sixty Soho Pari Passu Companion Loan will be required to promptly reimburse the master servicer or trustee for such holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Sixty Soho Whole Loan as to which such party is entitled to be reimbursed pursuant to the terms of the

PSA, to the extent the amounts on deposit in the applicable collection account with respect to the Sixty Soho Whole Loan are insufficient for reimbursement of such amounts.

Distributions

The terms of the Sixty Soho Intercreditor Agreement set forth the respective rights of the Sixty Soho Noteholders with respect to distributions of funds received in respect of the Sixty Soho Whole Loan, and provide, in general, that:

•	the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Sixty Soho Whole Loan or the related Mortgaged Property will be applied to the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Sixty Soho Intercreditor Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the Sixty Soho Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Sixty Soho Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Sixty Soho Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Sixty Soho Pari Passu Companion Loan. Similarly, P&I Advances on the Sixty Soho Companion Loan are not reimbursable out of payments or other collections on the Sixty Soho Mortgage Loan or the Mortgage Loans.

Application of Penalty Charges

Pursuant to the Sixty Soho Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the Sixty Soho Whole Loan to be used to (i) pay the master servicer, the trustee or the special servicer for interest accrued on any property advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Sixty Soho Whole Loan and (iv) pay to the master servicer and/or the special servicer as additional servicing compensation, except that for so long as the Sixty Soho Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the Sixty Soho Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder of the Sixty Soho Pari Passu Companion Loan and will not be paid to the master servicer and/or special servicer without express consent of such holder.

Consultation and Control

The controlling note holder under the Sixty Soho Intercreditor Agreement with respect to the Sixty Soho Whole Loan will be the trustee, as holder of the Sixty Soho Mortgage Loan (such party, the “Sixty Soho Directing Holder”) and, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the Sixty Soho Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Sixty Soho Directing Holder. As such, pursuant to the terms of the Sixty Soho Intercreditor Agreement, certain decisions to be made with respect to the Sixty Soho Whole Loan, including Major Decisions and implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the Sixty Soho Directing Holder. Generally, if the Sixty Soho Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or thirty (30) days with respect to an Acceptable Insurance Default) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Sixty Soho Intercreditor Agreement, the Sixty Soho Directing Holder will have certain consent and/or consultation rights with respect to the Sixty Soho Whole Loan and will be entitled to exercise the rights and powers granted thereunder and under the PSA.

Notwithstanding the Sixty Soho Directing Holder’s consent and/or consultation rights described above, the master servicer or special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day (or in connection with an Acceptable Insurance Default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan.

Pursuant to the terms of the Sixty Soho Intercreditor Agreement, the holder of the Sixty Soho Pari Passu Companion Loan (or, at any time the Sixty Soho Pari Passu Companion Loan is included in a securitization, the holders of the specified interest of the class of securities issued in such securitization designated as the “controlling class” or the duly appointed representative of the holders of such certificates or any other party assigned the rights to exercise the rights of the holder of the Sixty Soho Pari Passu Companion Loan, as and to the extent provided in the pooling and servicing agreement for such securitization as a non-controlling noteholder, such party, the “Sixty Soho Non-Directing Holder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Sixty Soho Whole Loan, that the master servicer or special servicer, as applicable, is required to provide to the Sixty Soho Directing Holder under such agreement within the same time frame that the master servicer or special servicer, as applicable, is required to provide such notices, information and reports to the Sixty Soho Directing Holder (but without regard to whether or not the Sixty Soho Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) to be consulted by the master servicer or special servicer, as applicable, on a strictly non-binding basis with respect to certain Major Decisions as set forth in the Sixty Soho Intercreditor Agreement and the implementation by the special servicer of any recommended actions outlined in an Asset Status Report and (iii) the right to attend annual conference calls with the master servicer or special servicer, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Sixty Soho Whole Loan may be discussed.

The consultation right of the Sixty Soho Non-Directing Holder will expire ten (10) business days after the delivery by the master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the master servicer or special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Sixty Soho Non-Directing Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan. In no event will the master servicer or special servicer be obligated at any time to follow or take any alternative actions recommended by the Sixty Soho Non-Directing Holder.

No objection, direction or advice of the Sixty Soho Directing Holder contemplated above may require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the Sixty Soho Mortgage Loan documents, applicable law, the PSA, the Sixty Soho Intercreditor Agreement, the REMIC provisions or the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer or the special servicer to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Sixty Soho Intercreditor Agreement and the PSA, if the Sixty Soho Mortgage Loan becomes a defaulted mortgage loan and thereafter the special servicer determines pursuant to the PSA and the Sixty Soho Intercreditor Agreement to pursue a sale of the Sixty Soho Mortgage Loan, the special servicer will be required to sell the Sixty Soho Mortgage Loan together with the Sixty Soho Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether offers received from Interested Persons for the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan constitute a fair price.

The special servicer will not be permitted to sell the Sixty Soho Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Sixty Soho Non-Directing Holder unless the special servicer has delivered to such Sixty Soho Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Sixty Soho Whole Loan, and any documents in the servicing file reasonably requested by such Sixty Soho Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the Sixty Soho Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Sixty Soho Mortgage Loan and the Sixty Soho Pari Passu Companion Loan, the Sixty Soho Non-Directing Holder and the Sixty Soho Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Sixty Soho Intercreditor Agreement, and subject to the terms of the PSA, the Sixty Soho Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Sixty Soho Whole Loan and appoint a replacement special servicer without the consent of the holder of the Sixty Soho Mortgage Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The Crate & Barrel Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crate & Barrel, representing approximately 2.9% of the Initial Pool Balance (the “Crate & Barrel Mortgage Loan”), the related Mortgaged Property (the “Crate & Barrel Mortgaged Property”) also secures a subordinate companion loan (the “Crate & Barrel Subordinate Companion Loan” and, together with the Crate & Barrel Mortgage Loan, the “Crate & Barrel Whole Loan”). The Crate & Barrel Subordinate Companion Loan is expected to be sold to a third party investor, and has a principal balance as of the Cut-off Date of approximately $4,535,358. Only the Crate & Barrel Mortgage Loan is included in the trust fund.

The holders of the Crate & Barrel Whole Loan (the “Crate & Barrel Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Crate & Barrel Noteholder (the “Crate & Barrel Intercreditor Agreement”).

Servicing

The Crate & Barrel Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA, but subject to the terms of the related Crate & Barrel Intercreditor Agreement. In servicing the Crate & Barrel Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders and the holder of the Crate & Barrel Subordinate Companion Loan (the “Crate & Barrel Subordinate Companion Holder”) as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan).

Amounts payable to the issuing entity as holder of the Crate & Barrel Mortgage Loan pursuant to the Crate & Barrel Intercreditor Agreement (net of certain fees and expenses) will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the Crate & Barrel Subordinate Companion Holder pursuant to the Crate & Barrel Intercreditor Agreement (net of certain fees and expenses) will be distributed to such holder, as set forth in the Crate & Barrel Intercreditor Agreement.

For so long as the holder of the Crate & Barrel Subordinate Companion Loan is the controlling noteholder with respect to the Crate & Barrel Whole Loan, the Crate & Barrel Subordinate Companion Holder will have the right to (x) approve certain modifications and consent to certain actions to be taken with respect to the Crate & Barrel Whole Loan, as more fully described below, (y) cure certain defaults by the related borrower, as more fully described below and (z) remove and replace the special servicer, as provided below under “—Replacement of Special Servicer”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Crate & Barrel Mortgage Loan (but not on the Crate & Barrel Subordinate Companion Loan), pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Crate & Barrel Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Application of Payments

The Crate & Barrel Intercreditor Agreement sets forth the respective rights of the holders of the Crate & Barrel Mortgage Loan and the Crate & Barrel Subordinate Companion Loan with respect to distributions of funds received in respect of the Crate & Barrel Whole Loan, as further described below.

If no Crate & Barrel Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Crate & Barrel Whole Loan, all amounts tendered by the related borrower or otherwise available for payment on or with respect to the Crate & Barrel Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof will be applied, after payment of required reserves, escrows, amounts due or reimbursable to the master servicer or special servicer and certain other amounts, in the following order of priority, without duplication:

•	first, to the issuing entity in an amount equal to the accrued and unpaid interest on the Crate & Barrel Mortgage Loan at a rate equal to the interest rate on the Crate & Barrel Mortgage Loan (as specified on Annex A-5 to this prospectus), less the applicable master servicing fee rate;

•	second, to the issuing entity in an amount equal to the Crate & Barrel Mortgage Loan’s pro rata interest in principal payments received, if any, other than any scheduled monthly principal amortization payments, with respect to such monthly payment date with respect to the Crate & Barrel Whole Loan;

•	third, to the issuing entity up to the amount of any unreimbursed costs and expenses paid by the issuing entity including any recovered costs not previously reimbursed to the issuing entity with respect to the Crate & Barrel Whole Loan pursuant to the Crate & Barrel Intercreditor Agreement or the PSA;

•	fourth, to the Crate & Barrel Subordinate Companion Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Crate & Barrel Subordinate Companion Loan at a rate equal to the interest rate on the Crate & Barrel Subordinate Companion Loan, less the applicable master servicing fee rate;

•	fifth, to the Crate & Barrel Subordinate Companion Holder in an amount equal to the sum of (x) all scheduled monthly principal amortization payments received with respect to such monthly payment date plus (y) the Crate & Barrel Subordinate Companion Loan’s pro rata interest in any other principal payments received, if any, with respect to such monthly payment date with respect to the Crate & Barrel Whole Loan;

•	sixth, to the extent the Crate & Barrel Subordinate Companion Holder has made any payments or advances to cure payment defaults, to reimburse such holder for all such cure payments;

•	seventh, to the issuing entity in the amount, if any, by which the monthly debt service payment on the Crate & Barrel Whole Loan exceeds the accrued and unpaid interest due on the principal balance of the Crate & Barrel Whole Loan and then current scheduled amortization payments, to be applied as a reduction of the principal balance of the Crate & Barrel Mortgage Loan;

•	eighth, any prepayment premium, to the extent paid by the related borrower, to the issuing entity in an amount up to its pro rata interest therein, based on the product of the Crate & Barrel Mortgage Loan’s pro rata interest (calculated as a percentage) multiplied by the ratio of the Crate & Barrel Mortgage Loan interest rate to the Crate & Barrel Whole Loan interest rate;

•	ninth, any prepayment premium, to the extent paid by the related borrower, to the Crate & Barrel Subordinate Companion Holder in an amount up to its pro rata interest therein, based on the product of the Crate & Barrel Subordinate Companion Loan’s pro rata interest (calculated as a percentage) multiplied by the ratio of the Crate & Barrel Subordinate Companion Loan interest rate to the Crate & Barrel Whole Loan interest rate;

•	tenth, if the proceeds of any foreclosure sale or any liquidation of the Crate & Barrel Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through eighth above and, as a result of a workout the principal balance of the Crate & Barrel Subordinate Companion Loan has been reduced, such excess amount will be paid to the Crate & Barrel Subordinate Companion Holder in an amount up to the reduction, if any, of the principal balance of the Crate & Barrel Subordinate Companion Loan as a result of such workout, plus interest on such amount at the interest rate for the Crate & Barrel Subordinate Companion Loan;

•	eleventh, to the extent assumption, release or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or the special servicer under the PSA, any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity and the Crate & Barrel Subordinate Companion Holder, pro rata, based on their respective initial percentage interests; and

•	twelfth, if any excess amount is available to be distributed in respect of the Crate & Barrel Whole Loan, and not otherwise applied in accordance with clauses first through tenth, above, any remaining amount will be paid pro rata to the issuing entity and the Crate & Barrel Subordinate Companion Holder in accordance with their respective percentage interests.

Upon the occurrence and continuance of an event of default with respect to the Crate & Barrel Whole Loan with respect to an obligation to pay money due under the Crate & Barrel Whole Loan or any other event of default that causes the Crate & Barrel Whole Loan to become a Specially Serviced Loan (other than as a result of clause (iii) or clause (ix) of the definition of Servicing Transfer Event), or any bankruptcy or insolvency event that constitutes an event of default under the Crate & Barrel Whole Loan (a “Crate & Barrel Sequential Pay Event”) (except that a Crate & Barrel Sequential Pay Event will not exist to the extent it has been cured or if the Crate & Barrel Subordinate Companion Holder is exercising its cure rights (as described below under “—Cure Rights”) pursuant the Crate &

Barrel Intercreditor Agreement), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Crate & Barrel Whole Loan or the Crate & Barrel Mortgaged Property or amounts realized as proceeds thereof, but excluding (i) all amounts for required reserves and escrows and (ii) any amounts due or reimbursable to the master servicer or special servicer with respect to the Crate & Barrel Whole Loan, will be applied in the following order of priority, without duplication:

•	first, to the issuing entity in an amount equal to the accrued and unpaid interest on the Crate & Barrel Mortgage Loan at a rate equal to the interest rate on the Crate & Barrel Mortgage Loan less the applicable master servicing fee rate;

•	second, to the issuing entity in an amount equal to the principal balance of the Crate & Barrel Mortgage Loan, until the balance of the Crate & Barrel Mortgage Loan has been reduced to zero;

•	third, to the issuing entity up to the amount of any unreimbursed costs and expenses paid by the issuing entity including any recovered costs not previously reimbursed to the issuing entity with respect to the Crate & Barrel Whole Loan pursuant to the Crate & Barrel Intercreditor Agreement or the PSA;

•	fourth, to the extent the Crate & Barrel Subordinate Companion Holder has made any payments or advances to cure payment defaults, to reimburse such holder for all such cure payments;

•	fifth, to the Crate & Barrel Subordinate Companion Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Crate & Barrel Subordinate Companion Loan at a rate equal to the interest rate on the Crate & Barrel Subordinate Companion Loan less the applicable master servicing fee rate;

•	sixth, to the Crate & Barrel Subordinate Companion Holder in an amount equal to the Crate & Barrel Subordinate Companion Loan’s pro rata interest of principal payments received, if any, with respect to such monthly payment date with respect to the Crate & Barrel Whole Loan, until the Crate & Barrel Subordinate Companion Loan principal balance has been reduced to zero;

•	seventh, any prepayment premium, to the extent paid by the related borrower, to the issuing entity in an amount up to its pro rata interest therein, based on the product of the Crate & Barrel Mortgage Loan’s pro rata interest (calculated as a percentage) multiplied by the ratio of the Crate & Barrel Mortgage Loan interest rate to the Crate & Barrel Whole Loan interest rate;

•	eighth, any prepayment premium, to the extent paid by the related borrower, to the Crate & Barrel Subordinate Companion Holder in an amount up to its pro rata interest therein, based on the product of the Crate & Barrel Subordinate Companion Loan’s pro rata interest (calculated as a percentage) multiplied by the ratio of the Crate & Barrel Subordinate Companion Loan rate to the Crate & Barrel Whole Loan interest rate;

•	ninth, if the proceeds of any foreclosure sale or any liquidation of the Crate & Barrel Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through eighth above and, as a result of a workout the principal balance of the Crate & Barrel Subordinate Companion Loan has been reduced, such excess amount will be paid to the Crate & Barrel Subordinate Companion Holder in an amount up to the reduction, if any, of the Crate & Barrel Subordinate Companion

Loan as a result of such workout, plus interest on such amount at the interest rate for the Crate & Barrel Subordinate Companion Loan;

•	tenth, to the extent assumption, release or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer under the PSA, any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity and the Crate & Barrel Subordinate Companion Holder, pro rata, based on their respective percentage interests; and

•	eleventh, if any excess amount is available to be distributed in respect of the Crate & Barrel Whole Loan, and not otherwise applied in accordance with clauses first through tenth above, any remaining amount will be paid pro rata to the issuing entity and the Crate & Barrel Subordinate Companion Holder in accordance with their respective percentage interests.

Costs, fees, expenses, losses and shortfalls relating to the Crate & Barrel Whole Loan will, in general, be allocated, first, to the holder of the Crate & Barrel Subordinate Companion Loan and then, to the Trust as holder of the Crate & Barrel Mortgage Loan, in reverse sequential order, in accordance with the terms of the Crate & Barrel Intercreditor Agreement and the PSA.

Pursuant to the Crate & Barrel Intercreditor Agreement, default interest and late payment charges that are received with respect to the Crate & Barrel Whole Loan will be allocable in accordance with the PSA.

Crate & Barrel Whole Loan Controlling Holder

Pursuant to the Crate & Barrel Intercreditor Agreement, the controlling holder (the “Crate & Barrel Whole Loan Controlling Holder”) with respect to the Crate & Barrel Whole Loan, as of any date of determination, will be (i) the Crate & Barrel Subordinate Companion Holder, unless a Crate & Barrel Control Appraisal Period (as defined below) has occurred and is continuing or (ii) if a Crate & Barrel Control Appraisal Period has occurred and is continuing, the issuing entity, as holder of the Crate & Barrel Mortgage Loan. Pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the Crate & Barrel Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Crate & Barrel Whole Loan Controlling Holder if a Crate & Barrel Control Appraisal Period has occurred and is continuing. If any interest in the Crate & Barrel Subordinate Companion Loan is held by the related borrower or any affiliate thereof, or the related borrower or any affiliate thereof would otherwise be entitled to exercise the rights of the Crate & Barrel Whole Loan Controlling Holder, a Crate & Barrel Control Appraisal Period will be deemed to have occurred with respect to such noteholder.

A “Crate & Barrel Control Appraisal Period” will exist with respect to the Crate & Barrel Subordinate Companion Loan, if and for so long as:

(a) (1) the initial principal balance of the Crate & Barrel Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Crate & Barrel Subordinate Companion Loan, (y) any Appraisal Reduction A mount for the Crate & Barrel Whole Loan that is allocated to the Crate & Barrel Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Crate & Barrel Whole Loan that are allocated to the Crate

& Barrel Subordinate Companion Loan, plus (3) the Threshold Event Collateral then held by the master servicer or the special servicer is less than

(b) 25% of the remainder of (i) the initial principal balance of the Crate & Barrel Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Crate & Barrel Subordinate Companion Loan.

A Crate & Barrel Control Appraisal Period caused by an Appraisal Reduction Amount can be avoided if, within 30 days of receipt of a third party appraisal indicating that a Crate & Barrel Control Appraisal Period has occurred, the holder of the Crate & Barrel Subordinate Companion Loan delivers as a supplement to the appraised value of the related Mortgaged Property to the master servicer or the special servicer, as applicable, (a) cash collateral for the benefit of the Crate & Barrel Mortgage Loan, and acceptable to, the master servicer or the special servicer or (b) an unconditional and irrevocable standby letter of credit with the issuing entity as the beneficiary, issued by a bank or other financial institutions the long term secured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), in each case, in an amount which, when added to the appraised value of the related Mortgaged Property would cause the applicable Crate & Barrel Control Appraisal Period not to occur, and together with documentation acceptable to the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust in such collateral.

Control

The Crate & Barrel Whole Loan Controlling Holder (or any representative appointed by it and acting on its behalf) will be entitled to exercise the rights and powers granted to the “Controlling Holder”, “Directing Certificateholder” or “Directing Holder” (or similar term) under the PSA with respect to the Crate & Barrel Whole Loan (except as provided below under “—Replacement of Special Servicer”).

If any consent, modification, amendment or waiver under or other action in respect of the Crate & Barrel Whole Loan or the related loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Crate & Barrel Major Decision has been requested or proposed, at least 10 business days (or such shorter period as may be reasonable given any timing constraints set forth in the Crate & Barrel Mortgage Loan documents) prior to taking action with respect to such Crate & Barrel Major Decision (or making a determination not to take action with respect to such Crate & Barrel Major Decision), the master servicer or special servicer, as applicable, must request the written consent of the Crate & Barrel Whole Loan Controlling Holder before implementing a decision with respect to such Crate & Barrel Major Decision.

“Crate & Barrel Major Decision” means any of the following:

(i)      any proposed or actual foreclosure upon or comparable conversion (which will include acquisition of the related REO Property) of the ownership of all or a portion of properties securing the Crate & Barrel Whole Loan that comes into and continues in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-

monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Crate & Barrel Whole Loan;

(iii)     if the Crate & Barrel Whole Loan is a Specially Serviced Loan, any extension of the maturity date of the Crate & Barrel Whole Loan;

(iv)     following a default or an event of default with respect to a the Crate & Barrel Whole Loan, any exercise of remedies, including the acceleration of the Crate & Barrel Whole Loan or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

(v)      any sale of the Crate & Barrel Mortgage Loan (if it is a Defaulted Loan) and the Crate & Barrel Subordinate Companion Loan, or the related REO Property (other than in connection with the termination of the issuing entity) for less than the outstanding principal balance thereof plus accrued interest thereon and related expenses owed by the related borrower;

(vi)     any determination to bring the Crate & Barrel Mortgaged Property or related REO Property, as the case may be, into compliance with applicable environmental laws or to otherwise address hazardous material located at the Crate & Barrel Mortgaged Property or related REO Property;

(vii)    any release of material collateral or any acceptance of substitute or additional collateral for the Crate & Barrel Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(viii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Crate & Barrel Whole Loan or any consent to such a waiver or consent to a transfer of the Crate & Barrel Mortgaged Property or interests in the related mortgagor or consent to the incurrence of additional debt, other than as may be effected without the consent of the lender under the related loan agreements;

(ix)     any entry into, amendment, modification or termination of any property or asset management agreement with respect to the Crate & Barrel Mortgaged Property, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(x)      if the Crate & Barrel Whole Loan is a Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan documents related to the Crate & Barrel Whole Loan and for which there is no lender discretion;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the mortgagor or guarantor under the Crate & Barrel Whole Loan, releasing such mortgagor or guarantor from liability under the Crate & Barrel Whole Loan other than pursuant to the specific terms of the Crate & Barrel Whole Loan and for which there is no lender discretion;

(xii)    if the Crate & Barrel Whole Loan is not a Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiii)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at a the Crate & Barrel Mortgaged Property if (A) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (I) 30% of the net rentable area of the improvements at the Crate & Barrel Mortgaged Property and (II) 30,000 square feet of the improvements at the Crate & Barrel Mortgaged Property and (B) such transaction either is not a routine leasing matter or the Crate & Barrel Whole Loan is a Specially Serviced Loan;

(xiv)   any consent to incurrence of additional debt by the mortgagor under the Crate & Barrel Whole Loan or mezzanine debt by a direct or indirect parent of such mortgagor, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

(xv)    if the Crate & Barrel Whole Loan is a Specially Serviced Loan, approval of easements that materially affect the use or value of the Crate & Barrel Mortgaged Property, or the related mortgagor’s ability to make any payments, with respect to the Crate & Barrel Whole Loan;

(xvi)   if the Crate & Barrel Whole Loan is a Specially Serviced Loan, agreeing to any modification of the type of defeasance collateral required under the related mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xvii)   determining whether to cure any default by the mortgagor under the Crate & Barrel Whole Loan under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xviii)  approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve the mortgagor under the Crate & Barrel Whole Loan of the obligation to provide financial statements on at least a quarterly basis);

(xix)   any filing of a bankruptcy or similar action against the mortgagor or guarantor under the Crate & Barrel Whole Loan or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an Section 1111(b)(2) election on behalf of the holders of the Crate & Barrel Mortgage Loan;

(xx)    approval of the Annual Budget (as defined in the loan agreement relating to the Crate & Barrel Whole Loan) to the extent the lender’s consent is required under the related loan agreement;

(xxi)   approval of (1) any replacement or substitution of a “Key Principal” (as defined in the loan agreement relating to the Crate & Barrel Whole Loan), and (2) any “Successor Guarantor” (as defined in the loan agreement relating to the Crate & Barrel Whole Loan);

(xxii)  any material modification, waiver or amendment of a guaranty related to the Crate & Barrel Mortgage Loan;

(xxiii) any approval of any casualty insurance settlements related to the Crate & Barrel Mortgaged Property, to the extent the lender’s approval is required under the related loan agreement;

(xxiv)  any approval to any material amendment, modification or waiver of any tenancy-in-common covenants and/or restrictions set forth in the loan documents related to the Crate & Barrel Whole Loan and any election of tenancy-in-common “roll up” rights for the benefit of the lender under such loan documents;

(xxv)  any amendment, modification or termination of any operating agreements and tenancy-in-common agreement of the mortgage securing the Crate & Barrel Whole Loan, to the extent lender’s consent is required under the related loan agreement; and

(xxvi)  any determination by the master servicer to transfer the Crate & Barrel Whole Loan to the relevant special servicer under the circumstances described in clause (iii) under “Pooling and Servicing Agreement—Special Servicing Transfer Event”.

If the Crate & Barrel Whole Loan Controlling Holder fails to respond to the master servicer or special servicer, as applicable, with respect to any such proposed action within 10 business days (or such shorter period as may be reasonable as provided above) after receipt of such notice, the Crate & Barrel Whole Loan Controlling Holder will have no further consent rights with respect to such action.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as applicable, may take actions with respect to the related Mortgaged Property before obtaining the consent of the Crate & Barrel Whole Loan Controlling Holder if the master servicer or special servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders, and the master servicer or special servicer, as applicable, has made a reasonable effort to contact the Crate & Barrel Whole Loan Controlling Holder.

If the issuing entity is the Crate & Barrel Whole Loan Controlling Holder, then, subject to the terms of the PSA, unless a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise the rights of the Crate & Barrel Whole Loan Controlling Holder with respect to the Crate & Barrel Whole Loan. In its capacity as representative of the Crate & Barrel Whole Loan Controlling Holder under the Crate & Barrel Intercreditor Agreement, the Directing Certificateholder will be entitled to exercise all of the rights of the Crate & Barrel Whole Loan Controlling Holder under the Crate & Barrel Intercreditor Agreement as well as the PSA with respect to the Crate & Barrel Whole Loan unless a Control Termination Event has occurred and is continuing, and the implementation of any recommended actions outlined in an asset status report with respect to that Crate & Barrel Whole Loan will require the approval of the Directing Certificateholder. Pursuant to the terms of the PSA, if the issuing entity is the Crate & Barrel Whole Loan Controlling Holder, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Crate & Barrel Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the issuing entity.

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Crate & Barrel Whole Loan Controlling Holder that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Crate & Barrel Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Crate & Barrel Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Crate & Barrel Intercreditor Agreement.

The Crate & Barrel Whole Loan Controlling Holder will be entitled to approve the Asset Status Report in accordance with the time frame provided in the PSA.

The Crate & Barrel Subordinate Companion Loan Holder, if it is determined at any time of determination to no longer be the Crate & Barrel Whole Loan Controlling Holder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, will have the right, at its sole expense, to require the special servicer to order a second Appraisal with respect to the Crate & Barrel Whole Loan for which an Appraisal Reduction Event has occurred. The special servicer will be required use its reasonable best efforts to ensure that such second Appraisal is delivered within thirty (30) days from receipt of the Appraised-Out Holder’s written request and will ensure that such Appraisal is prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Appraised-Out Holder is requesting the special servicer to obtain an additional Appraisal).

Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the special servicer will be required to recalculate the Appraisal Reduction Amount based on such supplemental Appraisal and any information received from the master servicer. If required by such recalculation, the Appraised-Out Holder will be reinstated as the Crate & Barrel Whole Loan Controlling Holder and, if applicable, will have its principal balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount. The Appraised-Out Holder requesting any supplemental Appraisal pursuant to clause (i) above will be required to refrain from exercising any direction, control, consent and/or similar rights of the Crate & Barrel Whole Loan Controlling Holder until such time, if any, as the holder is reinstated as the Crate & Barrel Whole Loan Controlling Holder (such period beginning upon receipt by the special servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which either (A) the special servicer determines that no recalculation of the Appraisal Reduction Amount is warranted or (B) the special servicer recalculates the Appraisal Reduction Amount based on the supplemental Appraisal, the “Appraisal Review Period”). The rights of the Crate & Barrel Whole Loan Controlling Holder during each Appraisal Review Period will be exercised by the issuing entity.

Cure Rights

In the event that there is a monetary event of default or a non-monetary event of default, in each case, beyond the applicable grace period with respect to the Crate & Barrel Whole Loan, then the Crate & Barrel Subordinate Companion Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within ten (10) business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 10 business days from the later of (i) the expiration of the cure period of the related borrower under the related Mortgage Loan documents, and (ii) receipt of the non-monetary default notice. Notwithstanding anything to the contrary, the Crate & Barrel Subordinate Companion Holder’s right to cure a default is limited to a total of six cures of monetary defaults (which may be consecutive) in a 12-month period, and six cures of non-monetary defaults over the term of the Crate & Barrel Whole Loan.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of Crate & Barrel Intercreditor Agreement, if the Crate & Barrel Whole Loan becomes a Defaulted Loan and thereafter the special servicer determines pursuant to the PSA and the Crate & Barrel Intercreditor Agreement to pursue a sale of the Crate & Barrel Mortgage Loan, the special servicer will be permitted to include the Crate & Barrel Subordinate Companion Loan in such sale if the special servicer determines that such sale is warranted in accordance with the Servicing Standard. (taking into account the subordinate nature of the Crate & Barrel Subordinate Companion Loan). See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Purchase Option

The Crate & Barrel Subordinate Companion Holder will have the right, by written notice to the special servicer, delivered at any time an event of default under the Crate & Barrel Whole Loan has occurred and is continuing, to purchase, in immediately available funds, the Crate & Barrel Mortgage Loan in whole but not in part at the Defaulted Crate & Barrel Mortgage Loan Purchase Price.

“Defaulted Crate & Barrel Mortgage Loan Purchase Price” equals the sum, without duplication, of (a) the principal balance of the Crate & Barrel Mortgage Loan, (b) accrued and unpaid interest thereon at the rate for the Crate & Barrel Mortgage Loan, from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Crate & Barrel Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees; provided that if the borrower or any affiliate thereof is the purchaser, the Defaulted Crate & Barrel Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any master servicer or special servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid advance interest amount, (f) (i) if the related borrower or any affiliate thereof is the purchaser or (ii) if the Crate & Barrel Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the PSA with respect to the Crate & Barrel Mortgage Loan and (g) any recovered costs not reimbursed previously to the issuing entity pursuant to the Crate & Barrel Intercreditor Agreement. If the Crate & Barrel Whole Loan is converted into an REO Property, for purposes of determining the Defaulted Crate & Barrel Whole Loan Purchase Price, interest will be deemed to continue to accrue at the Crate & Barrel Mortgage

Loan rate on the Crate & Barrel Mortgage Loan principal balance, as if the Crate & Barrel Whole Loan were not so converted. In no event will the Defaulted Crate & Barrel Whole Loan Purchase Price include amounts due or payable to the Crate & Barrel Subordinate Companion Loan under the Crate & Barrel Intercreditor Agreement.

Replacement of Special Servicer

Pursuant to the terms of the Crate & Barrel Intercreditor Agreement, and subject to the terms of the PSA, the Crate & Barrel Whole Loan Controlling Holder will have the right, with or without cause, to terminate the rights and obligations of the special servicer then acting with respect to the Crate & Barrel Whole Loan and appoint a replacement special servicer in lieu of such special servicer; except that if the related Subordinate Companion Holder is the Crate & Barrel Whole Loan Controlling Holder, if at any time the initial Crate & Barrel Subordinate Companion Loan principal balance minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Crate & Barrel Subordinate Companion Loan, (y) any Appraisal Reduction Amount that is allocated to the Crate & Barrel Subordinate Companion Loan and (z) any losses realized with respect to any Crate & Barrel Mortgaged Property or the Crate & Barrel Whole Loan that are allocated to the Crate & Barrel Subordinate Companion Loan, is less than 10% of the outstanding principal balance of the Crate & Barrel Whole Loan, then the Crate & Barrel Subordinate Companion Holder will not have the right to replace such special servicer and instead, the issuing entity, as holder of the Crate & Barrel Mortgage Loan, will have the right to replace such special servicer.

The Non-Serviced Whole Loans

The Falls Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls (“The Falls Mortgage Loan”), representing approximately 4.6% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Falls Mortgage Loan is evidenced by pari passu notes A-2 and A-3 with an aggregate Cut-off Date Balance of $34,500,000 and the two pari passu Companion Loans are evidenced by note A-1 and note A-4 (“The Falls Companion Loans” and, together with The Falls Mortgage Loan, “The Falls Whole Loan”) with an aggregate Cut-off Date Balance of $150,000,000. The promissory note evidenced by note A-1 (“The Falls Controlling Companion Loan”) is currently held by UBS AG, New York Branch, by and through its branch office at 1285 Avenue of the Americas, New York, New York and is expected to be transferred to one or more future securitizations or otherwise transferred. The promissory note evidenced by note A-4 is currently held by Goldman Sachs Mortgage Company and is expected to be transferred to the GSMS 2016-GS3 securitization trust prior to the Closing Date. The Falls Companion Loans will not be included in the issuing entity. Only The Falls Mortgage Loan will be included in the issuing entity. The Falls Mortgage Loan and The Falls Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of The Falls Mortgage Loan and the rights of any securitization trust holding The Falls Companion Loans are subject to the terms of a co-lender agreement (“The Falls Intercreditor Agreement”).

Servicing

The Falls Whole Loan and any related REO Property are expected to be serviced and administered (i) prior to the date (“The Falls Controlling Companion Loan Securitization Date”) on which The Falls Controlling Companion Loan is deposited into a securitization trust (“The Falls Controlling Securitization Trust”), in accordance with the pooling and servicing agreement (the “GSMS 2016-GS3 PSA”), dated as of September 1, 2016, among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2016-GS3 Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer (the “GSMS 2016-GS3 Special Servicer”), Trimont Real Estate Advisors, LLC, as 540 West Madison special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee (in such capacity, the “GSMS 2016-GS3 Trustee”), and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, which is separate from the PSA under which your Certificates are issued, by the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Falls Mortgage Loan” in this prospectus, but subject to the terms of The Falls Intercreditor Agreement and (ii) on and after The Falls Controlling Companion Loan Securitization Date, in accordance with the pooling and servicing agreement to be entered into in connection with the securitization of The Falls Controlling Companion Loan (“The Falls Future PSA”) by the master servicer and special servicer designated in The Falls Future PSA (“The Falls Future Master Servicer” and “The Falls Future Special Servicer”, respectively), but subject to The Falls Intercreditor Agreement. The trustee under The Falls Future PSA is referred to herein as “The Falls Future Trustee”. No parties to The Falls Future PSA have yet been identified.

The servicing standard under the GSMS 2016-GS3 PSA will require the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer to take into account the interests of the issuing entity, the certificateholders of the GSMS 2016-GS3 securitization and the holder of The Falls Controlling Companion Loan as a collective whole. The servicing standard set forth in The Falls Future PSA will require The Falls Future Master Servicer and The Falls Future Special Servicer to take into account the interests of the holders of certificates issued under The Falls Future PSA (“The Falls Certificateholders”), the issuing entity, as holder of The Falls Mortgage Loan and the GSMS 2016-GS3 issuing entity, as holder of The Falls Companion Loan evidenced by note A-4, as a collective whole.

Amounts payable to the issuing entity as holder of The Falls Mortgage Loan pursuant to The Falls Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of The Falls Companion Loans will be distributed to such holders net of certain fees and expenses on The Falls Companion Loans as set forth in The Falls Intercreditor Agreement.

If any of The Falls Mortgage Loan or The Falls Companion Loans becomes specially serviced prior to The Falls Controlling Companion Loan Securitization Date, the GSMS 2016-GS3 Special Servicer will be required to service and administer The Falls Whole Loan and any related REO Property in the same manner as any other specially serviced loan or REO Property in the GSMS 2016-GS3 transaction and will be entitled to all rights and compensation earned with respect to The Falls Whole Loan as set forth under the GSMS 2016-GS3 PSA. Prior to The Falls Controlling Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after The Falls Controlling Companion Loan Securitization Date, The Falls Whole Loan will no longer be serviced pursuant to the GSMS 2016-GS3 PSA but will be serviced by The Falls Future Master Servicer and The Falls Future Special Servicer pursuant to The Falls Future PSA. If The Falls Whole Loan is being specially serviced when The Falls

Controlling Companion Loan Securitization Date occurs, the GSMS 2016-GS3 Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to The Falls Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the GSMS 2016-GS3 PSA.

Application of Payments

The Falls Intercreditor Agreement sets forth the respective rights of the holder of The Falls Mortgage Loan and the holders of The Falls Companion Loans with respect to distributions of funds received in respect of The Falls Whole Loan, and provides, in general, that:

•	The Falls Mortgage Loan and The Falls Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of The Falls Whole Loan or the related Mortgaged Property will be applied to The Falls Mortgage Loan and The Falls Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator and the applicable trustee) in accordance with the terms of The Falls Intercreditor Agreement and either the GSMS 2016-GS3 PSA or The Falls Future PSA, as applicable; and

•	expenses, losses and shortfalls relating to The Falls Whole Loan will be allocated, on a pro rata and pari passu basis, to The Falls Mortgage Loan and The Falls Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to The Falls Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on The Falls Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on The Falls Companion Loans.

Prior to The Falls Controlling Companion Loan Securitization Date, the GSMS 2016-GS3 Master Servicer will be obligated to make any necessary property protection advances in respect of The Falls Whole Loan, and certain costs and expenses (such as a pro rata share of a property protection advance) allocable to The Falls Companion Loans may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS3 securitization, subject to such securitization’s right to reimbursement from future payments and other collections on The Falls Mortgage Loan and The Falls Controlling Companion Loan. After The Falls Controlling Companion Loan Securitization Date, The Falls Future Master Servicer will generally be obligated to make any necessary property protection advances in respect of The Falls Whole Loan, and certain costs and expenses (such as a pro rata share of a property protection advance) allocable to The Falls Mortgage Loan may be paid or reimbursed out of payments and other collections on The Falls Controlling Securitization Trust, subject to The Falls Controlling Securitization Trust’s right to reimbursement from future payments and other collections on The Falls Mortgage Loan or The Falls Companion Loan evidenced by Note A-4 or from general collections on the Mortgage Loans or on the GSMS 2016-GS3 securitization.

Consultation and Control

Pursuant to The Falls Intercreditor Agreement, the directing holder with respect to The Falls Whole Loan (“The Falls Whole Loan Directing Holder”), as of any date of determination, will be the holder of The Falls Controlling Companion Loan, which prior to The Falls Controlling Companion Loan Securitization Date is (and is expected to remain) UBS AG, New York Branch, and which after the securitization of The Falls Controlling Companion Loan will be The Falls Future Trustee; provided, that, it is expected that unless a control termination event exists under The Falls Future PSA, the controlling class representative under The Falls Future PSA (“The Falls Controlling Class Representative”) will be entitled to exercise the rights of The Falls Whole Loan Directing Holder. The Falls Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the controlling class representative under the GSMS 2016-GS3 PSA (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to The Falls Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to The Falls Whole Loan will require the approval of The Falls Whole Loan Directing Holder. It is expected that, while The Falls Controlling Class Representative is The Falls Whole Loan Directing Holder, The Falls Controlling Class Representative’s consent and/or consultation rights with respect to The Falls Whole Loan will be the same as its rights with respect to the other mortgage loans (exclusive of any “non-serviced mortgage loan” and any “excluded loan”) included in The Falls Controlling Securitization Trust.

In addition, pursuant to the terms of The Falls Intercreditor Agreement, the issuing entity, as holder of The Falls Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Controlling Companion Loan Securitization Date), is required to provide to the controlling class representative under the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date) or The Falls Controlling Class Representative (on and after The Falls Controlling Companion Loan Securitization Date) (in each case, within the same time frame such notices, information and reports are or would have been required to be provided to controlling class representative under the GSMS 2016-GS3 PSA pursuant to the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date) or The Falls Controlling Class Representative under The Falls Future PSA (on and after The Falls Controlling Companion Loan Securitization Date) without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under The Falls Intercreditor Agreement) to be taken with respect to The Falls Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to The Falls Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under The Falls Intercreditor Agreement) to be taken with respect to The Falls Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to The Falls Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice of a proposed action, together with copies of the notice, information and report required to be provided to the controlling class representative under the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date) or The Falls Controlling Class Representative (following The Falls Controlling Companion Loan Securitization Date),

whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Controlling Companion Loan Securitization Date), proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Controlling Companion Loan Securitization Date), is permitted to make any “major decision” (as defined in The Falls Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines, in accordance with the applicable servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of The Falls Whole Loan. None of the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Controlling Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

None of the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer (on and after The Falls Controlling Companion Loan Securitization Date), may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) or the holders of The Falls Companion Loans (or their representatives) that would cause such master servicer or special servicer, as applicable, to violate the terms of The Falls Whole Loan, applicable law, the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date), The Falls Future PSA (on and after The Falls Controlling Companion Loan Securitization Date), The Falls Intercreditor Agreement, the REMIC provisions of the Code or such master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of The Falls Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual meetings (which may be held telephonically or in person) with the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer (prior to The Falls Controlling Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer (on and after The Falls Controlling Companion Loan Securitization Date), upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to The Falls Whole Loan.

Application of Penalty Charges

The Falls Intercreditor Agreement provides that penalty charges (or analogous penalty charges under The Falls Future PSA) paid on The Falls Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of The Falls Mortgage Loan and The Falls Companion Loans by the amount necessary to pay the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Trustee or the GSMS 2016-GS3 Special Servicer for any interest accrued on any Property Advances and for reimbursement of any property protection advances in accordance with the terms of the GSMS 2016-GS3 PSA (prior to The

Falls Controlling Companion Loan Securitization Date) or to pay The Falls Future Master Servicer, The Falls Future Trustee or The Falls Future Special Servicer for any interest accrued on any property protection advances and for reimbursement of any property protection advances in accordance with the terms of The Falls Future PSA (on and after The Falls Controlling Companion Loan Securitization Date), second, be used to reduce the respective amounts payable on each of The Falls Mortgage Loan and The Falls Companion Loans by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Trustee, and The Falls Future Master Servicer and The Falls Future Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS3 PSA or The Falls Future PSA) made with respect to such loan by such party (if and as specified in the PSA, the GSMS 2016-GS3 PSA or The Falls Future PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of The Falls Mortgage Loan and The Falls Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to The Falls Whole Loan (as specified in the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date) or as specified in The Falls Future PSA (on and after The Falls Controlling Companion Loan Securitization Date)) and, finally, (i) in the case of the remaining amount of penalty charges allocable to The Falls Mortgage Loan and The Falls Companion Loan evidenced by Note A-4, be paid (x) prior to The Falls Controlling Companion Loan Securitization Date, to the GSMS 2016-GS3 Master Servicer and/or the GSMS 2016-GS3 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS3 PSA, and (y) on and after The Falls Controlling Companion Loan Securitization Date, to The Falls Future Master Servicer and/or The Falls Future Special Servicer as additional servicing compensation as provided in The Falls Future PSA, and (ii) in the case of the remaining amount of penalty charges allocable to The Falls Companion Loan, be paid, (x) prior to The Falls Controlling Companion Loan Securitization Date, to the related Companion Loan Holder and (y) on and after The Falls Controlling Companion Loan Securitization Date, to The Falls Future Master Servicer and/or The Falls Future Special Servicer as additional servicing compensation as provided in The Falls Future PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of The Falls Intercreditor Agreement, if The Falls Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA or The Falls Future PSA, as applicable (depending on which agreement it is being serviced under at such time), and if the GSMS 2016-GS3 Special Servicer or The Falls Future Special Servicer, as applicable, determines to sell The Falls Companion Loan evidenced by Note A-4 in accordance with the GSMS 2016-GS3 PSA or The Falls Controlling Companion Loan in accordance with The Falls Future PSA, as applicable, then the GSMS 2016-GS3 Special Servicer or The Falls Future Special Servicer, as applicable, will be required to sell The Falls Mortgage Loan together with The Falls Companion Loans as one whole loan in accordance with procedures generally consistent with those, set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS3 Special Servicer or The Falls Future Special Servicer, as applicable, will not be permitted to sell The Falls Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS3 Special Servicer or The Falls Future Special Servicer, as applicable, has delivered to the issuing entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Falls Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS

2016-GS3 Special Servicer or The Falls Future Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Falls Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the GSMS 2016-GS3 PSA (prior to The Falls Controlling Companion Loan Securitization Date) or The Falls Controlling Class Representative (on and after The Falls Controlling Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable, in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of The Falls Companion Loans (or their representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), the holders of The Falls Companion Loans (or their representatives) and The Falls Whole Loan Directing Holder (or its representative) will be permitted to submit an offer at any sale of The Falls Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to The Falls Intercreditor Agreement, The Falls Whole Loan Directing Holder will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to The Falls Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative) or the holders of The Falls Companion Loan evidenced by Notes A-4 (or its representatives), in a manner similar to that described under “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus. After The Falls Controlling Companion Loan Securitization Date, it is anticipated that either The Falls Controlling Class Representative or, during the occurrence of a control termination event (or the equivalent) under The Falls Future PSA, the applicable Falls Certificateholders with the requisite percentage of voting rights, will be permitted to exercise the foregoing right.

The Plaza Mexico – Los Angeles Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles (the “Plaza Mexico - Los Angeles Mortgaged Property”) secures six (6) promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5 and note A-6) originated by Natixis, New York Branch. The non-controlling note A-4 and note A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000, collectively representing approximately 4.0% of the Initial Pool Balance, are to be included in this securitization transaction (collectively, the “Plaza Mexico - Los Angeles Mortgage Loan”). The controlling note A-2 (the “Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan”) and non-controlling note A-3, which were contributed to the Morgan Stanley Capital I Trust 2016-UBS11, have an aggregate principal balance as of the Cut-off Date of $40,000,000. The non-controlling note A-1 and note A-6, which were contributed to the SG Commercial Mortgage Securities Trust 2016-C5, have an aggregate outstanding principal balance as of the Cut-off Date of $36,000,000. Note A-1, note A-2, note A-3 and note A-6 (each, a “Plaza Mexico - Los Angeles Pari Passu Companion Loan” and together with the

Plaza Mexico - Los Angeles Mortgage Loan, the “Plaza Mexico - Los Angeles Whole Loan”) are each pari passu in right of payment with the Plaza Mexico - Los Angeles Mortgage Loan. On or prior to the Closing Date, Natixis Real Estate Capital LLC will sell the Plaza Mexico - Los Angeles Mortgage Loan to the depositor for contribution to this securitization.

The holders of the promissory notes evidencing the Plaza Mexico - Los Angeles Whole Loan (the “Plaza Mexico - Los Angeles Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Plaza Mexico - Los Angeles Noteholder (the “Plaza Mexico - Los Angeles Intercreditor Agreement”).

Servicing

The Plaza Mexico - Los Angeles Whole Loan is being serviced by Midland Loan Services, a Division of PNC Bank, National Association (the “MSC 2016-UBS11 Master Servicer”) and CWCapital Asset Management LLC (the “MSC 2016-UBS11 Special Servicer”), pursuant to the terms of the pooling and servicing agreement (the “MSC 2016-UBS11 PSA”) entered into in connection with the Morgan Stanley Capital I Trust 2016-UBS11 securitization among Morgan Stanley Capital I Inc., as depositor, the MSC 2016-UBS11 Master Servicer, as master servicer, the MSC 2016-UBS11 Special Servicer, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee (in such capacity, the “MSC 2016-UBS11 Trustee”) and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the Plaza Mexico - Los Angeles Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions on the part of any Plaza Mexico - Los Angeles Noteholder will be effected in accordance with the MSC 2016-UBS11 PSA and the Plaza Mexico - Los Angeles Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Plaza Mexico - Los Angeles Mortgage Loan (but not on any Plaza Mexico - Los Angeles Pari Passu Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Plaza Mexico - Los Angeles Mortgage Loan. Property protection advances in respect of the Plaza Mexico - Los Angeles Mortgaged Property will be made by the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Trustee as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Distributions

The terms of the Plaza Mexico - Los Angeles Intercreditor Agreement set forth the respective rights of the Plaza Mexico - Los Angeles Noteholders with respect to distributions of funds received in respect of the Plaza Mexico - Los Angeles Whole Loan, and provide, in general, that:

•	the Plaza Mexico - Los Angeles Mortgage Loan and the Plaza Mexico - Los Angeles Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Plaza Mexico - Los Angeles Whole Loan or the related Mortgaged Property will be applied to the

Plaza Mexico - Los Angeles Mortgage Loan and the Plaza Mexico - Los Angeles Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Plaza Mexico - Los Angeles Intercreditor Agreement and the MSC 2016-UBS11 PSA; and

•	expenses, losses and shortfalls relating to the Plaza Mexico - Los Angeles Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Plaza Mexico - Los Angeles Mortgage Loan and the Plaza Mexico - Los Angeles Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Plaza Mexico - Los Angeles Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Plaza Mexico - Los Angeles Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any Plaza Mexico - Los Angeles Pari Passu Companion Loan. Similarly, P&I Advances on any Plaza Mexico - Los Angeles Companion Loan are not reimbursable out of payments or other collections on the Plaza Mexico - Los Angeles Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the MSC 2016-UBS11 PSA with respect to the Plaza Mexico - Los Angeles Mortgage Loan are insufficient to reimburse the MSC 2016-UBS11 Master Servicer for any property protection advance and/or interest thereon and the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Trustee, as applicable, obtains funds from general collections of the MSC 2016-UBS11 securitization trust as a reimbursement for a property advance or interest thereon, the Trust (as holder of the Plaza Mexico - Los Angeles Mortgage Loan) will be required to, promptly following notice from the MSC 2016-UBS11 Master Servicer, pay to the MSC 2016-UBS11 securitization trust for its pro rata share of such property advance and/or interest thereon. In addition, the Trust (as holder of the Plaza Mexico - Los Angeles Mortgage Loan) is required to promptly reimburse the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Trustee for the Plaza Mexico - Los Angeles Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Plaza Mexico - Los Angeles Whole Loan as to which the MSC 2016-UBS11 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the MSC 2016-UBS11 PSA (to the extent amounts on deposit in the collection account with respect to the Plaza Mexico - Los Angeles Whole Loan are insufficient for reimbursement of such amounts).

Application of Penalty Charges

Pursuant to the Plaza Mexico – Los Angeles Intercreditor Agreement and the MSC 2016-UBS11 PSA, penalty charges paid in respect of the Plaza Mexico – Los Angeles Whole Loan are used to (i) pay the MSC 2016-UBS11 Master Servicer, the MSC 2016-UBS11 Trustee or the MSC 2016-UBS11 Special Servicer for interest accrued on any property advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Plaza Mexico - Los Angeles Whole Loan and (iv) pay to the MSC 2016-UBS11 Master Servicer and/or the MSC 2016-UBS11 Special Servicer as additional servicing compensation, except that for so long as a Plaza Mexico - Los Angeles Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the Plaza Mexico – Los Angeles Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the holder of such Plaza Mexico - Los Angeles Pari Passu Companion Loan and will not be paid to the MSC 2016-UBS11 Master Servicer and/or MSC 2016-UBS11 Special Servicer without express consent of such holder.

Consultation and Control

Pursuant to the Plaza Mexico – Los Angeles Intercreditor Agreement, the controlling note holder with respect to the Plaza Mexico – Los Angeles Whole Loan will be the MSC 2016-UBS11 Trustee, as holder of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan (such party, the “Plaza Mexico – Los Angeles Directing Holder”). Pursuant to the MSC 2016-UBS11 PSA, unless a consultation termination event has occurred and is continuing or the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan is an excluded loan (as defined therein), the directing certificateholder under the MSC 2016-UBS11 PSA will be entitled to exercise the rights of the Plaza Mexico – Los Angeles Directing Holder. As such, pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, certain decisions to be made with respect to the Plaza Mexico – Los Angeles Whole Loan, including major decisions and implementation of any recommended actions outlined in an asset status report, will require the approval of the Plaza Mexico – Los Angeles Directing Holder. Generally, if the Plaza Mexico – Los Angeles Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or thirty (30) days with respect to an acceptable insurance default) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the Plaza Mexico – Los Angeles Directing Holder will have certain consent and/or consultation rights with respect to the Plaza Mexico – Los Angeles Whole Loan and will be entitled to exercise the rights and powers granted thereunder and under the MSC 2016-UBS11 PSA.

Notwithstanding the Plaza Mexico – Los Angeles Directing Holder’s consent and/or consultation rights described above, the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, as applicable, is permitted to implement any major decision before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Companion Loans.

No objection, direction or advice of the Plaza Mexico – Los Angeles Directing Holder contemplated above may require or cause the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Special Servicer, as applicable, to violate any provisions of the Plaza Mexico – Los Angeles Mortgage Loan documents, applicable law, the MSC 2016-UBS11 PSA, the Plaza Mexico – Los Angeles Intercreditor Agreement, the REMIC provisions or the MSC 2016-UBS11 Master Servicer’s or MSC 2016-UBS11 Special Servicer’s obligation to act in accordance with the servicing standard or expose the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Special Servicer to liability, or materially expand the scope of the MSC 2016-UBS11 Master Servicer’s or the MSC 2016-UBS11 Special Servicer’s responsibilities under the MSC 2016-UBS11 PSA.

Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the issuing entity, as holder of the Plaza Mexico – Los Angeles Mortgage Loan, and the holder of each other Plaza Mexico – Los Angeles Pari Passu Companion Loan (each such party, a “Plaza Mexico – Los Angeles Non-Directing Holder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Plaza Mexico – Los Angeles Whole Loan, that the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, as applicable, is required to provide to each Plaza Mexico – Los Angeles Directing Holder under the MSC 2016-UBS11 PSA within the same time frame that the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, as applicable, is required to provide such notices, information and reports to the Plaza Mexico – Los Angeles Directing Holder (but without regard to whether or not the Plaza Mexico – Los Angeles Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) to be consulted by the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Plaza Mexico – Los Angeles Intercreditor Agreement and the implementation by the MSC 2016-UBS11 Special Servicer of any recommended actions outlined in an asset status report and (iii) to attend annual conference calls with the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, upon reasonable notice and at times reasonably acceptable to the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer, as applicable, in which servicing issues related to each Plaza Mexico – Los Angeles Whole Loan may be discussed.

The consultation right of each Plaza Mexico – Los Angeles Non-Directing Holder will expire ten (10) business days after the delivery by the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Plaza Mexico – Los Angeles Non-Directing Holders’ consultation rights described above, the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Special Servicer, as applicable, will be permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Companion Loans. In no event will the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Special Servicer be obligated at any time to follow or take any alternative actions recommended by any Plaza Mexico – Los Angeles Non-Directing Holder.

The foregoing consultation rights of the issuing entity, as the holder of the Plaza Mexico – Los Angeles Mortgage Loan will be exercisable by the Directing Certificateholder for so long as no Consultation Termination Event has occurred and is continuing and the Plaza Mexico – Los Angeles Mortgage Loan is not an Excluded Loan.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Plaza Mexico - Los Angeles Intercreditor Agreement and the MSC 2016-UBS11 PSA, if the Plaza Mexico - Los Angeles Mortgage Loan becomes a defaulted mortgage loan and thereafter the MSC 2016-UBS11 Special Servicer determines pursuant to the MSC 2016-UBS11 PSA and the Plaza Mexico - Los Angeles Intercreditor Agreement to pursue a sale of the Plaza Mexico - Los Angeles Mortgage Loan, the MSC 2016-UBS11 Special Servicer will be required to sell the Plaza Mexico - Los Angeles Mortgage Loan together with the Plaza Mexico - Los Angeles Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the MSC 2016-UBS11 Trustee’s obligation to review whether offers received from Interested Persons for the Plaza Mexico - Los Angeles Whole Loan constitute a fair price.

The MSC 2016-UBS11 Special Servicer will not be permitted to sell the Plaza Mexico - Los Angeles Whole Loan if it becomes a defaulted mortgage loan without the written consent of each Plaza Mexico - Los Angeles Non-Directing Holder unless the MSC 2016-UBS11 Special Servicer has delivered to each such Plaza Mexico - Los Angeles Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the MSC 2016-UBS11 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Plaza Mexico - Los Angeles Whole Loan, and any documents in the servicing file reasonably requested by such Plaza Mexico - Los Angeles Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Special Servicer in connection with the proposed sale; provided, that any Plaza Mexico - Los Angeles Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Plaza Mexico - Los Angeles Mortgage Loan or a Plaza Mexico - Los Angeles Pari Passu Companion Loan, the Plaza Mexico - Los Angeles Non-Directing Holders and the Plaza Mexico – Los Angeles Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the Plaza Mexico – Los Angeles Directing Holder (which, unless a consultation termination event has occurred and is continuing under the MSC 2016-UBS11 PSA, will be the controlling class representative under the MSC 2016-UBS11 PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the Plaza Mexico – Los Angeles Whole Loan and appoint a replacement special servicer without the consent of the holder of the Plaza Mexico – Los Angeles Mortgage Loan.

The Peachtree Mall Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall (the “Peachtree Mall Mortgage Loan”), representing approximately 2.6% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $19,846,750, is part of a split loan structure comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Peachtree Mall Whole Loan (as defined below) is evidenced by (i) one promissory note designated as Note A-2 that evidences the Peachtree Mall Mortgage Loan, (ii) one promissory note designated as Note A-1 having an original principal balance of $23,750,000, (iii) one promissory note designated as Note A-3 having an original principal balance of $25,000,000 (the “Peachtree Mall Controlling Companion Loan”), and (iv) one promissory note designated as Note A-4 having an original principal balance of $11,555,560 (each of Note A-1, Note A-2 and Note A-4, a “Peachtree Mall Non-Controlling Companion Loan”, and together with the Peachtree Mall Controlling Companion Loan, the “Peachtree Mall Companion Loans”). Each Peachtree Mall Companion Loan is generally pari passu in right of payment with the Peachtree Mall Mortgage Loan. The Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are collectively referred to as the “Peachtree Mall Whole Loan” and the “Peachtree Mall Notes”. Only the Peachtree Mall Mortgage Loan is an asset of the issuing entity. Note A-1 was contributed to the SGCMS 2016-C5 trust. Note A-4 and the Peachtree Mall Controlling Companion Loan are currently being held by Silverpeak Real Estate Finance LLC. It is anticipated that the Peachtree Mall Controlling Companion Loan and Note A-4 will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Peachtree Mall Mortgage Loan and the rights of the holders of the Peachtree Mall Companion Loans (the “Peachtree Mall Noteholders”) are subject to a co-lender agreement (the “Peachtree Mall Intercreditor Agreement”).

Servicing

The Peachtree Mall Whole Loan is (i) currently being serviced and administered pursuant to the pooling and servicing agreement among SG Commercial Mortgage Securities, LLC, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “SGCMS 2016-C5 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “SGCMS 2016-C5 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “SGCMS 2016-C5 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “SGCMS 2016-C5 Trustee”), and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, in connection with the SGCMS 2016-C5 trust (into which Note A-1 was deposited) (the “SGCMS 2016-C5 PSA”), and, subject to the terms of the Peachtree Mall Intercreditor Agreement and (ii) following the date (the “Peachtree Mall Controlling Companion Loan Securitization Date”) of the securitization of the Peachtree Mall Controlling Companion Loan, will be serviced and administered by the master servicer and the special servicer designated under the Note A-3 pooling and servicing agreement (the “Peachtree Mall Note A-3 PSA”) pursuant to the terms of the Peachtree Mall Note A-3 PSA and Peachtree Mall Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Peachtree Mall Mortgage Loan”

Amounts payable to the issuing entity as holder of the Peachtree Mall Mortgage Loan pursuant to the Peachtree Mall Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Peachtree Mall Mortgage Loan (but not on the Peachtree Mall Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. Reimbursement of any such P&I Advance, and any interest thereon, is payable only from payments and other collections received in respect of the Peachtree Mall Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments and other collections received in respect of the Peachtree Mall Companion Loans.

Prior to the Peachtree Mall Controlling Companion Loan Securitization Date, the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee, as applicable, will be obligated to make property protection advances with respect to the Peachtree Mall Whole Loan, in each case, unless a similar determination of nonrecoverability is made under the SGCMS 2016-C5 PSA. Reimbursement of any such property protection advance, any interest thereon, and certain fees and expenses are payable from payments and other collections received by the

SGCMS 2016-C5 securitization, and certain costs and expenses (such a pro rata share of any property protection advance) allocable to the Peachtree Mall Mortgage Loan or the Peachtree Mall Non-Controlling Companion Loans may be paid or reimbursed out of payments and other collections received with respect to the mortgage loans in the SGCMS 2016-C5 securitization, subject to such securitization’s right to reimbursement from future payments and collections with respect to the Peachtree Mall Mortgage Loan and the Peachtree Mall Non-Controlling Companion Loans.

On and after the Peachtree Mall Controlling Companion Loan Securitization Date, (i) the Peachtree Mall Note A-3 PSA master servicer or trustee, as applicable, will be obligated to make property protection advances with respect to the Peachtree Mall Whole Loan, in each case, unless a similar determination of nonrecoverability is made under the Peachtree Mall Note A-3 PSA. Reimbursement of any such property protection advance, any interest thereon, and certain fees and expenses are payable from payments and other collections received by the Peachtree Mall Note A-3 securitization, and certain costs and expenses (such a pro rata share of any property protection advance) allocable to the Peachtree Mall Mortgage Loan or the Peachtree Mall Non-Controlling Companion Loans may be paid or reimbursed out of payments and other collections received with respect to the mortgage loans in the Peachtree Mall Note A-3 securitization, subject to such securitization’s right to reimbursement from future payments and collections with respect to the Peachtree Mall Mortgage Loan and the Peachtree Mall Non-Controlling Companion Loans.

Distributions

The terms of the Peachtree Mall Intercreditor Agreement set forth the respective rights of the Peachtree Mall Noteholders with respect to distributions of funds received in respect of the Peachtree Mall Whole Loan, and provides, in general, that:

•	the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Peachtree Mall Whole Loan or the related Mortgaged Property will be applied to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Peachtree Mall Intercreditor Agreement and, until the Peachtree Mall Controlling Companion Loan Securitization Date, the SGCMS 2016-C5 PSA; and

•	expenses, losses and shortfalls relating to the Peachtree Mall Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans.

Application of Penalty Charges

Payments of late payment charges or default interest on or in respect of the Peachtree Mall Whole Loan will be applied to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans on a pro rata and pari passu basis and applied first, to reduce, on a pro rata basis, the amounts payable on each of the Peachtree Mall Notes by the amount necessary to reimburse the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee, or the Peachtree Mall Note A-3 master servicer or the Peachtree Mall Note A-3 trustee, as applicable, for any property protection advances and interest thereon, second, to reduce the respective amounts payable on each Peachtree Mall Note by the amount necessary to pay the applicable master servicer or trustee for any interest accrued on any P&I Advance made with respect to such Peachtree Mall Note by such party (in accordance with any applicable securitization servicing agreement); third, to reduce, on a pro rata basis, the amounts payable on each Peachtree Mall Note by the amount necessary to pay “additional trust fund expenses” (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Peachtree Mall Whole Loan (as specified in the applicable pooling and servicing agreement) and, finally, to be paid to the SGCMS 2016-C5 Master Servicer, the SGCMS 2016-C5 Special Servicer, the Peachtree Mall Note A-3 master servicer and/or the Peachtree Mall Note A-3 special servicer as additional servicing compensation.

Consultation and Control

Prior to the Peachtree Mall Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the SGCMS 2016-C5 PSA, will require the approval of the holder of the Peachtree Mall Controlling Companion Loan. On and after the Peachtree Mall Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Peachtree Mall Note A-3 PSA, will require the approval of the party entitled under such securitization to exercise the rights granted to the holder of the Peachtree Mall Controlling Companion Loan under the Peachtree Mall Intercreditor Agreement (such party, the “Peachtree Mall Companion Loan Controlling Class Representative”).

Pursuant to the terms of the Peachtree Mall Intercreditor Agreement, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the applicable special servicer is required to provide to the holder of the Peachtree Mall Controlling Companion Loan or the Peachtree Mall Companion Loan Controlling Class Representative, as applicable, within the same time frame it is required to provide such notices, information and reports to the holder of the Peachtree Mall Controlling Companion Loan or the Peachtree Mall Companion Loan Controlling Class Representative (but without regard to whether or not the Peachtree Mall Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Peachtree Mall Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the related Non-Serviced Special Servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the related Non-Serviced Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans. In no event will the SGCMS 2016-

C5 Master Servicer and the SGCMS 2016-C5 Special Servicer (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the holder of the Peachtree Mall Note A-3 (following the Peachtree Mall Controlling Companion Loan Securitization Date) be obligated at any time to follow or take any alternative actions recommended by the directing certificateholder.

In addition to the consultation rights of the directing certificateholder described above, after the Peachtree Mall Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to annual conference calls with the master servicer or special servicer under the Peachtree Mall Note A-3 PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the Peachtree Mall Note A-3 PSA, in which servicing issues related to the Peachtree Mall Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Peachtree Mall Intercreditor Agreement, if the Peachtree Mall Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the SGCMS 2016-C5 PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date), and thereafter the related special servicer determines pursuant to the SGCMS 2016-C5 PSA or the Peachtree Mall Note A-3 PSA, as applicable, and the Peachtree Mall Intercreditor Agreement to pursue a sale of the Peachtree Mall Companion Loan Note A-1 (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Controlling Companion Loan (on and after the Peachtree Mall Controlling Companion Loan Securitization Date), such special servicer will be required to sell the Peachtree Mall Mortgage Loan together with the Peachtree Mall Companion Loans as a single whole loan, in accordance with the provisions of the SGCMS 2016-C5 PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date) and the Peachtree Mall Intercreditor Agreement, subject to certain notice and information delivery requirements.

Notwithstanding the foregoing, neither the SGCMS 2016-C5 Special Servicer nor the Peachtree Mall Note A-3 special servicer, as applicable, may sell the Peachtree Mall Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity (or its representative) or the holders of the Peachtree Mall Non-Controlling Companion Loans unless the SGCMS 2016-C5 Special Servicer or the Peachtree Mall Note A-3 special servicer, as applicable, has delivered: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Peachtree Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the SGCMS 2016-C5 Special Servicer or the Peachtree Mall Note A-3 special servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Peachtree Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) or the holders of the Peachtree Mall Non-Controlling Companion Loans; and (d) until the sale is completed, a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the SGCMS 2016-C5 PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 controlling class representative (following the Peachtree Mall Controlling Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the SGCMS 2016-C5 Master Servicer, the SGCMS 2016-C5 Special Servicer, the Peachtree Mall Note A-3

master servicer or the Peachtree Mall Note A-3 special servicer, as applicable, in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the Peachtree Mall Companion Loans (or their representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), the holders of the Peachtree Mall Companion Loans (or their representatives), the SGCMS 2016-C5 Trustee and the SGCMS 2016-C5 directing holder (or its representative) will be permitted to submit an offer at any sale of the Peachtree Mall Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

The holder of the Peachtree Mall Controlling Companion Loan (or its representative) or, on and after the Peachtree Mall Controlling Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Peachtree Mall Note A-3 PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as long as such replacement special servicer is a “qualified servicer” (as described in the Peachtree Mall Intercreditor Agreement) and satisfies the other conditions set forth in the SGCMS 2016-C5 PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date).

The At Home Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as At Home Portfolio (the “At Home Portfolio Mortgage Loan”), representing approximately 1.3% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $10,150,000, is part of a split loan structure comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The At Home Portfolio Whole Loan (as defined below) is evidenced by (i) one promissory note designated as Note A-1 having an outstanding principal balance as of the Cut-off Date of $18,000,000 (the “At Home Portfolio Companion Loan”) and (ii) one promissory note designated as Note A-2 that evidences the At Home Portfolio Mortgage Loan. The At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan are collectively referred to as the “At Home Portfolio Whole Loan”. Only the At Home Portfolio Mortgage Loan is an asset of the issuing entity. The At Home Portfolio Companion Loan was contributed to the SGCMS 2016-C5 trust and represents the controlling interest in the At Home Portfolio Whole Loan. The rights of the issuing entity as the holder of the At Home Portfolio Mortgage Loan and the rights of the holders of the At Home Portfolio Companion Loan (the “At Home Portfolio Noteholders”) are subject to a co-lender agreement (the “At Home Portfolio Intercreditor Agreement”)

To the extent that Silverpeak is unable to effect the At Home Portfolio Release Date Amendment, pursuant to a REMIC declaration dated September 19, 2016, which created a separate REMIC (the “At Home Portfolio REMIC”), (A)(i) the Note A-2 of the At Home Portfolio Whole Loan will represent the regular interest in the At Home Portfolio REMIC (the “At Home Portfolio Regular Interest”) with an original principal balance as of the Cut-off

Date of $10,150,000 and an interest rate equal to the interest rate of the initial Note A-2, plus default interest as and when payable under the terms of the initial Note A-2 and (ii) the Class R certificates will represent, in part, the residual interest in the At Home Portfolio REMIC, (B) the At Home Portfolio Regular Interest and the residual interest in the At Home Portfolio REMIC, will be contributed to the issuing entity and (C) if the borrower exercises its right to defease the At Home Portfolio Mortgage Loan upon any date that is on or after September 15, 2018 and up to and including September 19, 2018 (an “At Home Portfolio REMIC-Prohibited Defeasance”), the mortgage loan seller will be obligated to repurchase the At Home Portfolio Mortgage Loan at the Purchase Price under the related MLPA prior to such At Home Portfolio REMIC-Prohibited Defeasance. See “Certain Terms of the Mortgage Loans—Defeasance”, “Description of the Mortgage Loan Purchase Agreements” and “Material Federal Income Tax Considerations”.

Servicing

The At Home Portfolio Whole Loan is currently being serviced and administered by the SGCMS 2016-C5 Master Servicer and specially serviced by the SGCMS 2016-C5 Special Servicer pursuant to the SGCMS 2016-C5 PSA in connection with the SGCMS 2016-C5 trust (into which the At Home Portfolio Companion Loan was deposited), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the At Home Portfolio Mortgage Loan” in this prospectus, but subject to the terms of the At Home Portfolio Intercreditor Agreement. Subject to the terms of the At Home Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any At Home Portfolio Noteholder will be effected in accordance with the SGCMS 2016-C5 PSA. The servicing standard set forth in the SGCMS 2016-C5 PSA requires the SGCMS 2016-C5 Master Servicer and the SGCMS 2016-C5 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holder as a collective whole in servicing the At Home Portfolio Whole Loan.

Amounts payable to the issuing entity as holder of the At Home Portfolio Mortgage Loan pursuant to the At Home Portfolio Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the At Home Portfolio Mortgage Loan (but not on the At Home Portfolio Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the At Home Portfolio Mortgage Loan. Reimbursement of any such P&I Advance, and any interest thereon, is payable only from payments and other collections received in respect of the At Home Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments and other collections received in respect of the At Home Portfolio Companion Loan.

The SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee, as applicable, under the SGCMS 2016-C5 PSA, will be responsible for making (i) any required property protection advances with respect to the At Home Portfolio Whole Loan, in each case unless a determination of non-recoverability is made under the SGCMS 2016-C5 PSA and (ii) certain administrative advances relating to certain third-party costs and expenses that by the terms of the At Home Portfolio Whole Loan agreement are the responsibility of the related borrower (but the borrower has failed to pay), in each case unless a determination of non-recoverability is made under the SGCMS 2016-C5 PSA. Reimbursement of any such property protection advance, any interest thereon, and certain fees and expenses are payable from payments and other collections received by the SGCMS 2016-C5 securitization, and certain costs and expenses (such a pro rata share of any property protection advance) allocable to the At Home Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections received with respect to the mortgage loans in the SGCMS 2016-C5 securitization, subject to such securitization’s right to reimbursement from future payments and collections with respect to the At Home Portfolio Mortgage Loan.

Distributions

The terms of the At Home Portfolio Intercreditor Agreement set forth the respective rights of the At Home Portfolio Noteholders with respect to distributions of funds received in respect of the At Home Portfolio Whole Loan, and provides, in general, that:

•	the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the At Home Portfolio Whole Loan or the related Mortgaged Property will be applied to the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the At Home Portfolio Intercreditor Agreement and the SGCMS 2016-C5 PSA; and

•	expenses, losses and shortfalls relating to the At Home Portfolio Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan.

Application of Penalty Charges

Payments of late payment charges or default interest on or in respect of the At Home Portfolio Whole Loan will be applied to the At Home Portfolio Mortgage Loan on a pro rata and pari passu basis and applied first, to reduce, on a pro rata basis, the amounts payable on each of the At Home Portfolio Notes by the amount necessary to reimburse the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee for any property protection advances and interest thereon, second, to reduce the respective amounts payable on each At Home Portfolio Note by the amount necessary to pay the applicable master servicer or trustee for any interest accrued on any P&I Advance made with respect to such At Home Portfolio Note by such party (in accordance with any applicable securitization servicing agreement); third, to reduce, on a pro rata basis, the amounts payable on each At Home Portfolio Note by the amount necessary to pay “additional trust fund expenses” (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the At Home Portfolio Whole Loan (as specified in the SGCMS 2016-C5 PSA or the PSA, as applicable) and, finally, to be paid to the SGCMS 2016-C5 Master Servicer and/or the SGCMS 2016-C5 Special Servicer as additional servicing compensation.

Consultation and Control

The directing certificateholder under the At Home Portfolio Intercreditor Agreement with respect to the At Home Portfolio Whole Loan will be the controlling class representative or such other party specified in the SGCMS 2016-C5 PSA (such party, the “At Home Portfolio Directing Holder”). As such, pursuant to the terms of the At Home Portfolio Intercreditor Agreement, certain decisions to be made with respect to the At Home Portfolio Whole Loan, including major decisions and implementation of any recommended actions outlined in an asset status report, will require the approval of the At Home Portfolio Directing Holder.

Pursuant to the terms of the At Home Portfolio Intercreditor Agreement, the directing certificateholder will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the At Home Portfolio Whole Loan, that the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Special Servicer, as applicable, is required to provide to the At Home Portfolio Directing Holder under such agreement within the same time frame that the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer, as applicable, is required to provide such notices, information and reports to the At Home Portfolio Directing Holder (but without regard to whether or not the At Home Portfolio Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the At Home Portfolio Intercreditor Agreement and the implementation by the SGCMS 2016-C5 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan. In no event will the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer be obligated at any time to follow or take any alternative actions recommended by the directing certificateholder.

In addition to the consultation rights of the directing certificateholder described above, the directing certificateholder will have the right to attend annual conference calls with the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer, upon reasonable notice and at times reasonably acceptable to the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Special Servicer, as applicable, in which servicing issues related to the At Home Portfolio Whole Loan may be discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the At Home Portfolio Intercreditor Agreement and the SGCMS 2016-C5 PSA, if the At Home Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the SGCMS 2016-C5 PSA and thereafter the SGCMS 2016-C5 Special Servicer determines pursuant to the SGCMS 2016-C5 PSA and the At Home Portfolio Intercreditor Agreement to pursue a sale of the At Home Portfolio Mortgage Loan, the

SGCMS 2016-C5 Special Servicer will be required to sell the At Home Portfolio Mortgage Loan together with the At Home Portfolio Companion Loan as a single whole loan, in accordance with the provisions of the SGCMS 2016-C5 PSA and the At Home Portfolio Intercreditor Agreement; provided, that the SGCMS 2016-C5 Special Servicer will not be permitted to sell the At Home Portfolio Whole Loan without the written consent of the At Home Portfolio Non-Directing Holder unless the SGCMS 2016-C5 Special Servicer has satisfied certain notice and information delivery requirements.

Replacement of Special Servicer

The At Home Portfolio Directing Holder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the terms of the SGCMS 2016-C5 PSA, will have the right, with or without cause, to replace the SGCMS 2016-C5 Special Servicer then acting with respect to the At Home Portfolio Whole Loan and appoint a replacement special servicer without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the At Home Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the SGCMS 2016-C5 PSA.

The Servicing Shift Whole Loans

The Novo Nordisk Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as Novo Nordisk (the “Novo Nordisk Mortgaged Property”), secures thirteen (13) promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5, note A-6, note A-7, note A-8, note A-9, note A-10, note A-11, note A-12 and note A-13) originated by Natixis Real Estate Capital LLC. The non-controlling note A-3, note A-4, note A-5, note A-11 and note A-12, which have an aggregate outstanding principal balance as of the Cut-off Date of $73,300,000, collectively representing approximately 9.7% of the Initial Pool Balance, are to be included in this securitization transaction (collectively, the “Novo Nordisk Mortgage Loan”). The portions of the Novo Nordisk Whole Loan (as defined below) evidenced by (a) note A-1 (the “Novo Nordisk Controlling Pari Passu Companion Loan”), with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, (b)  note A-2 (the “Novo Nordisk Future Funding Note”), whose principal balance as of the Cut-off Date is $0 but may increase to up to $39,580,000 as described below, which is currently held by Natixis Real Estate Capital LLC, (c) note A-6, with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, (d) note A-7, with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, (e) note A-8, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC, (f) note A-9, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC, (g) note A-10, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC and (h) note A-13, with a Cut-off Date Balance of $5,000,000, which is currently held by Natixis Real Estate Capital LLC (collectively, including any funded advances under the Novo Nordisk Future Funding Note, the “Novo Nordisk Pari Passu Companion Loans”) are each pari passu in right of payment with the Novo Nordisk Mortgage Loan. The Novo Nordisk Mortgage Loan and the Novo Nordisk Pari Passu Companion Loans are collectively referred to in this prospectus as the “Novo Nordisk Whole Loan”. The Novo Nordisk Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Novo Nordisk Whole Loan (the “Novo Nordisk Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Novo Nordisk Noteholder (the “Novo Nordisk Intercreditor Agreement”).

Future Funding

Under the loan agreement governing the Novo Nordisk Whole Loan (the “Novo Nordisk Loan Agreement”), in the event that Novo Nordisk A/S exercises its option to lease certain expansion space, the lender will be required to make additional advances of:

(1)          up to $16,580,000 (the “Expansion Advance”) for the payment of certain leasing expenses, subject to the borrower’s satisfaction of certain conditions, including, but not limited to (i) there is no monetary default, material non-monetary default or event of default, (ii) Novo Nordisk A/S has elected to lease the 167,815 rentable square feet of space that Novo Nordisk A/S has the exclusive option to lease pursuant to its lease and (iii) delivery of an officer’s certificate certifying that such funds will be used only to pay (or reimburse borrower for) approved leasing expenses for such space and

(2)          up to $23,000,000 (the “Earn-out Advance”) for the payment of certain earn-out payments that the parent of the borrower is obligated to make to the prior owner of the Novo Nordisk Mortgaged Property as certain expansion options are exercised as a form of deferred purchase price, subject to related borrower’s satisfaction of certain conditions, including, but not limited to (i) there is no monetary default, material non-monetary default or event of default and (ii) various lease expansion options are exercised within certain time frames.

The related borrower acknowledged in the Novo Nordisk Loan Agreement that only the holder of the Novo Nordisk Future Funding Note will be required to fund such future advances and that the failure of the holder of the Novo Nordisk Future Funding Note to make any future advance will not give rise to any right of offset or defense with respect to any of the borrower’s obligations under the other Novo Nordisk Pari Passu Companion Loans.

In the Novo Nordisk Intercreditor Agreement, the holder of the Novo Nordisk Future Funding Note (the “Novo Nordisk Future Funding Noteholder”) agreed to make all required future advances and to indemnify the other Novo Nordisk Noteholders, the master servicer or special servicer, as applicable, the certificate administrator and the trustee against any and all losses, claims, damages, costs, expenses and liabilities arising out of the Novo Nordisk Future Funding Noteholder’s failure to make any required advances under the Novo Nordisk Loan Agreement, except to the extent that it is finally judicially determined that any losses, claims, damages, costs, expenses or liabilities resulted primarily from the bad faith or willful misconduct of the indemnified party.

So long as the obligation to make future advances has not been fully discharged, the Novo Nordisk Future Funding Note may only be transferred to (i) a transferee with (A) a long-term unsecured debt rating of at least “AA” or the equivalent from each rating agency then rating any Certificates or any certificates issued by any other applicable securitization trust and (B) a short-term unsecured debt rating of “P-1” or better by Moody’s or (ii) any other transferee if the Nordisk Future Funding Noteholder has received a Rating Agency Confirmation relating to such transfer and the corresponding confirmations with respect to any other applicable securitization trusts holding any of the Novo Nordisk Pari Passu Companion Loans.

Servicing

Pursuant to the terms of the Novo Nordisk Intercreditor Agreement, the Novo Nordisk Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, until the securitization of the Novo Nordisk Controlling Pari Passu Companion Loan (the “Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date”), after which the Novo Nordisk Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “Novo Nordisk PSA”) and the Novo Nordisk Intercreditor Agreement. No parties to the Novo Nordisk PSA have yet been identified.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Novo Nordisk Mortgage Loan (but not on the Novo Nordisk Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Novo Nordisk Mortgage Loan.

Until the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the master servicer or the trustee, as applicable, will be obligated to make property protection advances with respect to the Novo Nordisk Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

On and after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, (i) the master servicer or the trustee, as applicable, will continue to be responsible for making any required P&I Advances on the Novo Nordisk Mortgage Loan (but not on the Novo Nordisk Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Novo Nordisk Mortgage Loan; and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required P&I Advances on the Novo Nordisk Controlling Pari Passu Companion Loan as required under the terms of the related Non-Serviced PSA (but not on the Novo Nordisk Mortgage Loan or the other Novo Nordisk Pari Passu Companion Loans that are not serviced under such Non-Serviced PSA) and (B) any required property protection advances with respect to the Novo Nordisk Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the related Non-Serviced PSA.

Pursuant to the Novo Nordisk Intercreditor Agreement, to the extent amounts on deposit in the collection account established under the PSA (or, from and after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the Novo Nordisk PSA) with respect to the Novo Nordisk Whole Loan are insufficient to reimburse the applicable master servicer or the trustee, as applicable for any property protection advance and/or interest thereon, each holder of a Novo Nordisk Pari Passu Companion Loan (including, from and after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the issuing entity as the holder of the Novo Nordisk Mortgage Loan) will be required to, promptly following notice from the applicable master servicer pay for its pro rata share of such property protection advance and/or interest thereon. In addition, each holder of a Novo Nordisk Pari Passu Companion Loan (including, from and after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the issuing entity as the holder of the Novo Nordisk Mortgage Loan) will be required to promptly reimburse the applicable master servicer or trustee, as applicable, for such holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Novo

Nordisk Whole Loan as to which such party is entitled to be reimbursed pursuant to the terms of the PSA or the Novo Nordisk PSA, as applicable, to the extent amounts on deposit in the applicable collection account with respect to the Novo Nordisk Whole Loan.

Distributions

The terms of the Novo Nordisk Intercreditor Agreement set forth the respective rights of the Novo Nordisk Noteholders with respect to distributions of funds received in respect of the Novo Nordisk Whole Loan, and provide, in general, that:

•	the Novo Nordisk Mortgage Loan and the Novo Nordisk Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Novo Nordisk Whole Loan or the related Mortgaged Property will be applied to the Novo Nordisk Mortgage Loan and the Novo Nordisk Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Novo Nordisk Intercreditor Agreement and the PSA or the Novo Nordisk PSA, as applicable; and

•	expenses, losses and shortfalls relating to the Novo Nordisk Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Novo Nordisk Mortgage Loan and the Novo Nordisk Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Novo Nordisk Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Novo Nordisk Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any Novo Nordisk Pari Passu Companion Loan. Similarly, P&I Advances on any Novo Nordisk Companion Loans are not reimbursable out of payments or other collections on the Novo Nordisk Mortgage Loan or the Mortgage Loans.

Application of Penalty Charges

Pursuant to the Novo Nordisk Intercreditor Agreement, the PSA (or the Novo Nordisk PSA, as the case may be) may provide for the application of penalty charges paid in respect of the Novo Nordisk Whole Loan to be used to (i) pay the master servicer, the trustee or the special servicer (or, after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer) for interest accrued on any property advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Novo Nordisk Whole Loan and (iv) pay to the master servicer and/or the special servicer (or, after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) as additional servicing compensation, except that for so long as any Novo Nordisk Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the Novo Nordisk Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder of the Novo Nordisk Pari Passu Companion Loan and will not be paid to the master servicer and/or special servicer (or, after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) without express consent of such holder.

Consultation and Control

The controlling noteholder under the Novo Nordisk Intercreditor Agreement will be the holder of the Novo Nordisk Controlling Pari Passu Companion Loan, which will initially be Natixis Real Estate Capital LLC, and from and after the date of the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date is expected to be the controlling class representative or such other party specified in the Novo Nordisk PSA (such party, the “Novo Nordisk Directing Holder”). Each non-controlling noteholder under the Novo Nordisk Intercreditor Agreement is referred to herein as a “Novo Nordisk Non-Directing Holder”). In its capacity as the controlling noteholder under the Novo Nordisk Intercreditor Agreement, prior to the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the Novo Nordisk Directing Holder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement – The Directing Certificateholder” with respect to the Novo Nordisk Whole Loan and from and after the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the rights of the directing certificateholder as set forth under the Novo Nordisk PSA.

No objection, direction or advice of the Novo Nordisk Directing Holder contemplated above may require or cause the applicable master servicer or special servicer to violate any provisions of the Novo Nordisk Whole Loan documents, applicable law, the PSA or the Novo Nordisk PSA, as applicable, the Novo Nordisk Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard or expose the applicable master servicer or special servicer to liability, or materially expand the scope of the applicable master servicer’s or the special servicer’s responsibilities under the PSA or Novo Nordisk PSA, as applicable.

Pursuant to the terms of the Novo Nordisk Intercreditor Agreement, each Novo Nordisk Non-Directing Holder will have (i) the right to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Novo Nordisk Whole Loan, that the applicable master servicer or special servicer is required to provide to the Novo Nordisk Directing Holder under the PSA or the Novo Nordisk PSA, as applicable, within the same time frame that the applicable master servicer or special servicer is required to provide such notices, information and reports to the Novo Nordisk Directing Holder (but without regard to whether or not the Novo Nordisk Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) the right to be consulted by the applicable master servicer or special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Novo Nordisk Intercreditor Agreement and the implementation applicable special servicer of any recommended actions outlined in an asset status report and (iii) the right to annual conference calls with the applicable master servicer or special servicer upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer for the purpose of discussing servicing issues related to the Novo Nordisk Whole Loan.

The consultation rights described above will expire ten (10) business days following the delivery by the applicable master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10)

business day consultation period will begin anew. Notwithstanding the consultation rights described above, the applicable master servicer or special servicer will be permitted to implement any major decision or any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Novo Nordisk Mortgage Loan and the Novo Nordisk Pari Passu Companion Loans. Neither the applicable master servicer or special servicer will be obligated at any time to follow or take any alternative actions recommended in the course of such consultations.

The consultation rights of the issuing entity as holder of the Novo Nordisk Mortgage Loan will be exercisable by the Directing Certificateholder for so long as a Consultation Termination Event has not occurred and is continuing and the Novo Nordisk Mortgage Loan is not an Excluded Loan.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Novo Nordisk Intercreditor Agreement, if the Novo Nordisk Whole Loan becomes a defaulted mortgage loan and thereafter the applicable special servicer determines pursuant to the PSA or the Novo Nordisk PSA, as applicable, to pursue a sale of all or a portion of the Novo Nordisk Whole Loan, the special servicer will be required to sell all of the notes evidencing the Novo Nordisk Whole Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the applicable trustee’s (or any third party hired by the trustee in accordance with the PSA or the Novo Nordisk PSA, as applicable) obligation to review whether offers received from Interested Persons constitute a fair price.

The applicable special servicer will not be permitted to sell the Novo Nordisk Whole Loan if it becomes a defaulted mortgage loan without the written consent of each Novo Nordisk Non-Directing Holder unless the special servicer has delivered to each Novo Nordisk Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Novo Nordisk Whole Loan, and any documents in the servicing file reasonably requested by a Novo Nordisk Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that a Novo Nordisk Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Novo Nordisk Mortgage Loan or a the Novo Nordisk Pari Passu Companion Loan, each Novo Nordisk Non Directing Holder and the Novo Nordisk Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Novo Nordisk Intercreditor Agreement, the Novo Nordisk Directing Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Novo Nordisk Whole Loan and appoint a replacement special servicer in lieu thereof.

The Rentar Plaza Whole Loan

General

The Mortgaged Property identified on Annex A-1 to this prospectus as Rentar Plaza (the “Rentar Plaza Mortgaged Property”), secures five (5) promissory notes (note A-1, note A-2, note A-3, note A-4 and note A-5) originated by Natixis Real Estate Capital LLC. The non-controlling note A-2 and note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000, collectively representing approximately 7.9% of the Initial Pool Balance, are to be included in this securitization transaction (collectively, the “Rentar Plaza Mortgage Loan”). The portions of the Rentar Plaza Whole Loan (as defined below) evidenced by (a) note A-1 (the “Rentar Plaza Controlling Pari Passu Companion Loan”), with a Cut-off Date Balance of $40,000,000, which is currently held by Natixis Real Estate Capital LLC, (b)  note A-4, with a Cut-off Date Balance of $22,000,000, which is currently held by Natixis Real Estate Capital LLC and (c) note A-5, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC (collectively, the “Rentar Plaza Pari Passu Companion Loans”) are each pari passu in right of payment with the Rentar Plaza Mortgage Loan. The Rentar Plaza Mortgage Loan and the Rentar Plaza Pari Passu Companion Loans are collectively referred to in this prospectus as the “Rentar Plaza Whole Loan”. The Rentar Plaza Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Rentar Plaza Whole Loan (the “Rentar Plaza Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Rentar Plaza Noteholder (the “Rentar Plaza Intercreditor Agreement”).

Servicing

Pursuant to the terms of the Rentar Plaza Intercreditor Agreement, the Rentar Plaza Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, until the securitization of the Rentar Plaza Controlling Pari Passu Companion Loan (the “Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date”), after which the Rentar Plaza Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “Rentar Plaza PSA”) and the Rentar Plaza Intercreditor Agreement. No parties to the Rentar Plaza PSA have yet been identified.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Rentar Plaza Mortgage Loan (but not on the Rentar Plaza Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rentar Plaza Mortgage Loan.

Until the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the master servicer or the trustee, as applicable, will be obligated to make property protection advances with respect to the Rentar Plaza Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

On and after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, (i) the master servicer or the trustee, as applicable, will continue to be responsible for making any required P&I Advances on the Rentar Plaza Mortgage Loan (but not on the

Rentar Plaza Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rentar Plaza Mortgage Loan; and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required P&I Advances on the Rentar Plaza Controlling Pari Passu Companion Loan as required under the terms of the related Non-Serviced PSA (but not on the Rentar Plaza Mortgage Loan or the other Rentar Plaza Pari Passu Companion Loans that are not serviced under such Non-Serviced PSA) and (B) any required property protection advances with respect to the Rentar Plaza Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the related Non-Serviced PSA.

Pursuant to the Rentar Plaza Intercreditor Agreement, to the extent amounts on deposit in the collection account established under the PSA (or, from and after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the Rentar Plaza PSA) with respect to the Rentar Plaza Whole Loan are insufficient to reimburse the applicable master servicer or the trustee, as applicable for any property protection advance and/or interest thereon, each holder of a Rentar Plaza Pari Passu Companion Loan (including, from and after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the issuing entity as the holder of the Rentar Plaza Mortgage Loan) will be required to, promptly following notice from the applicable master servicer pay for its pro rata share of such property protection advance and/or interest thereon. In addition, each holder of a Rentar Plaza Pari Passu Companion Loan (including, from and after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the issuing entity as the holder of the Rentar Plaza Mortgage Loan) will be required to promptly reimburse the applicable master servicer or trustee, as applicable, for such holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Rentar Plaza Whole Loan as to which such party is entitled to be reimbursed pursuant to the terms of the PSA or the Rentar Plaza PSA, as applicable, to the extent amounts on deposit in the applicable collection account with respect to the Rentar Plaza Whole Loan.

Distributions

The terms of the Rentar Plaza Intercreditor Agreement set forth the respective rights of the Rentar Plaza Noteholders with respect to distributions of funds received in respect of the Rentar Plaza Whole Loan, and provide, in general, that:

•	the Rentar Plaza Mortgage Loan and the Rentar Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Rentar Plaza Whole Loan or the related Mortgaged Property will be applied to the Rentar Plaza Mortgage Loan and the Rentar Plaza Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Rentar Plaza Intercreditor Agreement and the PSA or the Rentar Plaza PSA, as applicable; and

•	expenses, losses and shortfalls relating to the Rentar Plaza Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Rentar Plaza Mortgage Loan and the Rentar Plaza Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Rentar Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Rentar Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any Rentar Plaza Pari Passu Companion Loan. Similarly, P&I Advances on any Rentar Plaza Companion Loans are not reimbursable out of payments or other collections on the Rentar Plaza Mortgage Loan or the Mortgage Loans.

Application of Penalty Charges

Pursuant to the Rentar Plaza Intercreditor Agreement, the PSA (or the Rentar Plaza PSA, as the case may be) may provide for the application of penalty charges paid in respect of the Rentar Plaza Whole Loan to be used to (i) pay the master servicer, the trustee or the special servicer (or, after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer) for interest accrued on any property advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Rentar Plaza Whole Loan and (iv) pay to the master servicer and/or the special servicer (or, after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) as additional servicing compensation, except that for so long as any Rentar Plaza Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the Rentar Plaza Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder of the Rentar Plaza Pari Passu Companion Loan and will not be paid to the master servicer and/or special servicer (or, after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) without express consent of such holder.

Consultation and Control

The controlling noteholder under the Rentar Plaza Intercreditor Agreement will be the holder of the Rentar Plaza Controlling Pari Passu Companion Loan, which will initially be Natixis Real Estate Capital LLC, and from and after the date of the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date is expected to be the controlling class representative or such other party specified in the Rentar Plaza PSA (such party, the “Rentar Plaza Directing Holder”). Each non-controlling noteholder under the Rentar Plaza Intercreditor Agreement is referred to herein as a “Rentar Plaza Non-Directing Holder”). In its capacity as the controlling noteholder under the Rentar Plaza Intercreditor Agreement, prior to the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the Rentar Plaza Directing Holder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement – The Directing Certificateholder” with respect to the Rentar Plaza Whole Loan and from and after the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the rights of the directing certificateholder as set forth under the Rentar Plaza PSA.

No objection, direction or advice of the Rentar Plaza Directing Holder contemplated above may require or cause the applicable master servicer or special servicer, to violate any provisions of the Rentar Plaza Whole Loan documents, applicable law, the PSA or the Rentar

Plaza PSA, as applicable, the Rentar Plaza Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard or expose the applicable master servicer or special servicer to liability, or materially expand the scope of the applicable master servicer’s or the special servicer’s responsibilities under the PSA or Rentar Plaza PSA, as applicable.

Pursuant to the terms of the Rentar Plaza Intercreditor Agreement, each Rentar Plaza Non-Directing Holder will have (i) the right to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Rentar Plaza Whole Loan, that the applicable master servicer or special servicer is required to provide to the Rentar Plaza Directing Holder under the PSA or the Rentar Plaza PSA, as applicable, within the same time frame that the applicable master servicer or special servicer is required to provide such notices, information and reports to the Rentar Plaza Directing Holder (but without regard to whether or not the Rentar Plaza Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) the right to be consulted by the applicable master servicer or special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Rentar Plaza Intercreditor Agreement and the implementation applicable special servicer of any recommended actions outlined in an asset status report and (iii) the right to annual conference calls with the applicable master servicer or special servicer upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer for the purpose of discussing servicing issues related to the Rentar Plaza Whole Loan.

The consultation rights described above will expire ten (10) business days following the delivery by the applicable master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the consultation rights described above, the applicable master servicer or special servicer will be permitted to implement any major decision or any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Rentar Plaza Mortgage Loan and the Rentar Plaza Pari Passu Companion Loans. Neither the applicable master servicer or special servicer will be obligated at any time to follow or take any alternative actions recommended in the course of such consultations.

The consultation rights of the issuing entity as holder of the Rentar Plaza Mortgage Loan will be exercisable by the Directing Certificateholder for so long as a Consultation Termination Event has not occurred and is continuing and the Rentar Plaza Mortgage Loan is not an Excluded Loan.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Rentar Plaza Intercreditor Agreement, if the Rentar Plaza Whole Loan becomes a defaulted mortgage loan and thereafter the applicable special servicer determines pursuant to the PSA or the Rentar Plaza PSA, as applicable, to pursue a sale of all or a portion of the Rentar Plaza Whole Loan, the special servicer will be required to sell all of the notes evidencing the Rentar Plaza Whole Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the applicable trustee’s (or any third party hired by the trustee in accordance with the PSA or the Rentar Plaza PSA, as applicable) obligation to review whether offers received from Interested Persons constitute a fair price.

The applicable special servicer will not be permitted to sell the Rentar Plaza Whole Loan if it becomes a defaulted mortgage loan without the written consent of each Rentar Plaza Non-Directing Holder unless the special servicer has delivered to each Rentar Plaza Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Rentar Plaza Whole Loan, and any documents in the servicing file reasonably requested by a Rentar Plaza Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that a Rentar Plaza Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Rentar Plaza Mortgage Loan or a the Rentar Plaza Pari Passu Companion Loan, each Rentar Plaza Non Directing Holder and the Rentar Plaza Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Rentar Plaza Intercreditor Agreement, the Rentar Plaza Directing Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Rentar Plaza Whole Loan and appoint a replacement special servicer in lieu thereof.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Natixis Real Estate Capital LLC, Silverpeak Real Estate Finance LLC, UBS AG, New York Branch and Wells Fargo Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Natixis Real Estate Capital LLC, UBS AG, New York Branch, Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC on or about October 13, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is a wholly owned subsidiary of Natixis North America LLC, which is itself a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of September 19, 2016, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $36.8 billion and the total amount of these loans that were securitized is in excess of $18.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

•	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

•	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Annex A-3—Summaries of the Fifteen Largest Mortgage Loans—QLIC”, “—Novo Nordisk”, “—Rentar Plaza”, “—909 Poydras”, “—Cassa Times Square Mixed-Use”, “—Plaza Mexico – Los Angeles”, “—333 North Bedford”, “—Sixty Soho” and “—Crate & Barrel” in this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3 to this prospectus, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this prospectus.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

•	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

•	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on April 28, 2016. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2013 to June 30, 2016 or is still outstanding.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of June 30, 2016. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer is continuing to pursue its demand

Retained Interests in This Securitization

As of the date hereof, neither NREC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC and its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, NREC and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Silverpeak Real Estate Finance LLC

General

Silverpeak Real Estate Finance LLC (“Silverpeak”) is a sponsor of, and a seller of certain mortgage loans (the “Silverpeak Mortgage Loans”) into, the securitization described in this prospectus. Silverpeak is a limited liability company organized under the laws of the State of Delaware. The primary offices of Silverpeak are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Silverpeak’s Securitization Program

The participation by Silverpeak in this securitization will be the twelfth securitization in which it has been involved. Silverpeak began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

Silverpeak originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Silverpeak has securitized approximately 137 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $1,886,017,977.

In connection with this commercial mortgage securitization transaction, Silverpeak will transfer the Silverpeak Mortgage Loans to the depositor, who will then transfer the Silverpeak Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Silverpeak Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Silverpeak will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Silverpeak will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Silverpeak Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Silverpeak will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Silverpeak does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Silverpeak originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Silverpeak sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Silverpeak’s Underwriting Standards and Processes

Each of the Silverpeak Mortgage Loans was originated or acquired by Silverpeak. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Silverpeak may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Silverpeak Mortgage Loans, see “—Silverpeak’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Silverpeak also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Silverpeak. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Silverpeak’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Silverpeak and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Silverpeak or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

•	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Silverpeak typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

•	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

•	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

•	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

•	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

•	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Silverpeak will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Silverpeak may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Silverpeak may require the borrower to remediate such violation and, subject to the discussion under “—Silverpeak’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Silverpeak’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Silverpeak may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Silverpeak Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The Silverpeak Mortgage Loans were originated or re-underwritten in accordance with the underwriting standards set forth above.

Review of Mortgage Loans for Which Silverpeak is the Sponsor

Overview. Silverpeak has conducted a review of the Silverpeak Mortgage Loans in connection with the securitization described in this prospectus. The review of the Silverpeak Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Silverpeak Review Team”). The review procedures described below were employed with respect to all of the Silverpeak Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Silverpeak Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Silverpeak Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Silverpeak Team during the underwriting process. After origination of each Silverpeak Mortgage Loan, the Silverpeak Review Team updated the information in the database and the related asset summary report with respect to such Silverpeak Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Silverpeak Review Team.

A data tape (the “Silverpeak Data Tape”) containing detailed information regarding each Silverpeak Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Silverpeak Data Tape was used to provide the numerical information regarding the Silverpeak Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Silverpeak, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Silverpeak, relating to information in this prospectus regarding the Silverpeak Mortgage Loans. These procedures included:

•	comparing the information in the Silverpeak Data Tape against various source documents provided by Silverpeak that are described under “—Review of Silverpeak Mortgage Loans—Database” above;

•	comparing numerical information regarding the Silverpeak Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Silverpeak Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Silverpeak Mortgage Loans disclosed in this prospectus.

Legal Review. Silverpeak engaged various law firms to conduct certain legal reviews of the Silverpeak Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Silverpeak Mortgage Loan, Silverpeak’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Silverpeak Mortgage Loan reviewed Silverpeak’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Silverpeak Mortgage Loans. Such assistance included, among other things, (i) a review of Silverpeak’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Silverpeak Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Silverpeak Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Silverpeak Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Silverpeak was aware at the origination of any Silverpeak Mortgage Loan, the Silverpeak Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Silverpeak conducted a search with respect to each borrower under the related Silverpeak Mortgage Loan to determine whether it filed for bankruptcy. If the Silverpeak Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Silverpeak Mortgage Loan, the Silverpeak Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Silverpeak Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Silverpeak Mortgage Loans to determine whether any Silverpeak Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Silverpeak’s Underwriting Standards and Processes” above. See “—Silverpeak’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Silverpeak Review Team determined that the disclosure regarding the Silverpeak Mortgage Loans in this prospectus is accurate in all material respects. The Silverpeak Review Team also determined that the Silverpeak Mortgage Loans were originated in accordance with Silverpeak’s origination procedures and underwriting criteria, except as described under “—Silverpeak’s Underwriting Standard and Processes—Exceptions” above. Silverpeak attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Silverpeak most recently filed a Form ABS-15G on February 2, 2016. Silverpeak’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Silverpeak sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2016, Silverpeak does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Silverpeak (or one of its affiliates) will purchase the Class E certificates in a Certificate Balance of $20,821,000 for investment on the Closing Date. In addition, Silverpeak (or one of its affiliates) will purchase Class X-E certificates in a Notional Amount of $20,821,000 for investment on the Closing Date. Silverpeak or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under “—Silverpeak Real Estate Finance LLC” has been provided by Silverpeak Real Estate Finance LLC.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. One (1) of the eleven (11) Mortgage Loans for which UBS AG, New York Branch is the mortgage loan seller was co-originated with GSMC. One (1) of the eleven (11) Mortgage Loans for which UBS AG, New York Branch is the mortgage loan seller was originated by CCRE and purchased by UBS AG, New York Branch. Two (2) of the eleven (11) Mortgage Loans for which UBS AG, New York Branch is the mortgage loan seller was originated by an affiliate, UBSRES, and transferred to UBS AG, New York Branch. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBSRES, an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $21,654,006,096 multifamily and commercial mortgage loans through August 25, 2016. This securitization will be UBS AG, New York Branch’s first securitization.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as Mortgage Loan Seller. In connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third-party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan-level and property-level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

•	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

•	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch has no history as a securitizer. UBS AG, New York Branch’s Central Index Key 0001685185. UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates expect to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York” has been provided by UBS AG, New York Branch.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E. 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2015, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.11 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,447 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $26.4 billion, which were included in 71 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

 In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2013 to June 30, 2016 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	0.72	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	0.72	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
CIK #: 0001354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.76
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.76

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(12)	39	503,900,454.00	55.1	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	10,113,605,452.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		2	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24 ( “C24 Lender”), made demand on Dexia, by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of Loan #12 made to Metroplaza Hotel, LLC (“Loan #12”). In the Demand Letter, C24 Lender claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold estate in a portion of the mortgaged property that secures Loan #12. C24 Lender claims that such failure to record a UCC financing statement against Woodbridge has resulted in C24 Lender not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for Loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(12)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2016 through June 30, 2016 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 12, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 12, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2016-NXS6 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately 265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs, including the At Home Portfolio REMIC (to the extent that the related mortgage loan seller is unable to effect the At Home Release Amendment), and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is expected to be the trustee, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the GSMS 2016-GS3 PSA, which is expected to govern the servicing and administrator of The Falls Whole Loan (prior to The Falls Controlling Companion Loan Securitization Date), is the trustee, the certificate administrator, the REMIC administrator, the certificate registrar and the custodian under the MSC 2016-UBS11 PSA, which governs the servicing and administration of the Plaza Mexico – Los Angeles Whole Loan, and is the master servicer, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the SGCMS 2016-C5 Pooling and Servicing Agreement, which governs the servicing and administration of the Peachtree Mall Whole Loan (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) and the At Home Portfolio Whole Loan. Wells Fargo Bank is the purchaser under a repurchase agreement with Silverpeak or with a wholly-owned subsidiary or other affiliate of Silverpeak, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak and/or its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the trust fund, some or all of the Silverpeak Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Silverpeak Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 6/30/2016
By Approximate Number:	33,391	33,605	32,716	31,747
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.5	$475.4	$503.3	$503.7

Within this portfolio, as of June 30, 2016, are approximately 23,158 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $401.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of June 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.5 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD June 30, 2016	$389,377,596,079	$702,835,003	0.18%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and

“—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be appointed as the special servicer for the Mortgage Loans to be deposited into the Issuing Entity and any Serviced Companion Loan, and in such capacity, CWCAM will be responsible for the servicing and administration of such Mortgage Loans and such Serviced Companion Loans that are Specially Serviced Loans and REO Properties, as well as the reviewing of Major Decisions in respect of such Mortgage Loans (other than any Non-Serviced Mortgage Loans and, prior to the applicable Control Appraisal Event, any Serviced AB Whole Loan) and such Serviced Companion Loans, in each case pursuant to the PSA. CWCAM is owned by an affiliate of Fortress Investment Group LLC (“Fortress”). CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services;

•	commercial mortgage brokerage services; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress

Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $125 billion. As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing approximately 7,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $99 billion. As of June 30, 2016, CWCAM acted as special servicer with respect to 133 domestic CMBS pools containing approximately over 6,100 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $85 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2016, CWCAM had 92 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2016, within the CMBS pools described in the preceding paragraph, 340 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as the special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York (the “Property”) securing loans held by those trusts. CWCAM was the special servicer of the Property. The petition requests the Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. The action has now been moved to federal court in Minnesota. Currently there is a hearing set for October 21, 2016 on a motion to transfer the action to New York, a motion to remand to the state court in New York and to hear CWCAM’s request for reconsideration of the motion to dismiss. There can be no assurances as to the outcome of this motion or the proceeding or the possible impact on CWCAM. However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On March 31, 2016, RAIT Preferred Funding II LTD. (“RAIT Preferred Funding”) commenced a complaint (“Complaint”) with the Supreme Court of the State of New York, County of New York (the “Court”), claiming it owns $18,500,000 of a mortgage loan secured by the development of the One Congress Street Property in Boston, Massachusetts (the “Loan”) and seeking (a) a declaratory judgment stating that RAIT Preferred Funding is the directing lender under a co-lender agreement dated March 28, 2007 and a pooling and servicing agreement dated March 1, 2007 (collectively, the “Operative Agreements”) and was the directing lender at the time of the improper modification of the Loan (the “Modification”), (b) a declaratory judgment stating that RAIT Preferred Funding has the right to terminate the special servicer, (c) monetary damages for the value of the bonds and fees paid to CWCAM as the special servicer of the Loan and (d) other things. On May 17, 2016, CWCAM filed a motion to dismiss the Complaint (“Motion to Dismiss”) stating that the Complaint did not state a claim and the essential facts of the Complaint are negated by affidavits and evidentiary materials submitted with the Complaint. On June 14, 2016, RAIT Preferred Funding filed a Memorandum of Law in Opposition to CWCAM’s Motion to Dismiss (“Opposition”) stating that the claims in the Complaint were properly stated. On June 30, 2016, CWCAM filed a reply (“Reply”) in support of CWCAM’s Motion to Dismiss and in response to the Opposition, stating that each of CWCAM’s arguments is supported by the express language of the agreements between the parties, the documentary evidence and New York case law. There can be no assurances as to the outcome of the Reply, the

Opposition, the Motion to Dismiss or the Complaint or the possible impact on CWCAM. However, CWCAM believes that it has performed its obligations under the Operative Agreements in good faith, and disputes RAIT Preferred Funding’s allegations and it intends to vigorously contest such allegations.

On January 24, 2016 PSW NYC LLC commenced a complaint (the “PSW Complaint”) with the Supreme Court of the State of New York, County of New York (the “PSW Court”) against Bank of America, N.A. as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C30 and COBALT CMBS Commercial Trust 2007-C2, U.S. Bank National Association as Trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5 and ML-CFC Commercial Mortgage Trust 2007-6 (collectively, the “Trusts”), PCV-M Holdings LLC and CWCapital Asset Management LLC, individually and as special servicer for the Trusts (collectively, the “Defendants”) seeking either (a) damages in an amount to be determined by the PSW Court but alleged by the plaintiffs to be approximately $500,000,000 – such amount being the amount PSW NYC LLC alleges would have been recovered on certain mezzanine loans (the “Mezzanine Loans”) related to the Peter Cooper Village and Stuyvesant Town property (the “PCVST Property”) in New York City which PSW NYC LLC sold to an entity related to the Defendants pursuant to a settlement agreement related to certain prior litigation (the “Settlement Agreement”) or (b) the rescission of the Settlement Agreement which would result in, among other things, the rescission of the sale of the Mezzanine Loans and a claim for certain proceeds from the sale of the PCVST Property. PSW NYC LLC alleges that the Defendants procured the Settlement Agreement by fraud and further that the terms of the Settlement Agreement were breached by the Defendants. On February 26, 2016, CWCAM on behalf of itself and the other Defendants filled a motion to dismiss the complaint (the “CWCAM Motion to Dismiss”). Oral arguments were presented to the PSW Court on the CWCAM Motion to Dismiss on August 23, 2016 and the PSW Court took such arguments under advisement. There can be no assurances as to the outcome of this CWCAM Motion to Dismiss or the PSW Complaint or the possible impact on CWCAM. However, CWCAM believes that it was not guilty of any fraud in the procurement of the Settlement Agreement, that it performed its obligations under applicable pooling and servicing agreements in good faith and disputes PSW NYC LLC allegations. CWCAM intends to vigorously contest such allegations.

CWCAM may enter into one or more arrangements with the directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

CWCAM or an affiliate of CWCAM assisted certain entities managed by Ellington Management Group, LLC or its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

CWCAM is currently the special servicer under the MSC 2016-UBS 11 PSA under which the Plaza Mexico – Los Angeles Whole Loan will be serviced. In such capacity, CWCAM will take direction from the directing certificateholder under the MSC 2016-UBS11 PSA and may be removed and replaced as special servicer by such directing certificateholder. Currently the directing certificateholder under the MSC 2016-UBS11 PSA is Ellington Management Group, LLC.

From time to time, CWCAM and/or its affiliates may purchase or sell securities, including CMBS certificates. CWCAM and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market. It is not currently anticipated that CWCAM and/or its affiliates will purchase any of the Certificates at initial issuance.

The information set forth under this sub-heading “—The Special Servicer” regarding CWCAM has been provided by CWCAM.

The Operating Advisor and Asset Representations Reviewer

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will act as operating advisor and asset representations reviewer under the Pooling and Servicing Agreement.

The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a leading provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average), by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 40 securitization transactions with an aggregate original principal loan balance exceeding $43 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. This is the second time that Trimont has acted as asset representations reviewer in a commercial mortgage-backed securitization.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Additionally, Trimont’s disaster recovery plan is reviewed annually.

As of June 30, 2016, Trimont was special servicing approximately 941 loans and REO Properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $700 million. Trimont has been named special servicer on 48 securitization transactions with an aggregate original principal loan balance of approximately $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans in securitization transactions since 1988.

No securitization transaction involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the issuing entity, any master servicer, any special servicer, the trustee, the directing certificateholder, any originator (within the meaning of Item 1110 of Regulation AB) or the certificate administrator with respect to the subject transaction.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Trimont.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-NXS6 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance

Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$27,042,000
A-2	$115,788,000
A-3	$150,000,000
A-4	$206,019,000
A-SB	$31,139,000
A-S	$48,267,000
X-A	$529,988,000
X-B	$120,194,000
B	$35,964,000
C	$35,963,000

Non-Offered Certificates
X-D	$43,535,000
X-E	$20,821,000
X-FG	$19,875,000
X-H	$22,713,952
D	$43,535,000
E	$20,821,000
F	$8,518,000
G	$11,357,000
H	$22,713,952
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S Certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $529,988,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time.

The initial Notional Amount of the Class X-B certificates will be approximately $120,194,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $43,535,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $20,821,000. The Notional Amount of the Class X-FG certificates will equal the aggregate of the Certificate Balances of the Class F and Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-FG certificates will be approximately $19,875,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $22,713,952.

The Class V certificates will not have a Certificate Balance or Notional Amount nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e) the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class V and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to •%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to •%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-FG certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class G certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)      the Principal Shortfall for that Distribution Date,

(b)      the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)      the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any

REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess

Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related

Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees) ; and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

•	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or the Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class X-FG, Class X-H, Class E, Class F, Class G, Class H, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	July 2021
Class A-2	September 2021
Class A-3	March 2026
Class A-4	September 2026
Class A-SB	September 2025
Class A-S	September 2026
Class X-A	NAP
Class X-B	NAP
Class B	September 2026
Class C	September 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the

Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Any losses with respect to a Serviced AB Whole Loan will be allocated first to the related Subordinate Companion Loan until reduced to zero, and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable

Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the special servicer (with respect to REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (or with respect to which the mezzanine loan has been accelerated automatically) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (or with respect to which the mezzanine loan has been accelerated automatically) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any Mortgage Loan Seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream

Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2016-NXS6

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of origination settlement statement;

(r)         a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related Non-Serviced Securitization Trust.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as At Home Portfolio, representing approximately 1.3% of the Initial Pool Balance, to the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, if the borrower exercises its right to defease the At Home Portfolio Mortgage Loan upon any date that is on or after September 15, 2018 and up to and including September 19, 2018 (an “At Home Portfolio REMIC-Prohibited Defeasance”), the mortgage loan seller will be obligated to repurchase the At Home Portfolio Mortgage Loan at the Purchase Price under the related MLPA prior to such At Home Portfolio REMIC-Prohibited Defeasance. See “Certain Terms of the Mortgage Loans—Defeasance” and “Certain Terms of the Mortgage Loans—The At Home Portfolio Whole Loan”.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)     have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)     prohibit Defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to a Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)        the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)        the obligation, if any, of the master servicer to make advances;

(D)        the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)        any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)        any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)        any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the

Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be non-recoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-

Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I

Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the applicable Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the

“Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of such Collection Account, exclusive of the applicable

Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)      to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Accounts (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in the Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	for each Delinquent Loan, the sum of: (i) $15,000 plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.0050% to 0.0825%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

•	100% of charges by the master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to The Falls Mortgage Loan, (ii) 0.0025% per annum with respect to the Plaza Mexico – Los Angeles Mortgage Loan, (iii) 0.0025% per annum with respect to the Peachtree Mall Mortgage Loan prior to the Peachtree Mall Controlling Companion Loan Securitization Date, and 0.0025% per annum rate following the Peachtree Mall Controlling Companion Loan Securitization Date. and (iv) 0.0200% per annum with respect to the At Home Portfolio Mortgage Loan. With respect to each Servicing Shift Mortgage Loan, the master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate of 0.25000% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the

Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(iv)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

For the avoidance of doubt, with respect to any fee split between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee, the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00800% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00210% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00029% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer (in the case of a Specially Serviced Loan) or the master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage

Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan ) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the special servicer or the master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral

Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder or, with respect to a Serviced AB Whole Loan, the holder of the related

Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—General”, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable

Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, provided that except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Subject to the rights of any Companion Holder under a related Intercreditor Agreement, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the master servicer) within 10 business days (or 30 days with respect to clause (xiii) under “—Major Decisions” below) of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis (which recommendation and analysis the special servicer will send to the Directing Certificateholder within 10 business days of receipt from the master servicer of the master servicer’s written recommendation and analysis and all information reasonably requested by the special servicer) with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the master servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Notwithstanding the foregoing, the master servicer will not be required to seek the consent or approval of the Directing Certificateholder (other than as provided below in the definition of “Master Servicer Decision”) or Rating Agency Confirmation or the consent or approval of the special servicer (provided that the master servicer delivers notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan, deliver notice thereof to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as the case may be, notifies the master servicer that such party does not desire to receive copies of such items)) in connection with taking any of the following actions with respect to a Mortgage Loan that is not a Specially Serviced Loan (each such action, a “Master Servicer Decision”): (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to any such grant of easement or right of way or subordination that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents, including approval of new leases and amendments to current leases, involving leasing activities that do not involve a ground lease, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such approvals that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation of a material parcel or a material income producing parcel of a Mortgaged Property or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required if the Mortgage Loan (including any related Companion Loans) has an outstanding principal balance of greater than or equal to $15,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with certain earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date; (2) the related borrower has delivered documentation, on or before the maturity date of the Mortgage Loan, reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related balloon payment will become due; (3) such extension or forbearance requires the borrower to continue to make assumed monthly payments when due; and (4) such extension or forbearance requires the refinancing or sale to occur by the expiration of the refinancing or sale specified in the related documentation; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or co-lender or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or a Whole Loan, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification, amendment, consent or waiver; (xi) any determination of Acceptable Insurance Default except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, to the consent (or deemed consent) of the Directing Certificateholder; (xiv) any transfer of interest in the related borrower that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents; (xv) agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification of defeasance collateral; and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to the QLIC Whole Loan and the Crate & Barrel Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a QLIC Major Decision or a Crate & Barrel Major Decision, as applicable. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the master servicer) within 10 business days (or 30 days with respect to clause (xi) of the definition of “Master Servicer Decision”) of the Directing Certificateholder’s receipt from the master servicer of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, subject to the rights of any Companion Holder under a related Intercreditor Agreement, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, (y) with respect to a Serviced Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that is not a Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, except to the extent that such action constitutes a Master Servicer Decision, a Rating Agency Confirmation is received by the master servicer or special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to any such Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to a Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, except to the extent that such action constitutes a Master Servicer Decision, the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a

Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any Mortgage Loan becomes a Specially Serviced Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2017 and the calendar year ending on December 31, 2016. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1) the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the maturity date of the Mortgage Loan, documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the maturity date of the Mortgage Loan(provided that if the borrower fails to make any assumed monthly payment when due or such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation, a special servicing transfer event will occur immediately);

(2) the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded

Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the related master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

•	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor

(and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for the such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the Directing Certificateholder will have no approval rights over any such Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates.

See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be non-recoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related

Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In connection with any such sale involving a Serviced AB Whole Loan, the special servicer will also have the right, but not the obligation, to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of Holders of Serviced Pari Passu Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan or, after the applicable Servicing Shift Securitization Date, Servicing Shift Mortgage Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or, after the applicable Servicing Shift Securitization Date, Servicing Shift Mortgage Loan), as to all Major Decisions, (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (iii), (iv), (v), (vi), (viii), (x), (xi), (xiii) and (xv) of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights (other than, with respect to the Crate & Barrel Whole Loan, removal of the special servicer outside of a Control Appraisal Period under the circumstances set forth in the related Intercreditor Agreement), and those rights (other than, with respect to the Crate & Barrel Whole Loan, removal of the special servicer outside of a Control Appraisal Period under the circumstances set forth in the related Intercreditor Agreement) will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See

“Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than a Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan. On and after each Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

The initial Directing Certificateholder is expected to be Ellington Management Group, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G or Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer or special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the related Companion Holder under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the master servicer (with respect to any non-Specially Serviced Loan (other than any Excluded Loan)) and the special servicer (with respect to any Specially Serviced Loan (other than any Excluded Loan)) will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xiii) below) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action).

“Major Decision” means (i) with respect to the QLIC Whole Loan, each of the QLIC Major Decisions and each of the following; (ii) with respect to the Crate & Barrel Whole Loan, each of the Crate & Barrel Major Decisions and each of the following; and (iii) with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan;

(iii)       any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan (other than an extension described under clause (ix) of the definition of “Master Servicer Decision”);

(iv)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(vi)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vii)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(viii)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any transfer of interest in the related borrower described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected without the consent of the lender under the related loan agreement;

(ix)       other than with respect to any non-Specially Serviced Loan, any property management company changes with respect to a Mortgage Loan secured by a hospitality property or a Mortgage Loan secured by a non-hospitality property with a principal balance greater than $15,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(x)        any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(xi)       other than with respect to any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion; provided, however, that releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to a Specially Serviced Loan secured by certain Mortgaged Properties specified on a schedule to the PSA shall constitute Major Decisions,

(xii)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xiii)      other than in relation to any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiv)      other than with respect to any non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan;

(xv)       other than with respect to any non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xvi)      any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xvii)     other than with respect to any non-Specially Serviced Loan, approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)    other than with respect to any non-Specially Serviced Loan, agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xix)      determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(xx)      other than with respect to any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis).

Subject to the terms and conditions of this section and subject to the rights of any Companion Holder under a related Intercreditor Agreement, (a) the special servicer will be required to process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan and (b) the master servicer will be required to process all requests for any matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan). Within a reasonable period of time after receiving a request for any matter that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non Serviced Mortgage Loan) that is a non-Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer together with the master servicer’s written recommendation and analysis and all information reasonably requested by the special servicer, whereupon the special servicer will within ten (10) business days forward such request to the Directing Certificateholder together with the special servicer’s written recommendation and analysis. The Directing Certificateholder will have no more than 10 business days to provide notice to the special servicer, and the special servicer will then be required to promptly forward such notice to the master servicer, of any objection the Directing Certificateholder has to such special servicer’s written recommendation and analysis.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any QLIC Major Decision or Crate & Barrel Major Decision with respect to the QLIC Whole Loan and the Crate & Barrel Whole Loan, as applicable, will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related intercreditor agreement and the Directing Certificateholder will have no approval rights over any such Asset Status Report.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or 30 days with respect to clause (xiii) of the definition of Major Decision) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Holder) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate

Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan”, “—The 333 North Bedford Whole Loan” and “—The Sixty Soho Whole Loan” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan or Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced

Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. In addition, the operating advisor or equivalent party under each of the GSMS 2016-GS3 PSA, MSC 2016-UBS11 PSA and the SGCMS 2016-C5 PSA has certain obligations and consultation rights with respect to The Falls Whole Loan, the Plaza Mexico – Los Angeles Whole Loan, the Peachtree Mall Whole Loan and the At Home Portfolio Whole Loan, as applicable, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and (if applicable) a Control Appraisal Period, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while both a Control Termination Event and (if applicable) a Control Appraisal Period have occurred and are continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)      after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than a Servicing Shift Mortgage Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of a Serviced AB Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)      that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination

Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 172 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and August 24, 2016, was 90.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 9.6%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 82.6% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 8.4%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide, or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial

30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control

Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights (other than, with respect to the Crate & Barrel Whole Loan, removal of the special servicer outside of a Control Appraisal Period under the circumstances set forth in the related Intercreditor Agreement), and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan” and “—The Crate & Barrel Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s on a transaction-level basis (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), (viii) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (ix) either (A) has a then-current ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer or (B)(i) is acting as special servicer in a CMBS that was rated by a NRSRO within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action.

In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing. In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to each Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the directing holder under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the master servicer to make a required deposit to the applicable Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure by the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or special servicer, as the case may be, by any other party to the PSA, or to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) any of Moody’s or Fitch (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or Fitch, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) either (A) the master servicer or the special servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of actual knowledge of such failure by the master servicer or the special servicer, as the case may be (if such master servicer or special servicer, as the case may be, has or had a Morningstar ranking on or after the Closing Date) or (B) if the master servicer or the special servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) within the prior 12 months, placed one or more classes of certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such rating action).

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu

Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.

However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer or the special servicer, as applicable, determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer or the special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting

Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the

Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the

Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Novo Nordisk Mortgage Loan

Pursuant to the terms of the Novo Nordisk Intercreditor Agreement, the Novo Nordisk Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, until the securitization of the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, after which the Novo Nordisk Whole Loan will be serviced and administered pursuant to the Novo Nordisk PSA and the Novo Nordisk Intercreditor Agreement. No parties to the Novo Nordisk PSA have yet been identified.

After the Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date, the Novo Nordisk Whole Loan will be a Non-Serviced Mortgage Loan and will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer pursuant to the terms of the Novo Nordisk PSA. Although the Novo Nordisk Intercreditor Agreement imposes some requirements regarding the terms of the Novo Nordisk PSA (and it is expected that Novo Nordisk PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the servicing terms the Novo Nordisk PSA are unknown.

See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Novo Nordisk Whole Loan” in this prospectus.

Servicing of the Rentar Plaza Mortgage Loan

Pursuant to the terms of the Rentar Plaza Intercreditor Agreement, the Rentar Plaza Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, until the securitization of the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, after which the Rentar Plaza Whole Loan will be serviced and administered pursuant to the Rentar Plaza PSA and the Rentar Plaza Intercreditor Agreement. No parties to the Rentar Plaza PSA have yet been identified.

After the Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date, the Rentar Plaza Whole Loan will be a Non-Serviced Mortgage Loan and will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer pursuant to the terms of the Rentar Plaza PSA. Although the Rentar Plaza Intercreditor Agreement imposes some requirements regarding the terms of the Rentar Plaza PSA (and it is expected that Rentar Plaza PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the servicing terms the Rentar Plaza PSA are unknown.

See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Rentar Plaza Whole Loan” in this prospectus.

Servicing of The Falls Mortgage Loan

As of the Closing Date, The Falls Mortgage Loan and any related REO Properties are expected to be serviced under the GSMS 2016-GS3 PSA until The Falls Controlling Companion Loan Securitization Date. The servicing arrangements under the GSMS 2016-GS3 PSA are expected to generally be similar to those under the PSA. In that regard, in the case of the GSMS 2016-GS3 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2016-GS3 PSA and the PSA:

•	The GSMS 2016-GS3 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to The Falls Mortgage Loan that is to be calculated at 0.0025% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2016-GS3 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to The Falls Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on The Falls Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee.

•	The GSMS 2016-GS3 Master Servicer is obligated to make property protection advances with respect to The Falls Whole Loan. If the GSMS 2016-GS3 Master Servicer determines that a property protection advance it made with respect to The Falls Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of The Falls

Mortgage Loan and The Falls Pari Passu Companion Loan, as applicable, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to The Falls Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

•	The GSMS 2016-GS3 Special Servicer will be required to take actions with respect to The Falls Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to The Falls Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The requirement of the GSMS 2016-GS3 Master Servicer to make compensating interest payments in respect of The Falls Mortgage Loan is similar to the requirement of the master Servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

•	The GSMS 2016-GS3 Master Servicer and GSMS 2016-GS3 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicers and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to The Falls Whole Loan that are the equivalent of ancillary fees, assumption fees and/or Modification Fees will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to The Falls Mortgage Loan.

•	The rating agencies rating the securities issued under the GSMS 2016-GS3 PSA vary from the Rating Agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2016-GS3 PSA than under the PSA.

•	The specific types of actions constituting major decisions under the GSMS 2016-GS3 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2016-GS3 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on The Falls Whole Loan will be maintained under the GSMS 2016-GS3 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the GSMS 2016-GS3 PSA.

•	The provisions of the GSMS 2016-GS3 PSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2016-GS3 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Falls Whole Loan Whole Loan” in this prospectus.

The GSMS 2016-GS3 Depositor, the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 Certificate Administrator and the GSMS 2016-GS3 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of The Falls Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The Falls Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Servicing of the Plaza Mexico – Los Angeles Mortgage Loan

The Plaza Mexico - Los Angeles Mortgage Loan, together with the Plaza Mexico - Los Angeles Companion Loans, and any related REO Property, are serviced under the MSC 2016-UBS11 PSA.

The servicing arrangements under the MSC 2016-UBS11 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The MSC 2016-UBS11 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Plaza Mexico - Los Angeles Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Plaza Mexico - Los Angeles Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the Plaza Mexico - Los Angeles Companion Loans. Such terms include, without limitation:

•	The MSC 2016-UBS11 Master Servicer earns a primary servicing fee with respect to the Plaza Mexico - Los Angeles Whole Loan that is to be calculated at 0.0025% per annum.

•	Upon the Plaza Mexico - Los Angeles Whole Loan becoming a specially serviced loan under the MSC 2016-UBS11 PSA, the MSC 2016-UBS11 Special Servicer will earn a special servicing fee payable monthly with respect to the Plaza Mexico - Los Angeles Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Plaza Mexico - Los Angeles Whole Loan is no longer specially serviced.

•	The MSC 2016-UBS11 Special Servicer will be entitled to a workout fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000 of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Plaza Mexico - Los Angeles Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The MSC 2016-UBS11 Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	Each of the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Plaza Mexico - Los Angeles Controlling Pari Passu Companion Loan and the Plaza Mexico – Los Angeles note A-3 (but not with respect to the Plaza Mexico - Los Angeles Mortgage Loan or the other Plaza Mexico - Los Angeles Pari Passu Companion Loans), unless the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections thereon. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Plaza Mexico - Los Angeles Controlling Pari Passu Companion Loan and the Plaza Mexico – Los Angeles note A-3 as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan” in this prospectus.

•	Each of the MSC 2016-UBS11 Master Servicer or MSC 2016-UBS11 Trustee, as applicable, is obligated to make property protection advances with respect to the Plaza Mexico - Los Angeles Whole Loan, unless a determination is made by the MSC 2016-UBS11 Master Servicer or the MSC 2016-UBS11 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Plaza Mexico - Los Angeles Whole Loan. If it is determined that a property protection advance made with respect to the Plaza Mexico - Los Angeles Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the MSC 2016-UBS11 mortgage loans and REO properties and second, out of other collections on the MSC 2016-UBS11 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the MSC 2016-UBS11 Master Servicer’s or the MSC 2016-UBS11 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the MSC 2016-UBS11 PSA.

•	Amounts payable with respect to the Plaza Mexico - Los Angeles Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSC 2016-UBS11 PSA may be allocated between the MSC 2016-UBS11 Master Servicer and the MSC 2016-UBS11 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

•	The MSC 2016-UBS11 Special Servicer will be required to take actions with respect to the Plaza Mexico - Los Angeles Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	The servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the MSC 2016-UBS11 Master Servicer to make compensating interest payments in respect of the Plaza Mexico - Los Angeles Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The MSC 2016-UBS11 Master Servicer and the MSC 2016-UBS11 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	The servicing transfer events of the MSC 2016-UBS11 PSA that would cause the Plaza Mexico - Los Angeles Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the MSC 2016-UBS11 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the MSC 2016-UBS11 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Plaza Mexico - Los Angeles Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the MSC 2016-UBS11 Master Servicer to be deposited and maintained in a separate account in the name of the MSC 2016-UBS11 Master Servicer for the benefit of the holders of Plaza Mexico - Los Angeles Whole Loan until transferred (after payment of certain amounts under the MSC 2016-UBS11 PSA) on a monthly basis prior to the related master servicer remittance date to the collection account by the MSC 2016-UBS11 Master Servicer for distribution in accordance with the PSA.

•	The MSC 2016-UBS11 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The MSC 2016-UBS11 operating advisor or equivalent party will be entitled to a 0.0075% per annum operating advisor fee rate with respect to the Plaza Mexico - Los Angeles Whole Loan. The operating advisor fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

The MSC 2016-UBS11 Special Servicer and the MSC 2016-UBS11 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan—Replacement of Special Servicer” in this prospectus.

The MSC 2016-UBS11 depositor, the MSC 2016-UBS11 Master Servicer, the MSC 2016-UBS11 Special Servicer, the MSC 2016-UBS11 certificate administrator, the MSC 2016-UBS11 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the MSC 2016-UBS11 trust is required to indemnify such parties pursuant to the terms of the MSC 2016-UBS11 PSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the MSC 2016-UBS11 PSA. To the extent funds on collections from the Plaza Mexico - Los Angeles Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in this prospectus.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in this prospectus.

Servicing of the Peachtree Mall Mortgage Loan

The Peachtree Mall Mortgage Loan, together with the Peachtree Mall Companion Loans, and any related REO Property, are initially being serviced under the SGCMS 2016-C5 PSA until the Peachtree Mall Controlling Companion Loan Securitization Date, after which the Peachtree Mall Mortgage Loan, together with the Peachtree Mall Companion Loans, and any related REO Property, will be serviced under the Peachtree Mall Note A-3 PSA.

The servicing arrangements under the SGCMS 2016-C5 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The SGCMS 2016-C5 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Peachtree Mall Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Peachtree Mall Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the Peachtree Mall Companion Loan. Such terms include, without limitation:

•	The SGCMS 2016-C5 Master Servicer earns a primary servicing fee with respect to the Peachtree Mall Mortgage Loan that is to be calculated at 0.0050% per annum.

•	Upon the Peachtree Mall Whole Loan becoming a specially serviced loan under the SGCMS 2016-C5 PSA, the SGCMS 2016-C5 Special Servicer will earn a special servicing fee payable monthly with respect to the Peachtree Mall Mortgage Loan accruing at a rate equal to 0.25% per annum (but no less than $3,500 per month), until such time as the Peachtree Mall Whole Loan is no longer specially serviced.

•	The SGCMS 2016-C5 Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower after any workout of the Peachtree Mall Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The SGCMS 2016-C5 Special Servicer will be entitled to a liquidation fee equal to 1.0% but not less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	Each of the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, is required to make advances of principal and interest with respect to the Peachtree Mall Companion Loan that was contributed to the SGCMS 2016-C5 securitization (but not with respect to the Peachtree Mall Mortgage Loan or any other Peachtree Mall Companion Loan) unless the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on such Peachtree Mall Companion Loan. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Peachtree Mall Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan” in this prospectus.

•	Each of the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, is obligated to make servicing advances with respect to the Peachtree Mall Whole Loan, unless a determination is made by the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Peachtree Mall Whole Loan. If it is determined that a servicing advance made with respect to the Peachtree Mall Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the SGCMS 2016-C5 mortgage loans and REO properties and second, out of other collections on the SGCMS 2016-C5 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the SGCMS 2016-C5 Master Servicer’s or the SGCMS 2016-C5 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the SGCMS 2016-C5 Pooling and Servicing Agreement.

•	Amounts payable with respect to the Peachtree Mall Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the SGCMS 2016-C5 PSA may be allocated between the SGCMS 2016-C5 Master Servicer and the SGCMS 2016-C5 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

•	The SGCMS 2016-C5 Special Servicer will be required to take actions with respect to the Peachtree Mall Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Peachtree Mall Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the SGCMS 2016-C5 Master Servicer to make compensating interest payments in respect of the Peachtree Mall Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The SGCMS 2016-C5 Master Servicer and the SGCMS 2016-C5 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	Penalty charges with respect to the Peachtree Mall Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan—Application of Penalty Charges” in this prospectus.

•	The servicing transfer events of the SGCMS 2016-C5 Pooling and Servicing Agreement that would cause the Peachtree Mall Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the SGCMS 2016-C5 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the SGCMS 2016-C5 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Peachtree Mall Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the SGCMS 2016-C5 Master Servicer to be deposited and maintained in a separate account in the name of the SGCMS 2016-C5 Master Servicer, for the benefit of the holders of Peachtree Mall Whole Loan until transferred (after payment of certain amounts under the SGCMS 2016-C5 Pooling and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the SGCMS 2016-C5 Master Servicer for distribution in accordance with the PSA.

•	The SGCMS 2016-C5 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The SGCMS 2016-C5 Special Servicer, rather than the SGCMS 2016-C5 Master Servicer, will be required to process certain loan-level decisions (that are not otherwise major decisions under the SGCMS 2016-C5) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) certain modifications and waivers of such mortgage loans in connection with a defeasance thereof, (iii) certain incurrences of additional debt and releases of collateral and (iv) approval of material easements.

The SGCMS 2016-C5 Special Servicer and the SGCMS 2016-C5 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loan—The Non Serviced Whole Loans—The Peachtree Mall Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The SGCMS 2016-C5 depositor, the SGCMS 2016-C5 Master Servicer, the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Certificate Administrator, the SGCMS 2016-C5 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the SGCMS 2016-C5 trust is required to indemnify such parties pursuant to the terms of the SGCMS 2016-C5 PSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the SGCMS 2016-C5 PSA. To the extent funds on collections from the Peachtree Mall Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan” in this prospectus.

Servicing of the At Home Portfolio Mortgage Loan

The At Home Portfolio Mortgage Loan, together with the At Home Portfolio Companion Loan, and any related REO Property, are serviced under the SGCMS 2016-C5 PSA.

The servicing arrangements under the SGCMS 2016-C5 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The SGCMS 2016-C5 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the At Home Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the At Home Portfolio Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the At Home Portfolio Companion Loan. Such terms include, without limitation:

•	The SGCMS 2016-C5 Master Servicer earns a primary servicing fee with respect to the At Home Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

•	Upon the At Home Portfolio Whole Loan becoming a specially serviced loan under the SGCMS 2016-C5 PSA, the SGCMS 2016-C5 Special Servicer will earn a special servicing fee payable monthly with respect to the At Home Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum (but no less than $3,500 per month), until such time as the At Home Portfolio Whole Loan is no longer specially serviced.

•	The SGCMS 2016-C5 Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower after any workout of the At Home Portfolio Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The SGCMS 2016-C5 Special Servicer will be entitled to a liquidation fee equal to 1.0% but not less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	Each of the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, is required to make advances of principal and interest with respect to the At Home Portfolio Companion Loan (but not with respect to the At Home

Portfolio Mortgage Loan) unless the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the At Home Portfolio Companion Loan. Reimbursement of such amounts and interest thereon are payable only from proceeds of the At Home Portfolio Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The At Home Portfolio Whole Loan” in this prospectus.

•	Each of the SGCMS 2016-C5 Master Servicer or SGCMS 2016-C5 Trustee, as applicable, is obligated to make servicing advances with respect to the At Home Portfolio Whole Loan, unless a determination is made by the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Master Servicer or the SGCMS 2016-C5 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the At Home Portfolio Whole Loan. If it is determined that a servicing advance made with respect to the At Home Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the SGCMS 2016-C5 mortgage loans and REO properties and second, out of other collections on the SGCMS 2016-C5 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the SGCMS 2016-C5 Master Servicer’s or the SGCMS 2016-C5 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the SGCMS 2016-C5 Pooling and Servicing Agreement.

•	Amounts payable with respect to the At Home Portfolio Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the SGCMS 2016-C5 PSA may be allocated between the SGCMS 2016-C5 Master Servicer and the SGCMS 2016-C5 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

•	The SGCMS 2016-C5 Special Servicer will be required to take actions with respect to the At Home Portfolio Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the At Home Portfolio Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the SGCMS 2016-C5 Master Servicer to make compensating interest payments in respect of the At Home Portfolio Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The SGCMS 2016-C5 Master Servicer and the SGCMS 2016-C5 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	Penalty charges with respect to the At Home Portfolio Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The At Home Portfolio Whole Loan—Application of Penalty Charges” in this prospectus.

•	The servicing transfer events of the SGCMS 2016-C5 Pooling and Servicing Agreement that would cause the At Home Portfolio Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the SGCMS 2016-C5 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the SGCMS 2016-C5 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the At Home Portfolio Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the SGCMS 2016-C5 Master Servicer to be deposited and maintained in a separate account in the name of the SGCMS 2016-C5 Master Servicer for the benefit of the holders of At Home Portfolio Whole Loan until transferred (after payment of certain amounts under the SGCMS 2016-C5 Pooling and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the SGCMS 2016-C5 Master Servicer for distribution in accordance with the PSA.

•	The SGCMS 2016-C5 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The SGCMS 2016-C5 Special Servicer, rather than the SGCMS 2016-C5 Master Servicer, will be required to process certain loan-level decisions (that are not otherwise major decisions under the SGCMS 2016-C5) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) certain modifications and waivers of such mortgage loans in connection with a defeasance thereof, (iii) certain incurrences of additional debt and releases of collateral and (iv) approval of material easements.

The SGCMS 2016-C5 Special Servicer and the SGCMS 2016-C5 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loan—The Non Serviced Whole Loans—The At Home Portfolio Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The SGCMS 2016-C5 depositor, the SGCMS 2016-C5 Master Servicer, the SGCMS 2016-C5 Special Servicer, the SGCMS 2016-C5 Certificate Administrator, the SGCMS 2016-C5 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the SGCMS 2016-C5 trust is required to indemnify such parties pursuant to the terms of the SGCMS 2016-C5 PSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the SGCMS 2016-C5 PSA. To the extent funds on collections from the At Home Portfolio Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The At Home Portfolio Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the replacement master servicer or replacement special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) the replacement master servicer or replacement special servicer either (a) has a master servicer or special servicer, as applicable, rating of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as the master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO and Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of certificates of such CMBS transaction publicly citing servicing concerns of the applicable replacement servicer as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of

Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-

outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A-” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch (or such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar) and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch; provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to re-impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of

America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is expected to be the trustee, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the GSMS 2016-GS3 PSA, which is expected to govern the servicing and administration of The Falls Whole Loan (prior to The Falls Controlling Companion Loan Securitization Date), is the trustee, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the MSC 2016-UBS11 PSA, which governs the servicing and administration of the Plaza Mexico – Los Angeles Whole Loan, and is the master servicer, the certificate administrator, the certificate registrar, the REMIC administrator and the custodian under the SGCMS 2016-C5 Pooling and Servicing Agreement, which governs the servicing and administration of the Peachtree Mall Whole Loan (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) and the At Home Portfolio Whole Loan.

In addition, Wells Fargo Bank is the purchaser under a repurchase agreement with Silverpeak or with a wholly-owned subsidiary or other affiliate of Silverpeak, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak and/or its affiliates. With respect to such repurchase facility, Wells Fargo Bank has agreed to purchase mortgage loans from Silverpeak on a revolving basis. The dollar amount of the Silverpeak Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $53,286,142. Proceeds received by Silverpeak in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Silverpeak Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Silverpeak to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the Silverpeak Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, each a sponsor, an originator and a mortgage loan seller, and/or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facility described above), from time to time, including, prior to their inclusion in the trust fund, some or all of the Silverpeak Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

NREC, a sponsor, originator and mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

UBS AG, New York Branch, a sponsor, originator and mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

CWCAM or an affiliate of CWCAM assisted Ellington Management Group, LLC or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. CWCAM is also the Special Servicer under the MSC 2016-UBS11 PSA.

Wilmington Trust, National Association, the trustee, is also the trustee under the SGCMS 2016-C5 Pooling and Servicing Agreement, which governs the servicing of the Peachtree Mall Whole Loan (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) and the At Home Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The QLIC Whole Loan—Purchase Option” and “—The Crate & Barrel Whole Loan—Purchase Option”.

To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding. Although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$529,988,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$120,194,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$529,988,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$120,194,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or with respect to a Serviced AB Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2016;

•	the Offered Certificates are settled with investors on October 13, 2016;

•	the Mortgage Loan secured by the Mortgaged Property identified as 909 Poydras on Annex A-1 to this prospectus, representing approximately 6.0% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex A-4; and

•	interest payments on the Mortgage Loan secured by the Mortgaged Property identified as Crate & Barrel on Annex A-1 to this prospectus, representing approximately 2.9% of the Initial Pool Balance, are made in accordance with the interest rate schedule attached to this prospectus as Annex A-5.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	83%	83%	83%	83%	83%
October 2018	63%	63%	63%	63%	63%
October 2019	41%	41%	41%	41%	41%
October 2020	17%	17%	17%	17%	17%
October 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.56	2.55	2.55	2.55	2.55

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.87	4.86	4.84	4.69

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	83%	82%	81%	79%	59%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.20	9.19	9.17	9.16	9.02

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.73	9.71	9.68	9.65	9.47

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	98%	98%	98%	98%	98%
October 2022	74%	74%	74%	74%	74%
October 2023	49%	49%	49%	49%	49%
October 2024	23%	23%	23%	23%	23%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.98	6.98	6.98	6.98	6.98

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.91	9.87	9.84	9.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.89	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))
Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (including, to the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, of the At Home Portfolio Regular Interest described below, the ownership of which is evidenced by Note A-2 of the At Home Portfolio Whole Loan and excluding Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

In addition, on September 19, 2016, Silverpeak Real Estate Finance LLC made a REMIC election with respect to the At Home Portfolio Mortgage Loan, which created the At Home Portfolio REMIC, and, to the extent that the related mortgage loan seller is unable to effect the At Home Portfolio Release Date Amendment, (A)(i) the Note A-2 of the At Home Portfolio Whole Loan will represent the regular interest in the At Home Portfolio REMIC (the “At Home Portfolio Regular Interest”), plus default interest as and when payable under the terms of the initial Note A-2 and (ii) the Class R certificates will represent in part the residual interest in the At Home Portfolio REMIC and (B) the At Home Portfolio Regular Interest and the residual interest in the At Home Portfolio REMIC will be contributed to the issuing entity. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—The Whole Loans—The Non-Serviced Whole Loans—The At Home Portfolio Whole Loan”.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any other governing documents, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC and the At Home Portfolio REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, nine (9) of the Mortgaged Properties securing nine (9) Mortgage Loans representing 15.5% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

For federal income tax purposes, the prepayment assumption used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates, shall be 0% CPR; provided that it is assumed that each ARD Loan is paid in full on its Anticipated Repayment Date.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code

Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC
Academy Securities, Inc.
Natixis Securities Americas LLC
Total	$	$	$	$

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC
Academy Securities, Inc.
Natixis Securities Americas LLC
Total	$	$	$	$

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$	$
UBS Securities LLC
Academy Securities, Inc.
Natixis Securities Americas LLC
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks

Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor and mortgage loan seller and is also the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor and mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC;

(2)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(3)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; and

(4)	the payment by Silverpeak or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Silverpeak or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Silverpeak or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Silverpeak in connection with the sale of those Mortgage Loans to the depositor by Silverpeak.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC, UBS Securities LLC and Natixis Securities

Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each

Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	355
1986 Act	526
1996 Act	505
2
2015 Budget Act	535
3
30/360 Basis	391
333 North Bedford Directing Holder	223
333 North Bedford Intercreditor Agreement	221
333 North Bedford Mortgage Loan	221
333 North Bedford Mortgaged Property	221
333 North Bedford Non-Directing Holder	224
333 North Bedford Noteholders	221
333 North Bedford Pari Passu Companion Loan	221
333 North Bedford Whole Loan	221
4
401(c) Regulations	546
A
AB Modified Loan	403
Acceptable Insurance Default	407
Acting General Counsel’s Letter	146
Actual/360 Basis	193
Actual/360 Loans	381
ADA	507
Additional Exclusions	406
Administrative Cost Rate	332
ADR	150
Advances	376
Affirmative Asset Review Vote	446
Annual Debt Service	150
Anticipated Repayment Date	193
Appraisal Institute	300
Appraisal Reduction Amount	399
Appraisal Reduction Event	398
Appraisal Review Period	239
Appraised Value	150
Appraised-Out Class	404
Appraised-Out Holder	239
ARD Loan	193
Assessment of Compliance	484

Asset Representations Reviewer Asset Review Fee	397
Asset Representations Reviewer Fee	397
Asset Representations Reviewer Fee Rate	397
Asset Representations Reviewer Termination Event	451
Asset Representations Reviewer Upfront Fee	397
Asset Review	448
Asset Review Notice	447
Asset Review Quorum	447
Asset Review Report	449
Asset Review Report Summary	449
Asset Review Standard	448
Asset Review Trigger	445
Asset Review Vote Election	446
Asset Status Report	417
Assumed Final Distribution Date	340
Assumed Scheduled Payment	334
At Home Portfolio Companion Loan	257
At Home Portfolio Directing Holder	260
At Home Portfolio Intercreditor Agreement	257
At Home Portfolio Mortgage Loan	257
At Home Portfolio Noteholders	257
At Home Portfolio Whole Loan	257
Attestation Report	485
Available Funds	325
B
Balloon Balance	151
Balloon or ARD LTV Ratio	154
Balloon or ARD Payment	155
Bankruptcy Code	498
Base Interest Fraction	339
Borrower Party	348
Borrower Party Affiliate	348
Breach Notice	366
C
C(WUMP)O	20
Cash Flow Analysis	151
CCRE	149
CERCLA	504
Certificate Administrator/Trustee Fee	396
Certificate Administrator/Trustee Fee Rate	396
Certificate Balance	323
Certificate Owners	358
Certificateholder	349

Certificateholder Quorum	455
Certificateholder Repurchase Request	465
Certifying Certificateholder	360
Class A Certificates	322
Class A-SB Planned Principal Balance	334
Class X Certificates	322
Clearstream	357
Clearstream Participants	359
Closing Date	149, 272
CMAE	317
CMBS	60
Code	524
Collateral Deficiency Amount	403
Collection Account	379
Collection Period	326
Communication Request	360
Companion Distribution Account	380
Companion Holder	208
Companion Holders	208
Companion Loan Rating Agency	208
Companion Loans	148
Compensating Interest Payment	342
Complaint	312
Constant Prepayment Rate	515
Consultation Termination Event	433
Control Appraisal Period	208
Control Eligible Certificates	428
Control Termination Event	433
Controlling Class	427
Controlling Class Certificateholder	427
Controlling Companion Loan	208
Corrected Loan	417
CPP	515
CPR	515
CPY	515
Crate & Barrel Control Appraisal Period	234
Crate & Barrel Intercreditor Agreement	230
Crate & Barrel Major Decision	235
Crate & Barrel Mortgage Loan	230
Crate & Barrel Mortgaged Property	230
Crate & Barrel Noteholders	230
Crate & Barrel Sequential Pay Event	232
Crate & Barrel Subordinate Companion Holder	230
Crate & Barrel Subordinate Companion Loan	230
Crate & Barrel Whole Loan	230
Crate & Barrel Whole Loan Controlling Holder	234
CRE Loans	305
CREFC®	346

CREFC® Intellectual Property Royalty License Fee	398
CREFC® Intellectual Property Royalty License Fee Rate	398
CREFC® Reports	346
Cross-Over Date	330
CRR	127
Cumulative Appraisal Reduction Amount	403
Cure/Contest Period	449
Custodian	311
Cut-off Date	148
Cut-off Date Balance	152
Cut-off Date Loan-to-Value Ratio	153
Cut-off Date LTV Ratio	153
CWCAM	317
D
D or @%(#)	156
D or GRTR of @% or YM(#)	156
D or YM(#)	156
D(#)	156
Debt Service Coverage Ratio	153
Defaulted Crate & Barrel Mortgage Loan Purchase Price	240
Defaulted Loan	423
Defeasance Deposit	197
Defeasance Loans	196
Defeasance Lock-Out Period	196
Defeasance Option	196
Definitive Certificate	356
Delinquent Loan	446
Depositaries	357
Determination Date	324
Diligence File	363
Directing Certificateholder	427
Disclosable Special Servicer Fees	395
Discount Rate	340
Dispute Resolution Consultation	467
Dispute Resolution Cut-off Date	467
Distribution Accounts	380
Distribution Date	324
Distribution Date Statement	346
District Court	312
Dodd-Frank Act	128
DOL	543
DSCR	153
DST	174
DTC	356
DTC Participants	357
DTC Rules	358
Due Date	192, 326
Due Diligence Requirement	127

E
EDGAR	541
EEA	127
Effective Gross Income	151
Eligible Asset Representations Reviewer	450
Eligible Operating Advisor	440
Enforcing Party	466
Enforcing Servicer	466
ESA	176
Euroclear	357
Euroclear Operator	359
Euroclear Participants	359
Excess Interest	324
Excess Interest Distribution Account	381
Excess Modification Fee Amount	392
Excess Modification Fees	390
Excess Prepayment Interest Shortfall	343
Exchange Act	271
Excluded Controlling Class Holder	348
Excluded Controlling Class Loan	349
Excluded Information	349
Excluded Loan	349
Excluded Plan	545
Excluded Special Servicer	455
Excluded Special Servicer Loan	455
Exemption	543
Exemption Rating Agency	544
F
FATCA	536
FDIA	145
FDIC	145
FETL	21
FIEL	22
Final Asset Status Report	438
Final Dispute Resolution Election Notice	468
Financial Promotion Order	18
FINRA	541
FIRREA	146
Fitch	315, 483
Fortress	317
FPO Persons	18
FSCMA	21
FSMA	19
G
Gain-on-Sale Entitlement Amount	326
Gain-on-Sale Remittance Amount	327
Gain-on-Sale Reserve Account	381
Garn Act	506

GLA	154
Government Securities	194
Grantor Trust	324, 524
GRTR of @% or YM(#)	157
GSMC	149
GSMS 2016-GS3 Master Servicer	242
GSMS 2016-GS3 PSA	208, 242
GSMS 2016-GS3 Special Servicer	242
GSMS 2016-GS3 Trustee	242
H
High Net Worth Companies, Unincorporated Associations, Etc.	18
I
Indirect Participants	357
Initial Pool Balance	148
Initial Rate	193
Initial Requesting Certificateholder	466
In-Place Cash Management	154
Insurance and Condemnation Proceeds	380
Intercreditor Agreement	208
Interest Accrual Amount	332
Interest Accrual Period	332
Interest Distribution Amount	332
Interest Reserve Account	380
Interest Shortfall	332
Interested Person	425
Investor Certification	349
L
L(#)	156
Liquidation Fee	393
Liquidation Proceeds	380
Loan Per Unit	154
Loan-Specific Directing Certificateholder	427
Lock-out Period	194
Loss of Value Payment	367
Lower-Tier Regular Interests	524
Lower-Tier REMIC	324, 524
LTV Ratio	152
LTV Ratio at Maturity or Anticipated Repayment Date	154
LTV Ratio at Maturity or ARD	154
M
MAI	369
Major Decision	428
MAS	20
Master Servicer Decision	409

Material Defect	366
Maturity Date Balloon or ARD Payment	155
MLPA	361
Modification Fees	390
Moody’s	315, 483
Morningstar	315, 483
Mortgage	149
Mortgage File	361
Mortgage Loans	148
Mortgage Note	149
Mortgage Pool	148
Mortgage Rate	332
Mortgaged Property	149
MSC 2016-UBS11 Master Servicer	248
MSC 2016-UBS11 PSA	208, 248
MSC 2016-UBS11 Special Servicer	248
MSC 2016-UBS11 Trustee	248
N
Natixis	272
Net Mortgage Rate	331
Net Operating Income	155
NFA	541
NI 33-105	22
NOI Date	155
Nonrecoverable Advance	377
Non-Serviced Certificate Administrator	208
non-serviced companion loan	48
Non-Serviced Companion Loan	208
non-serviced companion loans	48
Non-Serviced Directing Certificateholder	208
Non-Serviced Master Servicer	208
non-serviced mortgage loan	48
Non-Serviced Mortgage Loan	208
Non-Serviced PSA	209
Non-Serviced Special Servicer	209
Non-Serviced Trustee	209
non-serviced whole loan	48
Non-Serviced Whole Loan	209
Non-U.S. Person	536
Notional Amount	323
Novo Nordisk Controlling Pari Passu Companion Loan	261
Novo Nordisk Controlling Pari Passu Companion Loan Securitization Date	263
Novo Nordisk Directing Holder	265
Novo Nordisk Future Funding Noteholder	262
Novo Nordisk Intercreditor Agreement	262
Novo Nordisk Mortgage Loan	261

Novo Nordisk Mortgaged Property	261
Novo Nordisk Non-Directing Holder	265
Novo Nordisk Noteholders	262
Novo Nordisk Pari Passu Companion Loans	261
Novo Nordisk Pledgee	205
Novo Nordisk Pledgor	205
Novo Nordisk PSA	263
Novo Nordisk unfunded companion loan	50, 103
Novo Nordisk Whole Loan	261
NRA	155
NREC	272
NREC Data Tape	273
NREC Deal Team	273
NREC Mortgage Loans	273
NRSRO	348
NRSRO Certification	350
O
O(#)	156
OCC	297
Occupancy As Of Date	156
Occupancy Rate	155
Offered Certificates	323
OID Regulations	528
OLA	146
Operating Advisor Consulting Fee	396
Operating Advisor Expenses	397
Operating Advisor Fee	396
Operating Advisor Fee Rate	396
Operating Advisor Standard	439
Operating Advisor Termination Event	442
Other Master Servicer	209
Other PSA	209
P
P&I Advance	375
P&I Advance Date	375
Par Purchase Price	423
Pari Passu Companion Loans	148
Pari Passu Mortgage Loan	209
Participants	357
Parties in Interest	542
Pass-Through Rate	330
Patriot Act	508
PCIS Persons	19
Peachtree Mall Companion Loan Controlling Class Representative	255
Peachtree Mall Companion Loans	252
Peachtree Mall Controlling Companion Loan	252

Peachtree Mall Controlling Companion Loan Securitization Date	253
Peachtree Mall Intercreditor Agreement	253
Peachtree Mall Mortgage Loan	252
Peachtree Mall Non-Controlling Companion Loan	252
Peachtree Mall Note A-3 PSA	253
Peachtree Mall Noteholders	253
Peachtree Mall Notes	253
Peachtree Mall Whole Loan	253
Percentage Interest	325
Periodic Payments	325
Permitted Investments	325, 381
Permitted Special Servicer/Affiliate Fees	396
PIPs	177
PL	300
Plans	542
Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan	247
Plaza Mexico – Los Angeles Directing Holder	250
Plaza Mexico - Los Angeles Intercreditor Agreement	248
Plaza Mexico - Los Angeles Mortgage Loan	247
Plaza Mexico - Los Angeles Mortgaged Property	247
Plaza Mexico – Los Angeles Non-Directing Holder	250
Plaza Mexico - Los Angeles Noteholders	248
Plaza Mexico - Los Angeles Pari Passu Companion Loan	247
Plaza Mexico - Los Angeles Whole Loan	248
PML	300
PRC	19
Preliminary Dispute Resolution Election Notice	467
Prepayment Assumption	529
Prepayment Interest Excess	341
Prepayment Interest Shortfall	341
Prepayment Premium	340
Prepayment Provisions	156
Prime Rate	379
Principal Balance Certificates	323
Principal Distribution Amount	332
Principal Shortfall	334
Privileged Information	441
Privileged Information Exception	441
Privileged Person	348

Professional Investors	20
Professional Investors	20
Prohibited Prepayment	342
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	467
Proposed Course of Action Notice	467
Prospectus	20
Prospectus Directive	17
PSA	322
PSA Party Repurchase Request	466
PTCE	545
Purchase Price	368
Q
QLIC Control Appraisal Period	218
QLIC Intercreditor Agreement	211
QLIC Major Decision	216
QLIC Mortgage Loan	211
QLIC Mortgaged Property	211
QLIC Noteholders	211
QLIC Pari Passu Companion Loans	211
QLIC Pari Passu Companion Noteholders	212
QLIC Sequential Pay Event	212
QLIC Subordinate Companion Loan	211
QLIC Subordinate Companion Noteholder	212
QLIC Whole Loan	211
QLIC Whole Loan Directing Holder	218
Qualification Criteria	293, 305
Qualified Investor	18
Qualified Investors	18
Qualified Replacement Special Servicer	456
Qualified Substitute Mortgage Loan	368
R
RAC No-Response Scenario	482
Rated Final Distribution Date	341
Rating Agencies	483
Rating Agency Confirmation	483
REA	69
Realized Loss	344
REC	176
Record Date	324
Registration Statement	541
Regular Certificates	322
Regular Interestholder	527
Regular Interests	524
Regulation AB	485
Reimbursement Rate	379

Related Proceeds	378
Release Date	197
Relevant Member State	17
Relevant Persons	19
Relief Act	508
Remaining Term to Maturity or ARD	157
REMIC	524
REMIC Regulations	524
Rentar Plaza Controlling Pari Passu Companion Loan	267
Rentar Plaza Controlling Pari Passu Companion Loan Securitization Date	267
Rentar Plaza Directing Holder	269
Rentar Plaza Intercreditor Agreement	267
Rentar Plaza Mortgage Loan	267
Rentar Plaza Mortgaged Property	267
Rentar Plaza Non-Directing Holder	269
Rentar Plaza Noteholders	267
Rentar Plaza Pari Passu Companion Loans	267
Rentar Plaza PSA	267
Rentar Plaza Whole Loan	267
REO Account	381
REO Loan	335
REO Property	417
Repurchase Request	466
Requesting Certificateholder	467
Requesting Holders	404
Requesting Investor	360
Requesting Party	482
Requirements	508
Residual Certificates	322
Resolution Failure	466
Resolved	466
Restricted Group	544
Restricted Party	442
Retention Requirement	127
Review Materials	447
Revised Rate	193
RevPAR	157
RMBS	312
Rooms	161
Rule 15Ga-1 Reporting Period	305
Rule 17g-5	350
S
S&P	315
Scheduled Principal Distribution Amount	333
SEC	271
Securities Act	485
Securitization Accounts	322, 381
SEL	300

Senior Certificates	322
Serviced AB Whole Loan	209
serviced companion loan	48
Serviced Companion Loan	209
Serviced Pari Passu Companion Loan	209
Serviced Pari Passu Companion Loan Securities	459
Serviced Pari Passu Mortgage Loan	209
serviced whole loan	48
Serviced Whole Loan	210
Servicer Termination Event	457
Servicing Advances	376
Servicing Fee	389
Servicing Fee Rate	389
servicing shift master servicer	48
servicing shift mortgage loan	48
Servicing Shift Mortgage Loan	210
servicing shift pooling and servicing agreement	48
Servicing Shift PSA	210
servicing shift securitization date	48
Servicing Shift Securitization Date	210
servicing shift special servicer	48
servicing shift whole loan	48
Servicing Shift Whole Loan	210
Servicing Standard	373
SF	157
SFA	20
SFO	20
SGCMS 2016-C5 Certificate Administrator	253
SGCMS 2016-C5 Master Servicer	253
SGCMS 2016-C5 PSA	210, 253
SGCMS 2016-C5 Special Servicer	253
SGCMS 2016-C5 Trustee	253
Silverpeak	281
Silverpeak Data Tape	288
Silverpeak Mortgage Loans	281
Silverpeak Review Team	288
Similar Law	542
Similar Requirements	128
SIPC	541
Sixty Soho Directing Holder	228
Sixty Soho Intercreditor Agreement	226
Sixty Soho Mortgage Loan	226
Sixty Soho Mortgaged Property	226, 228
Sixty Soho Noteholders	226
Sixty Soho Pari Passu Companion Loan	226
Sixty Soho Whole Loan	226
SMMEA	546
Special Servicing Fee	391
Special Servicing Fee Rate	391

Specially Serviced Loans	415
Sq. Ft.	157
Square Feet	157
Startup Day	525
Stated Principal Balance	334
Structured Product	20
Structuring Assumptions	515
Subordinate Certificates	322
Subordinate Companion Loan	148, 210
Sub-Servicing Agreement	374
T
T-12	157
tax matters persons	535
Term to Maturity	157
Terms and Conditions	359
Tests	448
The Falls Certificateholders	242
The Falls Companion Loans	241
The Falls Controlling Class Representative	244
The Falls Controlling Companion Loan	241
The Falls Controlling Companion Loan Securitization Date	242
The Falls Controlling Securitization Trust	242
The Falls Future Master Servicer	242
The Falls Future PSA	242
The Falls Future Special Servicer	242
The Falls Future Trustee	242
The Falls Intercreditor Agreement	241
The Falls Mortgage Loan	241
The Falls Whole Loan	241
The Falls Whole Loan Directing Holder	244
Threshold Event Collateral	218, 235
Title V	507
TMPs	535
Total Operating Expenses	151
Trimont	321
TRIPRA	89
Trust	309
Trust REMICs	324, 524
TTM	157
U
U.S. Person	536
U/W DSCR	153
U/W Expenses	157
U/W NCF	157
U/W NCF Debt Yield	160
U/W NCF DSCR	153, 160
U/W NOI	160

U/W NOI Debt Yield	161
U/W NOI DSCR	160
U/W Revenues	161
UBS AG, New York Branch	23, 290
UBS AG, New York Branch Deal Team	291
UBSRES	149
UBSRES Data Tape	291
UBSRES Mortgage Loans	291
UCC	316, 493
Underwriter Entities	114
Underwriting Agreement	538
Underwritten Debt Service Coverage Ratio	153
Underwritten Expenses	157
Underwritten NCF	157
Underwritten NCF Debt Yield	160
Underwritten Net Cash Flow	157
Underwritten Net Cash Flow Debt Service Coverage Ratio	160
Underwritten Net Operating Income	160
Underwritten Net Operating Income Debt Service Coverage Ratio	160
Underwritten NOI	160
Underwritten NOI Debt Yield	161
Underwritten Revenues	161
Units	161
Unscheduled Principal Distribution Amount	333
Unsolicited Information	448
Upper-Tier REMIC	324, 524
V
Volcker Rule	129
Voting Rights	356
W
WAC Rate	331
Wachovia Bank	297
Weighted Average Mortgage Rate	161
Wells Fargo Bank	296
Wells Fargo Bank Data Tape	303
Wells Fargo Bank Deal Team	303
Whole Loan	148
Withheld Amounts	381
Workout Fee	392
Workout Fee Rate	392
Workout-Delayed Reimbursement Amount	379
WTNA	309
Y
Yield Maintenance Charge	340
YM(#)	156

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Mortgage Loan Seller	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)
1	QLIC	Natixis		41-42 24th Street	Long Island City	NY	11101	Multifamily
2	Novo Nordisk	Natixis		800 Scudders Mill Road	Plainsboro	NJ	08536	Office
3	Rentar Plaza	Natixis		66-26 Metropolitan Avenue	Middle Village	NY	11379	Mixed Use
4	909 Poydras	Natixis		909 Poydras Street	New Orleans	LA	70112	Office
5	The Falls	UBSAG		8888 Southwest 136th Street	Miami	FL	33176	Retail
6	Cassa Times Square Mixed-Use	Natixis		515 Ninth Avenue	New York	NY	10018	Mixed Use
7	Plaza Mexico – Los Angeles	Natixis		3100 East Imperial Highway	Lynwood	CA	90262	Retail
8	333 North Bedford	Natixis		333 North Bedford Road	Mount Kisco; Bedford	NY	10549	Mixed Use
9	Yeager Portfolio	UBSAG		Various	Various	Various	Various	Office
9.01	Frisco	UBSAG		2770 Main Street	Frisco	TX	75034	Office
9.02	Carmel	UBSAG		600 East Carmel Drive	Carmel	IN	46032	Office
9.03	Fishers II	UBSAG		14074 Trade Center Drive	Fishers	IN	46038	Office
9.04	Greenwood	UBSAG		3209 West Smith Valley Road	Greenwood	IN	46142	Office
9.05	Fishers I	UBSAG		11650 Lantern Road	Fishers	IN	46038	Office
9.06	Plainfield	UBSAG		2680 East Main Street	Plainfield	IN	46168	Office
9.07	Noblesville I	UBSAG		23 South 8th Street	Noblesville	IN	46060	Office
9.08	Noblesville II	UBSAG		16095 Prosperity Drive	Noblesville	IN	46060	Office
10	Sixty Soho	Natixis		60 Thompson Street	New York	NY	10013	Hospitality
11	Hyatt House Philadelphia/King of Prussia	WFB		240 Mall Boulevard	King Of Prussia	PA	19406	Hospitality
12	Crate & Barrel	Natixis		1250 Techny Road	Northbrook	IL	60062	Office
13	Peachtree Mall	SPREF		3131 Manchester Expressway	Columbus	GA	31909	Retail
14	Fairmont Parkway	SPREF		5932 Fairmont Parkway	Pasadena	TX	77505	Retail
15	Hilton Head Village	SPREF		1460 Fording Island Road	Bluffton	SC	29910	Retail
16	24 Hour Fitness - Pleasanton	WFB		4770 Willow Road	Pleasanton	CA	94588	Retail
17	Sterling Jewelers Corporate Headquarters FES	Natixis		395 Ghent Road	Akron	OH	44333	Office
18	Hilton Garden Inn - Memphis Southaven	UBSAG		6671 Towne Center Loop	Southaven	MI	38671	Hospitality
19	White Marsh Portfolio	UBSAG		Various	Various	MD	21236	Office
19.01	White Marsh Professional Center	UBSAG		7939 & 7923 Honeygo Boulevard; 8133 Perry Hall Boulevard	White Marsh	MD	21236	Office
19.02	Ridgely’s Choice	UBSAG		8615 & 8605 Ridgelys Choice Drive	Nottingham	MD	21236	Office
20	At Home Portfolio	SPREF		Various	Various	Various	Various	Retail
20.01	15065 Creosote Road	SPREF		15065 Creosote Road	Gulfport	MS	39503	Retail
20.02	2650 West Interstate 20	SPREF		2650 West Interstate Highway 20	Grand Prairie	TX	75052	Retail
20.03	1600 West Kelly Avenue	SPREF		1600 West Kelly Avenue	Pharr	TX	78577	Retail
20.04	2244 South Reynolds Road	SPREF		2244 South Reynolds Road	Toledo	OH	43614	Retail
20.05	642 South Walnut Avenue	SPREF		642 South Walnut Avenue	New Braunfels	TX	78130	Retail
21	53 Mercer Street	Natixis		53 Mercer Street	New York	NY	10013	Retail
22	HI Overland Park	SPREF		8787 Reeder Road	Overland Park	KS	66214	Hospitality
23	Palm Terrace	Natixis		15116 Parthenia Street	Los Angeles	CA	91343	Multifamily
24	Wind Gap Plaza	SPREF		801 Male Road	Wind Gap Borough	PA	18091	Retail
25	Hampton Inn Exton	SPREF		4 North Pottstown Pike	Exton	PA	19341	Hospitality
26	Plaza On Main	SPREF		1700 North Main Street	Kissimmee	FL	34744	Retail
27	Dalton Avenue Plaza	UBSAG		457 Dalton Avenue	Pittsfield	MA	01201	Retail
28	Campbell Gardens	SPREF		25 Landis Lane	Lillington	NC	27546	Multifamily
29	Bay Pointe	Natixis		13611 Doty Avenue	Hawthorne	CA	90250	Multifamily
30	The Crest Apartments	Natixis		13950 Foothill Boulevard	Los Angeles	CA	91342	Multifamily
31	Fairfield Inn Avon	Natixis		39050 Colorado Avenue	Avon	OH	44011	Hospitality
32	Foothill Plaza	UBSAG		1000 Pocatello Creek Road	Pocatello	ID	83201	Retail
33	Milford Landing Shopping Center	SPREF		102 Milford Landing Drive	Westfall Township	PA	18337	Retail
34	Markets At Mesa Ridge	UBSAG		6855-6885 & 6965 Mesa Ridge Parkway, 6805 Mesa Ridge Parkway, 7045 Mesa Ridge Parkway	Colorado Springs	CO	80817	Retail
35	313-315 W Muhammad Ali Boulevard	UBSAG		313-315 West Muhammad Ali Boulevard	Louisville	KY	40202	Office
36	Holiday Inn Express & Suites Emporia	SPREF		1350 West Atlantic Street	Emporia	VA	23847	Hospitality
37	Country Inn and Suites Savannah Airport	Natixis		21 Yvette Johnson Hagins Drive	Savannah	GA	31408	Hospitality
38	Maple Wayview Apartments	SPREF		1101 West Maple Street; 7300 Sunset Strip Northwest	North Canton	OH	44720	Multifamily
39	Holiday Inn Express - Yulee	UBSAG		76071 Sidney Place	Yulee	FL	32097	Hospitality
40	Casa Meadows	Natixis		8135 Langdon Avenue	Los Angeles	CA	91406	Multifamily
41	Park West Office	SPREF		2877 Guardian Lane	Virginia Beach	VA	23452	Office
42	Watkinsville Self Storage	SPREF		Various	Various	GA	Various	Self Storage
42.01	67 Greensboro Highway	SPREF		67 Greensboro Highway	Watkinsville	GA	30677	Self Storage
42.02	36 Arnoldsville Road	SPREF		36 Arnoldsville Road	Crawford	GA	30630	Self Storage
43	Brookhaven Plaza	UBSAG		958 Brookway Boulevard	Brookhaven	MS	39601	Retail
44	Studio Pointe	Natixis		915 North Wilton Place	Los Angeles	CA	90038	Multifamily
45	Rose Pointe	Natixis		509 North Berendo Street	Los Angeles	CA	90004	Multifamily
46	Synchrony Financial Expansion - 975 Keller Rd.	UBSAG		975 Keller Road	Altamonte Springs	FL	32714	Office
47	DuVal Enterprises Building	WFB		4225 Vernon Boulevard	Long Island City	NY	11101	Industrial
48	Walgreens - Reedsburg	WFB		1100 East Main Street	Reedsburg	WI	53959	Retail
49	Shops at Walmart	WFB		440 East Silverado Ranch Boulevard	Paradise	NV	89123	Retail
50	Suwanee Point	WFB		525 Peachtree Industrial Boulevard Northwest	Suwanee	GA	30024	Retail

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)(5)	Original Balance ($)(3)(4)(5)	Cut-off Date Balance ($)(3)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	QLIC	High Rise	2015		421	Units	344,418	75,000,000	75,000,000	9.9%	75,000,000	N
2	Novo Nordisk	Suburban	1985	2013	761,824	Sq. Ft.	221	73,300,000	73,300,000	9.7%	73,300,000	Y
3	Rentar Plaza	Industrial/Retail/Office	1974		1,567,208	Sq. Ft.	84	60,000,000	60,000,000	7.9%	60,000,000	N
4	909 Poydras	CBD	1986	2015	545,157	Sq. Ft.	83	45,500,000	45,446,730	6.0%	37,571,553	N
5	The Falls	Regional Lifestyle Center	1980	1996	839,507	Sq. Ft.	179	34,500,000	34,500,000	4.6%	34,500,000	N
6	Cassa Times Square Mixed-Use	Hospitality/Retail/Parking Garage	2014		59,554	Sq. Ft.	574	34,200,000	34,200,000	4.5%	34,200,000	N
7	Plaza Mexico – Los Angeles	Anchored	1974	2005	404,064	Sq. Ft.	262	30,000,000	30,000,000	4.0%	30,000,000	N
8	333 North Bedford	Office/Retail/Warehouse	1957	2009	611,954	Sq. Ft.	97	30,000,000	29,913,127	4.0%	23,638,377	N
9	Yeager Portfolio	Suburban	Various	Various	163,740	Sq. Ft.	171	28,000,000	28,000,000	3.7%	22,927,980	N
9.01	Frisco	Suburban	2013		25,019	Sq. Ft.		7,000,000	7,000,000	0.9%
9.02	Carmel	Suburban	2010		29,562	Sq. Ft.		6,000,000	6,000,000	0.8%
9.03	Fishers II	Suburban	2006		24,685	Sq. Ft.		3,700,000	3,700,000	0.5%
9.04	Greenwood	Suburban	2008		24,303	Sq. Ft.		3,600,000	3,600,000	0.5%
9.05	Fishers I	Suburban	2005		16,653	Sq. Ft.		3,100,000	3,100,000	0.4%
9.06	Plainfield	Suburban	2009		22,818	Sq. Ft.		3,000,000	3,000,000	0.4%
9.07	Noblesville I	Suburban	1930	2005	8,100	Sq. Ft.		1,000,000	1,000,000	0.1%
9.08	Noblesville II	Suburban	2006		12,600	Sq. Ft.		600,000	600,000	0.1%
10	Sixty Soho	Full Service	2000	2015	97	Rooms	398,454	27,580,854	26,650,000	3.5%	26,650,000	N
11	Hyatt House Philadelphia/King of Prussia	Limited Service	2011		147	Rooms	169,440	25,000,000	24,907,725	3.3%	20,232,767	N
12	Crate & Barrel	Suburban	2001		167,843	Sq. Ft.	129	21,646,169	21,646,169	2.9%	21,646,169	N
13	Peachtree Mall	Regional Mall	1975	1994	536,202	Sq. Ft.	149	20,000,000	19,846,750	2.6%	14,704,420	N
14	Fairmont Parkway	Anchored	1992		176,710	Sq. Ft.	100	17,700,000	17,700,000	2.3%	15,216,425	N
15	Hilton Head Village	Anchored	2000		111,042	Sq. Ft.	156	17,450,000	17,373,453	2.3%	14,430,731	N
16	24 Hour Fitness - Pleasanton	Single Tenant	1990	2010	56,206	Sq. Ft.	290	16,300,000	16,300,000	2.2%	14,842,426	N
17	Sterling Jewelers Corporate Headquarters FES	Suburban	1999		85,686	Sq. Ft.	158	13,500,000	13,500,000	1.8%	13,500,000	Y
18	Hilton Garden Inn - Memphis Southaven	Full Service	2007		117	Rooms	106,838	12,500,000	12,500,000	1.7%	9,353,152	N
19	White Marsh Portfolio	Suburban	Various		121,596	Sq. Ft.	95	11,500,000	11,500,000	1.5%	9,639,993	N
19.01	White Marsh Professional Center	Suburban	1984		80,046	Sq. Ft.		7,055,215	7,055,215	0.9%
19.02	Ridgely’s Choice	Suburban	2005		41,550	Sq. Ft.		4,444,785	4,444,785	0.6%
20	At Home Portfolio	Single Tenant	Various	Various	534,881	Sq. Ft.	53	10,150,000	10,150,000	1.3%	8,841,825	Y
20.01	15065 Creosote Road	Single Tenant	1998	2013	115,574	Sq. Ft.		2,210,842	2,210,842	0.3%
20.02	2650 West Interstate 20	Single Tenant	2000		109,415	Sq. Ft.		2,094,090	2,094,090	0.3%
20.03	1600 West Kelly Avenue	Single Tenant	2014		108,400	Sq. Ft.		2,074,217	2,074,217	0.3%
20.04	2244 South Reynolds Road	Single Tenant	1972	2014	111,763	Sq. Ft.		2,056,828	2,056,828	0.3%
20.05	642 South Walnut Avenue	Single Tenant	1995	2013	89,729	Sq. Ft.		1,714,023	1,714,023	0.2%
21	53 Mercer Street	Single Tenant	1900	2016	8,785	Sq. Ft.	1,138	10,000,000	10,000,000	1.3%	10,000,000	N
22	HI Overland Park	Full Service	1971	2014	190	Rooms	47,368	9,000,000	9,000,000	1.2%	6,691,506	N
23	Palm Terrace	Garden	1970		96	Units	92,002	8,832,232	8,832,232	1.2%	7,735,433	N
24	Wind Gap Plaza	Anchored	1995		96,229	Sq. Ft.	86	8,300,000	8,300,000	1.1%	6,642,308	N
25	Hampton Inn Exton	Limited Service	1988	2011	122	Rooms	65,359	8,000,000	7,973,852	1.1%	5,963,463	N
26	Plaza On Main	Unanchored	1959	2015	93,398	Sq. Ft.	72	6,750,000	6,715,169	0.9%	4,961,437	N
27	Dalton Avenue Plaza	Anchored	1959	1994	108,527	Sq. Ft.	57	6,150,000	6,136,048	0.8%	5,055,787	N
28	Campbell Gardens	Student Housing	2001		224	Beds	26,727	6,000,000	5,986,781	0.8%	5,545,017	N
29	Bay Pointe	Garden	1972		74	Units	80,182	5,933,450	5,933,450	0.8%	5,196,626	N
30	The Crest Apartments	Garden	1987		48	Units	117,389	5,634,650	5,634,650	0.7%	4,934,931	N
31	Fairfield Inn Avon	Limited Service	2002	2015	82	Rooms	68,109	5,590,425	5,584,915	0.7%	5,232,854	N
32	Foothill Plaza	Anchored	1979	2014	114,357	Sq. Ft.	48	5,500,000	5,490,179	0.7%	4,048,919	N
33	Milford Landing Shopping Center	Unanchored	2004		44,222	Sq. Ft.	122	5,400,000	5,380,222	0.7%	3,919,068	N
34	Markets At Mesa Ridge	Shadow Anchored	2001		29,428	Sq. Ft.	173	5,100,000	5,100,000	0.7%	4,666,881	N
35	313-315 W Muhammad Ali Boulevard	CBD	1908	1992	49,300	Sq. Ft.	93	4,600,000	4,584,965	0.6%	3,794,181	N
36	Holiday Inn Express & Suites Emporia	Limited Service	2004	2015	78	Rooms	57,596	4,500,000	4,492,505	0.6%	3,370,679	N
37	Country Inn and Suites Savannah Airport	Limited Service	2007		82	Rooms	54,768	4,500,000	4,491,014	0.6%	3,770,304	N
38	Maple Wayview Apartments	Garden	1968	2016	110	Units	39,545	4,350,000	4,350,000	0.6%	3,720,266	N
39	Holiday Inn Express - Yulee	Limited Service	2007		73	Rooms	58,717	4,300,000	4,286,354	0.6%	3,226,439	N
40	Casa Meadows	Garden	1970		49	Units	86,522	4,239,600	4,239,600	0.6%	3,713,120	N
41	Park West Office	Suburban	1989		66,866	Sq. Ft.	59	3,942,477	3,936,556	0.5%	3,111,690	N
42	Watkinsville Self Storage	Self Storage	Various	Various	829	Units	4,749	3,950,000	3,937,112	0.5%	3,258,889	N
42.01	67 Greensboro Highway	Self Storage	1991	2013	557	Units		3,040,000	3,030,081	0.4%
42.02	36 Arnoldsville Road	Self Storage	2003	2007	272	Units		910,000	907,031	0.1%
43	Brookhaven Plaza	Unanchored	2000		34,050	Sq. Ft.	113	3,850,000	3,845,417	0.5%	3,169,905	N
44	Studio Pointe	Garden	1964		42	Units	86,850	3,647,700	3,647,700	0.5%	3,194,724	N
45	Rose Pointe	Garden	1973		38	Units	94,858	3,604,609	3,604,609	0.5%	3,156,984	N
46	Synchrony Financial Expansion - 975 Keller Rd.	Suburban	2001	2016	25,080	Sq. Ft.	136	3,400,000	3,400,000	0.4%	3,129,859	N
47	DuVal Enterprises Building	Flex	1900		55,982	Sq. Ft.	55	3,100,000	3,091,783	0.4%	1,893,504	N
48	Walgreens - Reedsburg	Single Tenant	2006		14,820	Sq. Ft.	174	2,575,000	2,575,000	0.3%	2,067,258	N
49	Shops at Walmart	Unanchored	2006		7,683	Sq. Ft.	325	2,500,000	2,500,000	0.3%	2,288,741	N
50	Suwanee Point	Unanchored	1996		17,525	Sq. Ft.	94	1,645,000	1,642,888	0.2%	1,336,129	N

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate(6)	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate
1	QLIC	12/28/2015	2/5/2016	1/5/2026		1/5/2026		4.399700%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
2	Novo Nordisk	8/11/2016	10/5/2016	9/5/2021		9/5/2021	4/30/2031	3.482000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
3	Rentar Plaza	8/31/2016	10/5/2016	9/5/2026		9/5/2026		3.482000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
4	909 Poydras	8/23/2016	10/5/2016		10/5/2016	9/5/2026		4.461500%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
5	The Falls	8/15/2016	10/1/2016	9/1/2026		9/1/2026		3.450000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
6	Cassa Times Square Mixed-Use	7/5/2016	8/5/2016	4/5/2026		4/5/2026		5.278200%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
7	Plaza Mexico – Los Angeles	6/16/2016	8/5/2016	7/5/2021		7/5/2021		4.598110%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
8	333 North Bedford	8/4/2016	9/10/2016		9/10/2016	8/10/2026		3.780000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
9	Yeager Portfolio	9/13/2016	11/6/2016		11/6/2016	10/6/2026		4.881000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	2/12/2015	4/5/2015	3/5/2026		3/5/2026		4.725000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
11	Hyatt House Philadelphia/King of Prussia	6/15/2016	8/11/2016		8/11/2016	7/11/2026		4.530000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
12	Crate & Barrel	11/30/2015	1/5/2016	12/5/2025		12/5/2025		3.605722%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
13	Peachtree Mall	6/17/2016	7/6/2016		7/6/2016	12/6/2025		3.944000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
14	Fairmont Parkway	9/4/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2025		4.750000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
15	Hilton Head Village	5/11/2016	7/6/2016		7/6/2016	6/6/2026		5.183000%	0.002100%	0.008000%	0.035000%	0.000500%	0.000290%
16	24 Hour Fitness - Pleasanton	8/12/2016	10/11/2016	9/11/2021	10/11/2021	9/11/2026		4.200000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
17	Sterling Jewelers Corporate Headquarters FES	9/14/2016	11/5/2016	10/5/2026		10/5/2026	10/5/2036	4.650000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
18	Hilton Garden Inn - Memphis Southaven	9/13/2016	11/6/2016		11/6/2016	10/6/2026		5.024000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
19	White Marsh Portfolio	8/23/2016	10/6/2016	9/6/2017	10/6/2017	9/6/2026		4.760000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	9/15/2015	11/6/2015	4/6/2018	5/6/2018	10/6/2025	10/6/2045	4.790000%	0.000000%	0.008000%	0.025000%	0.000500%	0.000290%
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	7/29/2016	9/5/2016	8/5/2026		8/5/2026		3.860000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
22	HI Overland Park	9/12/2016	11/6/2016		11/6/2016	10/6/2026		4.850000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
23	Palm Terrace	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
24	Wind Gap Plaza	9/15/2016	11/6/2016		11/6/2016	10/6/2026		4.210000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
25	Hampton Inn Exton	8/2/2016	9/6/2016		9/6/2016	8/6/2026		4.920000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
26	Plaza On Main	7/1/2016	8/6/2016		8/6/2016	7/6/2026		4.540000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
27	Dalton Avenue Plaza	8/5/2016	9/6/2016		9/6/2016	8/6/2026		5.000000%	0.002100%	0.008000%	0.062500%	0.000500%	0.000290%
28	Campbell Gardens	7/26/2016	9/6/2016		9/6/2016	8/6/2021		5.140000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
29	Bay Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
30	The Crest Apartments	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
31	Fairfield Inn Avon	8/18/2016	10/5/2016		10/5/2016	9/5/2021		6.052000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
32	Foothill Plaza	8/12/2016	10/6/2016		10/6/2016	9/6/2026		4.585500%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
33	Milford Landing Shopping Center	7/11/2016	9/6/2016		9/6/2016	8/6/2026		4.210000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
34	Markets At Mesa Ridge	9/7/2016	11/6/2016	10/6/2021	11/6/2021	10/6/2026		4.500000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
35	313-315 W Muhammad Ali Boulevard	7/1/2016	8/6/2016		8/6/2016	7/6/2026		5.100000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
36	Holiday Inn Express & Suites Emporia	8/30/2016	10/6/2016		10/6/2016	9/6/2026		5.055000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
37	Country Inn and Suites Savannah Airport	7/7/2016	9/5/2016		9/5/2016	8/5/2026		5.600000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
38	Maple Wayview Apartments	7/29/2016	9/6/2016	8/6/2018	9/6/2018	8/6/2026		4.550000%	0.002100%	0.008000%	0.055000%	0.000500%	0.000290%
39	Holiday Inn Express - Yulee	7/15/2016	9/6/2016		9/6/2016	8/6/2026		5.100000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
40	Casa Meadows	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
41	Park West Office	9/15/2016	10/6/2016		10/6/2016	8/6/2026		3.800000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
42	Watkinsville Self Storage	6/30/2016	8/6/2016		8/6/2016	7/6/2026		5.108000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	8/11/2016	10/6/2016		10/6/2016	9/6/2026		5.050000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
44	Studio Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
45	Rose Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
46	Synchrony Financial Expansion - 975 Keller Rd.	8/5/2016	9/6/2016	7/6/2021	8/6/2021	8/6/2026		4.977000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
47	DuVal Enterprises Building	9/1/2016	10/11/2016		10/11/2016	9/11/2026		4.250000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
48	Walgreens - Reedsburg	9/12/2016	11/11/2016		11/11/2016	10/11/2026		4.300000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
49	Shops at Walmart	9/1/2016	10/11/2016	9/11/2021	10/11/2021	9/11/2026		4.530000%	0.002100%	0.008000%	0.082500%	0.000500%	0.000290%
50	Suwanee Point	9/9/2016	10/11/2016		10/11/2016	9/11/2026		4.640000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)(5)	Remaining Term to Maturity or ARD (Mos.)(5)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)
1	QLIC	4.383810%	Actual/360	278,800.43	Interest-only, Balloon	Actual/360	120	111	120	111	0
2	Novo Nordisk	3.468210%	Actual/360	215,646.22	Interest-only, ARD	Actual/360	60	59	60	59	0
3	Rentar Plaza	3.468210%	Actual/360	176,518.06	Interest-only, Balloon	Actual/360	120	119	120	119	0
4	909 Poydras	4.445610%	Actual/360	222,271.52	Amortizing Balloon		120	119	0	0	360
5	The Falls	3.436210%	Actual/360	100,565.10	Interest-only, Balloon	Actual/360	120	119	120	119	0
6	Cassa Times Square Mixed-Use	5.262310%	Actual/360	152,517.99	Interest-only, Balloon	Actual/360	117	114	117	114	0
7	Plaza Mexico – Los Angeles	4.584320%	Actual/360	116,549.32	Interest-only, Balloon	Actual/360	60	57	60	57	0
8	333 North Bedford	3.764110%	Actual/360	139,445.86	Amortizing Balloon		120	118	0	0	360
9	Yeager Portfolio	4.865110%	Actual/360	148,280.29	Amortizing Balloon		120	120	0	0	360
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	4.709110%	Actual/360	106,391.80	Interest-only, Balloon	Actual/360	132	113	132	113	0
11	Hyatt House Philadelphia/King of Prussia	4.514110%	Actual/360	127,117.35	Amortizing Balloon		120	117	0	0	360
12	Crate & Barrel	3.589832%	Actual/360	66,828.30	Interest-only, Balloon	Actual/360	120	110	120	110	0
13	Peachtree Mall	3.930210%	Actual/360	104,949.94	Amortizing Balloon		114	110	0	0	300
14	Fairmont Parkway	4.734110%	Actual/360	92,331.58	Interest-only, Amortizing Balloon	Actual/360	120	107	24	11	360
15	Hilton Head Village	5.137110%	Actual/360	95,636.68	Amortizing Balloon		120	116	0	0	360
16	24 Hour Fitness - Pleasanton	4.184110%	Actual/360	79,709.80	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360
17	Sterling Jewelers Corporate Headquarters FES	4.634110%	Actual/360	53,039.06	Interest-only, ARD	Actual/360	120	120	120	120	0
18	Hilton Garden Inn - Memphis Southaven	5.008110%	Actual/360	73,248.65	Amortizing Balloon		120	120	0	0	300
19	White Marsh Portfolio	4.744110%	Actual/360	60,058.78	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	4.756210%	Actual/360	53,192.20	Interest-only, Amortizing ARD	Actual/360	120	108	30	18	360
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	3.844110%	Actual/360	32,613.43	Interest-only, Balloon	Actual/360	120	118	120	118	0
22	HI Overland Park	4.834110%	Actual/360	51,829.56	Amortizing Balloon		120	120	0	0	300
23	Palm Terrace	4.504110%	Actual/360	44,856.64	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
24	Wind Gap Plaza	4.194110%	Actual/360	40,636.88	Amortizing Balloon		120	120	0	0	360
25	Hampton Inn Exton	4.904110%	Actual/360	46,395.08	Amortizing Balloon		120	118	0	0	300
26	Plaza On Main	4.524110%	Actual/360	37,672.11	Amortizing Balloon		120	117	0	0	300
27	Dalton Avenue Plaza	4.926610%	Actual/360	33,014.53	Amortizing Balloon		120	118	0	0	360
28	Campbell Gardens	5.124110%	Actual/360	32,724.62	Amortizing Balloon		60	58	0	0	360
29	Bay Pointe	4.504110%	Actual/360	30,134.47	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
30	The Crest Apartments	4.504110%	Actual/360	28,616.94	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
31	Fairfield Inn Avon	6.036110%	Actual/360	33,704.55	Amortizing Balloon		60	59	0	0	360
32	Foothill Plaza	4.569610%	Actual/360	30,838.31	Amortizing Balloon		120	119	0	0	300
33	Milford Landing Shopping Center	4.194110%	Actual/360	29,133.05	Amortizing Balloon		120	118	0	0	300
34	Markets At Mesa Ridge	4.484110%	Actual/360	25,840.95	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360
35	313-315 W Muhammad Ali Boulevard	5.084110%	Actual/360	24,975.69	Amortizing Balloon		120	117	0	0	360
36	Holiday Inn Express & Suites Emporia	5.039110%	Actual/360	26,450.95	Amortizing Balloon		120	119	0	0	300
37	Country Inn and Suites Savannah Airport	5.584110%	Actual/360	25,833.55	Amortizing Balloon		120	118	0	0	360
38	Maple Wayview Apartments	4.484110%	Actual/360	22,170.23	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360
39	Holiday Inn Express - Yulee	5.084110%	Actual/360	25,388.54	Amortizing Balloon		120	118	0	0	300
40	Casa Meadows	4.504110%	Actual/360	21,531.84	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
41	Park West Office	3.784110%	Actual/360	18,405.32	Amortizing Balloon		119	118	0	0	359
42	Watkinsville Self Storage	5.092110%	Actual/360	21,465.94	Amortizing Balloon		120	117	0	0	360
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	5.034110%	Actual/360	20,785.44	Amortizing Balloon		120	119	0	0	360
44	Studio Pointe	4.504110%	Actual/360	18,525.73	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
45	Rose Pointe	4.504110%	Actual/360	18,306.88	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
46	Synchrony Financial Expansion - 975 Keller Rd.	4.961110%	Actual/360	18,204.17	Interest-only, Amortizing Balloon	Actual/360	120	118	59	57	360
47	DuVal Enterprises Building	4.234110%	Actual/360	19,196.27	Amortizing Balloon		120	119	0	0	240
48	Walgreens - Reedsburg	4.284110%	Actual/360	12,742.94	Amortizing Balloon		120	120	0	0	360
49	Shops at Walmart	4.436610%	Actual/360	12,711.74	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360
50	Suwanee Point	4.624110%	Actual/360	8,472.37	Amortizing Balloon		120	119	0	0	360

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(7)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date(8)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	QLIC	0	9	L(33),D(84),O(3)	2	5	255,000,000	8/18/2016
2	Novo Nordisk	0	1	L(25),D(32),O(3)	0	0	319,900,000	6/1/2016
3	Rentar Plaza	0	1	L(25),GRTR 1% or YM or D(91),O(4)	0	0	300,000,000	7/19/2016
4	909 Poydras	359	1	L(25),D(91),O(4)	0	0	74,300,000	7/27/2016
5	The Falls	0	1	L(25),D(88),O(7)	5	0	305,000,000	7/14/2016
6	Cassa Times Square Mixed-Use	0	3	L(27),D(86),O(4)	0	0	68,900,000	1/11/2016; 3/18/2016
7	Plaza Mexico – Los Angeles	0	3	L(27),D(29),O(4)	0	0	184,000,000	3/16/2016
8	333 North Bedford	358	2	L(26),D(90),O(4)	0	0	92,500,000	7/6/2016
9	Yeager Portfolio	360	0	L(24),D(91),O(5)	0	0	38,460,000	Various
9.01	Frisco						8,450,000	7/25/2016
9.02	Carmel						8,000,000	7/27/2016
9.03	Fishers II						5,330,000	7/27/2016
9.04	Greenwood						5,200,000	7/27/2016
9.05	Fishers I						4,460,000	7/27/2016
9.06	Plainfield						4,300,000	7/27/2016
9.07	Noblesville I						1,550,000	7/27/2016
9.08	Noblesville II						1,170,000	7/27/2016
10	Sixty Soho	0	19	GRTR 1% or YM(43),D(86),O(3)	0	0	80,900,000	5/10/2016
11	Hyatt House Philadelphia/King of Prussia	357	3	L(24),GRTR 1% or YM(92),O(4)	0	0	37,650,000	5/6/2016
12	Crate & Barrel	0	10	L(34),D(83),O(3)	0	0	40,000,000	10/27/2015
13	Peachtree Mall	296	4	L(28),D(82),O(4)	0	0	138,000,000	11/11/2015
14	Fairmont Parkway	360	13	L(37),D(80),O(3)	0	0	26,460,000	8/23/2016
15	Hilton Head Village	356	4	L(28),D(89),O(3)	0	0	23,700,000	3/7/2016
16	24 Hour Fitness - Pleasanton	360	1	L(25),D(91),O(4)	0	0	28,000,000	7/24/2016
17	Sterling Jewelers Corporate Headquarters FES	0	0	L(24),D(92),O(4)	0	0	20,400,000	8/8/2016
18	Hilton Garden Inn - Memphis Southaven	300	0	L(24),D(92),O(4)	0	5	18,175,000	7/12/2016
19	White Marsh Portfolio	360	1	L(25),D(91),O(4)	0	0	16,300,000	7/8/2016
19.01	White Marsh Professional Center						10,000,000	7/8/2016
19.02	Ridgely’s Choice						6,300,000	7/8/2016
20	At Home Portfolio	360	12	L(36),D(80),O(4)	0	0	40,860,000	Various
20.01	15065 Creosote Road						8,900,000	8/22/2015
20.02	2650 West Interstate 20						8,430,000	8/20/2015
20.03	1600 West Kelly Avenue						8,350,000	8/21/2015
20.04	2244 South Reynolds Road						8,280,000	8/21/2015
20.05	642 South Walnut Avenue						6,900,000	9/1/2015
21	53 Mercer Street	0	2	L(26),D(91),O(3)	0	0	23,500,000	6/22/2016
22	HI Overland Park	300	0	L(24),D(93),O(3)	0	0	14,500,000	8/2/2016
23	Palm Terrace	360	2	L(26),D(91),O(3)	0	0	13,470,000	6/10/2016
24	Wind Gap Plaza	360	0	L(24),D(91),O(5)	0	0	16,100,000	6/30/2016
25	Hampton Inn Exton	298	2	L(26),D(90),O(4)	0	0	14,400,000	6/7/2016
26	Plaza On Main	297	3	L(27),D(89),O(4)	0	0	10,700,000	6/8/2016
27	Dalton Avenue Plaza	358	2	L(26),D(90),O(4)	0	0	8,500,000	6/15/2016
28	Campbell Gardens	358	2	L(26),D(30),O(4)	0	0	8,300,000	6/3/2016
29	Bay Pointe	360	2	L(26),D(91),O(3)	0	0	8,910,000	6/13/2016
30	The Crest Apartments	360	2	L(26),D(91),O(3)	0	0	8,440,000	6/10/2016
31	Fairfield Inn Avon	359	1	L(25),D(32),O(3)	0	0	7,500,000	8/1/2016
32	Foothill Plaza	299	1	L(25),D(91),O(4)	0	0	9,300,000	7/5/2016
33	Milford Landing Shopping Center	298	2	L(26),D(90),O(4)	0	0	9,750,000	6/22/2016
34	Markets At Mesa Ridge	360	0	L(24),D(92),O(4)	0	0	10,300,000	4/22/2016
35	313-315 W Muhammad Ali Boulevard	357	3	L(27),D(89),O(4)	0	0	6,870,000	2/29/2016
36	Holiday Inn Express & Suites Emporia	299	1	L(25),D(91),O(4)	0	0	7,400,000	7/25/2016
37	Country Inn and Suites Savannah Airport	358	2	L(26),D(91),O(3)	0	0	7,300,000	4/1/2016
38	Maple Wayview Apartments	360	2	L(26),D(90),O(4)	0	0	6,000,000	6/27/2016
39	Holiday Inn Express - Yulee	298	2	L(26),D(90),O(4)	0	0	7,000,000	5/26/2016
40	Casa Meadows	360	2	L(26),D(91),O(3)	0	0	6,440,000	6/10/2016
41	Park West Office	358	1	L(25),D(93),O(1)	0	0	8,100,000	7/1/2016
42	Watkinsville Self Storage	357	3	L(27),D(89),O(4)	0	0	6,100,000	Various
42.01	67 Greensboro Highway						4,600,000	5/25/2016
42.02	36 Arnoldsville Road						1,500,000	6/7/2016
43	Brookhaven Plaza	359	1	L(24),GRTR 1% or YM(92),O(4)	0	0	5,500,000	7/25/2016
44	Studio Pointe	360	2	L(26),D(91),O(3)	0	0	6,540,000	6/13/2016
45	Rose Pointe	360	2	L(26),D(91),O(3)	0	0	6,420,000	6/13/2016
46	Synchrony Financial Expansion - 975 Keller Rd.	360	2	L(26),D(90),O(4)	0	0	4,600,000	7/8/2016
47	DuVal Enterprises Building	239	1	L(25),GRTR 1% or YM(91),O(4)	0	0	13,500,000	6/16/2016
48	Walgreens - Reedsburg	360	0	L(24),D(92),O(4)	0	0	4,900,000	7/17/2016
49	Shops at Walmart	360	1	L(25),D(91),O(4)	0	0	5,400,000	7/18/2016
50	Suwanee Point	359	1	L(25),D(91),O(4)	0	0	2,375,000	8/9/2016

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(5)(6)	U/W NCF DSCR (x)(3)(5)(6)	Cut-off Date LTV Ratio(3)(8)	LTV Ratio at Maturity or ARD(3)(8)	Cut-off Date U/W NOI Debt Yield(3)(5)	Cut-off Date U/W NCF Debt Yield(3)(5)
1	QLIC						1.86	1.84	56.9%	56.9%	8.3%	8.2%
2	Novo Nordisk						2.98	2.97	52.6%	52.6%	10.5%	10.5%
3	Rentar Plaza						2.71	2.59	44.0%	44.0%	9.6%	9.1%
4	909 Poydras						1.76	1.52	61.2%	50.6%	10.3%	8.9%
5	The Falls						3.51	3.36	49.2%	49.2%	12.3%	11.8%
6	Cassa Times Square Mixed-Use						2.02	1.89	49.6%	49.6%	10.8%	10.1%
7	Plaza Mexico – Los Angeles						1.95	1.85	57.6%	57.6%	9.1%	8.6%
8	333 North Bedford						1.54	1.44	64.1%	50.7%	8.6%	8.1%
9	Yeager Portfolio						1.60	1.53	72.8%	59.6%	10.1%	9.8%
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho						2.32	2.01	47.8%	47.8%	11.1%	9.6%
11	Hyatt House Philadelphia/King of Prussia						1.96	1.77	66.2%	53.7%	12.0%	10.9%
12	Crate & Barrel						3.44	3.36	54.1%	54.1%	12.8%	12.4%
13	Peachtree Mall						1.98	1.83	57.7%	42.8%	12.6%	11.6%
14	Fairmont Parkway						1.85	1.72	66.9%	57.5%	11.6%	10.8%
15	Hilton Head Village						1.38	1.26	73.3%	60.9%	9.1%	8.3%
16	24 Hour Fitness - Pleasanton						1.92	1.82	58.2%	53.0%	11.3%	10.7%
17	Sterling Jewelers Corporate Headquarters FES						1.85	1.85	66.2%	66.2%	8.7%	8.7%
18	Hilton Garden Inn - Memphis Southaven						2.04	1.83	68.8%	51.5%	14.3%	12.9%
19	White Marsh Portfolio						1.91	1.63	70.6%	59.1%	12.0%	10.2%
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio						1.42	1.31	68.9%	60.0%	8.9%	8.2%
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street						2.11	2.11	42.6%	42.6%	8.3%	8.2%
22	HI Overland Park						1.96	1.59	62.1%	46.1%	13.5%	11.0%
23	Palm Terrace						1.39	1.34	65.6%	57.4%	8.5%	8.2%
24	Wind Gap Plaza						1.96	1.73	51.6%	41.3%	11.5%	10.2%
25	Hampton Inn Exton						1.81	1.56	55.4%	41.4%	12.6%	10.9%
26	Plaza On Main						1.96	1.72	62.8%	46.4%	13.2%	11.6%
27	Dalton Avenue Plaza						1.69	1.55	72.2%	59.5%	10.9%	10.0%
28	Campbell Gardens						1.79	1.72	72.1%	66.8%	11.7%	11.3%
29	Bay Pointe						1.36	1.31	66.6%	58.3%	8.3%	8.0%
30	The Crest Apartments						1.35	1.31	66.8%	58.5%	8.2%	8.0%
31	Fairfield Inn Avon						2.08	1.87	74.5%	69.8%	15.1%	13.5%
32	Foothill Plaza						1.74	1.56	59.0%	43.5%	11.7%	10.5%
33	Milford Landing Shopping Center						2.06	1.91	55.2%	40.2%	13.4%	12.4%
34	Markets At Mesa Ridge						2.25	2.25	49.5%	45.3%	13.7%	13.7%
35	313-315 W Muhammad Ali Boulevard						1.69	1.49	66.7%	55.2%	11.1%	9.8%
36	Holiday Inn Express & Suites Emporia						2.04	1.80	60.7%	45.5%	14.4%	12.7%
37	Country Inn and Suites Savannah Airport						1.96	1.71	61.5%	51.6%	13.5%	11.8%
38	Maple Wayview Apartments						1.60	1.50	72.5%	62.0%	9.8%	9.2%
39	Holiday Inn Express - Yulee						2.38	2.16	61.2%	46.1%	16.9%	15.3%
40	Casa Meadows						1.38	1.33	65.8%	57.7%	8.4%	8.1%
41	Park West Office						2.57	2.21	48.6%	38.4%	14.4%	12.4%
42	Watkinsville Self Storage						1.55	1.48	64.5%	53.4%	10.2%	9.7%
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza						1.72	1.60	69.9%	57.6%	11.1%	10.4%
44	Studio Pointe						1.37	1.33	55.8%	48.8%	8.4%	8.1%
45	Rose Pointe						1.38	1.32	56.1%	49.2%	8.4%	8.0%
46	Synchrony Financial Expansion - 975 Keller Rd.						1.92	1.82	73.9%	68.0%	12.3%	11.7%
47	DuVal Enterprises Building						2.72	2.37	22.9%	14.0%	20.2%	17.7%
48	Walgreens - Reedsburg						1.70	1.69	52.6%	42.2%	10.1%	10.0%
49	Shops at Walmart						1.62	1.50	46.3%	42.4%	9.9%	9.1%
50	Suwanee Point						1.79	1.54	69.2%	56.3%	11.0%	9.5%

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	U/W Revenues ($)(9)	U/W Expenses ($)(9)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)(9)	U/W Net Cash Flow ($)(9)	Occupancy Rate	Occupancy as-of Date	U/W Hotel ADR
1	QLIC	15,396,615	3,385,297	12,011,318	84,200	18,123	11,908,995	98.3%	8/15/2016
2	Novo Nordisk	29,605,904	11,891,591	17,714,312	38,091	0	17,676,221	78.0%	9/1/2016
3	Rentar Plaza	24,610,323	11,992,475	12,617,848	156,721	391,802	12,069,325	100.0%	8/1/2016
4	909 Poydras	9,061,816	4,372,519	4,689,297	81,774	545,157	4,062,366	80.8%	8/29/2016
5	The Falls	26,057,960	7,632,172	18,425,787	176,296	618,885	17,630,606	97.5%	6/30/2016
6	Cassa Times Square Mixed-Use	7,488,161	3,782,991	3,705,170	3,175	11,581	3,465,758	76.2% Retail; 95.2% Hotel	9/8/2016 for Retail; TTM 6/30/2016 for Hotel	214
7	Plaza Mexico – Los Angeles	14,200,010	4,568,906	9,631,104	60,610	404,064	9,166,431	90.9%	6/1/2016
8	333 North Bedford	7,450,441	2,331,060	5,119,381	36,717	305,977	4,776,687	81.4%	8/1/2016
9	Yeager Portfolio	5,207,442	2,366,980	2,840,462	24,369	84,858	2,731,235	99.5%	8/1/2016
9.01	Frisco	1,121,276	502,374	618,902	1,614	20,135	597,154	99.4%	8/1/2016
9.02	Carmel	981,506	405,773	575,732	5,297	13,654	556,782	100.0%	8/1/2016
9.03	Fishers II	752,110	355,033	397,077	2,406	13,621	381,050	98.4%	8/1/2016
9.04	Greenwood	718,221	316,804	401,417	2,203	12,164	387,050	100.0%	8/1/2016
9.05	Fishers I	543,004	238,336	304,668	4,372	7,876	292,420	100.0%	8/1/2016
9.06	Plainfield	663,839	309,566	354,273	2,740	10,606	340,927	99.1%	8/1/2016
9.07	Noblesville I	258,052	147,311	110,741	4,927	3,652	102,162	100.0%	8/1/2016
9.08	Noblesville II	169,435	91,782	77,652	811	3,150	73,691	100.0%	8/1/2016
10	Sixty Soho	14,297,832	10,008,564	4,289,268	571,913	0	3,717,355	87.3%	6/30/2016	433
11	Hyatt House Philadelphia/King of Prussia	7,501,534	4,508,656	2,992,878	287,581	0	2,705,297	82.1%	6/30/2016	153
12	Crate & Barrel	4,657,505	1,896,362	2,761,143	25,176	41,961	2,694,006	100.0%	10/1/2016
13	Peachtree Mall	13,892,159	3,861,607	10,030,552	110,592	673,710	9,246,250	90.1%	6/30/2016
14	Fairmont Parkway	2,989,913	936,929	2,052,984	26,507	123,697	1,902,780	95.7%	6/30/2016
15	Hilton Head Village	2,088,799	506,587	1,582,212	22,208	111,042	1,448,961	100.0%	6/30/2016
16	24 Hour Fitness - Pleasanton	2,157,859	318,688	1,839,171	8,431	87,943	1,742,797	100.0%	10/1/2016
17	Sterling Jewelers Corporate Headquarters FES	1,227,902	49,331	1,178,571	0	0	1,178,571	100.0%	10/1/2016
18	Hilton Garden Inn - Memphis Southaven	4,622,635	2,830,555	1,792,080	184,905	0	1,607,175	79.0%	6/30/2016	127
19	White Marsh Portfolio	2,103,108	724,633	1,378,476	23,286	178,904	1,176,285	81.2%	8/1/2016
19.01	White Marsh Professional Center	1,476,277	489,658	986,619	10,406	118,202	858,011	85.1%	8/1/2016
19.02	Ridgely’s Choice	626,831	234,974	391,857	12,881	60,702	318,274	73.6%	8/1/2016
20	At Home Portfolio	2,591,498	77,745	2,513,753	85,581	109,065	2,319,108	100.0%	10/1/2016
20.01	15065 Creosote Road	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.02	2650 West Interstate 20	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.03	1600 West Kelly Avenue	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.04	2244 South Reynolds Road	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.05	642 South Walnut Avenue	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
21	53 Mercer Street	880,650	55,260	825,390	879	0	824,511	100.0%	10/1/2016
22	HI Overland Park	5,665,526	4,447,097	1,218,429	226,621	0	991,808	63.5%	7/31/2016	96
23	Palm Terrace	1,191,915	444,175	747,740	24,000	0	723,740	99.0%	7/18/2016
24	Wind Gap Plaza	1,441,453	486,953	954,499	14,434	96,229	843,836	93.9%	8/16/2016
25	Hampton Inn Exton	3,557,178	2,549,135	1,008,043	142,287	0	865,756	69.9%	7/31/2016	115
26	Plaza On Main	1,097,850	211,127	886,723	14,010	93,398	779,315	94.8%	6/22/2016
27	Dalton Avenue Plaza	1,124,257	454,267	669,991	16,279	40,222	613,489	95.7%	7/6/2016
28	Campbell Gardens	1,377,860	674,942	702,918	27,716	0	675,202	93.3%	9/1/2016
29	Bay Pointe	870,237	377,061	493,176	18,500	0	474,676	98.6%	7/18/2016
30	The Crest Apartments	681,737	217,056	464,681	13,728	0	450,953	100.0%	7/18/2016
31	Fairfield Inn Avon	2,152,141	1,309,466	842,676	86,086	0	756,590	68.3%	5/31/2016	104
32	Foothill Plaza	963,685	319,541	644,144	23,018	43,458	577,667	92.8%	6/30/2016
33	Milford Landing Shopping Center	944,081	225,229	718,852	6,633	44,222	667,997	99.4%	5/31/2016
34	Markets At Mesa Ridge	1,011,653	312,642	699,011	0	0	699,011	100.0%	7/31/2016
35	313-315 W Muhammad Ali Boulevard	674,616	167,525	507,091	14,790	44,493	447,808	100.0%	10/1/2016
36	Holiday Inn Express & Suites Emporia	1,916,419	1,269,934	646,486	76,657	0	569,829	75.4%	6/30/2016	89
37	Country Inn and Suites Savannah Airport	1,926,119	1,318,279	607,840	77,045	0	530,795	73.9%	4/30/2016	87
38	Maple Wayview Apartments	868,104	441,850	426,255	27,500	0	398,755	97.3%	7/1/2016
39	Holiday Inn Express - Yulee	1,728,337	1,002,242	726,095	69,133	0	656,962	62.6%	5/31/2016	104
40	Casa Meadows	569,208	212,970	356,237	12,250	0	343,987	100.0%	7/18/2016
41	Park West Office	1,017,519	449,913	567,606	21,914	56,866	488,826	97.9%	7/18/2016
42	Watkinsville Self Storage	736,770	336,739	400,031	18,216	0	381,815	Various	Various
42.01	67 Greensboro Highway	544,858	264,488	280,371	12,232	0	268,139	99.3%	5/26/2016
42.02	36 Arnoldsville Road	191,912	72,252	119,661	5,984	0	113,677	83.5%	6/14/2016
43	Brookhaven Plaza	526,021	98,111	427,910	8,513	20,689	398,708	96.5%	8/8/2016
44	Studio Pointe	488,134	183,018	305,116	10,500	0	294,616	97.6%	7/18/2016
45	Rose Pointe	496,761	193,929	302,832	13,262	0	289,570	97.4%	7/18/2016
46	Synchrony Financial Expansion - 975 Keller Rd.	564,657	145,178	419,480	3,762	18,614	397,104	100.0%	10/1/2016
47	DuVal Enterprises Building	1,161,067	535,491	625,576	15,115	64,202	546,259	94.7%	8/1/2016
48	Walgreens - Reedsburg	261,920	2,619	259,301	1,482	0	257,819	100.0%	10/1/2016
49	Shops at Walmart	297,616	50,248	247,368	2,459	16,656	228,254	100.0%	8/31/2016
50	Suwanee Point	275,352	93,842	181,510	5,608	19,258	156,644	100.0%	7/25/2016

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(10)	Second Most Recent Revenues ($)(10)
1	QLIC		Annualized 3 6/30/2016	9,836,024	2,986,498	6,849,526	0	6,849,526			NAV	NAV
2	Novo Nordisk		TTM 5/31/2016	24,599,348	9,911,492	14,687,857	0	14,687,857			Actual 2015	24,562,154
3	Rentar Plaza		TTM 6/30/2016	24,383,651	11,274,905	13,108,746	0	13,108,746			Actual 2015	24,453,413
4	909 Poydras		TTM 5/31/2016	8,651,451	4,434,102	4,217,349	0	4,217,349			Actual 2015	8,788,693
5	The Falls		TTM 5/31/2016	26,377,646	7,484,686	18,892,960	0	18,892,960			Actual 2015	26,592,149
6	Cassa Times Square Mixed-Use	204	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Plaza Mexico – Los Angeles		TTM 2/29/2016	13,878,877	4,353,659	9,525,218	0	9,525,218			Actual 2015	13,823,456
8	333 North Bedford		TTM 5/31/2016	9,166,659	2,387,781	6,778,878	0	6,778,878			Actual 2015	9,012,571
9	Yeager Portfolio		TTM 6/30/2016	5,362,340	2,364,492	2,997,848	0	2,997,848			Actual 2015	5,165,129
9.01	Frisco		TTM 6/30/2016	1,210,671	455,537	755,134	0	755,134			Actual 2015	1,107,396
9.02	Carmel		TTM 6/30/2016	1,021,005	404,018	616,987	0	616,987			Actual 2015	1,006,340
9.03	Fishers II		TTM 6/30/2016	774,258	358,204	416,055	0	416,055			Actual 2015	753,402
9.04	Greenwood		TTM 6/30/2016	725,971	319,298	406,673	0	406,673			Actual 2015	687,905
9.05	Fishers I		TTM 6/30/2016	556,680	246,516	310,164	0	310,164			Actual 2015	544,065
9.06	Plainfield		TTM 6/30/2016	661,405	323,466	337,939	0	337,939			Actual 2015	658,470
9.07	Noblesville I		TTM 6/30/2016	260,334	150,970	109,364	0	109,364			Actual 2015	245,476
9.08	Noblesville II		TTM 6/30/2016	152,017	106,483	45,534	0	45,534			Actual 2015	162,075
10	Sixty Soho	378	TTM 6/30/2016	14,297,686	10,463,852	3,833,834	0	3,833,834	433	378	Actual 2015	12,803,548
11	Hyatt House Philadelphia/King of Prussia	122	TTM 6/30/2016	7,673,897	4,580,364	3,093,533	0	3,093,533	152	125	Actual 2015	7,494,772
12	Crate & Barrel		TTM 7/31/2016	4,832,859	1,807,675	3,025,184	0	3,025,184			Actual 2015	4,638,073
13	Peachtree Mall		TTM 6/30/2016	13,770,809	3,875,594	9,895,215	0	9,895,215			Actual 2015	13,161,383
14	Fairmont Parkway		Annualized 11 7/31/2016	2,932,960	891,185	2,041,775	0	2,041,775			Actual 2015	2,968,616
15	Hilton Head Village		TTM 6/30/2016	2,164,575	537,212	1,627,363	0	1,627,363			Actual 2015	2,116,020
16	24 Hour Fitness - Pleasanton		TTM 6/30/2016	2,023,416	6,610	2,016,806	0	2,016,806			Actual 2015	2,023,416
17	Sterling Jewelers Corporate Headquarters FES		TTM 6/30/2016	1,125,000	35,198	1,089,802	0	1,089,802			Actual 2015	1,125,000
18	Hilton Garden Inn - Memphis Southaven	100	TTM 6/30/2016	4,622,635	2,835,162	1,787,473	0	1,787,473	127	100	Actual 2015	4,466,915
19	White Marsh Portfolio		TTM 5/31/2016	2,305,278	759,833	1,545,445	0	1,545,445			Actual 2015	2,269,420
19.01	White Marsh Professional Center		TTM 5/31/2016	1,419,204	500,219	918,985	0	918,985			Actual 2015	1,415,039
19.02	Ridgely’s Choice		TTM 5/31/2016	886,074	259,614	626,460	0	626,460			Actual 2015	854,381
20	At Home Portfolio		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.01	15065 Creosote Road		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.02	2650 West Interstate 20		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.03	1600 West Kelly Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.04	2244 South Reynolds Road		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.05	642 South Walnut Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
21	53 Mercer Street		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
22	HI Overland Park	61	TTM 7/31/2016	5,681,109	4,439,983	1,241,126	0	1,241,126	96	61	Actual 2015	5,586,688
23	Palm Terrace		TTM 5/31/2016	1,218,123	450,037	768,085	0	768,085			Actual 2015	1,205,608
24	Wind Gap Plaza		TTM 7/31/2016	1,474,953	483,471	991,482	0	991,482			Actual 2015	1,401,477
25	Hampton Inn Exton	81	TTM 7/31/2016	3,626,373	2,575,347	1,051,026	0	1,051,026	115	81	Actual 2015	3,703,299
26	Plaza On Main		TTM 6/30/2016	807,904	177,700	630,204	0	630,204			Actual 2015	629,951
27	Dalton Avenue Plaza		TTM 6/30/2016	1,061,545	403,174	658,371	0	658,371			Actual 2015	1,067,671
28	Campbell Gardens		TTM 6/30/2016	1,377,860	681,705	696,155	0	696,155			Actual 2015	1,338,056
29	Bay Pointe		TTM 5/31/2016	891,139	380,452	510,687	0	510,687			Actual 2015	885,828
30	The Crest Apartments		TTM 5/31/2016	699,857	219,672	480,185	0	480,185			Actual 2015	689,822
31	Fairfield Inn Avon	72	TTM 5/31/2016	2,192,127	1,249,778	942,350	0	942,350	105	72	Actual 2015	2,116,930
32	Foothill Plaza		TTM 6/30/2016	1,012,732	318,503	694,229	0	694,229			Actual 2015	1,031,819
33	Milford Landing Shopping Center		TTM 6/30/2016	982,570	222,364	760,207	0	760,207			Actual 2015	992,316
34	Markets At Mesa Ridge		TTM 7/31/2016	1,008,440	242,002	766,438	-878	767,316			Actual 2015	1,017,065
35	313-315 W Muhammad Ali Boulevard		TTM 6/30/2016	684,353	152,366	531,987	0	531,987			Actual 2015	675,905
36	Holiday Inn Express & Suites Emporia	67	TTM 6/30/2016	1,921,670	1,180,634	741,036	76,867	664,169	89	67	Actual 2015	1,880,350
37	Country Inn and Suites Savannah Airport	64	TTM 4/30/2016	1,931,396	1,237,416	693,980	0	693,980	87	64	Actual 2015	1,992,697
38	Maple Wayview Apartments		TTM 6/30/2016	816,323	433,028	383,295	27,500	355,795			Actual 2015	690,115
39	Holiday Inn Express - Yulee	65	TTM 5/31/2016	1,733,072	995,825	737,247	0	737,247	104	65	Actual 2015	1,619,483
40	Casa Meadows		TTM 5/31/2016	560,782	215,655	345,127	0	345,127			Actual 2015	547,461
41	Park West Office		TTM 5/31/2016	802,932	426,186	376,746	0	376,746			NAV	NAV
42	Watkinsville Self Storage		TTM 4/30/2016	728,313	313,039	415,274	0	415,274			Various	550,070
42.01	67 Greensboro Highway		TTM 4/30/2016	558,074	246,056	312,018	0	312,018			Actual 2015	550,070
42.02	36 Arnoldsville Road		TTM 4/30/2016	170,240	66,983	103,257	0	103,257			NAV	NAV
43	Brookhaven Plaza		TTM 5/31/2016	490,398	96,655	393,744	26,432	367,312			Actual 2015	473,046
44	Studio Pointe		TTM 5/31/2016	491,838	186,329	305,509	0	305,509			Actual 2015	493,531
45	Rose Pointe		TTM 5/31/2016	496,089	196,035	300,055	0	300,055			Actual 2015	481,639
46	Synchrony Financial Expansion - 975 Keller Rd.		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
47	DuVal Enterprises Building		TTM 5/31/2016	1,147,715	466,660	681,055	0	681,055			Actual 2015	1,100,708
48	Walgreens - Reedsburg		Annualized 6 6/30/2016	270,000	0	270,000	0	270,000			Actual 2015	270,000
49	Shops at Walmart		TTM 6/30/2016	415,544	61,014	354,530	0	354,530			Actual 2015	404,400
50	Suwanee Point		TTM 6/30/2016	283,351	100,637	182,714	0	182,714			Actual 2015	271,640

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Second Most Recent Expenses ($)(10)	Second Most Recent NOI ($)(10)	Second Most Recent Capital Expenditures(10)	Second Most Recent NCF ($)(10)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(10)	Third Most Recent Revenues ($)(10)	Third Most Recent Expenses ($)(10)	Third Most Recent NOI ($)(10)
1	QLIC	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2	Novo Nordisk	10,163,040	14,399,114	0	14,399,114			Actual 2014	24,738,338	10,261,687	14,476,650
3	Rentar Plaza	11,580,671	12,872,742	0	12,872,742			Actual 2014	23,466,573	11,130,209	12,336,364
4	909 Poydras	4,365,137	4,423,556	0	4,423,556			Actual 2014	8,368,492	4,496,902	3,871,590
5	The Falls	7,831,336	18,760,813	0	18,760,813			Actual 2014	26,306,241	8,114,149	18,192,092
6	Cassa Times Square Mixed-Use	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Plaza Mexico – Los Angeles	4,450,502	9,372,954	0	9,372,954			Actual 2014	13,558,561	4,600,012	8,958,550
8	333 North Bedford	2,382,282	6,630,288	0	6,630,288			Actual 2014	8,550,772	2,221,304	6,329,468
9	Yeager Portfolio	2,220,847	2,944,282	0	2,944,282			Actual 2014	4,338,962	1,918,858	2,420,104
9.01	Frisco	407,553	699,843	0	699,843			Actual 2014	420,870	210,401	210,469
9.02	Carmel	381,958	624,382	0	624,382			Actual 2014	967,490	374,533	592,957
9.03	Fishers II	336,692	416,710	0	416,710			Actual 2014	719,003	304,969	414,034
9.04	Greenwood	308,463	379,442	0	379,442			Actual 2014	641,897	272,925	368,972
9.05	Fishers I	225,515	318,550	0	318,550			Actual 2014	521,301	229,326	291,975
9.06	Plainfield	327,117	331,353	0	331,353			Actual 2014	661,728	294,592	367,136
9.07	Noblesville I	140,951	104,525	0	104,525			Actual 2014	231,558	149,542	82,016
9.08	Noblesville II	92,598	69,477	0	69,477			Actual 2014	175,115	82,570	92,545
10	Sixty Soho	9,985,776	2,817,772	0	2,817,772	405	342	Actual 2014	12,565,888	11,870,867	695,021
11	Hyatt House Philadelphia/King of Prussia	4,498,601	2,996,171	0	2,996,171	149	122	Actual 2014	7,371,181	4,374,525	2,996,656
12	Crate & Barrel	1,777,887	2,860,186	0	2,860,186			Actual 2014	4,591,081	1,845,481	2,745,600
13	Peachtree Mall	3,853,477	9,307,906	0	9,307,906			Actual 2014	13,807,120	4,019,990	9,787,129
14	Fairmont Parkway	1,014,822	1,953,794	0	1,953,794			Actual 2014	2,869,310	870,549	1,998,760
15	Hilton Head Village	545,897	1,570,123	0	1,570,123			Actual 2014	2,059,456	565,103	1,494,354
16	24 Hour Fitness - Pleasanton	8,123	2,015,293	0	2,015,293			Actual 2014	2,001,737	4,324	1,997,412
17	Sterling Jewelers Corporate Headquarters FES	31,907	1,093,093	0	1,093,093			Actual 2014	1,125,000	30,722	1,094,278
18	Hilton Garden Inn - Memphis Southaven	2,768,680	1,698,235	0	1,698,235	124	96	Actual 2014	4,427,807	2,665,228	1,762,579
19	White Marsh Portfolio	764,593	1,504,827	0	1,504,827			Actual 2014	2,172,797	779,556	1,393,241
19.01	White Marsh Professional Center	514,079	900,960	0	900,960			Actual 2014	1,359,032	554,897	804,135
19.02	Ridgely’s Choice	250,514	603,867	0	603,867			Actual 2014	813,765	224,659	589,106
20	At Home Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.01	15065 Creosote Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.02	2650 West Interstate 20	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.03	1600 West Kelly Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.04	2244 South Reynolds Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.05	642 South Walnut Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
21	53 Mercer Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
22	HI Overland Park	4,307,653	1,279,035	0	1,279,035	93	60	Actual 2014	4,961,020	4,008,758	952,262
23	Palm Terrace	462,087	743,521	0	743,521			Actual 2014	1,129,034	501,342	627,692
24	Wind Gap Plaza	483,264	918,213	0	918,213			Actual 2014	1,397,491	440,353	957,139
25	Hampton Inn Exton	2,558,820	1,144,479	0	1,144,479	116	82	Actual 2014	3,671,358	2,657,221	1,014,137
26	Plaza On Main	182,486	447,465	0	447,465			Actual 2014	612,705	189,454	423,251
27	Dalton Avenue Plaza	458,658	609,013	0	609,013			Actual 2014	1,084,107	410,388	673,719
28	Campbell Gardens	664,034	674,022	0	674,022			Actual 2014	1,301,017	613,333	687,684
29	Bay Pointe	353,424	532,404	0	532,404			Actual 2014	790,257	364,086	426,171
30	The Crest Apartments	235,004	454,818	0	454,818			Actual 2014	622,807	226,607	396,200
31	Fairfield Inn Avon	1,326,542	790,388	0	790,388	106	69	Actual 2014	1,924,545	1,148,636	775,910
32	Foothill Plaza	318,423	713,396	0	713,396			Actual 2014	988,280	311,542	676,738
33	Milford Landing Shopping Center	221,126	771,190	0	771,190			Actual 2014	873,444	221,592	651,852
34	Markets At Mesa Ridge	357,431	659,634	19,963	639,671			Actual 2014	987,915	332,285	655,630
35	313-315 W Muhammad Ali Boulevard	172,075	503,830	0	503,830			Actual 2014	659,419	165,844	493,575
36	Holiday Inn Express & Suites Emporia	1,172,783	707,567	75,214	632,353	87	65	Actual 2014	1,756,947	1,145,728	611,219
37	Country Inn and Suites Savannah Airport	1,241,697	750,999	0	750,999	87	66	Actual 2014	1,828,516	1,134,286	694,229
38	Maple Wayview Apartments	431,084	259,030	27,500	231,530			Actual 2014	622,717	354,674	268,043
39	Holiday Inn Express - Yulee	1,032,859	586,624	0	586,624	102	61	Actual 2014	1,457,215	923,121	534,094
40	Casa Meadows	208,863	338,598	0	338,598			Actual 2014	533,828	240,395	293,433
41	Park West Office	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
42	Watkinsville Self Storage	246,373	303,697	0	303,697			Various	519,080	218,918	300,161
42.01	67 Greensboro Highway	246,373	303,697	0	303,697			Actual 2014	519,080	218,918	300,161
42.02	36 Arnoldsville Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
43	Brookhaven Plaza	96,042	377,003	10,818	366,186			Actual 2014	480,145	93,573	386,572
44	Studio Pointe	185,560	307,971	0	307,971			Actual 2014	473,316	200,422	272,894
45	Rose Pointe	219,771	261,868	0	261,868			Actual 2014	471,448	196,423	275,025
46	Synchrony Financial Expansion - 975 Keller Rd.	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
47	DuVal Enterprises Building	479,752	620,956	0	620,956			Actual 2014	1,073,679	458,656	615,023
48	Walgreens - Reedsburg	0	270,000	0	270,000			Actual 2014	270,000	0	270,000
49	Shops at Walmart	59,760	344,640	0	344,640			Actual 2014	434,803	64,857	369,947
50	Suwanee Point	102,186	169,454	0	169,454			Actual 2014	267,608	91,363	176,245

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Third Most Recent Capital Expenditures(10)	Third Most Recent NCF ($)(10)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(11)(12)(13)	Largest Tenant Sq. Ft.(11)(12)(13)	Largest Tenant % of NRA(11)(12)(13)
1	QLIC	NAV	NAV			N
2	Novo Nordisk	0	14,476,650			N	Novo Nordisk Inc.	594,009	78.0%
3	Rentar Plaza	0	12,336,364			Y	City of New York- DS/BOE	516,115	32.9%
4	909 Poydras	0	3,871,590			N	Stone Pigman Walther Wittmann LLC	42,748	7.8%
5	The Falls	0	18,192,092			N	Macy’s	230,000	27.4%
6	Cassa Times Square Mixed-Use	NAV	NAV	NAV	NAV	N	Omoiyari Inc.	5,135	8.6%
7	Plaza Mexico – Los Angeles	0	8,958,550			N	Food 4 Less	54,822	13.6%
8	333 North Bedford	0	6,329,468			N	Grand Prix New York Racing	117,942	19.3%
9	Yeager Portfolio	0	2,420,104			N	Various	Various	Various
9.01	Frisco	0	210,469			N	Osky Blue	780	3.1%
9.02	Carmel	0	592,957			N	Simplexity Marketing Group	724	2.4%
9.03	Fishers II	0	414,034			N	Dunlap Gill Wealth Management Group	1,250	5.1%
9.04	Greenwood	0	368,972			N	Einterz Law	688	2.8%
9.05	Fishers I	0	291,975			N	A Michael	567	3.4%
9.06	Plainfield	0	367,136			N	Financial Solutions Group, Corp.	716	3.1%
9.07	Noblesville I	0	82,016			N	Honeycomb Hair Salon	558	6.9%
9.08	Noblesville II	0	92,545			N	United Chiropractic	3,300	26.2%
10	Sixty Soho	0	695,021	357	266	N
11	Hyatt House Philadelphia/King of Prussia	0	2,996,656	144	120	N
12	Crate & Barrel	0	2,745,600			N	Crate & Barrel	167,843	100.0%
13	Peachtree Mall	0	9,787,129			N	Macy’s	139,219	26.0%
14	Fairmont Parkway	0	1,998,760			N	IT’Z	60,000	34.0%
15	Hilton Head Village	0	1,494,354			N	Marshall’s	30,000	27.0%
16	24 Hour Fitness - Pleasanton	0	1,997,412			N	24 Hour Fitness USA, Inc.	56,206	100.0%
17	Sterling Jewelers Corporate Headquarters FES	0	1,094,278			N	Sterling Jewelers, Inc.	85,686	100.0%
18	Hilton Garden Inn - Memphis Southaven	0	1,762,579	122	95	N
19	White Marsh Portfolio	12,000	1,381,241			N	Various	Various	Various
19.01	White Marsh Professional Center	12,000	792,135			N	David B. K. Golden, M.D., F.A.C.P. and Jonathan Matz, M.D.	4,758	5.9%
19.02	Ridgely’s Choice	0	589,106			N	Madison Square Federal Savings Bank	6,317	15.2%
20	At Home Portfolio	NAV	NAV			N	At Home Holdings III, Inc.	534,881	100.0%
20.01	15065 Creosote Road	NAV	NAV			N	At Home Holdings III, Inc.	115,574	100.0%
20.02	2650 West Interstate 20	NAV	NAV			N	At Home Holdings III, Inc.	109,415	100.0%
20.03	1600 West Kelly Avenue	NAV	NAV			N	At Home Holdings III, Inc.	108,400	100.0%
20.04	2244 South Reynolds Road	NAV	NAV			N	At Home Holdings III, Inc.	111,763	100.0%
20.05	642 South Walnut Avenue	NAV	NAV			N	At Home Holdings III, Inc.	89,729	100.0%
21	53 Mercer Street	NAV	NAV			N	Dolce Vita Footwear Inc.	8,785	100.0%
22	HI Overland Park	0	952,262	87	53	N
23	Palm Terrace	0	627,692			N
24	Wind Gap Plaza	0	957,139			N	Giant Food Stores Inc	51,400	53.4%
25	Hampton Inn Exton	0	1,014,137	115	82	N
26	Plaza On Main	0	423,251			N	Immunotek Bio Centers, LLC	16,989	18.2%
27	Dalton Avenue Plaza	0	673,719			N	Wakefern/Price Rite	33,369	30.7%
28	Campbell Gardens	0	687,684			N
29	Bay Pointe	0	426,171			N
30	The Crest Apartments	0	396,200			N
31	Fairfield Inn Avon	0	775,910	104	64	N
32	Foothill Plaza	0	676,738			N	Ridley’s Family Market, Inc.	41,460	36.3%
33	Milford Landing Shopping Center	0	651,852			N	Staples	14,605	33.0%
34	Markets At Mesa Ridge	40,319	615,311			Y	Ent Federal Credit Union	3,847	13.1%
35	313-315 W Muhammad Ali Boulevard	0	493,575			N	JCAO - Child Services Division	49,300	100.0%
36	Holiday Inn Express & Suites Emporia	70,278	540,941	82	61	N
37	Country Inn and Suites Savannah Airport	0	694,229	76	61	N
38	Maple Wayview Apartments	27,500	240,543			N
39	Holiday Inn Express - Yulee	0	534,094	94	55	N
40	Casa Meadows	0	293,433			N
41	Park West Office	NAV	NAV			N	Cape Henry Engineering	29,932	44.8%
42	Watkinsville Self Storage	0	300,161			N
42.01	67 Greensboro Highway	0	300,161			N
42.02	36 Arnoldsville Road	NAV	NAV			N
43	Brookhaven Plaza	12,918	373,655			N	Dollar Tree	8,050	23.6%
44	Studio Pointe	0	272,894			N
45	Rose Pointe	0	275,025			N
46	Synchrony Financial Expansion - 975 Keller Rd.	NAV	NAV			N	Synchrony	25,080	100.0%
47	DuVal Enterprises Building	0	615,023			N	N Y Wine Warehouse	11,202	20.0%
48	Walgreens - Reedsburg	0	270,000			N	Walgreens	14,820	100.0%
49	Shops at Walmart	0	369,947			N	Wells Fargo Bank	3,727	48.5%
50	Suwanee Point	0	176,245			N	Tanners	4,800	27.4%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Largest Tenant Exp. Date(11)(12)(13)	2nd Largest Tenant Name(11)(12)(13)(14)	2nd Largest Tenant Sq. Ft.(11)(12)(13)(14)	2nd Largest Tenant % of NRA(11)(12)(13)(14)	2nd Largest Tenant Exp. Date(11)(12)(13)(14)
1	QLIC
2	Novo Nordisk	4/30/2031
3	Rentar Plaza	2/9/2021	Middle Village Associates	265,000	16.9%	9/30/2024
4	909 Poydras	10/31/2032	Sher Garner Cahill Richter Klain McAlister & Hilbert LLC	32,192	5.9%	12/31/2027
5	The Falls	7/31/2027	Bloomingdale’s	225,000	26.8%	1/28/2022
6	Cassa Times Square Mixed-Use	4/30/2026	Ronnybrook Farm Hospitality Group Inc.	3,692	6.2%	3/20/2026
7	Plaza Mexico – Los Angeles	8/23/2018	La Curacao	27,381	6.8%	1/31/2020
8	333 North Bedford	12/31/2024	Safe Havens Partners	90,031	14.7%	5/31/2022
9	Yeager Portfolio	MTM	Various	Various	Various	MTM
9.01	Frisco	MTM	PhysVisible	464	1.9%	MTM
9.02	Carmel	MTM	Arland Communications	702	2.4%	MTM
9.03	Fishers II	MTM	IN Chiropractic & Wellness	560	2.3%	MTM
9.04	Greenwood	MTM	The Driving Academy	566	2.3%	MTM
9.05	Fishers I	MTM	Massillamany and Jeter, LLC	479	2.9%	MTM
9.06	Plainfield	MTM	Secure Today Financial	691	3.0%	MTM
9.07	Noblesville I	MTM	Bankruptcy Law Office of Jon Brown	436	5.4%	MTM
9.08	Noblesville II	MTM	Fight For Small	2,100	16.7%	MTM
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel	11/30/2025
13	Peachtree Mall	9/1/2022	JC Penney	82,320	15.4%	11/30/2019
14	Fairmont Parkway	4/30/2022	24 Hour Fitness	40,304	22.8%	12/31/2021
15	Hilton Head Village	1/31/2021	Bed Bath & Beyond	24,710	22.3%	1/31/2021
16	24 Hour Fitness - Pleasanton	12/31/2031
17	Sterling Jewelers Corporate Headquarters FES	1/31/2048
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various	Various
19.01	White Marsh Professional Center	9/30/2017	NRT Mid-Atlantic, LLC Coldwell Banker Residential	4,031	5.0%	7/31/2020
19.02	Ridgely’s Choice	8/31/2021	Greater Baltimore Medical Center, Inc. t/a Greater Baltimore Medical Associates	6,277	15.1%	2/28/2019
20	At Home Portfolio	9/30/2030
20.01	15065 Creosote Road	9/30/2030
20.02	2650 West Interstate 20	9/30/2030
20.03	1600 West Kelly Avenue	9/30/2030
20.04	2244 South Reynolds Road	9/30/2030
20.05	642 South Walnut Avenue	9/30/2030
21	53 Mercer Street	7/31/2021
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	3/31/2020	Dollar Tree	9,260	9.6%	3/31/2021
25	Hampton Inn Exton
26	Plaza On Main	10/31/2030	Furniture Liquidators USA	16,947	18.1%	5/31/2021
27	Dalton Avenue Plaza	2/28/2021	BBE	30,000	27.6%	12/31/2020
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	8/31/2033	PNS Stores, Inc	37,682	33.0%	1/31/2021
33	Milford Landing Shopping Center	2/28/2021	Sleepy’s	6,500	14.7%	2/28/2020
34	Markets At Mesa Ridge	5/31/2021	SPEC OPS Liquor LLC	3,600	12.2%	9/10/2022
35	313-315 W Muhammad Ali Boulevard	12/31/2023
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	6/30/2020	Movement Mortgage	11,661	17.4%	11/30/2017
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	1/31/2020	Shoe Show	7,508	22.0%	11/30/2020
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.	1/31/2026
47	DuVal Enterprises Building	1/31/2021	Plants Goodbye	6,937	12.4%	12/31/2026
48	Walgreens - Reedsburg	2/28/2081
49	Shops at Walmart	9/30/2021	El Pollo Loco, Inc	2,670	34.8%	3/31/2026
50	Suwanee Point	5/31/2021	Sunshine China	1,550	8.8%	11/30/2018

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	3rd Largest Tenant Name(12)	3rd Largest Tenant Sq. Ft.(12)	3rd Largest Tenant % of NRA(12)	3rd Largest Tenant Exp. Date(12)	4th Largest Tenant Name(11)(12)(13)	4th Largest Tenant Sq. Ft.(11)(12)(13)	4th Largest Tenant % of NRA(11)(12)(13)
1	QLIC
2	Novo Nordisk
3	Rentar Plaza	Raymour and Flanigan	174,000	11.1%	3/31/2024	Kmart	146,821	9.4%
4	909 Poydras	Kean Miller LLP	30,606	5.6%	10/31/2028	First Bank and Trust	30,417	5.6%
5	The Falls	Regal Cinemas	39,746	4.7%	1/31/2019	The Fresh Market	21,720	2.6%
6	Cassa Times Square Mixed-Use
7	Plaza Mexico – Los Angeles	Rite Aid Corp.	19,120	4.7%	5/31/2018	Planet Fitness	16,361	4.0%
8	333 North Bedford	Photo File, Inc.	42,881	7.0%	3/31/2020	Saw Mill Club East	42,693	7.0%
9	Yeager Portfolio	Various	Various	Various	MTM	Various	Various	Various
9.01	Frisco	Atomic Design & Consulting	407	1.6%	MTM	Alitertech, LLC	405	1.6%
9.02	Carmel	Guardian Angel Hospice	673	2.3%	MTM	600 The Salon	658	2.2%
9.03	Fishers II	Clearlight Electronics, LLC	530	2.1%	MTM	Administrative Strategies	500	2.0%
9.04	Greenwood	Taylor Ryan Creations Salon	440	1.8%	MTM	Lee & Associates	439	1.8%
9.05	Fishers I	Malkoff-Hughes/ Clarity	409	2.5%	MTM	Wee Believers/Troparian	378	2.3%
9.06	Plainfield	1st Choice Service, Inc.	558	2.4%	MTM	Triangle Services, Inc. dba Maintech	433	1.9%
9.07	Noblesville I	Vigilant Biosciences	401	5.0%	MTM	Hansen Law Firm, LLC	398	4.9%
9.08	Noblesville II	Revive, LLC	2,100	16.7%	MTM	First Community Mortgage	2,100	16.7%
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel
13	Peachtree Mall	Peachtree 8	25,439	4.7%	12/31/2018	H&M	21,210	4.0%
14	Fairmont Parkway	Goodwill	19,165	10.8%	3/31/2021	3K Sports	15,484	8.8%
15	Hilton Head Village	Old Navy	17,332	15.6%	9/30/2021	Ulta	9,000	8.1%
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various	Various	Various	Various
19.01	White Marsh Professional Center	Eastern Regional Insurance, LLC	3,737	4.7%	11/30/2018	Your Health Network Inc.	3,556	4.4%
19.02	Ridgely’s Choice	MedStar Urgent Care, LLC	3,648	8.8%	6/30/2023	Steamship Trade Association of Baltimore, Inc.	3,210	7.7%
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	Advance Auto Parts	8,050	8.4%	1/31/2021	Rent-A-Center Store	5,360	5.6%
25	Hampton Inn Exton
26	Plaza On Main	Moran Foods, Inc dba Save A Lot	16,528	17.7%	3/31/2020	Family Dollar Stores of Florida, Inc.	9,100	9.7%
27	Dalton Avenue Plaza	Jo-Ann’s	11,714	10.8%	1/31/2022	Goodwill	8,150	7.5%
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	Sizzling Platter, LLC	5,798	5.1%	7/15/2023	Alameda Pet Hospital	4,360	3.8%
33	Milford Landing Shopping Center	Smoker’s Choice	5,000	11.3%	9/30/2020	Sherwin Williams	4,041	9.1%
34	Markets At Mesa Ridge	Birdie, Inc., a Colorado Corp	2,700	9.2%	5/31/2018	Dragon King LLC	2,356	8.0%
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	Leidos, Inc.	10,062	15.0%	5/31/2018	Legal Benefits, Inc.	8,360	12.5%
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	Rue 21	5,000	14.7%	1/31/2021	Enliven	2,293	6.7%
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building	Manna	6,289	11.2%	1/31/2019	Plant Specialists,LLC	5,780	10.3%
48	Walgreens - Reedsburg
49	Shops at Walmart	Red Persimmon Salon	1,286	16.7%	8/31/2021
50	Suwanee Point	Chiropractic	1,550	8.8%	12/31/2018	Subway	1,520	8.7%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	4th Largest Tenant Exp. Date(11)(12)(13)	5th Largest Tenant Name(11)(12)(14)	5th Largest Tenant Sq. Ft.(11)(12)(14)	5th Largest Tenant % of NRA(11)(12)(14)
1	QLIC
2	Novo Nordisk
3	Rentar Plaza	1/31/2019	City of New York- DOT	120,000	7.7%
4	909 Poydras	3/31/2026	Barrasso, Usdin, Kupperman, Freeman & Sarver LLC	28,592	5.2%
5	The Falls	8/31/2022	American Girl	15,840	1.9%
6	Cassa Times Square Mixed-Use
7	Plaza Mexico – Los Angeles	9/30/2026	Chuck-E-Cheese	12,116	3.0%
8	333 North Bedford	12/31/2020	C&C North America	31,454	5.1%
9	Yeager Portfolio	MTM	Various	Various	Various
9.01	Frisco	MTM	Sereneco Wellness	380	1.5%
9.02	Carmel	MTM	Bliss Hair Design	526	1.8%
9.03	Fishers II	MTM	Diamond Residential Mortgage Corp.	499	2.0%
9.04	Greenwood	MTM	Sunstone Counseling Center	403	1.7%
9.05	Fishers I	MTM	Brightstone Advisors/Jeff Sturgis	378	2.3%
9.06	Plainfield	MTM	Customer Service Associates, LLC	428	1.9%
9.07	Noblesville I	MTM	Harper Global	367	4.5%
9.08	Noblesville II	MTM	Rivers Edge Family Natural Health	2,100	16.7%
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel
13	Peachtree Mall	1/31/2026	Encore	13,159	2.5%
14	Fairmont Parkway	1/31/2017	Regency Beauty Institute	6,000	3.4%
15	Hilton Head Village	10/31/2022	Palmetto Moon	8,000	7.2%
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various
19.01	White Marsh Professional Center	10/31/2023	Stearns Lending LLC	3,545	4.4%
19.02	Ridgely’s Choice	7/31/2021	Deltex Management, LLC	2,340	5.6%
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	4/30/2017	Wine & Spirits	3,000	3.1%
25	Hampton Inn Exton
26	Plaza On Main	12/31/2021	Worry Free Rentals, DBA Own It Now	6,850	7.3%
27	Dalton Avenue Plaza	7/31/2017	Benson’s Pet Center	7,820	7.2%
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	11/30/2018	Chang’s Garden Restaurant	3,000	2.6%
33	Milford Landing Shopping Center	5/31/2021	Olympia Sports	3,924	8.9%
34	Markets At Mesa Ridge	12/31/2019	Fountain TaeKwonDo Academy	2,160	7.3%
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	4/30/2020	Guaranteed Rate, Inc.	2,835	4.2%
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	5/31/2021	AT & T Wireless	1,600	4.7%
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building	Multiple Leases -- 2,379 expiring square feet 6/30/2025; 3,401 square feet expiring 7/31/2025	Foundry	4,048	7.2%
48	Walgreens - Reedsburg
49	Shops at Walmart
50	Suwanee Point	3/31/2022	Dry Cleaners	1,480	8.4%

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	5th Largest Tenant Exp. Date(11)(12)(14)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	QLIC		12/20/2015	9/12/2016				N	Y	Refinance	8,023,541	9,870
2	Novo Nordisk		8/10/2016	8/18/2016				N	Y	Acquisition	0	931,323
3	Rentar Plaza	9/30/2018	6/19/2016	7/19/2016				N	Y	Refinance	0	1,311,902
4	909 Poydras	12/31/2019	8/1/2016	8/1/2016				N	Y	Refinance	0	661,595
5	The Falls	2/28/2023	7/22/2016	7/22/2016				N	Y	Refinance	0	0
6	Cassa Times Square Mixed-Use		2/29/2016	2/29/2016				N	Y	Refinance	0	314,664
7	Plaza Mexico – Los Angeles	12/31/2018	3/18/2016	3/18/2016		3/18/2016	13.0%	N	Y	Refinance	50,500	289,261
8	333 North Bedford	3/31/2018	7/21/2016	7/15/2016				N	Y	Refinance	860,966	15,703
9	Yeager Portfolio	MTM	8/3/2016	Various				N	Y	Refinance	40,103	81,166
9.01	Frisco	MTM	8/3/2016	8/2/2016				N	Y
9.02	Carmel	MTM	8/3/2016	7/28/2016				N	Y
9.03	Fishers II	MTM	8/3/2016	8/3/2016				N	Y
9.04	Greenwood	MTM	8/3/2016	8/3/2016				N	Y
9.05	Fishers I	MTM	8/3/2016	7/29/2016				N	Y
9.06	Plainfield	MTM	8/3/2016	8/3/2016				N	Y
9.07	Noblesville I	MTM	8/3/2016	7/26/2016				N	Y
9.08	Noblesville II	MTM	8/3/2016	7/28/2016				N	Y
10	Sixty Soho		7/14/2016	7/13/2016				N	Y	Refinance	20,038	274,110
11	Hyatt House Philadelphia/King of Prussia		5/13/2016	5/13/2016				N	Y	Refinance	0	315,226
12	Crate & Barrel		11/11/2015	11/12/2015				N	Y	Refinance	0	0
13	Peachtree Mall	7/31/2025	10/15/2015	10/16/2015				N	Y	Refinance	0	0
14	Fairmont Parkway	2/28/2018	9/9/2016	9/8/2016				N	Y	Acquisition	0	430,000
15	Hilton Head Village	11/14/2017	3/14/2016	3/15/2016				N	Y	Refinance	0	84,561
16	24 Hour Fitness - Pleasanton		8/3/2016	8/3/2016		8/3/2016	14.0%	N	Y	Refinance	17,013	0
17	Sterling Jewelers Corporate Headquarters FES		8/30/2016	8/25/2016				N	Y	Refinance	0	104,406
18	Hilton Garden Inn - Memphis Southaven		2/2/2016	1/29/2016		1/29/2016	6.0%	N	Y	Refinance	6,250	99,731
19	White Marsh Portfolio	Various	7/18/2016	7/18/2016				N	Y	Acquisition	146,250	59,597
19.01	White Marsh Professional Center	5/31/2019	7/18/2016	7/18/2016				N	Y
19.02	Ridgely’s Choice	7/31/2018	7/18/2016	7/18/2016				N	Y
20	At Home Portfolio		8/19/2015	Various				N	Y	Acquisition	0	0
20.01	15065 Creosote Road		8/19/2015	8/19/2015				N	Y
20.02	2650 West Interstate 20		8/19/2015	8/19/2015				N	Y
20.03	1600 West Kelly Avenue		8/19/2015	8/17/2015				N	Y
20.04	2244 South Reynolds Road		8/19/2015	8/19/2015				N	Y
20.05	642 South Walnut Avenue		8/19/2015	8/19/2015				N	Y
21	53 Mercer Street		7/13/2016	7/5/2016				N	Y	Refinance	1,750	23,909
22	HI Overland Park		8/11/2016	8/10/2016				N	Y	Refinance	104,375	93,634
23	Palm Terrace		6/22/2016	6/22/2016		6/23/2016	17.0%	N	Y	Refinance	0	32,133
24	Wind Gap Plaza	6/30/2023	7/8/2016	7/8/2016				N	Y	Refinance	0	31,288
25	Hampton Inn Exton		6/3/2016	6/2/2016				N	Y	Refinance	56,541	11,989
26	Plaza On Main	2/28/2022	6/13/2016	6/10/2016				N	Y	Refinance	0	45,407
27	Dalton Avenue Plaza	8/31/2018	6/29/2016	6/29/2016				N	Y	Refinance	0	22,609
28	Campbell Gardens		6/10/2016	6/10/2016				N	Y	Acquisition	82,556	45,769
29	Bay Pointe		6/22/2016	6/22/2016		6/22/2016	10.0%	N	Y	Refinance	5,156	38,688
30	The Crest Apartments		6/22/2016	6/22/2016		6/22/2016	19.0%	N	Y	Refinance	0	20,695
31	Fairfield Inn Avon		4/21/2016	4/21/2016				N	Y	Acquisition	0	13,847
32	Foothill Plaza	8/31/2020	7/14/2016	7/18/2016		7/18/2016	6.0%	N	Y	Refinance	216,919	49,681
33	Milford Landing Shopping Center	1/31/2018	6/30/2016	6/30/2016				N	Y	Refinance	0	49,471
34	Markets At Mesa Ridge	10/31/2021	3/10/2016	5/12/2016				N	Y	Acquisition	0	35,000
35	313-315 W Muhammad Ali Boulevard		3/3/2016	3/4/2016				N	Y	Refinance	12,500	0
36	Holiday Inn Express & Suites Emporia		8/1/2016	8/1/2016				N	Y	Refinance	0	30,359
37	Country Inn and Suites Savannah Airport		3/29/2016	3/29/2016				N	Y	Refinance	6,688	62,411
38	Maple Wayview Apartments		6/30/2016	7/1/2016				N	Y	Acquisition	45,161	17,150
39	Holiday Inn Express - Yulee		6/17/2016	6/17/2016				N	Y	Refinance	0	35,105
40	Casa Meadows		6/22/2016	6/22/2016		6/22/2016	17.0%	N	Y	Refinance	4,938	15,156
41	Park West Office	6/30/2019	7/13/2016	7/13/2016				N	Y	Refinance	0	13,129
42	Watkinsville Self Storage		Various	Various				N	Y	Refinance & Acquisition	56,625	24,957
42.01	67 Greensboro Highway		6/3/2016	6/3/2016				N	Y
42.02	36 Arnoldsville Road		6/16/2016	6/15/2016				N	Y
43	Brookhaven Plaza	3/3/2017	7/27/2016	7/25/2016				N	Y	Refinance	4,250	29,848
44	Studio Pointe		6/22/2016	6/22/2016		6/22/2016	13.0%	N	Y	Refinance	15,750	19,626
45	Rose Pointe		6/22/2016	6/22/2016		6/22/2016	13.0%	N	Y	Refinance	1,875	17,726
46	Synchrony Financial Expansion - 975 Keller Rd.		7/15/2016	7/15/2016				N	Y	Recapitalization	0	44,030
47	DuVal Enterprises Building	12/31/2026	6/28/2016	7/6/2016				N	Y	Refinance	0	0
48	Walgreens - Reedsburg		6/26/2016	7/26/2016				N	N	Refinance	0	0
49	Shops at Walmart		7/29/2016					N	Y	Refinance	0	0
50	Suwanee Point	12/31/2018	8/16/2016	8/5/2016				N	Y	Refinance	0	2,132

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)
1	QLIC	9,870	Cash		0	Springing			0	7,017
2	Novo Nordisk	465,662	Cash		39,186	19,593	Cash		0	3,656
3	Rentar Plaza	437,301	Cash		230,316	Springing	Cash		0	13,060
4	909 Poydras	73,511	Cash		205,370	41,074	Cash		1,428,000	6,814
5	The Falls	Springing			0	Springing			0	Springing
6	Cassa Times Square Mixed-Use	78,666	Cash		55,834	5,583	Cash		0	See Footnote (15)
7	Plaza Mexico – Los Angeles	57,852	Cash		53,346	8,891	Cash		0	5,051
8	333 North Bedford	120,633	Cash		127,612	10,634	Cash		0	5,100
9	Yeager Portfolio	40,583	Cash		25,388	4,231	Cash		0	2,997
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	137,055	Cash		74,414	12,402	Cash		0	Springing
11	Hyatt House Philadelphia/King of Prussia	30,733	Cash		0	Springing			0	23,937; Springing
12	Crate & Barrel	Springing			0	Springing			0	Springing
13	Peachtree Mall	Springing			0	Springing			0	Springing
14	Fairmont Parkway	43,000	Cash		16,384	8,192	Cash		2,111	2,111
15	Hilton Head Village	14,094	Cash		11,415	2,210	Cash		0	1,851
16	24 Hour Fitness - Pleasanton	Springing			4,070	2,035	Cash		0	703
17	Sterling Jewelers Corporate Headquarters FES	Springing	Cash		2,785	Springing	Cash		0	1,428
18	Hilton Garden Inn - Memphis Southaven	9,409	Cash		16,383	4,551	Cash		0	Springing
19	White Marsh Portfolio	16,555	Cash		7,425	2,856	Cash		0	2,533
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	Springing			0	Springing			0	Springing
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	Springing	Cash		2,524	2,524	Cash		0	0
22	HI Overland Park	15,606	Cash		7,235	Springing	Cash		0	18,885
23	Palm Terrace	4,017	Cash		3,374	1,687	Cash		0	2,000
24	Wind Gap Plaza	15,644	Cash		8,393	1,679	Cash		0	1,203
25	Hampton Inn Exton	11,989	Cash		9,742	2,435	Cash		0	Springing
26	Plaza On Main	5,045	Cash		20,768	3,461	Cash		0	1,167
27	Dalton Avenue Plaza	14,131	Cash		6,439	4,024	Cash		0	1,357
28	Campbell Gardens	5,085	Cash		22,095	2,455	Cash		0	2,310
29	Bay Pointe	4,836	Cash		1,323	661	Cash		0	1,542
30	The Crest Apartments	2,587	Cash		1,537	768	Cash		0	1,144
31	Fairfield Inn Avon	6,923	Cash		5,437	2,719	Cash		0	4.0% of the prior month’s gross rent
32	Foothill Plaza	13,800	Cash		0	1,404	Cash		0	1,918
33	Milford Landing Shopping Center	7,611	Cash		2,500	833	Cash		0	553
34	Markets At Mesa Ridge	7,000	Cash		3,741	1,247	Cash		75,000	490
35	313-315 W Muhammad Ali Boulevard	373; Springing	Cash		1,815	698	Cash		20,203	2,886
36	Holiday Inn Express & Suites Emporia	3,795	Cash		9,042	1,292	Cash		0	6,388
37	Country Inn and Suites Savannah Airport	9,022	Cash		14,080	2,816	Cash		0	See Footnote (15)
38	Maple Wayview Apartments	8,575	Cash		7,987	2,662	Cash		125,000	2,292
39	Holiday Inn Express - Yulee	3,312	Cash		29,958	1,911	Cash		0	2,881
40	Casa Meadows	1,895	Cash		1,740	870	Cash		0	1,021
41	Park West Office	4,249	Cash		1,528	1,528	Cash		0	1,826
42	Watkinsville Self Storage	2,773	Cash		3,972	854	Cash		0	1,518
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	3,109	Cash		6,542	681	Cash		0	1,419
44	Studio Pointe	2,453	Cash		1,577	789	Cash		0	875
45	Rose Pointe	2,216	Cash		1,556	778	Cash		0	1,105
46	Synchrony Financial Expansion - 975 Keller Rd.	4,154	Cash		7,749	1,174	Cash		0	314
47	DuVal Enterprises Building	Springing			0	Springing			0	Springing
48	Walgreens - Reedsburg	Springing			123	41	Cash		0	Springing
49	Shops at Walmart	Springing			0	Springing			0	205
50	Suwanee Point	2,132	Cash		557	279	Cash		0	465

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Replacement Reserve Cap ($)(15)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(16)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC
1	QLIC	0	Cash		0	0	0
2	Novo Nordisk	0	Cash		0	0	0
3	Rentar Plaza	0	Cash		0	32,650	0	Cash
4	909 Poydras	0	Cash		2,000,000	Springing	0	Cash
5	The Falls	335,803			0	Springing	2,098,768
6	Cassa Times Square Mixed-Use	0	Cash		500,000	965	0	Cash
7	Plaza Mexico – Los Angeles	0	Cash		0	33,672; Springing	1,212,192	Cash
8	333 North Bedford	0	Cash		1,500,000	Springing	1,500,000	Cash
9	Yeager Portfolio	0	Cash		0	11,988	400,000	Cash
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	0			0	0	0
11	Hyatt House Philadelphia/King of Prussia	0	Cash		0	0	0
12	Crate & Barrel	0			0	0	0
13	Peachtree Mall	0			0	Springing	0
14	Fairmont Parkway	75,987	Cash		9,850	9,850	450,000	Cash
15	Hilton Head Village	On or after January 6, 2023: $88,832.	Cash		150,000	9,254	See Footnote (16)	Cash
16	24 Hour Fitness - Pleasanton	16,862	Cash		0	0	0
17	Sterling Jewelers Corporate Headquarters FES	0	Cash		0	7,141	0	Cash
18	Hilton Garden Inn - Memphis Southaven	0			0	0	0
19	White Marsh Portfolio	0	Cash		75,000	15,200	0	Cash
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	0			0	Springing	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	0			313,500	0	0	Cash
22	HI Overland Park	0	Cash		0	0	0
23	Palm Terrace	0	Cash		0	0	0
24	Wind Gap Plaza	50,000	Cash		0	8,019	250,000	Cash
25	Hampton Inn Exton	0	Cash		0	0	0
26	Plaza On Main	0	Cash		200,000	7,783	200,000	Cash
27	Dalton Avenue Plaza	0	Cash		0	4,070	350,000	Cash
28	Campbell Gardens	0	Cash		0	0	0
29	Bay Pointe	0	Cash		0	0	0
30	The Crest Apartments	0	Cash		0	0	0
31	Fairfield Inn Avon	0	Cash		0	0	0
32	Foothill Plaza	0	Cash		50,000	4,795	258,955	Cash
33	Milford Landing Shopping Center	50,000	Cash		0	3,685	150,000	Cash
34	Markets At Mesa Ridge	0	Cash		375,000	1,839	0	Cash
35	313-315 W Muhammad Ali Boulevard	0	Cash		0	5,135	0	Cash
36	Holiday Inn Express & Suites Emporia	0	Cash		0	0	0
37	Country Inn and Suites Savannah Airport	0	Cash		0	0	0
38	Maple Wayview Apartments	0			0	0	0
39	Holiday Inn Express - Yulee	0	Cash		0	0	0
40	Casa Meadows	0	Cash		0	0	0
41	Park West Office	0	Cash		100,000	5,572	200,000	LOC
42	Watkinsville Self Storage	0	Cash		0	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	0	Cash		200,000	3,547	300,000	Cash
44	Studio Pointe	0	Cash		0	0	0
45	Rose Pointe	0	Cash		0	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.	0	Cash		0	523	0	Cash
47	DuVal Enterprises Building	0			0	Springing	0
48	Walgreens - Reedsburg	0			0	Springing	0
49	Shops at Walmart	7,380	Cash		0	1,389	0	Cash
50	Suwanee Point	45,000	Cash		0	1,460	0	Cash

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial) ($)(11)
1	QLIC		0	0			Shortfall Reserve	2,100,000
2	Novo Nordisk		0	0				0
3	Rentar Plaza		0	0			Primary Tenant Reserve	0
4	909 Poydras		0	0			Initial TI/LC Reserve	4,820,339
5	The Falls		0	0				0
6	Cassa Times Square Mixed-Use		0	0			Rent Abatement Reserve	249,000
7	Plaza Mexico – Los Angeles		0	0			Free Rent Reserve	744,439
8	333 North Bedford		0	0				0
9	Yeager Portfolio		0	0				0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho		0	0			Restaurant TI/LC Reserve	500,000
11	Hyatt House Philadelphia/King of Prussia		0	0			Seasonality Reserve	0
12	Crate & Barrel		0	0			Ground Lease Rents	0
13	Peachtree Mall		0	0				0
14	Fairmont Parkway		0	0			Operating Expense Funds	0
15	Hilton Head Village		0	0				0
16	24 Hour Fitness - Pleasanton		0	0				0
17	Sterling Jewelers Corporate Headquarters FES		0	0				0
18	Hilton Garden Inn - Memphis Southaven		0	0			PIP Reserve Funds	1,000,000
19	White Marsh Portfolio		0	0			Achievement Reserve Funds	245,000
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		0	0				0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		0	0			Cash Collateral Reserve	450,000
22	HI Overland Park		0	0			PIP Reserve	0
23	Palm Terrace		0	0			Retrofit Reserve	129,490
24	Wind Gap Plaza		0	0				0
25	Hampton Inn Exton		0	0			Seasonality Reserve	97,000
26	Plaza On Main		0	0			Rent-A-Center Reserve	200,000
27	Dalton Avenue Plaza		0	0			Unfunded Obligations Funds	5,000
28	Campbell Gardens		0	0				0
29	Bay Pointe		0	0				0
30	The Crest Apartments		0	0			Retrofit Reserve	212,980
31	Fairfield Inn Avon		0	0			PIP Reserve	590,425
32	Foothill Plaza		0	0				0
33	Milford Landing Shopping Center		0	0				0
34	Markets At Mesa Ridge		0	0				0
35	313-315 W Muhammad Ali Boulevard		0	0				0
36	Holiday Inn Express & Suites Emporia		0	0			PIP Reserve	0
37	Country Inn and Suites Savannah Airport		0	0			Seasonality Reserve	90,000
38	Maple Wayview Apartments		0	0				0
39	Holiday Inn Express - Yulee		0	0			PIP Reserve Funds	1,008,306
40	Casa Meadows		0	0			Retrofit Reserve	58,075
41	Park West Office	Revere Bank	0	0				0
42	Watkinsville Self Storage		0	0			Construction Work Reserve	600,979
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		0	0				0
44	Studio Pointe		0	0				0
45	Rose Pointe		0	0				0
46	Synchrony Financial Expansion - 975 Keller Rd.		0	0			Unfunded Obligations Funds	1,439,039
47	DuVal Enterprises Building		0	0				0
48	Walgreens - Reedsburg		0	0				0
49	Shops at Walmart		0	0				0
50	Suwanee Point		0	0				0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	QLIC	0	1,000,000	Cash
2	Novo Nordisk	0	0
3	Rentar Plaza	Springing	0
4	909 Poydras	0	0	Cash
5	The Falls	0	0
6	Cassa Times Square Mixed-Use	0	0	Cash
7	Plaza Mexico – Los Angeles	0	0	Cash
8	333 North Bedford	0	0
9	Yeager Portfolio	0	0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	0	0	Cash
11	Hyatt House Philadelphia/King of Prussia	Springing	0
12	Crate & Barrel	Springing	0
13	Peachtree Mall	0	0
14	Fairmont Parkway	Springing	0
15	Hilton Head Village	0	0
16	24 Hour Fitness - Pleasanton	0	0
17	Sterling Jewelers Corporate Headquarters FES	0	0
18	Hilton Garden Inn - Memphis Southaven	0	0	Cash
19	White Marsh Portfolio	0	0	Cash
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	0	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	0	0	Cash
22	HI Overland Park	Springing	0
23	Palm Terrace	0	0	Cash
24	Wind Gap Plaza	0	0
25	Hampton Inn Exton	Springing	0	Cash
26	Plaza On Main	0	0
27	Dalton Avenue Plaza	0	0	Cash
28	Campbell Gardens	0	0
29	Bay Pointe	0	0
30	The Crest Apartments	0	0	Cash
31	Fairfield Inn Avon	0	0	Cash
32	Foothill Plaza	0	0
33	Milford Landing Shopping Center	0	0
34	Markets At Mesa Ridge	0	0
35	313-315 W Muhammad Ali Boulevard	0	0
36	Holiday Inn Express & Suites Emporia	Springing	0
37	Country Inn and Suites Savannah Airport	Monthly: $15,000 on each Payment Date occuring during the period between March and August, inclusive	0	Cash
38	Maple Wayview Apartments	0	0
39	Holiday Inn Express - Yulee	0	0	Cash
40	Casa Meadows	0	0	Cash
41	Park West Office	0	0
42	Watkinsville Self Storage	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	0	0
44	Studio Pointe	0	0
45	Rose Pointe	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.	0	0
47	DuVal Enterprises Building	0	0
48	Walgreens - Reedsburg	0	0
49	Shops at Walmart	0	0
50	Suwanee Point	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow II Reserve Description(11)(17)(18)	Other Escrow II (Initial) ($)(8)(11)(17)	Other Escrow II (Monthly) ($)(18)	Other Escrow II Cap ($)
1	QLIC		0	0	0
2	Novo Nordisk		0	0	0
3	Rentar Plaza		0	0	0
4	909 Poydras	Free Rent Reserve	1,182,407	0	0
5	The Falls		0	0	0
6	Cassa Times Square Mixed-Use	Buildout Reserve	33,115	0	0
7	Plaza Mexico – Los Angeles	See Footnote (17)	See Footnote (17)	0	0
8	333 North Bedford		0	0	0
9	Yeager Portfolio		0	0	0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	Free Rent Reserve; Basement Lease Reserve	Free Rent Reserve: Upfront: $30,000; Basement Lease Reserve: Upfront: $7,500	Springing	0
11	Hyatt House Philadelphia/King of Prussia		0	0	0
12	Crate & Barrel		0	0	0
13	Peachtree Mall		0	0	0
14	Fairmont Parkway		0	0	0
15	Hilton Head Village		0	0	0
16	24 Hour Fitness - Pleasanton		0	0	0
17	Sterling Jewelers Corporate Headquarters FES		0	0	0
18	Hilton Garden Inn - Memphis Southaven		0	0	0
19	White Marsh Portfolio	Unfunded Tenant Obligations Reserve Funds	31,711	0	0
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		0	0	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		0	0	0
22	HI Overland Park	Seasonality Reserve	208,000	Springing	0
23	Palm Terrace		0	0	0
24	Wind Gap Plaza		0	0	0
25	Hampton Inn Exton	PIP Reserve	2,999,790	0	0
26	Plaza On Main		0	0	0
27	Dalton Avenue Plaza		0	0	0
28	Campbell Gardens		0	0	0
29	Bay Pointe		0	0	0
30	The Crest Apartments		0	0	0
31	Fairfield Inn Avon	Seasonal Reserve	55,000	See Footnote (18)	0
32	Foothill Plaza		0	0	0
33	Milford Landing Shopping Center		0	0	0
34	Markets At Mesa Ridge		0	0	0
35	313-315 W Muhammad Ali Boulevard		0	0	0
36	Holiday Inn Express & Suites Emporia		0	0	0
37	Country Inn and Suites Savannah Airport	Ground Rent Reserve; Tax Litigation Reserve	Ground Rent Reserve: Upfront: $24,000; Tax Litigation Reserve: Upfront: $47,220.38	0	0
38	Maple Wayview Apartments		0	0	0
39	Holiday Inn Express - Yulee	Seasonality Reserve	60,000	Springing	0
40	Casa Meadows		0	0	0
41	Park West Office		0	0	0
42	Watkinsville Self Storage		0	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		0	0	0
44	Studio Pointe		0	0	0
45	Rose Pointe		0	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.		0	0	0
47	DuVal Enterprises Building		0	0	0
48	Walgreens - Reedsburg		0	0	0
49	Shops at Walmart		0	0	0
50	Suwanee Point		0	0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	QLIC				Fee
2	Novo Nordisk				Fee
3	Rentar Plaza				Fee
4	909 Poydras	Cash			Fee
5	The Falls				Fee
6	Cassa Times Square Mixed-Use	Cash			Fee
7	Plaza Mexico – Los Angeles	Cash			Fee
8	333 North Bedford				Fee
9	Yeager Portfolio				Fee
9.01	Frisco				Fee
9.02	Carmel				Fee
9.03	Fishers II				Fee
9.04	Greenwood				Fee
9.05	Fishers I				Fee
9.06	Plainfield				Fee
9.07	Noblesville I				Fee
9.08	Noblesville II				Fee
10	Sixty Soho	Cash			Fee
11	Hyatt House Philadelphia/King of Prussia				Fee
12	Crate & Barrel				Leasehold	12/31/2098	$822,495
13	Peachtree Mall				Fee
14	Fairmont Parkway				Fee
15	Hilton Head Village				Fee
16	24 Hour Fitness - Pleasanton				Fee
17	Sterling Jewelers Corporate Headquarters FES				Fee
18	Hilton Garden Inn - Memphis Southaven				Fee
19	White Marsh Portfolio	Cash			Fee
19.01	White Marsh Professional Center				Fee
19.02	Ridgely’s Choice				Fee
20	At Home Portfolio				Fee
20.01	15065 Creosote Road				Fee
20.02	2650 West Interstate 20				Fee
20.03	1600 West Kelly Avenue				Fee
20.04	2244 South Reynolds Road				Fee
20.05	642 South Walnut Avenue				Fee
21	53 Mercer Street				Fee
22	HI Overland Park	Cash			Fee
23	Palm Terrace				Fee
24	Wind Gap Plaza				Fee
25	Hampton Inn Exton	Cash			Fee
26	Plaza On Main				Fee
27	Dalton Avenue Plaza				Fee
28	Campbell Gardens				Fee
29	Bay Pointe				Fee
30	The Crest Apartments				Fee
31	Fairfield Inn Avon	Cash			Fee
32	Foothill Plaza				Fee
33	Milford Landing Shopping Center				Fee
34	Markets At Mesa Ridge				Fee
35	313-315 W Muhammad Ali Boulevard				Fee
36	Holiday Inn Express & Suites Emporia				Fee
37	Country Inn and Suites Savannah Airport	Cash			Leasehold	7/15/2058	Greater of (i) $18,000 or (ii) 4.9% of Ground Lessee’s Gross Receipts from all business transactions
38	Maple Wayview Apartments				Fee
39	Holiday Inn Express - Yulee	Cash			Fee
40	Casa Meadows				Fee
41	Park West Office				Fee
42	Watkinsville Self Storage				Fee
42.01	67 Greensboro Highway				Fee
42.02	36 Arnoldsville Road				Fee
43	Brookhaven Plaza				Fee
44	Studio Pointe				Fee
45	Rose Pointe				Fee
46	Synchrony Financial Expansion - 975 Keller Rd.				Fee
47	DuVal Enterprises Building				Fee
48	Walgreens - Reedsburg				Fee
49	Shops at Walmart				Fee
50	Suwanee Point				Fee

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Annual Ground Rent Increases(19)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)(6)
1	QLIC		Soft/Springing Cash Management	165,000,000	644,628	20,000,000	20,000,000	1.55
2	Novo Nordisk		Hard/Upfront Cash Management
3	Rentar Plaza		Hard/Springing Cash Management
4	909 Poydras		Hard/Upfront Cash Management
5	The Falls		Hard/Springing Cash Management
6	Cassa Times Square Mixed-Use		Hard/Upfront Cash Management
7	Plaza Mexico – Los Angeles		Hard/Upfront Cash Management
8	333 North Bedford		Hard/Springing Cash Management
9	Yeager Portfolio		Springing
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho		Hard/Springing Cash Management
11	Hyatt House Philadelphia/King of Prussia		Hard/Springing Cash Management
12	Crate & Barrel	See Footnote (19)	Hard/Springing Cash Management	26,181,527	139,036	4,853,831	4,535,358	1.65
13	Peachtree Mall		Hard/Springing Cash Management
14	Fairmont Parkway		Springing
15	Hilton Head Village		Springing
16	24 Hour Fitness - Pleasanton		Springing
17	Sterling Jewelers Corporate Headquarters FES		Hard/Springing Cash Management
18	Hilton Garden Inn - Memphis Southaven		Springing
19	White Marsh Portfolio		Hard/Upfront Cash Management
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		Hard/Upfront Cash Management
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		Hard/Springing Cash Management
22	HI Overland Park		Springing
23	Palm Terrace		Soft/Springing Cash Management
24	Wind Gap Plaza		Soft/Springing Cash Management
25	Hampton Inn Exton		Springing
26	Plaza On Main		Springing
27	Dalton Avenue Plaza		Hard/Springing Cash Management
28	Campbell Gardens		Springing
29	Bay Pointe		Soft/Springing Cash Management
30	The Crest Apartments		Soft/Springing Cash Management
31	Fairfield Inn Avon		Hard/Springing Cash Management
32	Foothill Plaza		Springing
33	Milford Landing Shopping Center		Springing
34	Markets At Mesa Ridge		Hard/Springing Cash Management
35	313-315 W Muhammad Ali Boulevard		Springing
36	Holiday Inn Express & Suites Emporia		Springing
37	Country Inn and Suites Savannah Airport	See Footnote (19)	Hard/Springing Cash Management
38	Maple Wayview Apartments		Springing
39	Holiday Inn Express - Yulee		Springing
40	Casa Meadows		Soft/Springing Cash Management
41	Park West Office		Soft/Springing Cash Management
42	Watkinsville Self Storage		Springing
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		Hard/Upfront Cash Management
44	Studio Pointe		Soft/Springing Cash Management
45	Rose Pointe		Soft/Springing Cash Management
46	Synchrony Financial Expansion - 975 Keller Rd.		Hard/Upfront Cash Management
47	DuVal Enterprises Building		None
48	Walgreens - Reedsburg		Springing
49	Shops at Walmart		Springing
50	Suwanee Point		None

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Whole Loan U/W NCF DSCR (x)(6)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	QLIC	1.54	64.7%	7.3%	7.2%
2	Novo Nordisk
3	Rentar Plaza
4	909 Poydras					4,494,732
5	The Falls
6	Cassa Times Square Mixed-Use					3,430,485
7	Plaza Mexico – Los Angeles					14,000,000
8	333 North Bedford
9	Yeager Portfolio
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel	1.61	65.5%	10.5%	10.3%
13	Peachtree Mall
14	Fairmont Parkway
15	Hilton Head Village
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio					2,500,000
19.01	White Marsh Professional Center					1,533,742
19.02	Ridgely’s Choice					966,258
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza
25	Hampton Inn Exton
26	Plaza On Main
27	Dalton Avenue Plaza
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza
33	Milford Landing Shopping Center
34	Markets At Mesa Ridge
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building
48	Walgreens - Reedsburg
49	Shops at Walmart
50	Suwanee Point

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Sponsor(14)	Affiliated Sponsors	Mortgage Loan Number
1	QLIC	Lionshead Member LLC		1
2	Novo Nordisk			2
3	Rentar Plaza	Dennis Ratner; Felice Bassin		3
4	909 Poydras	Sarah Rachel Gordon; Isaac Hertz; William Z. Hertz		4
5	The Falls	Simon Property Group, L.P.		5
6	Cassa Times Square Mixed-Use	Salim Assa; Ezak Assa		6
7	Plaza Mexico – Los Angeles	Min Chae; Donald Chae		7
8	333 North Bedford	James A. Diamond; William E. Diamond		8
9	Yeager Portfolio	Scott J. Yeager		9
9.01	Frisco			9.01
9.02	Carmel			9.02
9.03	Fishers II			9.03
9.04	Greenwood			9.04
9.05	Fishers I			9.05
9.06	Plainfield			9.06
9.07	Noblesville I			9.07
9.08	Noblesville II			9.08
10	Sixty Soho	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc		10
11	Hyatt House Philadelphia/King of Prussia	Rolf E. Ruhfus		11
12	Crate & Barrel	Lloyd Goldman		12
13	Peachtree Mall	General Growth Partners		13
14	Fairmont Parkway	Damian Nusynkier; Alejandro Hoffman		14
15	Hilton Head Village	Alfonso A. Costa		15
16	24 Hour Fitness - Pleasanton	Robert V. Bindi and Maureen M. Bindi, individually and as co-trustees of The Bindi Living Family Trust; Richard L. Martin individually and as trustee of The Richard L. Martin Trust; Manuel M. Del Arroz; Juanita L. Del Arroz		16
17	Sterling Jewelers Corporate Headquarters FES	Lenora J. Petrarca		17
18	Hilton Garden Inn - Memphis Southaven	Yogesh Irrevocable Trust; Sangeeta Purohit		18
19	White Marsh Portfolio	Douglas H. Legum		19
19.01	White Marsh Professional Center			19.01
19.02	Ridgely’s Choice			19.02
20	At Home Portfolio	LCN Capital Partners		20
20.01	15065 Creosote Road			20.01
20.02	2650 West Interstate 20			20.02
20.03	1600 West Kelly Avenue			20.03
20.04	2244 South Reynolds Road			20.04
20.05	642 South Walnut Avenue			20.05
21	53 Mercer Street	Oren Evenhar; Marco Di Laurenti		21
22	HI Overland Park	Burce Kinseth,Gary Kinseth,Linda Skinner		22
23	Palm Terrace	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	23
24	Wind Gap Plaza	Charles B. Miller	Y - Group 2	24
25	Hampton Inn Exton	William B. McNamara; Joseph P. Heenan		25
26	Plaza On Main	Michael Rubin; Bruce Lyons		26
27	Dalton Avenue Plaza	Edward L. Hoe, Jr.		27
28	Campbell Gardens	David Brecher		28
29	Bay Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	29
30	The Crest Apartments	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	30
31	Fairfield Inn Avon	Prem Amarnathan; Amit Patel; Rajeev Dubey		31
32	Foothill Plaza	B. Scott Satterfield; Greg R. Helm		32
33	Milford Landing Shopping Center	Charles B. Miller	Y - Group 2	33
34	Markets At Mesa Ridge	William H. Winn		34
35	313-315 W Muhammad Ali Boulevard	Andrew Preston Owen		35
36	Holiday Inn Express & Suites Emporia	Jagdish R. Patel		36
37	Country Inn and Suites Savannah Airport	Bharat Gandhi; Hemlata Patel		37
38	Maple Wayview Apartments	James E. Dixon, Jr.; Elle M. Estephan		38
39	Holiday Inn Express - Yulee	Amit R. Patel; Chirayu R. Patel		39
40	Casa Meadows	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	40
41	Park West Office	C.N. David Reischer; C. James Silfee, III; Michael B. Glick		41
42	Watkinsville Self Storage	Walter T. Evans, Jr.; The Ted Winona Evans Trust		42
42.01	67 Greensboro Highway			42.01
42.02	36 Arnoldsville Road			42.02
43	Brookhaven Plaza	Martin Ensbury; Linda Ensbury; Thomas Chang; Darren A. Seliga; Michael D. Ferraro; Dirk Schermer; Ben Leberthon		43
44	Studio Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	44
45	Rose Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	45
46	Synchrony Financial Expansion - 975 Keller Rd.	Cathrine Ireland		46
47	DuVal Enterprises Building	Timothy Du Val; Allison Du Val		47
48	Walgreens - Reedsburg	Shirley Appelbaum; Amy Appelbaum		48
49	Shops at Walmart	Erwin A. Raffle; Erwin A. Raffle Living Trust; Raffle Qtip Trust		49
50	Suwanee Point	Gary W. Eplan		50

A-1-23

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Natixis” denotes Natixis Real Estate Capital LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC, “UBSAG” denotes UBS AG and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #3 (Rentar Plaza), the Number of Units includes 897,265 square feet of industrial space, 631,465 square feet of retail space and 38,478 square feet of office space.

For mortgage loan #6 (Cassa Times Square Mixed-Use), the Number of Units includes 86 hotel rooms (38,385 square feet), 11,581 square feet of retail space, and 9,588 square feet of parking garage space.

For mortgage loan #8 (333 North Bedford), the Number of Units includes 251,408 square feet of retail space, 229,181 square feet of industrial space and 131,365 square feet of office space.

For mortgage loan #14 (Fairmont Parkway), the Number of Units includes 8,985 square feet associated with two tenants who lease the collateral pad sites and the improvements built on the pad sites are owned by the tenant.

For mortgage loan #19 (White Marsh Portfolio), the Number of Units includes 36,287 square feet of medical office space.

For mortgage loan #26 (Plaza On Main), the Number of Units includes 76,409 square feet of retail space and 16,989 square feet of medical office space.

(3)	For mortgage loan #1 (QLIC), the mortgage loan is evidenced by Notes A-2 and A-3, two of six senior pari passu notes, which have a combined Cut-Off Date Principal Balance of $145,000,000. Notes A-1, A-4, A-5 and A-6 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 in the aggregate (the “QLIC Whole Loan”). Note A-2 represents the controlling interest in the QLIC Whole Loan.

For mortgage loan #2 (Novo Nordisk), the mortgage loan is evidenced by Notes A-3, A-4, A-5, A-11 and A-12, five of thirteen pari passu notes, which have a maximum principal balance of $207,880,000 and have a combined Cut-Off Date Principal Balance of $168,300,000. The Note A-2 is an unfunded note and has a maximum principal balance of $39,580,000. Notes A-1, A-2, A-6, A-7, A-8, A-9, A-10 and A-13 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13 in the aggregate (and together with Note A-2, the “Novo Nordisk Whole Loan”). Notes A-3, A-4, A-5, A-11 and A-12 represent a non-controlling interest in the Novo Nordisk Whole Loan.

For mortgage loan #3 (Rentar Plaza), the mortgage loan is evidenced by Notes A-2 and A-3, two of five pari passu notes, which have a combined Cut-Off Date Principal Balance of $132,000,000. Notes A-1, A-4, and A-5 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 in the aggregate (the “Rentar Plaza Whole Loan”). Notes A-2 and A-3 represent a non-controlling interest in the Rentar Plaza Whole Loan.

A-1-24

For mortgage loan #5 (The Falls), the mortgage loan is evidenced by Note A-2 and A-3, two of four pari passu companion loans, which have a combined Cut-off Date principal balance of $150,000,000. Notes A-1 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1, A-2, A-3 and A-4 in the aggregate (“The Falls Whole Loan”). Note A-2 and A-3 represent a non-controlling interest in The Falls Whole Loan.

For mortgage loan #7 (Plaza Mexico – Los Angeles), the mortgage loan is evidenced by Notes A-4 and A-5, two of six pari passu notes, which have a combined Cut-Off Date Principal Balance of $106,000,000. Notes A-1, A-2, A-3, and A-6 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-2, A-3, A-4, A-5 and A-6 in the aggregate (the “Plaza Mexico – Los Angeles Whole Loan”). Notes A-4 and A-5 represent a non-controlling interest in the Plaza Mexico – Los Angeles Whole Loan.

For mortgage loan #8 (333 North Bedford), the mortgage loan is evidenced by Note A-1, one of two pari passu notes, which have a combined Cut-Off Date Principal Balance of $59,327,701. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and A-2 in the aggregate (the “333 North Bedford Whole Loan”). Note A-1 represents the controlling interest in the 333 North Bedford Whole Loan.

For mortgage loan #10 (Sixty Soho), the mortgage loan is evidenced by Note A-1, one of two pari passu notes, which have a combined Cut-Off Date Principal Balance of $38,650,000. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and A-2 in the aggregate (the “Sixty Soho Whole Loan”). Note A-1 represents the controlling interest in the Sixty Soho Whole Loan.

For mortgage loan #13 (Peachtree Mall), the mortgage loan is evidenced by Note A-2, one of four pari passu notes, which have a combined Cut-off Date Balance of $79,690,218. Note A-1, Note A-3 and Note A-4 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Peachtree Mall Whole Loan”). Note A-2 represents a non-controlling interest in the Peachtree Mall Whole Loan.

For mortgage loan #20 (At Home Portfolio), the mortgage loan is evidenced by Note A-2, one of two pari passu notes, which have a combined Cut-Off Date Balance of $28,150,000. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and Note A-2 in the aggregate (the “At Home Portfolio Whole Loan”). Note A-2 represents a non-controlling interest in the At Home Portfolio Whole Loan.

(4)	For mortgage loan #2 (Novo Nordisk), the mortgage loan has a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions, which are estimated to be $16,580,000, in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk Property and (ii) earnout funds which are estimated to be $23,000,000. The obligation to fund any such future advances will be the sole responsibility of the holder of Note A-2 and not the responsibility of the issuing entity.

For mortgage loan #10 (Sixty Soho), the Original Principal Balance of the whole loan was $40,000,000 and the allocated original loan amount on the mortgage loan was $27,580,854. The Sixty Soho whole loan amortized down by $1,350,000 prior to securitization. The Sixty Soho whole loan has an outstanding principal balance of $38,650,000 as of August 2, 2016 and the Sixty Soho mortgage loan has an outstanding principal balance of $26,650,000 as August 2, 2016.

A-1-25

(5)	For mortgage loan #10 (Sixty Soho), the mortgage loan has an original loan principal balance of $40,000,000. The Sixty Soho whole loan was paid down by $1,350,000 prior to the securitization and has a Cut-off Date Balance of $38,650,000. The Original Term to Maturity for the Sixty Soho whole loan was 120 months, 84-month amortization period (on a 360-month amortization schedule) following a 36 month interest only period. The Original Term to Maturity of the Sixty Soho whole loan after modification is 132 months, with a 132 month interest only period, and the remaining term for Sixty Soho whole loan is 113 months, with a remaining 113 month interest only period. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations are based on the Cut-off Date Sixty Soho whole loan balance and the new term of the Sixty Soho whole loan.

(6)	For mortgage loan #12 (Crate & Barrel), the Mortgage Rate shown is the interest rate on November 5, 2016. The U/W NOI DSCR, U/W NCF DSCR, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated based on the average of the first 12 payments dates starting with November 5, 2016.

(7)	For mortgage loan #13 (Peachtree Mall), a one-time grace period default of two business days is permitted during the mortgage loan term.

(8)	For mortgage loan #25 (Hampton Inn Exton), the Appraised Value is based on the extraordinary assumption that all necessary PIP funds are entirely and fully escrowed or guaranteed on the origination date of the mortgage loan and available as needed to fund the planned renovations. The Appraised Value is also based on the assumption that the performance improvement plan is completed in a timely manner and in accordance with the brand requirements. A $2,999,790 reserve (100% of the estimated PIP costs less $45,233 in immediate repairs) was taken at closing for the performance improvement plan, and the borrower expects to complete renovations by November 2017. The appraised value assuming the performance improvement plan has not been completed is $11,400,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $11,400,000 Appraised Value, are 69.9% and 52.3%, respectively.

(9)	For mortgage loan #20 (At Home Portfolio), the mortgage loan was underwritten at the portfolio level, thus property level underwriting is not available.

(10)	For loan #38 (Maple Wayview Apartments), the 2015 financial information presented represents annualized operations from March 2015, when the borrower took control of operations at the mortgaged property, to December 2015. Additionally, the 2013 and 2014 operating statements were provided by the seller and were not certified by the borrower.

(11)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #4 (909 Poydras), the largest tenant (42,748 square feet), representing 7.8% of the net rentable square feet, has executed a lease but is not in occupancy or paying rent. The largest tenant is anticipated to be in occupancy by August 1, 2017 and paying full, unabated rent by August 2020. A $1,061,761 reserve was established at origination, representing the outstanding rent abatement.

For mortgage loan #6 (Cassa Times Square Mixed-Use), the largest tenant (5,135 square feet), representing 8.6% of net rentable square feet, is expected to take occupancy and begin paying rent by November 2016. The second largest tenant (3,692 square feet), representing 6.2% of the net rentable square feet, has executed a lease but is not in occupancy or paying rent until November, 2016. A $249,000 reserve was established at origination, representing the outstanding rent abatement of both tenants.

For mortgage loan #21 (53 Mercer Street), the sole tenant (8,785 square feet), representing 100.0% of net rentable square feet, began paying rent on July 25, 2016, but has not yet taken occupancy.

For mortgage loan #24 (Wind Gap Plaza), the fourth largest tenant (5,360 square feet) representing 5.6% of the net rentable area is dark and continues to pay rent through the end of its lease term. This tenant was underwritten as vacant.

A-1-26

For mortgage loan #26 (Plaza On Main), the fifth largest tenant (6,850 square feet), representing 7.3% of the net rentable square feet, has not yet taken occupancy. The tenant is expected to take occupancy of its space in September 2016. The tenant received six months of free rent through March 2016 equal to $43,024. A reserve in the amount of $200,000 was established at origination related to tenant improvement and leasing costs associated with releasing this space.

For mortgage loan #46 (Synchrony Financial Expansion – 975 Keller Rd.), the largest tenant (25,080 square feet), representing 100.0% of net rentable square feet, has signed a lease which commences January 1, 2017. The landlord has satisfied all delivery requirements. A $1,439,039 reserve was taken at closing equal to the underwritten rent for the period running from the closing date through the lease commencement date on January 1, 2017.

(12)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Rentar Plaza), the fifth largest tenant (120,000 square feet), representing 7.7% of net rentable square feet, may terminate its lease any time upon providing 180 days’ prior written notice to the landlord, and payment of a termination fee as defined in the lease.

For mortgage loan #4 (909 Poydras), the largest tenant (42,748 square feet), representing 7.8% of the net rentable square feet, has a one-time option to terminate up to 20.0% of its space, as of February 28, 2025, upon six months’ written notice and the payment of a termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #5 (The Falls), the second largest tenant (225,000 square feet), representing 26.8% of net rentable square feet, has the right to terminate upon 18 months’ written notice; provided, however, if the termination date falls within the period of October 1 of any year through February 1 of the following year, and provided Bloomingdale’s is open and operating on the foregoing October 1, then the termination date will be extended to February 1.

For mortgage loan #8 (333 North Bedford), the third largest tenant (42,881 square feet), representing 7.0% of net rentable square feet, may terminate its lease on October 1, 2017 upon providing 9 months’ prior written notice to the landlord and the tenant paying the landlord an early termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #9 (Yeager Portfolio), all of the leases are able to be terminated by the tenants upon 90 days’ notice.

For mortgage loan #13 (Peachtree Mall), the fourth largest tenant (21,210 square feet), representing 4.0% of the net rentable square feet, may terminate its lease if sales for the period beginning January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. The fifth largest tenant (13,159 square feet), representing 2.5% of the net rentable square feet, has the option to terminate its lease if sales for the period beginning July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice by August 31, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions.

For mortgage loan #19 (White Marsh Portfolio), the third largest tenant at the Ridgely’s Choice mortgaged property (3,648 square feet), representing 3.0% of net rentable square feet of the entire portfolio, has the right to terminate its lease as of the 72nd month following the lease commencement date upon providing written notice by the last day of the 60th month and payment of a termination fee equal to all unamortized tenant improvements and leasing commissions.

A-1-27

For mortgage loan #24 (Wind Gap Plaza), the fifth largest tenant (3,000 square feet), representing 3.1% of the net rentable square feet may terminate its lease by providing two months written notice if the governmental function for which the tenant’s space is being leased is abolished, limited or restricted by an act of the legislature or law of Congress, or any action is taken under authority conferred by such acts or laws.

For mortgage loan #32 (Foothill Plaza), the largest tenant (41,460 square feet), representing 36.3% of net rentable square feet, has a one-time right to terminate its lease on August 31, 2023 with 180 days’ written notice.

For Mortgage loan #33 (Milford Landing Shopping Center), the third largest tenant (5,000 square feet), representing 11.3% of the net rentable square feet, may terminate its lease by providing 120 days’ written notice if the disparity of taxes on the sale of cigarettes between the Commonwealth of Pennsylvania and the State of New York is extinguished in its entirety and the tenant’s sales for the 12 month period after such event decrease by 25% or more as compared to the 12 month period prior to the event.

For mortgage loan #41 (Park West Office), the second largest tenant (11,661 square feet), representing 17.4% of the net rentable square feet, may terminate its lease at any time from and after February 28, 2017 by providing 60 days’ written notice. As of September 2016, no such notice has been received. Separately, the tenant has announced it is relocating an operations center that is located near the mortgaged property to Norfolk, VA. The appraised value of the mortgaged property based on the assumption that the second largest tenant will vacate its leased premises at the end of the lease term in November 30, 2017 as a result of the tenant consolidating their operations in the market, is $7,950,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, based on the $7,950,000 Appraised Value, are 49.5% and 39.1%, respectively. Additionally, if this tenant is underwritten as vacant, the UW NCF DSCR and UW NOI Debt Yield are 1.53x and 10.9%, respectively. The fifth largest tenant (2,835 square feet), representing 4.2% NRA), may terminate its lease as of April 2017 by providing 120 days’ written notice and paying a termination fee equal to two months of rent and all unamortized leasing commissions.

For mortgage loan #46 (Synchrony Financial Expansion – 975 Keller Rd.), the largest tenant (25,080 square feet), representing 100.0% of net rentable square feet has a one-time right to terminate its lease effective January 31, 2023, with 12 months’ prior written notice and payment of a termination fee equal to $727,928.

For mortgage loan #48 (Walgreens – Reedsburg), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet of the portfolio, may terminate its lease as of February 28, 2031, and every month thereafter, upon providing at least 12 months’ prior written notice.

(13)	For mortgage loan #3 (Rentar Plaza), the second largest tenant (265,000 square feet), representing 16.9% of the net rentable square feet, subleases its space to 15 tenants for an annual base rent of $4,400,639 ($16.61 per square foot). The terms of the three largest subtenants are as follows: (i) 135,254 square feet space for an annual base rent of $2,583,514 ($19,10 per square foot, expiring on September 30, 2024); (ii) 27,378 square feet space for an annual base rent of $492,000 ($17.97 per square foot, expiring on October 31, 2023); and (iii) 11,700 square feet space for an annual base rent of $269,100 ($23.00 per square foot, expiring on June 30, 2025).

For mortgage loan #8 (333 North Bedford), the largest tenant (117,942 square feet), representing 19.3% of the net rentable square feet, subleases 17,200 square feet for an annual base rent of $360,000 ($20.93 per square foot, expiring December 31, 2024). The fourth largest tenant (42,693 square feet), representing 7.0% of the net rentable square feet, subleases 1,300 square feet for an annual base rent of $58,200 ($44.77 per square foot, expiring December 31, 2020).

(14)	For mortgage loan #8 (333 North Bedford), the tenants occupying 207,973 square feet, representing 34.0% of the net rentable square feet, are related to the sponsor.

For mortgage loan #47 (DuVal Enterprises Building), the second and fifth largest tenants (10,985 square feet), representing 19.6% of net rentable square feet, are related to the sponsor.

A-1-28

(15)	For mortgage loan #6 (Cassa Times Square Mixed-Use), the Monthly Replacement Reserve will be adjusted based on quarterly operating statements for the mortgaged property and will be greater of: (i) one-twelfth of: (x) 2% for the first 12 Payment Dates; (y) 3% for the 13th through 24th Payments Dates; and (z) 4% thereafter, of the greater of: (A) the rents generated by the hotel condominium unit during the twelve 12 month period ending on the last day of the most recent calendar quarter for which Borrower has furnished financial statements pursuant to loan agreement; and (B) the rents projected for the hotel condominium unit in the then-effective approved annual budget for the 12 month period to which such annual budget relates; and (ii) the amount, if any, required to be reserved under the management agreement for furniture, fixtures and equipment work.

For mortgage loan #10 (Sixty Soho), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property commencing on February 5, 2018 through and including the Maturity Date, and will be equal to the product of: (x) 10% for January, 0% for February and March and 10% for April to December; and (y) 4% of the rents generated for the prior calendar year.

For mortgage loan #11 (Hyatt House Philadelphia/King of Prussia), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of the operating income for the prior fiscal year.

For mortgage loan #15 (Hilton Head Village), commencing on January 6, 2023, the Replacement Reserve Cap will be equal to $88,832.

For mortgage loan #25 (Hampton Inn Exton), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) (a) through August 2017, $5,852, (b) commencing on September 2017, 1/12th of 3.0% of annual gross revenue for the prior 12 month period; and (c) commencing on September 2018, 1/12th of 4.0% of annual gross revenue for the prior 12 month period; and (ii) monthly amount required under the franchise agreement.

For mortgage loan #31 (Fairfield Inn Avon), the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the mortgaged property and will be an amount of 4.0% of the prior month’s gross rent.

For mortgage loan #37 (Country Inn and Suites Savannah Airport), the Monthly Replacement Reserve will be adjusted based annual operating statements and will be the greater of: (i) 1/12th of 4.0% of the prior year’s gross revenues; or (ii) the amount required under the franchise agreement.

For loan #38 (Maple Wayview Apartments), the Monthly Replacement Reserve will commence on September 6, 2018.

For mortgage loan #39 (Holiday Inn Express – Yulee), Monthly Replacement Reserve will be adjusted for the period starting on the closing date of the mortgage loan and ending August 5, 2018, to the greater of: (a) 1/12 of: (i) 2% through August 5, 2018; and (ii) 4% thereafter of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management and franchise agreements.

(16)	For mortgage loan #15 (Hilton Head Village), commencing on November 6, 2022, to the extent there are no outstanding tenant improvements and leasing commissions and no default or event of default is continuing, the TI/LC Reserve Cap will be equal to $277,605.

(17)	For mortgage loan #7 (Plaza Mexico – Los Angeles), Other Escrow II (Initial) includes the upfront Planet Fitness TI/LC Reserve of $611,613, upfront Food 4 Less CAM Reserve of $88,068, upfront La Curacao CAM Reserve of $50,000, upfront Litigation Reserve of $56,250, upfront Proposed Construction Reserve of $69,999 and upfront Earthquake Insurance Reserve of $150,000.

A-1-29

(18)	For mortgage loan #31 (Fairfield Inn Avon), Other Escrow II (Monthly) is a seasonal reserve account. The borrower will make monthly deposits on each payment date as follows: in May an amount equal to $5,000; in June and July an amount equal to $10,000 each month; in August and September an amount equal to $15,000 each month; in October an amount equal to $10,000; and in November and amount equal to $5,000.

(19)	For mortgage loan #12 (Crate & Barrel), with respect to Annual Ground Rent Increases, a ground rent adjustment will occur in the 10th, 15th, 20th, 26th, 51st and 76th lease years, with Annual Ground Rent Increases commencing in the 27th lease year and each subsequent year thereafter, except for the 51st and 76th lease years. The ground rent adjustment occurring in the 10th, 15th and 20th lease years will be an amount equal to the product of (x) the prior base rent multiplied by (y) a fraction, the numerator of which is the current CPI, and the denominator of which is the base CPI. In no event will the base rent escalate more than 10% over the prior base rent or be less than the prior base rent. The ground rent adjustment occurring in the 26th, 51st and 76th lease year will be an amount equal to the product of the fair market value of the land multiplied by the cap rate of 9.50%. The ground rent increase occurring in the 27th lease and each subsequent year thereafter, except for the 51st and 76th lease years, will be an amount equal to the product of (x) the prior base rent multiplied by (y) a fraction, the numerator of which is the current CPI, and the denominator of which is the base CPI.

For mortgage loan #37 (Country Inn and Suites Savannah Airport), with respect to Annual Ground Rent Increases, the ground lessor reserves the right to adjust ground rent every five years by an amount equal to the product of the appraised fair market value multiplied by the number of leased acres multiplied by 10% or the then-current multiplier. The right to adjust rent is conditioned upon all parties that have executed an agreement with the ground lessor agreeing to the same thing in writing.

A-1-30

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller(1)

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Natixis Real Estate Capital LLC	19	$461,624,195	61.0%	4.196%	102	359	2.11x	9.8%	9.3%	55.0%	52.4%
Silverpeak Real Estate Finance LLC	14	125,142,399	16.5	4.637	111	333	1.63	11.6	10.5	63.2	51.0
UBS AG	11	119,342,962	15.8	4.471	119	344	2.16	12.0	11.2	63.0	53.9
Wells Fargo Bank, National Association	6	51,017,396	6.7	4.400	118	351	1.80	12.0	11.1	59.5	50.0
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-1

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)(3)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	17	$205,314,419	27.1%	4.118%	97	359	2.28x	10.7%	10.2%	59.9%	54.6%
Suburban	15	155,282,725	20.5	3.988	90	360	2.52	10.8	10.5	59.3	55.7
CBD	2	50,031,694	6.6	4.520	119	359	1.52	10.4	9.0	61.7	51.0
Retail	22	203,555,125	26.9	4.330	107	341	2.00	11.0	10.3	58.5	51.5
Anchored	6	84,999,680	11.2	4.740	94	352	1.65	10.2	9.4	63.3	55.9
Single Tenant	8	39,025,000	5.2	4.273	116	360	1.75	9.8	9.4	56.6	51.4
Regional Lifestyle Center	1	34,500,000	4.6	3.450	119	0	3.36	12.3	11.8	49.2	49.2
Unanchored	5	20,083,696	2.7	4.556	118	322	1.71	12.3	11.1	60.6	47.2
Regional Mall	1	19,846,750	2.6	3.944	110	296	1.83	12.6	11.6	57.7	42.8
Shadow Anchored	1	5,100,000	0.7	4.500	120	360	2.25	13.7	13.7	49.5	45.3
Mixed Use	3	124,113,127	16.4	4.049	117	358	2.12	9.7	9.1	50.4	47.2
Industrial/Retail/Office	1	60,000,000	7.9	3.482	119	0	2.59	9.6	9.1	44.0	44.0
Hospitality/Retail/Parking Garage	1	34,200,000	4.5	5.278	114	0	1.89	10.8	10.1	49.6	49.6
Office/Retail/Warehouse	1	29,913,127	4.0	3.780	118	358	1.44	8.6	8.1	64.1	50.7
Multifamily	9	117,229,022	15.5	4.476	110	360	1.68	8.5	8.4	60.1	57.3
High Rise	1	75,000,000	9.9	4.400	111	0	1.84	8.3	8.2	56.9	56.9
Garden	7	36,242,241	4.8	4.524	118	360	1.35	8.5	8.2	64.9	56.6
Student Housing	1	5,986,781	0.8	5.140	58	358	1.72	11.7	11.3	72.1	66.8
Hospitality	9	99,886,365	13.2	4.885	114	327	1.83	12.8	11.3	60.2	50.3
Limited Service	6	51,736,365	6.8	4.940	111	338	1.78	13.2	11.8	64.1	52.0
Full Service	3	48,150,000	6.4	4.826	116	300	1.88	12.4	10.7	55.9	48.4
Self Storage	2	3,937,112	0.5	5.108	117	357	1.48	10.2	9.7	64.5	53.4
Self Storage	2	3,937,112	0.5	5.108	117	357	1.48	10.2	9.7	64.5	53.4
Industrial	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
Flex	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
Total/Weighted Average:	63	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

(3) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-2

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)(3)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	7	$238,854,910	31.5%	4.229%	115	347	2.02x	9.5%	9.0%	51.5%	49.7%
California	8	78,192,241	10.3	4.483	95	360	1.63	9.3	8.8	60.3	55.9
Southern	7	61,892,241	8.2	4.558	88	360	1.58	8.7	8.3	60.8	56.7
Northern	1	16,300,000	2.2	4.200	119	360	1.82	11.3	10.7	58.2	53.0
New Jersey	1	73,300,000	9.7	3.482	59	0	2.97	10.5	10.5	52.6	52.6
Florida	4	48,901,523	6.5	3.850	119	312	2.92	12.8	12.1	53.8	49.9
Pennsylvania	4	46,561,799	6.1	4.503	118	341	1.74	12.2	10.9	60.5	47.8
Louisiana	1	45,446,730	6.0	4.462	119	359	1.52	10.3	8.9	61.2	50.6
Texas	5	30,582,330	4.0	4.788	110	360	1.60	10.7	10.1	68.6	58.5
Georgia	5	29,917,763	4.0	4.384	113	317	1.75	12.3	11.3	59.8	46.3
Ohio	4	25,491,743	3.4	4.951	105	360	1.75	10.3	9.8	69.3	65.8
Illinois	1	21,646,169	2.9	3.606	110	0	3.36	12.8	12.4	54.1	54.1
Indiana	7	21,000,000	2.8	4.881	120	360	1.53	10.1	9.8	72.8	59.6
South Carolina	1	17,373,453	2.3	5.183	116	356	1.26	9.1	8.3	73.3	60.9
Michigan	1	12,500,000	1.7	5.024	120	300	1.83	14.3	12.9	68.8	51.5
Maryland	2	11,500,000	1.5	4.760	119	360	1.63	12.0	10.2	70.6	59.1
Kansas	1	9,000,000	1.2	4.850	120	300	1.59	13.5	11.0	62.1	46.1
Virginia	2	8,429,061	1.1	4.469	119	327	1.99	14.4	12.6	55.0	42.2
Massachusetts	1	6,136,048	0.8	5.000	118	358	1.55	10.9	10.0	72.2	59.5
Mississippi	2	6,056,259	0.8	4.955	115	359	1.49	10.3	9.6	69.5	58.5
North Carolina	1	5,986,781	0.8	5.140	58	358	1.72	11.7	11.3	72.1	66.8
Idaho	1	5,490,179	0.7	4.586	119	299	1.56	11.7	10.5	59.0	43.5
Colorado	1	5,100,000	0.7	4.500	120	360	2.25	13.7	13.7	49.5	45.3
Kentucky	1	4,584,965	0.6	5.100	117	357	1.49	11.1	9.8	66.7	55.2
Wisconsin	1	2,575,000	0.3	4.300	120	360	1.69	10.1	10.0	52.6	42.2
Nevada	1	2,500,000	0.3	4.530	119	360	1.50	9.9	9.1	46.3	42.4
Total/Weighted Average:	63	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

(3) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-3

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances(1)

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1,642,888 - 2,000,000	1	$1,642,888	0.2%	4.640%	119	359	1.54x	11.0%	9.5%	69.2%	56.3%
2,000,001 - 3,000,000	2	5,075,000	0.7	4.413	120	360	1.60	10.0	9.6	49.5	42.3
3,000,001 - 4,000,000	7	25,463,176	3.4	4.608	118	344	1.72	12.0	11.0	56.6	47.6
4,000,001 - 5,000,000	6	26,444,438	3.5	4.994	118	339	1.66	12.4	11.2	64.7	53.0
5,000,001 - 6,000,000	7	39,110,196	5.2	4.798	101	342	1.69	11.7	11.0	63.7	55.0
6,000,001 - 7,000,000	2	12,851,217	1.7	4.760	117	326	1.64	12.1	10.8	67.3	52.7
7,000,001 - 8,000,000	1	7,973,852	1.1	4.920	118	298	1.56	12.6	10.9	55.4	41.4
8,000,001 - 9,000,000	3	26,132,232	3.5	4.535	119	339	1.55	11.2	9.8	59.9	48.4
9,000,001 - 10,000,000	1	10,000,000	1.3	3.860	118	0	2.11	8.3	8.2	42.6	42.6
10,000,001 - 15,000,000	4	47,650,000	6.3	4.804	117	338	1.68	11.0	10.1	68.5	59.3
15,000,001 - 20,000,000	4	71,220,203	9.4	4.505	113	341	1.66	11.2	10.4	63.9	53.2
20,000,001 - 30,000,000	6	161,117,021	21.3	4.373	105	358	1.94	10.5	9.7	60.7	54.0
30,000,001 - 50,000,000	3	114,146,730	15.1	4.400	118	359	2.19	11.1	10.1	54.1	49.9
50,000,001 - 70,000,000	1	60,000,000	7.9	3.482	119	0	2.59	9.6	9.1	44.0	44.0
70,000,001 - 75,000,000	2	148,300,000	19.6	3.946	85	0	2.40	9.4	9.3	54.8	54.8
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-4

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.26 - 1.30	1	$17,373,453	2.3%	5.183%	116	356	1.26x	9.1%	8.3%	73.3%	60.9%
1.31 - 1.40	7	42,042,241	5.6	4.585	116	360	1.32	8.5	8.1	65.1	56.9
1.41 - 1.50	5	45,285,203	6.0	4.144	118	358	1.46	9.2	8.6	64.2	52.0
1.51 - 1.75	15	164,803,077	21.8	4.711	116	349	1.59	11.2	10.1	64.7	52.9
1.76 - 2.00	12	245,112,117	32.4	4.609	106	331	1.84	10.4	9.8	58.9	54.4
2.01 - 2.25	5	49,972,910	6.6	4.488	116	339	2.08	11.6	10.4	48.1	45.6
2.26 - 2.50	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
2.51 - 2.75	1	60,000,000	7.9	3.482	119	0	2.59	9.6	9.1	44.0	44.0
2.76 - 3.00	1	73,300,000	9.7	3.482	59	0	2.97	10.5	10.5	52.6	52.6
3.01 - 3.36	2	56,146,169	7.4	3.510	116	0	3.36	12.5	12.0	51.1	51.1
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-5

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields(1)

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
8.2 - 9.0	11	$170,455,368	22.5%	4.325%	114	359	1.66x	8.4%	8.2%	60.1%	55.7%
9.1 - 10.0	5	114,223,453	15.1	4.097	102	357	2.13	9.4	8.9	53.2	50.8
10.1 - 11.0	8	195,237,778	25.8	4.326	96	359	2.13	10.5	9.9	58.0	52.7
11.1 - 12.0	10	125,265,066	16.5	4.628	113	356	1.78	11.5	10.4	60.9	52.9
12.1 - 13.0	5	87,366,771	11.5	3.794	115	303	2.79	12.5	11.8	53.9	49.0
13.1 - 14.0	5	30,686,404	4.1	4.722	119	317	1.80	13.5	11.9	58.9	45.8
14.1 - 15.0	3	20,929,061	2.8	4.800	119	311	1.90	14.3	12.8	63.3	47.7
15.1 - 16.0	1	5,584,915	0.7	6.052	59	359	1.87	15.1	13.5	74.5	69.8
16.1 - 20.0	1	4,286,354	0.6	5.100	118	298	2.16	16.9	15.3	61.2	46.1
20.1 - 20.2	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-6

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields(1)

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
8.0	3	$15,172,709	2.0%	4.520%	118	360	1.31x	8.3%	8.0%	64.2%	56.2%
8.1 - 9.0	11	248,102,841	32.8	4.431	108	359	1.65	8.9	8.4	60.7	55.3
9.1 - 10.0	10	140,376,013	18.5	4.242	118	359	2.07	10.1	9.4	54.4	49.8
10.1 - 11.0	11	212,517,172	28.1	4.321	96	346	2.17	11.2	10.5	57.3	51.8
11.1 - 12.0	6	74,939,713	9.9	4.012	111	318	2.51	12.5	11.7	56.4	49.7
12.1 - 13.0	5	47,955,452	6.3	4.195	115	308	2.56	13.5	12.6	58.2	49.8
13.1 - 15.0	2	10,684,915	1.4	5.311	88	359	2.05	14.4	13.6	62.6	58.1
15.1 - 17.0	1	4,286,354	0.6	5.100	118	298	2.16	16.9	15.3	61.2	46.1
17.1 - 17.7	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-7

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date(1)

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
22.9 - 40.0	1	$3,091,783	0.4%	4.250%	119	239	2.37x	20.2%	17.7%	22.9%	14.0%
40.1 - 45.0	2	70,000,000	9.2	3.536	119	0	2.52	9.4	9.0	43.8	43.8
45.1 - 50.0	6	106,886,556	14.1	4.441	116	359	2.41	11.6	10.8	48.9	48.2
50.1 - 55.0	4	105,821,169	14.0	3.584	76	360	2.92	11.0	10.9	52.8	51.8
55.1 - 60.0	9	167,243,311	22.1	4.392	103	321	1.80	9.7	9.3	57.1	52.9
60.1 - 65.0	8	108,282,010	14.3	4.431	119	345	1.56	10.8	9.6	62.3	49.7
65.1 - 70.0	12	113,470,927	15.0	4.696	116	352	1.62	10.7	9.9	67.0	57.2
70.1 - 74.5	8	82,331,197	10.9	5.021	110	359	1.54	10.7	10.0	72.6	61.5
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-8

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD(1)

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
14.0 - 35.0	1	$3,091,783	0.4%	4.250%	119	239	2.37x	20.2%	17.7%	22.9%	14.0%
35.1 - 40.0	1	3,936,556	0.5	3.800	118	358	2.21	14.4	12.4	48.6	38.4
40.1 - 45.0	9	122,066,002	16.1	3.852	117	313	2.18	10.6	9.9	48.8	43.1
45.1 - 50.0	10	132,196,338	17.5	4.538	116	319	2.26	11.9	10.9	51.8	48.3
50.1 - 55.0	9	232,441,876	30.7	4.037	99	353	2.21	10.9	10.3	59.0	52.2
55.1 - 60.0	14	213,199,249	28.2	4.618	106	360	1.67	9.4	8.9	63.3	57.8
60.1 - 65.0	2	21,723,453	2.9	5.056	116	357	1.31	9.2	8.5	73.1	61.1
65.1 - 69.8	4	28,471,696	3.8	5.067	95	359	1.82	11.0	10.5	70.0	67.2
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-9

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates(1)

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.450 - 3.500	3	$167,800,000	22.2%	3.475%	93	0	2.91x	10.5%	10.3%	48.8%	48.8%
3.501 - 3.750	1	21,646,169	2.9	3.606	110	0	3.36	12.8	12.4	54.1	54.1
3.751 - 4.000	4	63,696,432	8.4	3.845	116	335	1.71	10.2	9.5	57.8	46.2
4.001 - 4.250	4	33,072,005	4.4	4.209	119	339	1.86	12.5	11.5	52.8	44.3
4.251 - 4.500	4	128,121,730	16.9	4.424	114	359	1.74	9.3	8.7	58.0	53.9
4.501 - 4.750	16	165,348,202	21.8	4.609	105	351	1.72	10.3	9.5	60.8	54.7
4.751 - 5.000	7	76,159,900	10.1	4.865	118	346	1.54	11.1	10.0	68.9	56.4
5.001 - 5.250	8	57,006,587	7.5	5.106	112	335	1.60	11.9	10.9	68.9	55.9
5.251 - 5.500	1	34,200,000	4.5	5.278	114	0	1.89	10.8	10.1	49.6	49.6
5.501 - 6.000	1	4,491,014	0.6	5.600	118	358	1.71	13.5	11.8	61.5	51.6
6.001 - 6.052	1	5,584,915	0.7	6.052	59	359	1.87	15.1	13.5	74.5	69.8
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-10

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date(1)

				Weighted Average
Range of Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
57 - 84	4	$114,871,696	15.2%	3.985%	58	358	2.56x	10.4%	10.2%	56.0%	55.5%
85 - 120	45	642,255,257	84.8	4.387	116	345	1.93	10.6	9.9	58.2	51.6
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-11

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
57 - 84	4	$114,871,696	15.2%	3.985%	58	358	2.56x	10.4%	10.2%	56.0%	55.5%
85 - 120	46	642,255,257	84.8	4.387	116	345	1.93	10.6	9.9	58.2	51.6
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-12

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Amortization Term(1)

				Weighted Average
Range of Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	10	$378,796,169	50.0%	4.057%	100	0	2.43x	10.1%	9.7%	51.9%	51.9%
240	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
241 - 300	9	75,685,031	10.0	4.583	117	298	1.77	13.4	11.9	60.6	45.0
301 - 360	30	299,553,970	39.6	4.601	115	359	1.57	10.5	9.6	65.2	54.9
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-13

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)(2)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	10	$378,796,169	50.0%	4.057%	100	0	2.43x	10.1%	9.7%	51.9%	51.9%
239 - 240	1	3,091,783	0.4	4.250	119	239	2.37	20.2	17.7	22.9	14.0
241 - 300	9	75,685,031	10.0	4.583	117	298	1.77	13.4	11.9	60.6	45.0
301 - 360	30	299,553,970	39.6	4.601	115	359	1.57	10.5	9.6	65.2	54.9
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-14

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type(1)

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Balloon	8	$291,996,169	38.6%	4.175%	109	0	2.32x	10.0%	9.5%	51.0%	51.0%
Amortizing Balloon	26	275,438,543	36.4	4.601	115	340	1.63	11.4	10.3	63.8	51.2
Interest-only, Amortizing Balloon	13	92,742,241	12.2	4.555	116	360	1.61	10.5	9.8	63.8	55.9
Interest-only, ARD	2	86,800,000	11.5	3.664	68	0	2.80	10.2	10.2	54.7	54.7
Interest-only, Amortizing ARD	1	10,150,000	1.3	4.790	108	360	1.31	8.9	8.2	68.9	60.0
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

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Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose(1)

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	40	$616,118,145	81.4%	4.363%	114	343	1.95x	10.5%	9.8%	57.4%	51.4%
Acquisition	8	133,671,696	17.7	4.114	78	360	2.39	11.0	10.6	59.6	55.8
Refinance & Acquisition	1	3,937,112	0.5	5.108	117	357	1.48	10.2	9.7	64.5	53.4
Recapitalization	1	3,400,000	0.4	4.977	118	360	1.82	12.3	11.7	73.9	68.0
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

A-2-16

Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type(1)

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	13	$262,275,747	34.6%	4.004%	115	345	2.31x	10.9%	10.2%	54.1%	49.7%
Hard/Upfront Cash Management	8	211,842,146	28.0	4.325	88	359	2.13	10.4	9.7	57.1	53.4
Springing	18	159,145,592	21.0	4.802	115	338	1.63	11.6	10.7	65.6	53.5
Soft/Springing Cash Management	9	119,128,797	15.7	4.399	114	360	1.71	8.7	8.4	58.1	54.9
None	2	4,734,671	0.6	4.385	119	281	2.08	17.0	14.9	39.0	28.7
Total/Weighted Average:	50	$757,126,953	100.0%	4.326%	107	346	2.02x	10.6%	9.9%	57.9%	52.2%

(1) All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

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Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	41	$641,932,287	84.8%	40	$623,017,251	82.3%	11	$138,694,666	18.3%
Insurance Escrow	41	$559,994,347	74.0%	39	$482,984,526	63.8%	11	$274,142,427	36.2%
Replacement Reserve	5	$77,181,694	10.2%	40	$608,193,399	80.3%	10	$163,841,279	21.6%
TI/LC Reserve(1)	12	$191,220,629	35.7%	20	$269,304,896	50.2%	8	$175,523,389	32.7%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

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Wells Fargo Commercial Mortgage Trust 2016-NXS6

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	October 2016	October 2017	October 2018	October 2019	October 2020	October 2021	October 2022	October 2023	October 2024	October 2025	October 2026
Locked Out	96.48%	96.46%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	87.85	87.84	87.81	85.52	85.45	85.38	85.31	64.60	0.00
Yield Maintenance	3.52	3.54	12.15	12.16	12.19	14.48	14.55	14.62	14.69	15.41	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	19.99	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance Outstanding (in millions)	$757.13	$752.43	$747.04	$741.17	$734.65	$613.68	$606.23	$598.42	$590.28	$557.68	$0.00

Percent of Aggregate Cut-off Date Pool Balance	100.00%	99.38%	98.67%	97.89%	97.03%	81.05%	80.07%	79.04%	77.96%	73.66%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

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ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

QLIC

A-3-2

QLIC

QLIC
41-42 24th Street
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Upper East Side
Roosevelt Island
East River
Queensbridge
Long Island City
Murray Hill
Kips Bay
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
FDR Drive
Vernon Blvd.
Jackson Ave.
Thomson Ave.
Skillman Ave.
21st St.
11th St.
Queens Bridge Park
Gantry Plaza State Park
Hunters Point South Park
Franklin D. Roosevelt Four Freedoms Park
Ravenswood Generating Station
Goldwater Memorial Hospital
Silvercup Studios
JetBlue Corporate Headquarters
CUNY School of Law
Queens Library at Court Square
U.S. Citizenship & Immigration Services
NYC Dept. of Health
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
Fisher Landau Center for Art
Academy of American Studies
Materials For The Arts
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
To Wall Street/ Pier 11
NEW JERSEY
NEW YORK CITY
BRONX
Atlantic Ocean

A-3-3

No. 1 – QLIC

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance(1):	$75,000,000			Specific Property Type:	High Rise
Cut-off Date Balance(1):	$75,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	9.9%			Size:	421 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit(1):	$344,418
Borrower Name:	24th Street LIC LLC			Year Built/Renovated:	2015/NAP
Sponsors:	Lionshead Member LLC			Title Vesting:	Fee
Mortgage Rate:	4.3997%			Property Manager:	FirstService Residential New York, Inc.
Note Date:	December 28, 2015			4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAP
Maturity Date:	January 5, 2026			2nd Most Recent Occupancy(4):	NAP
IO Period:	120 months			Most Recent Occupancy(4):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	98.3% (8/15/2016)
Seasoning:	9 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAP
Call Protection:	L(33),D(84),O(3)			3rd Most Recent NOI(4):	NAP
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI(4):	NAP
Additional Debt(1)(2):	Yes			Most Recent NOI (As of)(5):	$6,849,526 (Annualized 3 6/30/2016)
Additional Debt Type(1)(2):	Pari Passu; Subordinate Debt
				U/W Revenues(5):	$15,396,615
				U/W Expenses(5):	$3,385,297
				U/W NOI(5):	$12,011,318
				U/W NCF:	$11,908,995
Escrows and Reserves(3):				U/W NOI DSCR(1):	1.86x
				U/W NCF DSCR(1):	1.84x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.3%
Taxes	$9,870	$9,870	NAP	U/W NCF Debt Yield(1):	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$255,000,000
Replacement Reserves	$0	$7,017	NAP	As-Is Appraisal Valuation Date:	August 18, 2016
Shortfall Reserve	$2,100,000	NAP	$1,000,000	Cut-off Date LTV Ratio(1):	56.9%
Deferred Maintenance	$8,023,541	NAP	NAP	LTV Ratio at Maturity or ARD(1):	56.9%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the QLIC Senior Loan. As of the Cut-off Date, the Cut-off Date Balance per unit, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the QLIC Whole Loan were $391,924, 1.54x, 7.2%, 64.7% and 64.7%, respectively.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	Historical occupancy and financials are not available, as the QLIC Property was built in 2015.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (“QLIC Mortgage Loan”) is part of a whole loan (the “QLIC Whole Loan”) that is evidenced by six pari passu senior promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, collectively the “QLIC Senior Loan”) and one subordinate promissory note (Note B, the “QLIC Subordinate Companion Loan”), that are collectively secured by a first mortgage encumbering the fee simple interest in a multifamily property located in Long Island City, New York (the “QLIC Property”). The QLIC Senior Loan was originated on December 28, 2015 by Natixis Real Estate Capital LLC. The QLIC Senior Loan had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.3997% per annum. The QLIC Senior Loan had an initial term of 120 months, has a remaining term of 111 months as of the Cut-off Date and requires interest-only payments through the term of the QLIC Senior Loan. The QLIC Senior Loan matures on January 5, 2026.

The QLIC Mortgage Loan is evidenced by the lead Note A-2 and the non-lead Note A-3, which had an aggregate original principal balance of $75,000,000, have an aggregate outstanding principal balance of $75,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-lead Note A-1, Note A-4, Note A-5 and Note A-6 (collectively, the “QLIC Senior Companion Loans”) have an aggregate principal balance of $70,000,000, are currently held by Natixis Real Estate Capital LLC, and are expected to be contributed to a future trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. The QLIC Subordinate Companion Loan is comprised of a $20,000,000 promissory note, is subordinate in right of payment and in other respects to the QLIC Senior Loan and is expected to be sold to a third party investor (see “Subordinate

A-3-4

QLIC

and Mezzanine Indebtedness” section). See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The QLIC Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,000,000	Natixis Real Estate Capital LLC	No
A-2	$50,000,000	WFCM 2016-NXS6	No(1)
A-3	$25,000,000	WFCM 2016-NXS6	No
A-4	$10,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
A-6	$5,000,000	Natixis Real Estate Capital LLC	No
B	$20,000,000	Natixis Real Estate Capital LLC	Yes(1)
Total	$165,000,000
(1)	See “Subordinate and Mezzanine Indebtedness” section.

Following the lockout period, the borrower has the right to defease the QLIC Whole Loan in whole or in part on any date before November 5, 2025. In addition, the QLIC Whole Loan is prepayable without penalty on or after November 5, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 28, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$165,000,000	100.0%	Loan payoff	$100,842,207	61.1%
			Reserves	10,133,411	6.1
			Closing costs	2,492,037	1.5
			Return of equity	51,532,344	31.2
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

The Property. The QLIC Property is a class A, 421-unit multifamily property located on a 41,649 square foot site in Long Island City, New York. The QLIC Property consists of a 21-story mixed-use apartment building containing 56 studio units, 169 one-bedroom units, 127 junior one-bedroom units, 26 flex two-bedroom units, 27 two-bedroom units and 16 three-bedroom units with an average unit size of 650 square feet. Apartments at the QLIC Property have high ceilings (a minimum of 8’8”) and many have floor-to-ceiling windows, individual balconies or terraces. Unit amenities include stainless steel appliances, white quartz countertops, oversized closets, washer & dryer, and gigabit Ethernet. Common area amenities include a rooftop outdoor pool, fitness center, landscaped courtyard, rooftop deck with theater and dining area, media lounge, 24-hour concierge, on-site management, lobby lounge, lobby library, bike storage, valet dry cleaning, dog grooming station and indoor parking. In addition, the QLIC Property contains a retail component that consists of 8,742 square feet of net rentable area and a parking garage that contains 108 parking spaces, reflecting an overall parking ratio of 0.3 spaces per unit.

The QLIC Property was developed by the sponsor for $163,347,179 ($387,998 per unit) with initial leasing commencing in September 2015. As of August 15, 2016 the QLIC Property was 98.3% occupied.

A-3-5

QLIC

The following table presents certain information relating to the unit mix of the QLIC Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	56	13.3%	446	$2,486
1 Bedroom	169	40.1%	646	$2,999
Junior 1 Bedroom	127	30.2%	556	$2,808
2 Bedroom, 2 Bathroom	26	6.2%	983	$4,097
2 Bedroom	27	6.4%	894	$3,860
3 Bedroom	16	3.8%	1,204	$4,977
Total/Weighted Average	421	100.0%	650	$3,072
(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the QLIC Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	8/15/2016(2)
NAP	NAP	NAP	NAP	98.3%
(1)	Historical occupancies are not available. The QLIC Property was built in 2015 and initial leasing started in September 2015. The QLIC Property obtained temporary certificate of occupancy (“TCO”) by sections. The Final TCO was obtained in April 2016.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the QLIC Property:

Cash Flow Analysis(1)

	Annualized Three Months 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$10,067,024	$15,232,152	98.9%	$36,181
Grossed Up Vacant Space	0	315,900	2.1	$750
Concessions	0	0	0.0	$0
Other Income	298,965	831,540(2)	5.4	$1,975
Less Vacancy & Credit Loss	(529,964)	(982,977)(3)	(6.4)	($2,335)

Effective Gross Income	$9,836,024	$15,396,615	100.0%	$36,572

Total Operating Expenses	$2,986,498	$3,385,297(4)	22.0%	$8,041

Net Operating Income	$6,849,526	$12,011,318(5)	78.0%	$28,530
Capital Expenditures	0	84,200	0.5	200
TI/LC	0	18,123	0.1	43
Net Cash Flow	$6,849,526	$11,908,995	77.3%	$28,287

NOI DSCR(6)	1.06x	1.86x
NCF DSCR(6)	1.06x	1.84x
NOI DY(6)	4.7%	8.3%
NCF DY(6)	4.7%	8.2%
(1)	Historical financials are not available as the QLIC Property was built in 2015.
(2)	Other income includes parking rent of $215,000 and base rent for the retail space.
(3)	The underwritten economic vacancy is 6.0%. The underwritten economic vacancy includes 5.1% applied to the parking and retail income. The QLIC Property was 98.3% physically occupied as of August 15, 2016.
(4)	The QLIC Property is subject to a 15-year 421a tax abatement that will commence in July 2017. The 15-year 421a tax abatement program allows the QLIC Property’s increase in assessed value to be 100.0% exempt for 11 years. The increase in the assessment is phased in with 20.0% increments every year beginning in the 12th year of the abatement. Full taxes will not be incurred until the 2032 tax year.
(5)	U/W NOI is higher mainly due to the stabilization of the QLIC Property, which achieved 98.3% occupancy in August 2016.
(6)	The debt service coverage ratios and debt yields are based on the QLIC Senior Loan.

Appraisal. As of the appraisal valuation date of August 18, 2016, the QLIC Property had an “as-is” appraised value of $255,000,000.

A-3-6

QLIC

Environmental Matters. According to a Phase I environmental assessment dated September 12, 2016, there was no evidence of any recognized environmental conditions at the QLIC Property.

Market Overview and Competition. The QLIC Property is located in Long Island City, Queens, New York, approximately one mile southeast of Manhattan, 5.0 miles west of LaGuardia Airport and directly adjacent to the Ed Koch Queensboro Bridge, which provides direct access from Queens to midtown Manhattan. Further, the Long Island Expressway is 1.1 miles south of the QLIC Property. The QLIC Property is also located within a five-block radius of eight subway lines (7, N, Q, E, F, M, R and G) and 1.0 mile away from the LIRR train station, providing access to Manhattan, Brooklyn, Queens and Long Island. The QLIC Property entrance is adjacent to Long Island City’s brand new bike path to Manhattan, the Queens Plaza Pedestrian and Bicycle Improvement Project, which was a $45.0 million transformation of the Long Island City streetscape extending from Northern Boulevard to 21st Street.

The QLIC Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 93,000 people. Major office tenants include CitiGroup, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space and 24 hotels since 2001 and 10,845 apartment units since 2006. Long Island City’s population grew over 12.7%, within a 0.5 mile radius, between 2010 and 2015, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents. The total projected 2020 population is 70,702, within a one mile radius. Long Island City is home to LaGuardia Community College (approximately 40,000 students and teachers), which was joined by the City University of New York School of Law (600 students and teachers), at Two Court Square in October of 2012. Cornell University and the Technion-Israel Institute of Technology are expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

The following table presents certain information relating to comparable multifamily properties for the QLIC Property:

Competitive Set(1)

	East Coast	Avalon Riverview North II	The Crescent Club	27 on 27	Packard Square
Location	Queens, NY	Queens, NY	Queens, NY	Queens, NY	Queens, NY
Distance to Subject	1.5 miles	1.5 miles	0.5 miles	0.6 miles	0.1 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	High-Rise
Number of Stories	41	39	17	27	15
Number of Units	367	602	86	142	140
Average Rent (per unit)	NAV	NAV	NAV	NAV	NAV
Studio	$2,534	$2,648	$2,685	$2,383	$1,818
1 Bedroom	$3,324	$3,242	$3,200	$3,562	$2,165
2 Bedroom	$4,608	$4,771	$4,300	$4,408	$3,048
Utilities	NAV	NAV	NAV	NAV	NAV
Total Occupancy	97.5%	94.7%	96.9%	95.8%	98.5%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is 24th Street LIC LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the QLIC Whole Loan. Lionshead Member LLC is the guarantor of certain nonrecourse carveouts and the Shortfall Reserve Obligations (as defined below) under the QLIC Whole Loan. The guarantor’s liability in connection with the borrower’s Shortfall Reserve Obligations is capped at 10.0% of the original principal balance of the QLIC Whole Loan.

The Sponsors. The sponsor, Lionshead Member LLC is a Delaware limited liability company owned and controlled by the World-Wide Holdings Corporation (“WWG”). The sponsor’s December 31, 2015 consolidated balance sheet indicated total assets of approximately $55.4 million and liabilities of approximately $5.0 million. WWG is a New York City-based real estate development company that has developed over $7 billion of residential, commercial and mixed-use properties. James Stanton and David Lowenfeld are the president and chief operating officer, respectively, of WWG.

Escrows. The loan documents provide for upfront escrows in the amount of $9,870 for real estate taxes, $2,100,000 for monthly payment shortfalls and $8,023,541 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $9,870 for real estate taxes and $7,017 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents also provide that if at any time, the balance of the shortfall reserve falls below $500,000, all the remaining excess cash flow will be deposited in the shortfall reserve until the balance equals $1,000,000. The borrower’s obligations to make such shortfall reserve payments are the “Shortfall Reserve Obligations”. As of September 19, 2016, the balance of the shortfall reserve is $384,240.

Lockbox and Cash Management. The QLIC Whole Loan is structured with a lender-controlled soft lockbox, which is already in place and springing cash management. The QLIC Whole Loan requires all commercial tenant rents to be deposited directly into the lockbox account. All rents received by the borrower or manager (including, but not limited to, rents from residential tenants) are required to be deposited into the lockbox account within two business days. Prior to the occurrence of a Cash Management Period (as

A-3-7

QLIC

defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.08x. A Cash Management Period will end if for three consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the debt service ratio is at least equal to 1.13x.

Property Management. The QLIC Property is managed by FirstService Residential New York, Inc.

Assumption. The borrower has the right to transfer the QLIC Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating any securities backed by the QLIC Senior Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The QLIC Subordinate Companion Loan had an original principal balance of $20,000,000, has a cut-off date balance of $20,000,000 and is coterminous with the QLIC Senior Loan. The QLIC Subordinate Companion Loan requires interest-only payments through maturity. Prior to the occurrence of certain control shift events, the holder of the QLIC Subordinate Companion Loan has consent rights with respect to certain material actions and can replace the special servicer of the QLIC Whole Loan under the pooling and servicing agreement for the Series 2016-NXS6 Certificates. After such control shift events, the Note A-2 will be the controlling note and will be entitled to exercise such rights. The QLIC Subordinate Companion Loan accrues interest at an interest rate of 6.250% per annum. The QLIC Subordinate Companion Loan is expected to be sold by a third party investor. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The QLIC Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the QLIC Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-9

NOVO NORDISK

A-3-10

NOVO NORDISK

Novo Nordisk
800 Scudders Mill Road
Plainsboro, NJ 08536
North Brunswick Township
NY City 40 miles
SOMERSET COUNTY
Delaware & Raritan Canal State Park
Rocky Hill
Princeton North Shopping Center
Kendall Park
Franklin Town Center
Marketplace at Princeton
South Brunswick Square Mall
Monmouth Junction
South Brunswick Township
MIDDLESEX COUNTY
Kingston
Hopewell Township
Princeton
Autumn Hill Reserve
Princeton Shopping Center
Carnegie Lake
Princeton Forrestal Village
NEC Labs
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Bristol-Myers Squibb
Siemens Corporate Research
Chauncey Conference Center
Princeton University
Powers Field
Institute for Advanced Study
Princeton Battlefield State Park
University Medical Center of Princeton
SRI Intl.
Plainsboro Plaza
Plainsboro Township
Princeton Junction
TPC at Jasna Polana
Bristol-Myers Squibb Research & Development
MarketFair
Carnegie Center
The Square at West Windsor
Princeton Country Club
Lawrence Township
Nassau Park Pavilion
Mercer Mall
Quakerbridge Mall
The Lawrenceville School
HDR Inc.
Morgan Stanley
Sirius XM Radio
Albridge Solutions
St. Lawrence Rehab Ctr.
Rider University
West Windsor Township
MERCER COUNTY
NJ TRANSIT NORTHEAST CORRIDOR
Slackwood
Lawrence Shopping Center
HAMILTON
Mercer Oaks Golf Course
Mercer Lake
Mercer County Park
Mercer Co. Community College
Cranbury Golf Club
Hightstown Bypass
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Hightstown
East Windsor Township
Newark Intl. Airport 35 miles
Peddie School Golf Course
TRENTON
Mercerville
Hamilton Township
New Jersey Tpke
Trenton Frwy
NEW YORK
NEWARK
JERSEY CITY
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
Atlantic Ocean

A-3-11

No. 2 – Novo Nordisk

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$73,300,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$73,300,000			Location:	Plainsboro, NJ
% of Initial Pool Balance:	9.7%			Size:	761,824 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$220.92
Borrower Name:	Princeton HD Owner LLC			Year Built/Renovated:	1985/2013
Sponsor:	Princeton HD Owner LLC			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Ivy Realty Services, LLC
Note Date:	August 11, 2016			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	September 5, 2021			3rd Most Recent Occupancy (As of):	69.4% (12/31/2013)
Maturity Date:	April 30, 2031			2nd Most Recent Occupancy (As of):	69.4% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	69.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(3):	78.0% (9/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(25),D(32),O(3)			3rd Most Recent NOI (As of):	$14,476,650 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$14,399,114 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$14,687,857 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues(4):	$29,605,904
				U/W Expenses(4):	$11,891,591
				U/W NOI(4):	$17,714,312
				U/W NCF(4):	$17,676,221
Escrows and Reserves(2):				U/W NOI DSCR(1)(4):	2.98x
				U/W NCF DSCR(1)(4):	2.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1)(4):	10.5%
Taxes	$931,323	$465,662	NAP	U/W NCF Debt Yield(1)(4):	10.5%
Insurance	$39,186	$19,593	NAP	As-Is Appraised Value(5):	$319,900,000
Replacement Reserves	$0	$3,656	NAP	As-Is Appraisal Valuation Date:	June 1, 2016
Expansion Space TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	52.6%
Earnout Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	52.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Novo Nordisk Whole Loan (as defined below) as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NCF, the balance per square foot, loan-to-value ratio and NCF debt yield would be $272.87, 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Novo Nordisk Mortgage Loan”) is part of a Whole Loan (the “Novo Nordisk Whole Loan”) that is evidenced by 13 pari passu promissory notes (see “Note Summary” table below) secured by a first mortgage encumbering the fee interest in nine interconnected Class A office buildings totaling 761,824 square feet, known as Novo Nordisk North American Headquarters, located in Plainsboro, New Jersey (the “Novo Nordisk Property”). The Novo Nordisk Whole Loan was originated on August 11, 2016 by Natixis Real Estate Capital LLC. The Novo Nordisk Whole Loan had a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000, has an outstanding principal balance as of the Cut-off Date of $168,300,000 and accrues interest at an interest rate of 3.482% per annum. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”) (see “Escrows” section). The obligation to fund Note A-2 will be the sole responsibility of the holder of Note A-2 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. The administrative agent (currently Natixis Real Estate Capital LLC) will have the sole right to determine whether the borrower has satisfied the conditions to fund Note A-2. The Novo Nordisk Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is September 5, 2021 and the final maturity date is April 30, 2031. In the event that the Novo Nordisk Whole Loan is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.482% and (b) 3.000% plus the amount (if any) by which the five-year treasury rate exceeds 2.500%. The borrower’s failure to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD automatically

A-3-12

NOVO NORDISK

triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Novo Nordisk Whole Loan.

The Novo Nordisk Mortgage Loan, evidenced by the non-controlling Notes A-3, A-4, A-5, A-11 and A-12 had an aggregate original principal balance of $73,300,000, have an aggregate outstanding principal balance of $73,300,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (unfunded as of the Cut-off Date) has a maximum principal balance of $39,580,000 and will be held by Natixis Real Estate Capital LLC. The controlling Note A-1 and non-controlling Notes A-6, A-7, A-8, A-9, A-10 and A-13 had an aggregate original principal balance of $95,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future trusts. Each of the mortgage loans evidenced by Notes A-1, A-2, A-6, A-7, A-8, A-9, A-10 and A-13 are referred to herein as the “Novo Nordisk Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans – the Novo Nordisk Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Funded	Note Holder	Controlling Interest
A-1	$20,000,000	Yes	Natixis Real Estate Capital LLC	Yes
A-2	$39,580,000	No	Natixis Real Estate Capital LLC	No
A-3	$20,000,000	Yes	WFCM 2016-NXS6	No
A-4	$20,000,000	Yes	WFCM 2016-NXS6	No
A-5	$20,000,000	Yes	WFCM 2016-NXS6	No
A-6	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-7	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-8	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-9	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-10	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-11	$8,300,000	Yes	WFCM 2016-NXS6	No
A-12	$5,000,000	Yes	WFCM 2016-NXS6	No
A-13	$5,000,000	Yes	Natixis Real Estate Capital LLC	No
Total	$207,880,000

Following the lockout period, the borrower has the right to defease the Novo Nordisk Whole Loan in whole or in part on any date before July 5, 2021. In addition, the Novo Nordisk Whole Loan is prepayable without penalty on or after July 5, 2021. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2020.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$168,300,000	47.4%	Purchase price	$305,000,000	85.9%
Expansion Space TI/LC Advance	16,580,000	4.7	Expansion Space TI/LC Advance(1)	16,580,000	4.7
Earnout Advance	23,000,000	6.5	Earnout Advance(2)	23,000,000	6.5
Sponsor’s new cash contribution	147,128,537	41.4	Reserves	970,510	0.3
			Closing costs	9,458,027	2.7
Total Sources	$355,008,537	100.0%	Total Uses	$355,008,537	100.0%

(1)	See “Escrows” section. A future advance is available for approved tenant improvements and leasing commissions in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk Property, which right may be exercised at any time during the lease term.

(2)	See “Escrows” section. A future earnout advance is available to be drawn and released to the seller at such time as Novo accepts expansion space under its lease and commences paying rent for such space.

The Property. The Novo Nordisk Property is comprised of nine interconnected Class A office buildings located in Plainsboro, New Jersey, totaling 761,824 square feet. The Novo Nordisk Property sits on a 58.6 acre parcel on Scudders Mill Road and just off State Route 1, a highway that averages more than 75,000 daily vehicles. Originally built in 1985, the Novo Nordisk Property was gut renovated in 2013 and for approximately $215.0 million. The Novo Nordisk Property is LEED Silver certified and features state-of-the-art technology, energy efficient systems, and best-in-class amenities. The new modern façade with 10 foot high windows offers ample natural light. The emphasis on light and views continues through the 30-foot high atrium lobby with floor-to-ceiling glass walls. Building amenities include a spacious, fully renovated 267-seat cafeteria, executive dining area, grab and go café, fully-equipped fitness center, 2,214 parking spaces including 493 covered spaces and 1,721 spaces in open lots (2.9 parking spaces per 1,000 square feet of rentable area), 4,000 square foot roof-top terrace with outdoor dining patios and a full-service concierge. The Novo Nordisk Property also features courtyards and landscaping that create a park-like ambience. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo Nordisk Inc. (“Novo”) and serves as its North American headquarters. Novo leases 594,009 square feet (recently expanded by 65,174 square feet) including 30,720 square feet of storage space, under an initial lease dated July 29, 2011 and expiring in April 30, 2031, with one ten-year renewal option, provided that no more than 200,000 square feet is sublet. Novo initially leased 498,115 square feet and then occupied 528,835 square feet, including 30,720 square feet of storage space totaling 69.4% of net rentable area. Novo has no termination options and its lease includes

A-3-13

NOVO NORDISK

2.0% annual rent increases. Novo is the U.S. subsidiary of Novo Nordisk A/S (S&P: AA- / Moody’s A1), which guarantees the lease. The Novo Nordisk Property serves as the North American Headquarters for Novo Nordisk A/S, which employs approximately 1,300 people at the Novo Nordisk Property. Novo Nordisk A/S is a global pharmaceutical and healthcare company and a leader in the diabetes industry that markets products in 180 countries around the world. Novo Nordisk A/S, which is headquartered in Denmark, has offices or affiliates in 75 countries and employs over 40,000 people. In 2015, Novo Nordisk A/S reported net income of 32.9 billion DKK ($4.9 billion USD) on revenues of 107.9 DKK billion ($16.3 billion USD), which was a 21.5% increase year-over-year in local currency. Novo Nordisk’s North American business, of which the tenant comprises 90% of sales, generated 2015 revenue of $8.6 billion USD.

The following table presents certain information relating to the tenancy at the Novo Nordisk Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Novo	NR/A1/AA-	563,289	73.9%	$31.45	$17,714,312	100.0%	4/30/2031(3)
Novo (Storage)	NR/A1/AA-	30,720	4.0%	$0.00	$0	0.0%	4/30/2031
Total Major Tenant		594,009	78.0%	$29.82	$17,714,312	100.0%

Occupied Collateral Total(4)		594,009	78.0%	$29.82	$17,714,312	100.0%

Vacant Space		167,815	22.0%

Collateral Total		761,824	100.0%

(1)	Represents the rating of the parent company that guarantees each lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging through September 5, 2021, totaling $973,363.

(3)	Novo has one 10-year extension option, provided that no more than 200,000 square feet is sublet.

(4)	As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

The following table presents certain information relating to the lease rollover schedule at the Novo Nordisk Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter(3)	1	594,009	78.0%	594,009	78.0%	$17,714,312	100.0%	$29.82
Vacant	0	167,815	22.0%	761,824	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	761,824	100.0%			$17,714,312	100.0%	$29.82

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

The following table presents historical occupancy percentages at the Novo Nordisk Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/1/2016(2)
69.4%	69.4%	69.4%	78.0%

(1)	Information obtained from the Novo lease.

(2)	Information obtained from the underwritten rent roll. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

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NOVO NORDISK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Novo Nordisk Property:

Cash Flow Analysis

	2014	2015	TTM 5/31/2016	U/W(1)	Fully Funded U/W(1)	% of U/W Effective Gross Income(2)	U/W $ per SF(1)(2)
Base Rent	$14,133,182	$14,415,448	$14,722,897	$17,714,312	$23,033,680	59.8%	$23.25
Grossed Up Vacant Space	0	0	0	4,723,992	0	16.0	6.20
Total Reimbursables	10,544,056	10,146,706	9,876,451	11,891,591	12,023,580	40.2	15.61
Other Income	61,100	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(4,723,992)(3)	(1,051,718)(3)	(16.0)	(6.20)
Effective Gross Income	$24,738,338	$24,562,154	$24,599,348	$29,605,904	$34,005,542	100.0%	$38.86

Total Operating Expenses	$10,261,687	$10,163,040	$9,911,492	$11,891,591	$12,023,580	40.2%	$15.61

Net Operating Income	$14,476,650	$14,399,114	$14,687,857	$17,714,312	$21,981,962	59.8%	$23.25
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	38,091	38,091	0.1	0.05
Net Cash Flow	$14,476,650	$14,399,114	$14,687,857	$17,676,221	$21,943,871	59.7%	$23.20

NOI DSCR(4)	2.44x	2.42x	2.47x	2.98x	2.72x(5)
NCF DSCR(4)	2.44x	2.42x	2.47x	2.97x	2.71x(5)
NOI DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)
NCF DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)

(1)	Annual U/W Base Rent increases from TTM 5/31/2016 as it includes rent on the first mandatory expansion of 65,174 square feet, totaling $2,049,592 and rent averaging through September 5, 2021, totaling $973,363.

(2)	% of U/W Effective Gross Income and U/W $ per SF columns are reflective of the U/W column.

(3)	The underwritten economic vacancy is 13.8%. The Novo Nordisk Property is 78.0% leased and 69.4% occupied as of September 1, 2016.

(4)	Based on the funded Novo Nordisk Whole Loan as of the Cut-off Date.

(5)	Based on the maximum principal balance and the maximum debt service of the Novo Nordisk Whole Loan.

Appraisal. As of the appraisal valuation date of June 1, 2016, the Novo Nordisk Property had an “as-is” appraised value of $319,900,000, an as expanded value of $342,500,000, assuming the Novo Nordisk Property is 100.0% occupied by January 1, 2018 and a “go dark” value of $210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 18, 2016, there was no evidence of any recognized environmental condition at the Novo Nordisk Property.

Market Overview and Competition. The Novo Nordisk Property is located in Plainsboro, New Jersey, approximately 47.5 miles northeast of Center City Philadelphia and 51.0 miles southwest of New York City. The Novo Nordisk Property is situated directly off Route 1, in proximity to a network of highways that provide access to northern New Jersey, southern New Jersey, the New Jersey coastline and eastern Pennsylvania. The New Jersey Turnpike/Interstate-95 is located approximately 10 miles southwest from the Novo Nordisk Property. The Novo Nordisk Property is located approximately 10 minutes from the Princeton Junction Train Station that provides connections to Philadelphia, MetroPark (in Iselin), and New York City though NJ Transit service (Northeast Corridor Line) and Amtrak. The train station can be accessed by Novo employees through a shuttle service provided by Novo. The Novo Nordisk Property also benefits from a NJ Transit Bus Stop near the intersection of Scudders Mill Road and Novo Nordisk Way. Additionally, Newark Liberty International Airport is located less than 40 miles north of the Novo Nordisk Property. There is a wide range of lodging and retail options along Route 1, as well as the amenities in the 2,200-acre Princeton Forrestal Center Office Park and Princeton Forrestal Village. The Novo Nordisk Property has direct internal access to the adjacent 62-room Holiday Inn Express, which features a 250-seat auditorium and various meeting rooms, which are routinely utilized by Novo; as well as a connection to the 364-room Crowne Plaza Princeton Hotel and Conference Center in Princeton Forrestal Center via a connector bridge.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Novo Nordisk Property was 2,771, 52,301, and 106,798, respectively, with an estimated 2015 average household income in the same radii of $196,127, $147,640 and $148,940, respectively. According to a third party market research report, the Novo Nordisk Property is located in the Class A Princeton submarket, which has been one of the strongest office submarkets in New Jersey over the past 20 years. As of the second quarter of 2016, the Class A Princeton submarket contained approximately 21.2 million square feet of office space, a vacancy rate of 10.8% and average asking rent of $26.69 per square foot on a full service gross basis. The Class A Princeton submarket is dominated by companies in the life sciences and financial services industries, including notable corporations such as Bristol-Myers Squibb, Bloomberg Financial Services, Sandoz, Otsuka, and Janssen Pharmaceutical. The largest lease signings occurring in 2016 in the northern New Jersey office market included the 334,835 square-foot renewal signed by Bank Of America at 101 Hudson St in the Hudson Waterfront market; the 301,800 square-foot deal signed by Daiichi Sankyo Pharma at 211 Mount Airy Rd in the Somerset/I-78 market; and the 130,246 square-foot lease signed by Quest Diagnostics at 500 Plaza Dr in the Meadowlands market.

A-3-15

NOVO NORDISK

The following table presents certain information relating to comparable office properties to the Novo Nordisk Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
14 Sylvan Way Parsippany, NJ	2013/NAV	3	203,000	100.0%	46.6 miles	Wyndham Worldwide	July 2014 / 15 Yrs	203,000	$25.36	NNN
45 Waterview Blvd. Parsippany, NJ	1997/2010	4	106,680	100.0%	48.9 miles	DSM Nutrional Products	Dec 2009 / 18 Yrs	106,680	$21.70	NNN
100 College Road West Princeton, NJ	2000/NAV	3	154,101	100.0%	3.2 miles	Sandoz	Oct 2014 / 12 Yrs	154,101	$26.01	NNN
22 Sylvan Way Parsippany, NJ	2000/NAV	3	249,409	100.0%	46.5 miles	Wyndham Worldwide	Sep 2011 / 15 Yrs	249,409	$23.27	NNN
2 Giralda Farms Madison, NJ	2000/NAV	3	146,366	100.0%	43.8 miles	Merck	April 2014 / 10 Yrs	146,366	$22.50	NNN

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Princeton HD Owner LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novo Nordisk Whole Loan. The Novo Nordisk Whole Loan is not structured with a warm-body / warm-entity non-recourse carveout guarantor. The borrower is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. The borrower agreed to purchase a $15.0 million environmental insurance policy for a term of eight years, which is three years after the ARD.

The Sponsor. Princeton HD Owner LLC is indirectly owned by a joint venture between Hana Financial Investment (“Hana”) (33.3%), HMC Investment Securities (“HMC”) (27.8%), and Mirae Asset Daewoo (“Mirae”) (38.9%). Established in 2006, Hana is a wholly owned subsidiary of Hana Financial Group Inc. and was Korea’s first asset management company to specialize in real estate. With an operating size of $3.9 billion, Hana Asset Management has established a proactive risk management system to create a diverse investment portfolio and contribute to the development of the real estate fund and other alternative investment markets. Based in Seoul, South Korea, HMC provides securities services, including stock brokerage and advisory services. HMC has extensive experience in real estate and offers structured financing, asset securitization, portfolio management and real estate sales. HMC operates a network of 40 branches in South Korea and one branch internationally. HMC generated $56.5 million of operating income in 2015 and had $147.8 million in cash and deposits. Mirae is the product of a merger between South Korea’s Mirae Asset Securities and Daewoo Securities. Founded in 1999 and headquartered in Seoul, South Korea, Mirae provides a comprehensive range of services in wealth management, brokerage, investment banking, and overseas business. As of June 2016, Mirae had $92.7 billion of assets under management and is the largest stock brokerage and investment banking firm by market capitalization in South Korea.

Escrows. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property, which right may be exercised at any time during the lease term and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”). The Earnout Advance will be available to be drawn and released to the seller at such time as Novo Nordisk Inc. accepts the Expansion Space under its lease and commences paying rent for such space. Notwithstanding the foregoing, in the event that the Earnout Advances have not been fully drawn on or prior to October 5, 2019, then, on such date, $4,000,000 of the remaining Earnout Advance will be irrevocably waived. The Expansion Space TI/LC Advance will be available at any time prior to July 5, 2021 during the Novo Nordisk Whole Loan term.

The loan documents provide for upfront reserves in the amount of $931,323 for real estate taxes and $39,186 for insurance. The loan documents also provide for ongoing monthly deposits of $465,662 for real estate taxes, $19,593 for insurance premiums, and $3,656 for replacement reserves. The loan documents do not require monthly escrows for the insurance premiums that Novo pays directly pursuant to the Novo lease as long as (i) the Novo lease is in full force and effect and Novo is the sole tenant at the Novo Nordisk Property, (ii) Novo is obligated to pay the insurance premiums directly pursuant to the terms of the Novo lease and the insurance requirements and coverages set forth under the Novo lease have not been modified and are acceptable to administrative agent, (iii) there is no event of default existing under the Novo Nordisk Whole Loan beyond any applicable notice and cure period, (iv) there is no monetary default or material nonmonetary default under the Novo lease, (v) Novo Nordisk A/S maintains a long-term unsecured credit rating by S&P or Moody’s of at least BBB- or the equivalent rating, and (vi) the borrower provides the administrative agent with evidence of timely payment of such insurance premiums. The borrower is required to provide the administrative agent with evidence reasonably satisfactory to the administrative agent that (i) all insurance that the borrower, as landlord under the Novo lease, is responsible to maintain, including but not limited to any expansion space, pursuant to the Novo lease, is in full force and effect and (ii) all insurance that the borrower, as tenant under the lease for the adjacent helipad (the “Helistop Lease”), is responsible to maintain, pursuant to the Helistop Lease, is in full force and effect. The rent on the Helistop Lease was a one-time payment in 2004 of $100 for an initial term of fifteen years, which extended through July 29, 2019. The borrower is now the tenant under the lease, but there is no further rent payment.

Lockbox and Cash Management. The Novo Nordisk Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The Novo Nordisk Whole Loan requires all rents to be transmitted directly by the tenant into a lockbox account controlled by the lender. All rents received by the borrower or manager will be deposited into the

A-3-16

NOVO NORDISK

clearing account within one business day of receipt, including, but not limited to, any rental subsidy amount paid to the borrower pursuant to the Phase I Option Space Reserve Agreement (as defined below).

The “Phase I Option Space Reserve Agreement” is a deferred purchase price mechanism that requires the borrower to deposit into the lockbox account the monthly rental subsidy amount it will receive until the first 42,298 rentable square feet of option space at the Novo Nordisk Property is leased. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Novo Nordisk Whole Loan documents. Upon the commencement of a Cash Sweep Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the Novo Nordisk Whole Loan and then to repay all accrued additional ARD interest.

A “Cash Sweep Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, that is continuing beyond expiration of any applicable grace, notice and/or cure period; (ii) the occurrence of a Novo Cash Sweep Trigger Event (as defined below); (iii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x; or (iv) the failure by the borrower to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end, with respect to clause (i) above, upon the cure of such event of default, provided no other event of default or other event or circumstance that would trigger a Cash Sweep Period has occurred and is continuing; with respect to clause (iii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred and is continuing, (B) no other event that would trigger another Cash Sweep Period has occurred and is continuing, and (C) the debt service coverage ratio is at least equal to 1.20x.

A “Novo Cash Sweep Trigger Event” will commence if (a) Novo or Novo Nordisk A/S becomes subject to a bankruptcy proceeding, (b) Novo goes “dark” or vacates all or substantially all of the Novo Nordisk Property, (c) Novo is in default beyond any applicable notice, grace and cure periods of any monetary or material non-monetary obligation under the Novo lease, or (d) the Novo lease or Novo guaranty terminates.

Property Management. The Novo Nordisk Property is managed by Ivy Realty Services, LLC.

Assumption. The borrower has the right to transfer the equity in the ownership structure of the Novo Nordisk Property provided that certain conditions are met, including, but not limited to, (i) the transferee must be a professional investor under Paragraph 1 of Article 249-2 of the Financial Investment Services and Capital Markets Act of Korea, (ii) the sole member of the borrower remains the sole member and owner of 100% of all interest in the borrower and (iii) if requested by the lender, rating agncy confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 certificates and similar confirmation from each rating agency rating any securities backed by the Novo Nordisk Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Novo Nordisk Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-17

RENTAR PLAZA

BJ's
WHOLESALE CLUB
JENNIFER
CONVERTIBLES

JENNIFER
CONVERTIBLES

Nathan's

SLEEPY'S
FREE BOX SPRING
SLEEPY'S OPEN
1/2 OFF

BJ's

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RENTAR PLAZA

Rentar Plaza
66-26 Metropolitan Avenue
Middle Village, NY 11379
NEW YORK CITY
QUEENS
BROOKLYN
MANHATTAN
Upper East Side
East River
Randalls Island
TRIBORO BRIDGE
La Guardia Airport
Flushing Bay
College Point
Astoria
Roosevelt Island
QUEENSBORO BRIDGE
Long Island City
QUEENS-MIDTOWN TUNNEL
Woodside
Jackson Heights
East Elmhurst
Elmhurst
Citi Field
Louis Armstrong Stadium
Arthur Ashe Stadium
Flushing Meadows Corona Park
New World Mall
Greenpoint
CALVARY CEMETERY
Maspeth
Queens Center
Rego Center
Rego Park
Middle Village
ST. JOHNS CEMETERY
Metropolitan Avenue
Forest Hills
Williamsburg
Ridgewood
Forest Park
Kew Gardens
Glendale
QUEENS COUNTY
Bedford-Stuyvesant
Ozone Park
Aqueduct Racetrack
KINGS COUNTY
New Lots
East New York
Gateway Center
Spring Creek Park
Howard Beach
John F. Kennedy International Airport
Jamaica Bay
Grand Central Pkwy.
Long Island Expwy.
Brooklyn-Queens Expwy.
Interboro Pkwy.
Van Wyck Expwy.
Whitestone Expwy.
Belt Pkwy.
Metropolitan Ave.
Myrtle Ave.
Jamaica Ave.
Atlantic Ave.
Liberty Ave.
Rockaway Blvd.
Queens Blvd.
Woodhaven Blvd.
Fresh Pond Rd.
Cooper Ave.
Flushing Ave.
Grand Ave.
Eliot Ave.
Northern Blvd.
Roosevelt Ave.
Astoria Blvd.
Broadway
Bushwick Ave.
Pennsylvania Ave.
Linden Blvd.
Cross Bay Blvd.
Lefferts Blvd.
BRONX
NEW JERSEY
Hoboken
JERSEY CITY
Secaucus
Union City
Fort Lee
Port Washington
Great Neck
NASSAU COUNTY
Flushing
Jamaica
Bensonhurst
Sheepshead Bay
Flatbush
Canarsie
Park Slope
Brooklyn Heights
Coney Island
Rockaway Beach
Far Rockaway
Lawrence
Woodmere
Valley Stream
Elmont
Atlantic Ocean
Upper New York Bay
GATEWAY NATIONAL REC. AREA

A-3-19

No. 3 – Rentar Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Industrial/Retail/Office
Cut-off Date Balance(1):	$60,000,000			Location:	Middle Village, NY
% of Initial Pool Balance:	7.9%			Size:	1,567,208 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$84.23
Borrower Name:	Vertical Industrial Park Associates, a Limited Partnership			Year Built/Renovated:	1974/NAP
Sponsors:	Dennis Ratner; Felice Bassin			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Self-managed
Note Date:	August 31, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$10,871,449 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM or D(91),O(4)			3rd Most Recent NOI (As of)(3):	$12,336,364 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$12,872,742 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$13,108,746 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$24,610,323
				U/W Expenses:	$11,992,475
				U/W NOI:	$12,617,848
				U/W NCF:	$12,069,325
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.71x
				U/W NCF DSCR(1):	2.59x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.6%
Taxes	$1,311,902	$437,301	NAP	U/W NCF Debt Yield(1):	9.1%
Insurance	$230,316	Springing	NAP	As-Is Appraised Value:	$300,000,000
Replacement Reserves	$0	$13,060	NAP	As-Is Appraisal Valuation Date:	July 19, 2016
TI/LC	$0	$32,650	NAP	Cut-off Date LTV Ratio(1):	44.0%
Primary Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	44.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of a whole loan (the “Rentar Plaza Whole Loan”) that is evidenced by five pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) secured by a first mortgage encumbering a mixed-use property located in Middle Village, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan was originated on August 31, 2016 by Natixis Real Estate Capital LLC. The Rentar Plaza Whole Loan had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.482% per annum. The Rentar Plaza Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the Rentar Plaza Whole Loan. The Rentar Plaza Whole Loan matures on September 5, 2026.

The Rentar Plaza Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $60,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The controlling Note A-1 and the non-controlling Note A-4 and Note A-5, with an aggregate original principal balance of $72,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Note A-1, Note A-4 and Note A-5 are referred to herein as the “Rentar Plaza Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Rentar Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-20

RENTAR PLAZA

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	Natixis Real Estate Capital LLC	Yes
A-2	$30,000,000	WFCM 2016-NXS6	No
A-3	$30,000,000	WFCM 2016-NXS6	No
A-4	$22,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
Total	$132,000,000

Following the lockout period, the borrower has the right to defease or prepay the Rentar Plaza Whole Loan in whole or in part, on any date before June 5, 2026, provided with regard to preypayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Rentar Plaza Whole Loan is prepayable without penalty on or after June 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 29, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$132,000,000	100.0%	Loan payoff(1)	$76,939,636	58.3%
			Reserves	1,542,218	1.2
			Closing costs(2)	18,907,751	14.3
			Return of equity	34,610,395	26.2
Total Sources	$132,000,000	100.0%	Total Uses	$132,000,000	100.0%

(1)	The Rentar Plaza Property was previously securitized in the WFRBS 2011-C2 transaction.

(2)	Closing costs include approximately $15.3 million of defeasance costs.

The Property. The Rentar Plaza Property is a 1,567,208 square foot mixed-use property (warehouse, retail and office) located on the south side of Metropolitan Avenue, east of Fresh Pond Road and west of 69th Street in the Middle Village neighborhood of Queens, New York. The Rentar Plaza Property was constructed in 1974, contains three stories, and was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 24 foot ceiling heights, while the lower level has 33 foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building and approximately 32 loading docks on the second level. According to the sponsor, it has spent over $2.7 million of capital improvements in the Rentar Plaza Property over the past five years and plans to spend an additional $2.5 million over the next three years. The Rentar Plaza Property is situated on approximately 22.0 acres and includes a total of 1,999 parking spots (1,017 at the rear and 982 on the roof of the building), reflecting an overall parking ratio of 1.3 spaces per 1,000 square feet of rentable area.

The Rentar Plaza Property features warehouse space (57.3% of net rentable area), big box retail (40.3% of net rentable area) and office (2.5% of net rentable area) and was 100.0% occupied by ten tenants, as of August 1, 2016. The industrial component is primarily occupied by the City of New York, while the retail element is leased to Raymour and Flanigan, BJ’s (sublease), Toys “R” Us and Kmart. The Rentar Plaza Property has been 100% occupied since 2004.

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RENTAR PLAZA

The following table presents certain information relating to the tenancies at the Rentar Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
City of New York- DS/BOE	AA/Aa2/AA	516,115	32.9%	$9.44	$4,873,093	28.8%	NAP	NAP	2/9/2021
Middle Village Associates(4)	NR/NR/NR	265,000	16.9%	$10.75	$2,848,750	16.9%	NAV	NAV	9/30/2024(5)
Raymour and Flanigan	NR/NR/NR	174,000	11.1%	$12.43	$2,162,000	12.8%	NAV	NAV	3/31/2024(6)
Kmart	NR/NR/NR	146,821	9.4%	$12.26	$1,800,000	10.7%	$155	12.2%	1/31/2019(7)
Total Anchor Tenants		1,101,936	70.3%	$10.60	$11,683,843	69.1%

Major Tenants
City of New York- DOT	AA/Aa2/AA	120,000	7.7%	$9.25	$1,110,000	6.6%	NAP	NAP	9/30/2018(8)
Metropolitan Museum of Art	NR/NR/NR	108,650	6.9%	$9.33	$1,013,705	6.0%	NAP	NAP	7/31/2020
Bloomberg L.P.	NR/NR/NR	66,000	4.2%	$12.50	$825,000	4.9%	NAP	NAP	3/31/2018(9)
ABCO Refrigeration Supply Corp	NR/NR/NR	86,500	5.5%	$9.50	$821,750	4.9%	NAP	NAP	12/31/2023(10)
Total Major Tenants		381,150	24.3%	$9.89	$3,770,455	22.3%

Non-Major Tenants		84,122	5.4%	$17.20	$1,446,528	8.6%

Occupied Collateral Total		1,567,208	100.0%	$10.78	$16,900,825	100.0%

Vacant Space		0	0.0%

Collateral Total		1,567,208	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $491,029.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Middle Village Associates space contains 230,609 square feet of sublease space that is 88.1% leased to 15 tenants, as of August 18, 2016, for a total annual base rent of $4,400,639 ($16.61 per square foot). The three largest sublease tenants are BJ’s Wholesale Club (135,254 square feet, $19.10 per square foot, expires September 30, 2024), Alfa Management Group (27,378 square feet, $17.97 per square foot, expires October 31, 2023) and Jennifer Convertibles (11,700 square feet, $23.00 per square foot, expires June 30, 2025).

(5)	Middle Village Associates has one 10-year lease renewal option.

(6)	Raymour and Flanigan has one 10-year lease renewal option.

(7)	Kmart has two five-year lease renewal options.

(8)	City of New York- DOT has the right to terminate their lease at any time upon 180 days prior written notice.

(9)	Bloomberg L.P. has two five-year lease renewal options.

(10)	ABCO Refrigeration Supply Corp has one five-year lease renewal option remaining.

A-3-22

RENTAR PLAZA

The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	3	224,478	14.3%	224,478	14.3%	$2,487,414	14.7%	$11.08
2019	1	146,821	9.4%	371,299	23.7%	$1,800,000	10.7%	$12.26
2020	1	108,650	6.9%	479,949	30.6%	$1,013,705	6.0%	$9.33
2021	1	516,115	32.9%	996,064	63.6%	$4,873,093	28.8%	$9.44
2022	0	0	0.0%	996,064	63.6%	$0	0.0%	$0.00
2023	2	132,144	8.4%	1,128,208	72.0%	$1,715,864	10.2%	$12.98
2024	2	439,000	28.0%	1,567,208	100.0%	$5,010,750	29.6%	$11.41
2025	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	1,567,208	100.0%			$16,900,825	100.0%	$10.78

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Rentar Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Rentar Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,756,234	$15,147,954(1)	$15,568,805	$15,901,261	$16,900,825(2)	68.7%	$10.78
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	7,745,665	8,300,576	8,866,301	8,460,371	8,982,760	36.5	5.73
Other Income	17,740	18,043	18,307	22,019	22,019	0.1	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,295,280)(3)	(5.3)	(0.83)
Effective Gross Income	$21,519,639	$23,466,573	$24,453,413	$24,383,651	$24,610,323	100.0%	$15.70

Total Operating Expenses	$10,648,190	$11,130,209	$11,580,671	$11,274,905	$11,992,475	48.7%	$7.65

Net Operating Income	$10,871,449	$12,336,364(1)	$12,872,742	$13,108,746	$12,617,848	51.3%	$8.05
TI/LC	0	0	0	0	391,802	1.6	0.25
Capital Expenditures	0	0	0	0	156,721	0.6	0.10
Net Cash Flow	$10,871,449	$12,336,364	$12,872,742	$13,108,746	$12,069,325	49.0%	$7.70

NOI DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.71x
NCF DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.59x
NOI DY(4)	8.2%	9.3%	9.8%	9.9%	9.6%
NCF DY(4)	8.2%	9.3%	9.8%	9.9%	9.1%

(1)	The 2014 Base Rent and NOI increase is due to rent bumps. In particular Kmart rent increased by $588,665 and Raymour and Flanigan by $985,188.

(2)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $491,029.

(3)	The underwritten economic vacancy is 5.0%. The Rentar Plaza Property was 100.0% occupied as of August 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

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RENTAR PLAZA

Appraisal. As of the appraisal valuation date of July 19, 2016, the Rentar Plaza Property had an “as-is” appraised value of $300,000,000 and a land value of $96,000,000.

Environmental Matters. According to a Phase I environmental assessment dated July 19, 2016, there was no evidence of any recognized environmental conditions at the Rentar Plaza Property. The report identified the historical use of three 20,000-gallon fuel oil underground storage tank (“UST”) systems and a 6,000-gallon diesel fuel UST system located under an asphalt parking lot on the north side of the main building. These USTs were taken out of service and sealed in 1998. In addition, the report identified a 5,000-gallon fuel oil UST system that had been located on the south side of the out-building and was removed in 2002. In lieu of additional subsurface investigation, the lender required the borrower to maintain a $10 million environmental liability policy. The pollution legal liability policy in place expires August 30, 2026, contains an optional three year extended reporting period tail and has a $50,000 deductible. The insurance provider is Steadfast Insurance Company, which has an A.M. Best rating of A+ XV and an S&P rating of “AA-”.

Market Overview and Competition. The Rentar Plaza Property is located in Middle Village, Queens County, New York, which is approximately 5.2 miles southeast of Midtown Manhattan. Middle Village is mostly comprised of residential developments that range from one and two-family homes to mid-rise multifamily developments. The Rentar Plaza Property is situated along Metropolitan Avenue, which is home to a mixture of retail and commercial properties. To the east and west of the Rentar Plaza Property are retail and commercial properties and directly across Metropolitan Avenue is a cemetery. The Rentar Plaza Property is accessible from Manhattan, Eastern Long Island and Brooklyn. By car, the subject is accessible by the Long Island Expressway and Woodhaven Boulevard. Bus service is provided along Metropolitan Avenue, and a subway stop is located one block east of the Rentar Plaza Property. LaGuardia Airport is also located to the north of the Rentar Plaza Property in Queens, and JFK International Airport is located to the southeast, also in Queens. According to the appraisal, the 2016 estimated population of Middle Village is 37,246, with an estimated average household income of $90,610.

According to a third party market research report, the Rentar Plaza Property is situated within the Central Queens industrial/retail submarket of the Long Island market. According to a third party market research report, as of mid-year 2016, the industrial submarket contained a total office inventory of approximately 20.4 million square feet, overall vacancy rate of 2.2% and average asking rent of $16.30 per square feet on a triple net basis. According to a third party market research report, as of mid-year 2016, the retail submarket contained a total retail inventory of approximately 13.7 million square feet, overall vacancy rate of 2.8% and average asking rent of $38.76 per square foot, on a triple net basis. The Rentar Plaza Property’s average underwritten rent for the big box retail tenants of $12.20 per square foot is below the appraiser’s concluded anchor rent for comparable properties of $35.00 per square foot on a triple net and modified gross basis. The Rentar Plaza Property’s average underwritten rent for the industrial tenants of $9.63 per square foot is below the appraiser’s concluded anchor rent for comparable properties which ranged from $16.00 to $23.00 per square foot on a triple net basis for large to small industrial spaces respectively.

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
58-94 54th Street, Flushing	1920	1	17,000	100%	1.8 miles	Continental Auto Parts	May 2016 / NAV	17,000	$20.00	NNN
200 Stewart Avenue, Brooklyn	1959	1	32,000	100%	2.1 miles	Guan Mushroom	Dec 2015 / NAV	32,000	$20.00	NNN
39-34 43rd Street, LIC	1972/1998	2	98,000	100%	3.6 miles	Neiman Marcus	Aug 2015 / NAV	53,000	$18.00	Modified Gross
30-30 47th Avenue, LIC	1926/1996	10	1,083,560	72%	3.8 miles	Listing	Listing	62,044	$26.00	Modified Gross
17-17 Troutman St., Ridgewood	1949	3	425,925	82%	1.8 miles	Listing	Listing	75,000	$18.00	Modified Gross
600 Flushing Avenue, Brookyln	1930/2004-2007	8	600,000	22%	3.4 miles	Listing	Listing	600,000	$24.00	NNN

(1)	Information obtained from the appraisal and other third party reports.

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RENTAR PLAZA

The following table presents certain information relating to comparable retail properties for the Rentar Plaza Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
445 Albee Square Brooklyn, NY	2016 U/C	4	675,000	84% leased	5.7 miles	Century 21	Jul 2015 / NAV	108,885	$27.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Burlington Coat Factory	Jul 2015 / NAV	75,000	$35.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Shop Rite	Jul 2014 / NAV	90,000	$28.00	NNN
184 West 237th Street, Bronx, NY	2015	1	120,860	100%	15.4 miles	BJ’s Wholesale Club	Aug 2013 / NAV	120,860	$40.00	NNN
517 E 117th Street, New York, NY	2009	5	500,000	98%	9.4 miles	Listing	Listing	55,000	$40.00	Sublease
165-40 Baisley Blvd, Jamaica, NY	1962	2	255,978	56%	9.2 miles	Listing	Listing	60,000	$35.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Vertical Industrial Park Associates, a Limited Partnership, a New York limited partnership and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan. Dennis Ratner and Felice Bassin, the indirect owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the Rentar Plaza Whole Loan.

The Sponsors. The sponsors are Dennis Ratner and Felice Bassin, who are the Co-Presidents of Rentar Development Corporation (“RDC”), a fully integrated management and development company. Since the mid-1960s, RDC has developed and managed over three million square feet of industrial and retail space and over one million square feet of condominiums and high end single family homes, mainly in the New York City area. In addition to the Rentar Plaza Property, RDC’s commercial & industrial properties include the Flatlands Industrial Park, New York City’s first industrial park. The Flatlands Industrial Park was developed in stages on 100 acres of raw land in Brooklyn, New York. RDC’s current portfolio of Flatlands buildings includes approximately 1.2 million square feet of warehouse space.

Escrows. The loan documents provide for upfront reserves in the amount of $1,311,902 for real estate taxes and $230,316 for insurance premiums. The loan documents also require monthly deposits of $437,301 for real estate taxes, $13,060 for replacement reserves and $32,650 for TI/LC. The loan documents do not require monthly escrows for insurance provided that the borrower deposits and maintains an amount equal to four months’ worth of such deposits; and (i) no event of default has occurred and is continuing; (ii) insurance is provided via one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. In addition, following the occurrence of a Primary Tenant Event (as defined below), the loan documents require monthly deposits of an amount equal to one-sixth of the annual base rent payable by the applicable Primary Tenant(s) (as defined below) until such time as either (i) a Primary Tenant Event Cure (as defined below) has occurred or (ii) an amount equal to the annual base rent for the applicable Primary Tenant(s) has been deposited.

A “Primary Tenant Event” will commence (i) upon the date that is 12 months prior to the expiration date of any Primary Tenant lease unless such Primary Tenant lease has been extended; (ii) upon the latest date on which a Primary Tenant must exercise any renewal option available under a Primary Tenant lease if such date is earlier than the date that is 12 months prior to the expiration of such Primary Tenant lease; (iii) if any Primary Tenant gives notice of its intention to terminate its lease; (iv) if a Primary Tenant becomes the subject of a bankruptcy action; (v) if Kmart “goes dark” at its demised space; or (vi) a monetary or material non-monetary default has occurred under a Primary Tenant lease but subject to applicable notice and grace periods; provided, however, the lender acknowledges that the current dispute between Kmart and the borrower concerning responsibility to fix damage to the vermaport is not a material non-monetary default under a Primary Tenant lease.

A “Primary Tenant Event Cure” of a Primary Tenant Event will occur if a Primary Tenant Replacement Event (as defined below) has occurred; and with respect to clause (i), (ii) or (iii), if the borrower has deposited an amount equal to one year of base rent under the applicable Primary Tenant lease; or with respect to clause (iv), if the bankruptcy action of the Primary Tenant is dismissed and the Primary Tenant lease is affirmed; with respect to clause (v), if the Primary Tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (vi), if the default under the Primary Tenant lease is cured.

A “Primary Tenant Replacement Event” means the termination of any Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of such Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all material respects.

A “Primary Tenant” means initially any of New York City Department of Transportation, New York City Office of General Services, Middle Village, Kmart, and, thereafter, any acceptable replacement tenant occupying all or substantially all of the respective Primary Tenant premises.

Lockbox and Cash Management. The Rentar Plaza Whole Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Rentar Plaza Whole Loan requires all rents to be deposited directly by tenants of the Rentar Plaza Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in

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RENTAR PLAZA

the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents which remains uncured after notice and the expiration of any applicable grace period, and (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Management Period will end with respect to clause (ii) above, if for six consecutive months following the commencement of the existing Cash Management Period (a) no event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the debt service coverage ratio is at least 1.15x.

Property Management. The Rentar Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Rentar Plaza Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any Rentar Plaza Companion Loans with respect to the ratings of such securities.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rentar Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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909 POYDRAS

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909 POYDRAS

909 POYDRAS STREET

Floor								SF
37	Vacant 5,999 SF							5,999
36	Kean Miller 13,875 SF 10/2028							13,875
35	Niles, Bourque & Fontana, LLC 12,866 SF 10/2017							12,866
34	Kean Miller 16,731 SF 10/2028							16,731
33	Stone Pigman Walther Wittmann 17,119 SF 10/2032							17,119
32	Stone Pigman Walther Wittmann 17,119 SF 10/2032							17,119
31	PricewaterhouseCoopers LLP 7,851 SF 4/2025	Stone Pigman Walther Wittmann 8,510 SF 10/2032						16,361
30	Chartis Claims, Inc. 6,473 SF 12/2017	Chartis Claims, Inc. 6,668 SF 12/2017	Vacant 6,452 SF					19,593
29	KPMG, LLP 11,974 SF 5/2021	Vacant 3,110 SF	Glago Law Firm / Klotz & Early 5,152 SF 7/2018					20,236
28	Sher Garner Cahill Richter 11,426 SF 12/2027	Vacant 8,984 SF						20,410
27	Sher Garner Cahill Richter 20,766 SF 12/2027							20,766
26	Sullivan Stolier Knight LC 10,015 SF 7/2018	Evangeline 2,684 SF 4/2020	Vacant 2,026 SF	Alliant Insurance 3,877 SF 2/2022	Vacant 1,251 SF			20,280
25	Stanley, Flanagan & Reuter, LLC 12,451 SF 4/2018	Stanley, Flanagan & 4,116 SF 4/2018	Iris Data 2,893 SF 1/2020					19,460
24	Barrasso Usdin Kupperman etal 18,377 SF 12/2019	Barrass 1,400 SF 12/2019						20,042
23	Milling Benson Woodward, LLP 9,818 SF 2/2019	Barrasso Usdin Kupperman etal 8,815 SF 12/2019						18,633
22	Marigny Capital Services 4,148 SF 10/2021	Marigny Capital Services, LLC 7,088 SF 10/2021	Vacant 3,341 SF	First 2,392 SF 4/2020	John 1,866 SF 3/2020	Mari 817 SF 10/2021		19,652
21	Vacant 2,302 SF	Vacant 1,327 SF	Moses Engineers, Inc. 9,839 SF 6/2017	Building 2,370 SF 8/2016	Goldenberg 1,963 SF 3/2018	Vacant 629 SF	Morris Bart, 2,041 SF 10/2016	19,842
20	Vacant 20,263 SF							20,263
19	Blanchard and Company, Inc. 20,282 SF 9/2023							20,282
18	Garrison Yount Forte & 5,088 SF 8/2017	Garriso 1,273 SF 8/2017	Hertz - 1,856 SF 12/2050	Vacant 4,041 SF	Bland & Partners, PLLC 5,424 SF 10/2021	Vacant 1,444 SF		19,126
17	First Bank and Trust 13,117 SF 3/2026	First Bank 2,015 SF 3/2026	First Bank and 2,675 SF 3/2026	First Bank and 2,422 SF 3/2026				20,229
16	Schonekas Evans McGoey McEachi 10,965 SF 2/2023	BOI 1,013 SF 11/2020	Alvendia, Kelly & Demarest, LLC 5,550 SF 6/2020	Alven 1,008 SF 6/2020	Tidewat 1,459 SF 1/2018			19,995
15	Breazeale, Sachase & Wilson, LLP 8,620 SF 8/2018	Vacant 4,043 SF	Breazeale, Sachse & 3,389 SF 8/2018	Coker & 2,019 SF 6/2018	Breazeale, 1,974 SF 8/2018			20,045
14	Middleberg 10,479 SF 10/2021	Resolvit, LLC 3,363 SF 9/2020	Vacant 5,598 SF					19,440
13	Raymond James & Associates 13,036 SF 12/2019	Vacant 1,250 SF	Vacant 2,446 SF	Vacant 3,0376 SF				19,769
12	Jacobs Engineering Group, Inc. 13,115 SF 11/2016	Vacant 3,211 SF	CSRS, 1,437 SF 11/2016	Weiler & Rees, 2,519 SF 2/2017				20,282
11	Varadi Hair & Checki LLC 5,523 SF 10/2023	Vacant 4,388 SF	Vacant 3,475 SF	Robert Half International, 4,701 SF 5/2021	Vacant 1,776 SF	Vanir 1,815 SF 11/2018	Vacant 1,000 SF	19,203
10	McCranie Sistrunk Anzelmo etal 14,490 SF 7/2024	Vacant 4,854 SF	Vacant 888 SF					20,232
01	Blanc 1,071 SF 9/2023							24,149
01	First Bank and Trust 10,188 SF 3/2026	City Greens 2,130 SF 8/2019	Blanch 1,191 SF 9/2023	Blanchard and 3,310 SF 9/2023	Vacant 9,337 SF			26,236

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

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909 POYDRAS

10
Louis Armstrong New Orleans Intl. Airport 13 miles
Bolivar
Gravier
S. Roman
S. Derbigny
Palmyra
Cleveland
Canal
Mid-City
N. Roman
Iberville
Bienville
N. Derbigny
Earhart Blvd
S. Claiborne
N. Claiborne
10
BUS 90
Clara
NOPSI
LOUISIANA STATE UNIV. SCHOOL OF MEDICINE
VA New Orleans Medical Center
1615 Poydras
S. Robertson
1555 Poydras
Freret
1515 Poydras
LaSalle
Holiday Inn New Orleans
1430 Tulane
Tulane
Tulane University Medical Center
Tulane Cancer Center
Tulane School of Social Work
Hotel 504
Joy Theater
Tulane Deming Pavilion
STREETCAR LINE
Robertson
Iberville
Villere
Marais
Treme
Crozat
Storyville
Conti
Smoothie King Center
Mercedes-Benz Superdome
Poydras
Perdido
Gravier
New Orleans Public Library
DUNCAN PLAZA
City Hall
LaSalle
CNG Tower
CHAMPIONS SQUARE
New Orleans Center
AMOCO
1340 Poydras
Wells Fargo
Hyatt Regency New Orleans
Loyola
Holiday Inn
Basin
Saenger Theatre
Rampart
1010 Common
University Pl.
NEW ORLEANS
925 Common
Fairmont Hotel
Burgundy
The Ritz-Carlton
Holiday Inn French Quarter-Chateau Lemoyne
Prince Conti Hotel
Girod
US Post Office Main Branch
One Poydras Plaza
STREETCAR LINE
Energy Centre
Rampart
Aloft New Orleans
225 Baronne
305 Baronne
FNBC Bldg.
Dauphine
Union Station
Loyola
O'Keefe
Penn
Homestead Savings
Cotton Exchange
Hyatt French Quarter
Bourbon
Royal Sonesta New Orleans
909 Poydras
909 Poydras Street
New Orleans, LA 70112
Le Pavillon Hotel
L&B Bldg.
Crowne Plaza New Orleans
Old Absinthe House
Court of Appeals and State Supreme Court
Baronne
South Center Bell Bldg.
Factors Row
Bank One Center
Regions Bank
Central Business District
Carondelet
One Shell Square
321 St. Charles Bldg.
Whitney Bank
JW Marriott
Royal
Wyndham New Orleans French Qtr.
Exchange Place
Clio
BUS 90
Baronne
STREETCAR LINE
Gallier Hall
Girod
Inter Continental Hotel
International House Hotel
Quarter House
Charters
Napoleon House
Howard
Carondelet
Julia
St. Charles
Poydras Center
Pan American Life Center
Gravier
Common
Sheraton Hotel
Marriott Hotel
French Quarter
Decatur
House of Blues New Orleans
Lafayette Square
Camp
U.S. Court House
Best Western St. Christopher
Audubon Butterfly Garden and Insectarium
N. Peters
Jackson Square
St. Patrick's Church
500 Poydras
Magazine
St. James Hotel
5th Circuit Court of Appeals
Hale Boggs Fed. Bldg.
Texaco Center
Poydras
Double Tree Hotel
The Shops at Canal Place
Tchoupitoulas
Windsor Court Hotel
Le Méridien New Orleans
Canal
Woldenberg Riverfront Park
Piazza d'Italia
Harrah's Casino
S. Peters
512 S. Peters
Audubon Aquarium of the Americas
Girod
World Trade Center
Spanish Plaza
Canal Street Wharf
CANAL STREET FERRY
Notre Dame
Fulton
Julia
Hilton Hotel
STREETCAR LINE
S. Peters
Convention Ctr. Blvd.
Mississippi River
Riverwalk Marketplace
Fulton
Riverwalk, Convention Ctr.
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Gretna
Terrytown
Harvey
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Lakeview
Gentilly
Bywater
Arabi
Chalmette
French Quarter
Downtown
Algiers
Uptown
Garden District
Audubon
Little Woods

A-3-31

No. 4 – 909 Poydras

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$45,500,000			Specific Property Type:	CBD
Cut-off Date Balance:	$45,446,730			Location:	New Orleans, LA
% of Initial Pool Balance:	6.0%			Size:	545,157 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(2):	$83.36
Borrower Name:	Hertz 909 Poydras, LLC			Year Built/Renovated:	1986/2015
Sponsors:	William Z. Hertz; Isaac Hertz; Sarah Rachel Gordon			Title Vesting:	Fee
Mortgage Rate:	4.4615%			Property Manager:	Self-managed
Note Date:	August 23, 2016			4th Most Recent Occupancy (As of):	77.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.5% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	81.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	79.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	80.8% (8/29/2016)
Seasoning:	1 months
Amortization Term (Original)(1):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,605,464 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,871,590 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$4,423,556 (12/31/2015)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$4,217,349 (TTM 5/31/2016)
Additional Debt Type(2):	Mezzanine
				U/W Revenues:	$9,061,816
				U/W Expenses:	$4,372,519
				U/W NOI:	$4,689,297
Escrows and Reserves(3):				U/W NCF:	$4,062,366
				U/W NOI DSCR(1)(2):	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(2):	1.52x
Taxes	$661,595	$73,511	NAP	U/W NOI Debt Yield(2):	10.3%
Insurance	$205,370	$41,074	NAP	U/W NCF Debt Yield(2):	8.9%
Replacement Reserves	$1,428,000	$6,814	NAP	Hypothetical Appraised Value(4):	$74,300,000
TI/LC Reserve	$2,000,000	Springing	NAP	Hypothetical Appraisal Valuation Date:	July 27,2016
Specific TI/LC Reserve	$4,820,339	NAP	NAP	Cut-off Date LTV Ratio(2)(4):	61.2%
Free Rent Reserve	$1,182,407	NAP	NAP	LTV Ratio at Maturity or ARD(2)(4):	50.6%

(1)	The 909 Poydras Mortgage Loan amortizes based on a specific amortization schedule provided in Annex A-4 of the Preliminary Prospectus.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $4,500,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the 909 Poydras Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the 909 Poydras Mortgage Loan and the mezzanine indebtedness were $91.61, 1.24x, 8.1%, 67.2% and 55.6%, respectively.
(3)	See “Escrows” section.
(4)	See “Appraisal” section. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 62.2% and 51.4%, respectively

The Mortgage Loan. The mortgage loan (the “909 Poydras Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a class A office tower located in New Orleans, Louisiana (the “909 Poydras Property”). The 909 Poydras Mortgage Loan was originated on August 23, 2016 by Natixis Real Estate Capital LLC. The 909 Poydras Mortgage Loan had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,446,730 and accrues interest at an interest rate of 4.4615% per annum. The 909 Poydras Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires payments of principal and interest based on a specific amortization schedule provided in Annex A-4 of the Preliminary Prospectus. The 909 Poydras Mortgage Loan matures on September 5, 2026.

Following the lockout period, the borrower has the right to defease the 909 Poydras Mortgage Loan in whole or in part on any date before June 5, 2026. In addition, the 909 Poydras Mortgage Loan is prepayable without penalty on or after June 5, 2026.

A-3-32

909 POYDRAS

Sources and Uses

Sources			Uses
Original loan amount	$45,500,000	91.0%	Loan payoff(1)	$34,165,676	68.3%
Mezzanine loan	$4,500,000	9.0	Reserves	10,297,712	20.6
			Closing costs	678,093	1.4
			Return of equity	4,858,519	9.7
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	The 909 Poydras Property was previously securitized in the CGCMT 2006-C5 transaction.

The Property. The 909 Poydras Property is a 545,157 square foot, 36-story, class A, multi-tenant office tower located on 0.7 acres in the central business district of New Orleans, Louisiana. The 909 Poydras Property is known as the First Bank and Trust Tower in the New Orleans market. Built in 1986, most of the 909 Poydras Property was renovated in 2014 and 2015 including lobby renovations and partial elevator upgrades. At origination, the borrower deposited $1,428,000 in the replacement reserve to finish the elevator upgrades. The property offers panoramic views of the Mississippi River, French Quarter and New Orleans skyline. The 909 Poydras Property contains a 520 space parking garage on the 2nd through 9th floors, accessible via elevator to the ground floor lobby, resulting in a parking ratio of approximately 1.0 spaces per 1,000 square feet of rentable area. Other building amenities include 24-hour security, on-site management office, on-site banking, sundry store, large building conference facility and on-site restaurant - City Greens.

As of August 29, 2016, the 909 Poydras Property was 80.8% leased to 45 tenants and 73.0% occupied. Major tenants include: Stone Pigman Walther Wittmann LLC, which recently executed a lease for 42,748 square feet (7.8% of net rentable area); is expected to take occupancy by August 1, 2017; and commence paying rent on November 1, 2017. Approximately 40.0% of the tenants have been in occupancy at the 909 Poydras Property since 2007.

The following table presents certain information relating to the tenancies at the 909 Poydras Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Stone Pigman Walther Wittmann LLC(2)	NR/NR/NR	42,748	7.8%	$19.00	$812,212	10.2%	10/31/2032(3)(4)
Sher Garner Cahill Richter Klain McAlister & Hilbert LLC	NR/NR/NR	32,192	5.9%	$16.03	$516,002	6.5%	12/31/2027
Kean Miller LLP	NR/NR/NR	30,606	5.6%	$20.00	$612,120	7.7%	10/31/2028(5)
First Bank and Trust	NR/NR/NR	30,417	5.6%	$16.75	$509,485	6.4%	3/31/2026(6)
Barrasso, Usdin, Kupperman, Freeman & Sarver LLC	NR/NR/NR	28,592	5.2%	$18.45	$527,425	6.7%	12/31/2019(7)
Total Anchor Tenants		164,555	30.2%	$18.09	$2,977,244	37.5%

Non-Major Tenants		276,012	50.6%	$17.95	$4,953,912	62.5%

Occupied Collateral Total		440,567	80.8%	$18.00	$7,931,156	100.0%

Vacant Space		104,590	19.2%

Collateral Total		545,157	100.0%

(1)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $297,882.
(2)	Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) and is expected to take occupancy by August 1, 2017. At origination, the borrower deposited $3,752,817 for TI/LC and $1,061,761 for rent concessions for Stone Pigman Walther Wittmann LLC.
(3)	Stone Pigman Walther Wittmann LLC has either two five-year lease renewal options or one 10-year lease renewal option.
(4)	Stone, Pigman, Walther Wittmann LLC has a one-time option to terminate up to 20.0% of its space, as of February 28, 2025, upon six months written notice and the payment of a termination fee.
(5)	Kean Miller LLP has two five-year lease renewal options.
(6)	First Bank and Trust has one five-year lease renewal option.
(7)	Barrasso, Usdin, Kupperman, Freeman & Sarver LLC has two five-year lease renewal options.

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909 POYDRAS

The following table presents certain information relating to the lease rollover schedule at the 909 Poydras Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	2	14,552	2.7%	14,552	2.7%	$269,212	3.4%	$18.50
2017	7	44,726	8.2%	59,278	10.9%	$757,200	9.5%	$16.93
2018	11	52,973	9.7%	112,251	20.6%	$970,563	12.2%	$18.32
2019	7	53,841	9.9%	166,092	30.5%	$1,008,909	12.7%	$18.74
2020	9	20,849	3.8%	186,941	34.3%	$385,629	4.9%	$18.50
2021	8	48,754	8.9%	235,695	43.2%	$892,385	11.3%	$18.30
2022	0	0	0.0%	235,695	43.2%	$0	0.0%	$0.00
2023	6	42,342	7.8%	278,037	51.0%	$708,215	8.9%	$16.73
2024	1	14,490	2.7%	292,527	53.7%	$246,330	3.1%	$17.00
2025	1	7,851	1.4%	300,378	55.1%	$143,281	1.8%	$18.25
2026	5	30,417	5.6%	330,795	60.7%	$509,485	6.4%	$16.75
Thereafter	9	109,772	20.1%	440,567	80.8%	$2,039,946	25.7%	$18.58
Vacant	0	104,590	19.2%	545,157	100.0%	$0	0.0%	$0.00
Total/Weighted Average	66(4)	545,157	100.0%			$7,931,156	100.0%	$18.00

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Multiple tenants operate under more than one lease. There are 45 tenants subject to 66 leases.

The following table presents historical occupancy percentages at the 909 Poydras Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/29/2016(2)
77.4%	81.5%	81.4%	79.9%	80.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. As of August 29, 2016, the 909 Poydras Property was 80.8% leased and 73.0% occupied. Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) is expected to take occupancy by August 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 909 Poydras Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,213,771	$7,543,189	$7,579,407	$7,528,294	$7,931,156 (1)	87.5%	$14.55
Grossed Up Vacant Space	0	0	0	0	1,909,879	21.1	3.50
Total Reimbursables	1,002,484	1,109,453	1,313,773	1,201,072	1,060,657	11.7	1.95
Other Income	171,061	112,625	65,659	73,507	70,003	0.8	0.13
Less Free Rent	(564,569)	(396,775)	(170,146)	(151,422)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(1,909,879)(2)	(21.1)	(3.50)
Effective Gross Income	$7,822,747	$8,368,492	$8,788,693	$8,651,451	$9,061,816	100.0%	$16.62

Total Operating Expenses	$4,217,283	$4,496,902	$4,365,137	$4,434,102	$4,372,519	48.3%	$8.02

Net Operating Income	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,689,296	51.7%	$8.60
TI/LC	0	0	0	0	545,157	6.0	1.00
Capital Expenditures	0	0	0	0	81,774	0.9	0.15
Net Cash Flow	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,062,366	44.8%	$7.45

NOI DSCR	1.35x	1.45x	1.66x	1.58x	1.76x
NCF DSCR	1.35x	1.45x	1.66x	1.58x	1.52x
NOI DY	7.9%	8.5%	9.7%	9.3%	10.3%
NCF DY	7.9%	8.5%	9.7%	9.3%	8.9%

(1)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $297,882.
(2)	The underwritten economic vacancy is 17.4%. The 909 Poydras Property was 80.8% leased and 73.0% occupied as of August 29, 2016.

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909 POYDRAS

Appraisal. As of the appraisal valuation date of July 27, 2016, the 909 Poydras Property had an “as-is” appraised value of $73,100,000, a hypothetical appraised value of $74,300,000 assuming the Stone Pigman Walther Wittman LLC lease is in place and an as-stabilized value of $79,600,000 assuming a stabilized occupancy of 90.0%, as of July 27, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated August 1, 2016, there was no evidence of any recognized environmental conditions at the 909 Poydras Property.

Market Overview and Competition. The 909 Poydras Property is located in the New Orleans central business district, within walking distance of many demand drivers, including the French Quarter, Mercedes-Benz Superdome, Smoothie King Center (the NBA’s New Orleans Pelicans home court), the Port of New Orleans and four casinos. Additionally, the property is in close proximity to the Federal Court House, the Circuit Court of Appeals, New Orleans City Hall, the Orleans Parish Civil Court and Lafayette Square. Access to the 909 Poydras Property is provided by Poydras Street, O’Keefe Avenue and Penn Street. US Highway 90 is located approximately 0.7 miles south of the 909 Poydras Property and provides regional access, as well as direct access to Interstate 10. The property is also in close proximity to major public transportation lines (bus and street car) including the St. Charles at Poydras Station and Poydras Station, which are located three blocks and nine blocks east, respectively. Additionally, the 909 Poydras Property is located approximately 15.8 miles east of Louis Armstrong New Orleans International Airport and approximately 3.8 miles east of Tulane University.

According to the appraisal, the 909 Poydras Property is located in the New Orleans/Metairie/Kenner office market, located along the bank of the Mississippi River, and home to several multi-national companies, including those related to energy, healthcare, education, leisure and government services industries. Top employers in the New Orleans/Metairie/Kenner office market include the Naval Air Station Joint Reserve Base New Orleans, Louisiana State University Health, Northrop Grumman, Ochsner Clinic Foundation, Charity Hospital of Louisiana, Medical Center – Louisiana New Orleans, University Hospital, and Tulane University. According to the appraisal, as of the second quarter of 2016, the New Orleans/Metairie/Kenner class A office market contained a total inventory of approximately 12.2 million square feet, overall vacancy rate of 8.6% and average asking rent of $18.96 per square foot on a gross basis. In addition, the New Orleans/Metairie/Kenner class A office market experienced net absorption of approximately negative 1,700 square feet in the second quarter 2016.

The following table presents certain information relating to comparable office properties for the 909 Poydras Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Freeport McMoRan Building, 1615 Poydras Street, New Orleans, LA	1984/2006	23	507,737	96.0%	0.5 miles	Chapterspot	April 2015 / 5 Yrs	4,154	$17.00	Full Service
1555 Poydras Street, New Orleans, LA	1981/NAV	22	467,671	79.0%	0.4 miles	AECOM	March 2013 / 5 Yrs	3,833	$17.94	Full Service
Poydras Center, 650 Poydras Street, New Orleans, LA	1983/NAV	28	453,255	90.0%	0.3 miles	Wilson Eisner	July 2016 / 5 Yrs	3,988	$18.50	Full Service
400 Poydras Tower, 400 Poydras Street, New Orleans, LA	1983/NAV	33	599,406	82.0%	0.3 miles	Lewis Brisbois Bisgaard	May 2015 / 5 Yrs	5,023	$18.83	Full Service
1250 Poydras and 639 Loyola Office Towers, 1250 Poydras Street and 639 Loyola Avenue, New Orleans, LA	1978/2007	24	946,340	96.0%	0.2 miles	Confidential	Jan2016 / 3 Yrs	969	$19.50	Base Year Stop
1515 Poydras Street, New Orleans, LA	1983/NAV	27	529,474	80.0%	0.4 miles	Undisclosed	May 2016 / 1 Yr	2,309	$17.50	Full Service
Energy Centre, 1100 Poydras Street, New Orleans, LA	1984/NAV	39	757,275	91.0%	0.1 miles	Undisclosed	June 2016 / 5 Yrs	3,124	$19.50	Full Service
One Shell Square, 701 Poydras Street, New Orleans, LA	1972/2015	51	1,249,500	97.0%	0.1 miles	Undisclosed	July 2015 / 3 Yrs	2,085	$19.75	Full Service

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hertz 909 Poydras, LLC, a Delaware limited liability company and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Poydras Mortgage Loan. William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon, the direct owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the 909 Poydras Mortgage Loan.

A-3-35

909 POYDRAS

The Sponsors. The sponsors are William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon, who are the principals of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 19.8 million square feet of commercial real estate. In addition to the 909 Poydras Property, the Hertz Investment Group currently owns four other assets on Poydras Street in New Orleans (650 Poydras, 400 Poydras, 1100 Poydras and 701 Poydras). The five assets total approximately 3.6 million square feet within the New Orleans central business district. The sponsors have previously been involved in eight defaulted loans that were resolved via discounted pay off, deed-in-lieu of foreclosure, friendly foreclosure or are currently being worked out. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of: $661,595 for real estate taxes; $205,370 for insurance premiums; $1,428,000 for replacement reserves related to elevators upgrades; $2,000,000 for TI/LC; $4,820,339 for specific tenant TI/LC ($3,752,817 for Stone Pigman Walther Wittmann LLC); and $1,182,407 for free rent ($1,061,761 for Stone Pigman Walther Wittmann LLC). Additionally, the loan documents require monthly deposits of $73,511 for real estate taxes, $41,074 for insurance premiums and $6,814 for replacement reserves. If, at any time during the 909 Poydras Mortgage Loan term, the balance of the TI/LC reserve falls below $1,000,000, the borrower is required to make a monthly deposit of $45,430 for the remainder of the 909 Poydras Mortgage Loan term.

Lockbox and Cash Management. The 909 Poydras Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the 909 Poydras Mortgage Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the combined debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a 909 Poydras Mezzanine Loan default. A Cash Trap Period will end with respect to the clause (i) above, if the lender accepts a cure of the event of default giving rise to such Cash Trap Period (and no other Cash Trap Period is then continuing); with respect to clause (ii) above, if for six consecutive months since the commencement of the existing Cash Trap Period (A) no event of default has occurred, (B) no event that would trigger another Cash Trap Period has occurred, and (C) the combined debt service coverage ratio is at least equal to 1.05x; or with respect to the clause (iii) above, upon receipt of a 909 Poydras Mezzanine Loan default revocation notice.

Property Management. The 909 Poydras Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the 909 Poydras Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received rating agency confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis Real Estate Capital LLC (in such capacity, the “909 Poydras Mezzanine Lender”) has originated a $4,500,000 mezzanine loan (the “909 Poydras Mezzanine Loan”) to an affiliate of the borrower. The 909 Poydras Mezzanine Loan is subject to an intercreditor agreement between the lender and the 909 Poydras Mezzanine Lender. The 909 Poydras Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The 909 Poydras Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires payments of principal and interest based on a specific amortization schedule. The 909 Poydras Mezzanine Lender has the right to transfer its interest in the 909 Poydras Mezzanine Loan at its discretion.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 909 Poydras Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full insurable value of the 909 Poydras Property during the loan term. At the time of closing, the 909 Poydras Property has windstorm insurance coverage.

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A-3-37

THE FALLS

THE FALLS
SHOPPING CENTER

bloomingdales

American Girl
American Girl

L'OCCITANE

BROOKS BROTHERS

macy's

A-3-38

THE FALLS

SW 92nd AVE.
THE FALLS
Macy's
Regal Cinemas
P.F. Chang's
Red Robin
American Girl
Bloomingdale's
TGI Friday's
BJ's Restaurant & Brewhouse
SW 136th ST. / HOWARD DR.
BRIO Tuscan Grille
Corner Bakery Cafe
The Fresh Market
US 1 / DIXIE HWY.
N

bloomingdale's

MICHAEL KORS
MICHAEL KORS

A-3-39

THE FALLS

A-3-40

THE FALLS

The Falls
8888 Southwest 136th Street
Miami, FL 33176
Doral
Dolphin Mall
Miami Intl. Mall
Miami International Airport
Downtown Miami 3 miles
Dolphin Expwy
NW 12th St
NW 7th St
Fontainebleau Golf Course
Flagler Corporate Center
Mall of the Americas
Flagler Park Plaza
Flagler Dog Track
Flagami
W Flagler St
MIAMI
Little Havana
Florida International University
SW 8th St
Shenandoah
Tamiami
Tamiami Park
Fair & Expo Center
Coral Way
SW 16th St
SW 24th St
SW 32nd St
West Miami
Miami Children's Hospital
Coral Gables
Westchester
Westchester General Hospital
Miracle Center
Biltmore Golf Course
Village of Merrick Park
Coconut Grove
Coco Walk
SW 40th St
SW 42nd St
SW 48th St
SW 56th St
Bird Rd
Blue Rd
Doctors Hospital
University of Miami
Miami-Dade County Tropical Park
MIAMI-DADE COUNTY
Miccosukee Golf and Country Club
Sunset Dr
SW 72nd St
South Miami
South Miami Hospital
The Shops at Sunset Place
METRORAIL
Don Shula Expwy
Palmetto Expwy
Florida's Turnpike
Kendale Lakes
Kendall Village Center
Palms At Town & Country
Baptist Hospital of Miami
Dadeland Mall
Dadeland Plaza
SW 80th St
SW 88th St
Calusa Country Club
Shops of Kendall
Miami Dade College-Kendall Campus
Killian Greens Golf Club
Killian Dr
SW 104th St
Matheson Hammock Park
SW 112th St
Kendall
SW 120th St
Kendall-Tamiami Airport
Kendall Breeze Shopping Center
SW 128th St
Pinecrest
Florida State Preservation Area
Biscayne Bay
Fairchild Tropical Garden
SW 136th St
Chapman Field Park
SW 144th St
Deering Bay Country Club
Deerwood Town Center
SW 152nd St
Deering Estate
Palmetto Golf Course
Univ. of Miami South Campus
Richmond Hts.
Palmetto Bay
SW 168th St
Zoo Miami
S Dixie Hwy
Old Cutler Rd
SW 184th St
South Miami Heights
Quail Roost Dr
Caribbean Blvd
Cutler Bay
Southland Mall
SW 216th St
Goulds
Black Point Park
SW 232nd St
Princeton
Miramar
Miami Lakes
Miami Gardens
North Miami Beach
Aventura
Golden Glades
North Miami
Opa-Locka
Bal Harbour
Medley
Hialeah
Hialeah Gardens
MIAMI BEACH
Atlantic Ocean
Key Biscayne

A-3-41

No. 5 – The Falls

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$34,500,000			Specific Property Type:	Regional Lifestyle Center
Cut-off Date Balance(1):	$34,500,000			Location:	Miami, FL
% of Initial Pool Balance:	4.6%			Size:	839,507 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$178.68
Borrower Name:	The Falls Shopping Center Associates LLC			Year Built/Renovated:	1980/1996
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.450%			Property Manager:	Self-managed
Note Date:	August 15, 2016			4th Most Recent Occupancy (As of):	97.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of):	96.9% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	96.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	97.5% (6/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$18,042,239 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$18,192,092 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$18,760,813 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,892,960 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,057,960
				U/W Expenses:	$7,632,172
				U/W NOI:	$18,425,787
				U/W NCF:	$17,630,606
				U/W NOI DSCR(1):	3.51x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.36x
				U/W NOI Debt Yield(1):	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$305,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 14, 2016
Replacement Reserves	$0	Springing	$335,803	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	Springing	$2,098,768	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Falls Whole Loan.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Falls Mortgage Loan”) is part of a whole loan (“The Falls Whole Loan”) evidenced by four promissory notes (Note A-1, Note A-2, Note A-3 and Note A-4) secured by a first mortgage encumbering a regional lifestyle center located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated on August 15, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”) and Goldman Sachs Mortgage Company. The Falls Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 3.450% per annum. The Falls Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Falls Whole Loan. The Falls Whole Loan matures on September 1, 2026.

The Falls Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, and which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $34,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $34,500,000. The controlling Note A-1 had an original principal balance of $45,500,000 and is currently held by UBS AG, New York Branch. The remaining non-controlling Note A-4 (together with Note A-1, “The Falls Companion Loans”) had an original principal balance of $70,000,000 and is currently held by Goldman Sachs Mortgage Company (see “Note Summary” below). The Falls Companion Loans are expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Falls Whole Loan” in the Preliminary Prospectus.

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Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,500,000	UBS AG, New York Branch	Yes
A-2	$19,500,000	WFCM 2016-NXS6	No
A-3	$15,000,000	WFCM 2016-NXS6	No
A-4	$70,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000

Following the lockout period, the borrower has the right to defease The Falls Whole Loan in whole, but not in part, on any date on or before February 1, 2026. In addition, The Falls Whole Loan is prepayable without penalty after February 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Loan payoff	$102,791,929	68.5%
			Closing costs	983,418	0.7
			Return of equity	46,224,653	30.8
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Property. The Falls Property consists of the fee interest in an open-air, single-story, regional lifestyle center situated on a 61.6-acre site located in Miami, Florida. The Falls Property is located off US Highway 1 (Dixie Highway), approximately 2.8 miles east of the Florida Turnpike and approximately 13.0 miles southwest of the Miami central business district. Built in 1980, The Falls Property contains approximately 839,507 square feet of retail space and is considered one of the largest open-air shopping centers in the United States. The Falls Property contains covered walkways surrounded by a million-gallon waterscape and lush tropical foliage. Amenities at The Falls Property include mobile device charging stations, a Ticketmaster booth at guest services, valet parking and free Wi-Fi.

Anchor tenants at The Falls Property include Macy’s (230,000 square feet), Bloomingdale’s (225,000 square feet) and Regal Cinemas (12 screens). The collateral includes three ground lease outparcels, which are leased to The Fresh Market (21,720 square feet), Red Robin Gourmet Burgers (6,223 square feet), and Sun Bank of Miami, which represents one square foot of the net rentable area. The Falls Property features approximately 94 tenants, including a diverse mix of nationally recognized retailers such as American Girl, Love Culture, The Gap/Gap Kids, Apple Store, Express, Victoria’s Secret, Brooks Brothers, Hollister Co., Abercrombie & Fitch, American Eagle Outfitters, and Williams-Sonoma as well as several restaurants including BJ’s Restaurant and Brewhouse, P.F. Chang’s China Bistro, BRIO Tuscan Grille, and T.G.I. Fridays.

As of the trailing 12-month period ending June 2016, total reported sales were approximately $208.0 million. The Falls Property’s comparable inline sales (<10,000 square feet) are $617 per square foot, with an occupancy cost of 12.8%. As of the trailing 12-month period ending June 2016, Apple Store reported $4,432 sales per square foot and total sales of approximately $37.0 million. Excluding Apple Store, The Falls Property generated comparable inline sales of $460 per square foot, with occupancy costs of 17.3%.

The Falls Property has added nine new tenants in 2016 totaling 34,234 square feet, including Charming Charlie (3,974 square feet), Hanna Andersson (1,905 square feet) and Motherhood Maternity (1,633 square feet) that have executed leases, but have not yet opened for business or begun paying rent and A’Gaci (7,559 square feet), which has a lease out for signature. As of June 30, 2016, The Falls Property was approximately 97.5% leased including all anchor tenants, temporary tenants and tenants with executed leases or lease out for signature that are not yet open and operating. Excluding tenants that are not yet open for business, The Falls Property is 95.7% occupied.

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The following table presents certain information relating to the tenancy at The Falls Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Regal Cinemas	B+/B1/B+	39,746	4.7%	$13.96	$554,854	3.4%	$495,336(4)	15.0%	1/31/2019(5)
Macy’s	NR/Baa2/BBB	230,000	27.4%	$2.28	$525,000	3.2%	$140	2.5%	7/31/2027(6)
Bloomingdale’s	NR/Baa2/BBB	225,000	26.8%	$0.00(7)	$0(7)	0.0%(7)	$92	1.2%	1/28/2022(8)
Total Anchor Tenants		494,746	58.9%	$2.18	$1,079,854	6.6%

Major Tenants (> 10,000 square feet)
American Girl	BBB+/Baa1/BBB	15,840	1.9%	$56.28	$891,475	5.5%	$455	12.0%	2/28/2023(9)
The Gap/Gap Kids	BB+/Baa2/BB+	11,365	1.4%	$45.00	$511,425	3.1%	$283	25.8%	1/31/2018
Love Culture	NR/NR/NR	12,152	1.4%	$26.41	$320,972	2.0%	$105	25.2%	6/30/2022
Total Major Tenants		39,357	4.7%	$43.80	$1,723,872	10.6%

Outparcel / Ground Lease / Non-Major Tenants(10)(11)		284,330	33.9%	$46.81	$13,487,118	82.8%

Occupied Collateral Total(10)		818,433	97.5%	$19.69	$16,290,844	100.0%

Vacant Space		21,074	2.5%

Collateral Total		839,507	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes base rent and contractual rent steps through April 2017 for non-investment grade tenants and August 2017 for investment-grade tenants totaling $217,973.

(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending June 30, 2016.

(4)	Regal Cinemas has 12 screens at The Falls Property, which results in sales of $495,336 per screen.

(5)	Regal Cinemas has one, five-year renewal option.

(6)	Macy’s has five, 10-year renewal options.

(7)	Bloomingdale’s pays percentage rent at 2.7% of sales, but only for sales above a $30.0 million breakpoint. Bloomingdale’s 2015 sales were $23,100,750.

(8)	Bloomingdale’s has the right to terminate its lease at any time with 18 months’ notice; provided, however, if the termination date falls within the period of October 1 of any year through February 1 of the following year, and Bloomingdale’s is open and operating on the foregoing October 1, then the termination date shall be extended to February 1 of such following year. Further, upon the date Bloomingdale’s exercises its right to terminate, it shall be released from the operating covenant and shall no longer be required to continuously operate all or any part of its premises. If Bloomingdale’s is no longer continuously operating, from the date of such closure and for the balance of the term, Bloomingdale’s is obligated to pay annual base rent ($300,000 annually prorated through the termination date) if they discontinue operations after giving notice of exercising its termination right.

(9)	American Girl has one, five-year renewal option.

(10)	Outparcel / Ground Lease / Non-Major Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent and square footage is included in the Annual U/W Base Rent and Tenant NRSF. Sun Bank of Miami represents 1 square foot of the Tenant NRSF and Annual U/W Base Rent of $177,100.

(11)	Non-Major Tenants includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet), which has a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated.

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The following table presents certain information relating to the historical sales and occupancy costs at The Falls Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant	2013	2014	2015	TTM June 2016	TTM June 2016 Occupancy Cost

Anchors
Macy’s	$153	$146	$142	$140	2.5%
Bloomingdale’s	$129	$115	$103	$92	1.2%
Regal Cinemas(4)	$499,149	$469,077	$505,116	$495,336	15.0%

Top 15 Non-Anchor Tenants
American Girl	$803	$675	$526	$455	12.4%
Love Culture	$189	$130	$108	$105	25.2%
The Gap/Gap Kids	$408	$344	$290	$283	25.8%
Express	$359	$277	$276	$268	22.3%
Victoria’s Secret	$853	$772	$745	$723	12.9%
Brooks Brothers	$431	$416	$337	$290	20.5%
BJ’s Restaurant and Brewhouse	$642	$535	$558	$571	8.0%
Apple Store(5)	$5,361	$5,013	$4,553	$4,432	1.6%
P.F. Chang’s China Bistro	$836	$767	$781	$769	8.0%
BRIO Tuscan Grille	$705	$587	$592	$587	8.3%
T.G.I. Fridays	$506	$478	$475	$464	10.7%
Hollister Co.	$529	$434	$317	$276	25.5%
Abercrombie & Fitch	$591	$419	$317	$303	29.7%
American Eagle Outfitters(6)	NAV	$225	$265	$267	27.6%
Williams-Sonoma	$296	$295	$277	$276	23.4%

Total Comparable Inline	$700(7)	$666	$631	$617	12.8%

Total Comparable Inline (Excluding Apple)	$508(7)	$487	$469	$460	17.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on leased square footage during each given period as some tenants listed may have expanded or contracted their leased square footage during such given time period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales for three consecutive years.

(4)	Historical Sales (PSF) for Regal Cinemas reflect the sales per screen based on 12 screens.

(5)	A possible contributing factor to the drop in Sales PSF between 2014 to 2015 and 2015 to TTM June 2016 is a result of Apple Store amending its sales accounting methodology. Apple amended the way in which the company accounted for bulk purchases to resellers and ceased to report these bulk sales.

(6)	American Eagle Outfitters took occupancy of its space in 2014.

(7)	2013 Sales (PSF) excludes American Eagle Outfitters, Kay Jewelers and L’OCCITANE as they took occupancy of their space in 2014.

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	3	4,795	0.6%	4,795	0.6%	$317,249	1.9%	$66.16
2017	11	39,576	4.7%	44,371	5.3%	$2,020,023	12.4%	$51.04
2018	9	30,338	3.6%	74,709	8.9%	$1,627,043	10.0%	$53.63
2019	14	66,092	7.9%	140,801	16.8%	$1,923,999	11.8%	$29.11
2020	8	18,673	2.2%	159,474	19.0%	$1,116,523	6.9%	$50.31(5)
2021	2	2,386	0.3%	161,860	19.3%	$97,191	0.6%	$40.73
2022	15	294,276	35.1%	456,136	54.3%	$2,292,456	14.1%	$7.79
2023	11	48,381	5.8%	504,517	60.1%	$2,418,071	14.8%	$49.98
2024	8	29,682	3.5%	534,199	63.6%	$1,459,860	9.0%	$49.18
2025	3	10,921	1.3%	545,120	64.9%	$641,085	3.9%	$58.70
2026	3	10,366	1.2%	555,486	66.2%	$443,248	2.7%	$42.76
Thereafter	7	262,947	31.3%	818,433	97.5%	$1,934,096	11.9%	$7.36
Vacant	0	21,074	2.5%	839,507	100.0%	$0	0.0%	$0.00
Total/Weighted Average	94	839,507	100.0%			$16,290,844	100.0%	$19.69

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases or lease out for signature that have not yet commenced as of June 30, 2016.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent is included in the Annual U/W Base Rent. Sun Bank of Miami represents 1 square foot of the Expiring NRSF and Annual U/W Base Rent of $177,100.

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The following table presents historical occupancy percentages at The Falls Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/30/2016(2)(3)
97.9%	98.0%	96.9%	96.8%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	6/30/2016 includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet) with a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated. Occupancy excluding these four tenants is 95.7%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Falls Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$15,706,373	$15,680,772	$15,869,567	$16,137,986	$16,290,844	62.5%	$19.41
Grossed up Vacant Space	0	0	0	0	966,050	3.7	1.15
Straight Line Rent(2)	0	0	0	0	118,299	0.5	0.14
Percentage Rent(3)	639,974	574,971	528,048	409,738	133,861	0.5	0.16
Total Reimbursables	8,160,975	8,865,228	9,080,068	8,919,103	8,845,637	33.9	10.54
Other Income(4)	1,111,114	1,200,768	1,135,747	1,083,681	1,021,003	3.9	1.22
Less Vacancy & Credit Loss(5)	(4,771)	(15,498)	(21,281)	(172,862)	(1,317,735)	(5.1)	(1.57)
Effective Gross Income	$25,613,665	$26,306,241	$26,592,149	$26,377,646	$26,057,960	100.0%	$31.04

Total Operating Expenses	$7,571,426	$8,114,149	$7,831,336	$7,484,686	$7,632,172	29.3%	$9.09

Net Operating Income	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$18,425,787	70.7%	$21.95
TI/LC	0	0	0	0	618,885	2.4	0.74
Capital Expenditures	0	0	0	0	176,296	0.7	0.21
Net Cash Flow	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$17,630,606	67.7%	$21.00

NOI DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.51x
NCF DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.36x
NOI DY(6)	12.0%	12.1%	12.5%	12.6%	12.3%
NCF DY(6)	12.0%	12.1%	12.5%	12.6%	11.8%

(1)	U/W Base Rent includes rent steps through April 2017 for non-investment grade tenants and August 2017 for investment grade tenants totaling $217,973.

(2)	Straight Line Rent includes the present value of contractual rent steps for investment-grade tenants including American Girl ($72,533), AT&T Mobility ($6,757), Coach ($2,394), Haagen Dazs ($14,982), Origins ($12,656), Teavana ($2,054) and Starbucks Coffee Company ($6,924).

(3)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on sales for the trailing 12-month period ending June 2016.

(4)	Historical and TTM 5/31/2016 Other Income includes income from temporary tenant, storage, sponsorships, participation/media-Simon Ad Panels marketing, parking/valet and additional rent for Teavana.

(5)	The U/W economic vacancy is 5.0%, however, The Falls Property was 97.5% leased and 95.7% occupied as of June 30, 2016.

(6)	The debt service coverage ratios and debt yields are based on The Falls Whole Loan.

Appraisal. As of the appraisal valuation date of July 14, 2016, The Falls Property had an “as-is” appraised value of $305,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2016, there was no evidence of any recognized environmental conditions at The Falls Property.

Market Overview and Competition. The Falls Property is located in Miami-Dade County, within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (“South Florida MSA”). The Falls Property is approximately 13.7 miles southwest of downtown Miami, 15.1 miles south of Miami International Airport, and 43.8 miles southwest of Fort Lauderdale. The South Florida MSA spans across the southeastern portion of Florida and encompasses the Palm Beach, Broward, and Miami-Dade counties. With a current population of more than 6.0 million, the South Florida MSA accounts for roughly 30.0% of Florida’s population. The South Florida MSA population grew at a compounded annual rate of 1.9% between 2005 and 2015. According to a third party research firm, the 2016 estimated population within a one-, three-, and five-mile radius of The Falls Property is 11,202, 100,367 and 279,212, respectively, with projected annual increases from 2016 to 2021 of 1.19%, 0.85%, and 1.07%, respectively. According to the US Bureau of Labor Statistics, unemployment in the South Florida MSA was reported at 4.8% as of April 2016, which was lower than the national unemployment rate of 5.0% at the time. According to the appraisal, the largest employment sectors within the South Florida MSA are trade, transportation, and utilities. The South Florida MSA is home to six Fortune 500 companies, spanning the healthcare, retail, and technology industries.

The Falls Property is located at the intersection of US Highway 1 and SW 136th Street. The Falls Property is positioned to serve some of Miami’s most affluent communities including Pinecrest, Palmetto Bay, Coral Gables, and South Miami. According to a third party research firm, the average annual household income within a one-, three-, and five-mile radius of The Falls Property is $101,985, $108,152, and $93,906, respectively. The Falls Property benefits from high traffic counts on US Highway 1 at its intersection with SW 136th Street of 93,223 vehicles per day. There are numerous retail centers along US Highway 1 drawing shoppers to the area,

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including Dadeland Mall, which is also owned by the sponsor. The Falls Property’s trade area has a population of 868,493 residents, 284,585 households, and average annual household income of $81,263 according to the sponsor.

According to the appraisal, The Falls Property’s primary competitors include Dadeland Mall, The Village at Merrick Park, and Southland Mall. Dadeland Mall is located 3.6 miles northeast of The Falls Property and was built, expanded, and renovated in 1962, 2004, and 2014, respectively. Anchored by JC Penney, Macy’s, and Nordstrom, Dadeland Mall is also owned and leased by the sponsor, which allows for cross-shopping promotion at the two shopping centers.

Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park, is located approximately 8.3 miles northeast of The Falls Property and was built in 2002 and renovated in 2008. Similar to The Falls Property, The Village at Merrick Park is an open-air shopping center focused on upscale niche markets. Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park is a three-level mall, which is generally less desirable in the Florida market according to the appraisal.

Southland Mall is a super-regional mall located approximately 5.0 miles southwest of The Falls Property, and the only major shopping center located south of The Falls Property. Anchored by JC Penney, Macy’s, Sears, and Regal Cinemas, Southland Mall’s tenant mix focuses on moderate or discount retailers. At 79.0% occupancy, a high percentage of tenants lease space at Southland Mall under the specialty leasing program and not on long-term leases. According to the appraisal, average mall shop sales at Southland Mall are the lowest in the Miami-Dade county.

The following table presents certain information relating to comparable retail properties for The Falls Property:

Competitive Set(1)

	The Falls (Subject)	Dadeland Mall	The Village at Merrick Park	Southland Mall
Location	Miami, FL	Kendall, FL	Coral Gables, FL	Miami, FL
Distance from Subject	--	3.6 miles	8.3 miles	5.0 miles
Property Type	Regional Lifestyle Center	Super Regional Mall	Regional Mall	Super Regional Mall
Year Built/Renovated	1980/1996	1962/2014	2002/2008	1972/2005

Anchors	Macy’s, Bloomingdale’s, Regal Cinemas	JCPenney, Macy’s, Nordstrom, Saks Fifth Avenue	Nordstrom, Neiman Marcus	JCPenney, Macy’s, Sears, Regal Cinemas
Total GLA	839,507 SF	1,488,000 SF	858,000 SF	985,000 SF
Inline Sales PSF	$611(2)	$1,500	$600	$425
Total Occupancy	97.5%	94.0%	93.0%	79.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Inline Sales PSF include Apple sales. Excluding Apple, Inline Sales PSF for the trailing 12-month period ending June 2016 at The Falls Property was $454.

The Borrower. The borrowing entity, The Falls Shopping Center Associates LLC, is a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Whole Loan. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts under The Falls Whole Loan. The liability of the guarantor under the nonrecourse carve-out provisions in the loan documents is capped at $30,000,000. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Sponsor. The sponsor of The Falls Mortgage Loan is Simon. Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 premium outlets, 14 mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, Simon has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. According to Simon’s 2015 Annual Report, Simon reported total assets of approximately $30.7 billion, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. Simon has an investment grade credit rating of A/A3/A by Fitch, Moody’s, and S&P Global Rating Services, respectively. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing monthly escrows for real estate taxes, insurance premiums (provided insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are not required prior to (i) event of default or (ii) a Cash Sweep Period (as defined below).

Following the occurrence and during the continuance of a Cash Sweep Period or an event of default under The Falls Whole Loan documents, the borrower is required to escrow on each payment date: (i) real estate taxes; (ii) insurance premiums (unless

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insurance is maintained under a blanket policy); (iii) $13,992 (approximately $0.20 per square foot annually) for replacement reserves and subject to a cap of $335,803 (24 monthly payments); and (iv) $87,449 (approximately $1.25 per square foot annually) for tenant improvements and leasing commissions and subject to a cap of $2,098,768 (24 monthly payments).

A “Cash Sweep Period” will commence upon (i) an event of default; (ii) any bankruptcy action of the guarantor or the property manager and provided the guarantor or the property manager is not replaced within 60 days with a replacement guarantor or a qualified manager; or (iii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.40x for two consecutive quarters. A Cash Sweep Period will end, with respect to clause (i), upon the lender accepting the cure of such event of default; with respect to clause (ii), when the borrower replaces the guarantor with a replacement guarantor or the property manager with an acceptable replacement property manager within 60 days; or with respect to clause (iii), when the debt service coverage ratio for the immediately preceding four calendar quarters is at least equal to 1.40x for two consecutive quarters.

Lockbox and Cash Management. The Falls Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two days of receipt. So long as no Cash Sweep Period has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and continuance of a Cash Sweep Period, all cash flow is swept to a lender-controlled cash management account.

Property Management. The Falls Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Falls Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience (demonstrated expertise in owning and operating properties in size, class and operation to The Falls Property), financial condition and credit worthiness of transferee and guarantor, as evidenced by financial statement and other information is satisfactory to lender, (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any of The Falls Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower without the consent of the lender may (a) make transfers of immaterial or non-income producing portions of The Falls Property; (b) make transfers of non-income producing portions of The Falls Property, including portions of The Falls Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; and (c) dedicate portions of The Falls Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business. As a condition to the release of the lien of the mortgage from a portion of The Falls Property, if immediately following the release of such portion of The Falls Property, the ratio of the unpaid principal balance of The Falls Whole Loan to the value of the remaining The Falls Property is greater than 125%, the borrower shall pay down The Falls Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, without any prepayment premium or penalty.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Falls Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Falls Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Falls Property and reasonable for the geographic region where The Falls Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Falls Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of The Falls Property during the loan term. At the time of closing, The Falls Property has windstorm insurance coverage.

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A-3-49

CASSA TIMES SQUARE MIXED-USE

A-3-50

CASSA TIMES SQUARE MIXED-USE

Cassa Times Square Mixed-Use
515 Ninth Avenue
New York, NY 10018
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
The Seeing Place Theater
U.S. Post Office
New World Stages
50TH ST.
Two Worldwide Plaza
One Worldwide Plaza
Gallery New World Stages
7TH AVE./ 53RD ST.
W. 52nd St.
Broadway
Caylon Building
CBS
W. 51st St.
UBS Building
AXA Center
Gershwin Theatre
Paramount Plaza
50TH ST./ BROADWAY
Time-Life Building
Radio City Music Hall
W. 50th St.
Exxon Building
GE Building
W. 49th St.
Crown Plaza Times Square
McGraw-Hill Building
10 Rockefeller Plaza
W. 48th St.
49TH ST.
ROCKEFELLER CTR.
Morgan Stanley Building
Renaissance Times Square
News Corp. Building
W. 47th St.
DoubleTree Suites by Hilton
8th Ave.
7th Ave.
6th Ave.
Marriott Marquis New York
The Marquis Theatre
W. 46th St.
W Times Square
Americas Tower
Matthews Palmer Playground
MANHATTAN
W. 45th St.
TIMES SQUARE
Comfort Inn Times Square West
Al Hirschfeld Theatre
Majestic Theater
Shubert Theatre
Viacom Intl.
Millennium Broadway
1155 Ave. of the Americas
Iroquois New York
The Minskoff Theatre
Theatre District
Paramount Communications
W. 43rd St.
Midtown West
The Travel Inn
Hotel Carter
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
W. 42nd St.
9th Ave.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
The Out NYC
Hilton Times Square
42ND ST./ BRYANT PARK
W. 41st St.
Port Authority Bus Terminal
New York Times Building
TIMES SQ.
Bryant Park
W. 40th St.
Courtyard NY Manhattan/ Times Sq. South
Lincoln Tunnel
495
Comfort Inn Times Square South
Parsons The New School for Design
World Apparel Center
Lefcourt Manhattan Bldg.
W. 39th St.
W. 38th St.
Best Western Convention Ctr. Hotel
Manhattan/ Broadway Hotel
Fashion Center Bldg.
Renaissance Inn NY Manhattan/ Times Square
Refinery Hotel
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
W. 37th St.
Lefcourt State Bldg.
Jacob Javits Convention Center
The GEM Hotel Midtown West
DoubleTree by Hilton Times Sq. South
Garment Centre Capitol
Fashion Atrium
W. 36th St.
10th Ave.
Lincoln Tunnel
Quality Inn Conv. Ctr.
TRYP by Wyndham Times Sq. South
Wingate by Wyndham Midtown Manh.
11th Ave.
W. 35th St.
Congregation Beth Israel
The New Yorker Hotel
Manhattan Center
Nelson Tower
Regency Inn & Suites
Macy's
HERALD SQUARE
W. 34th St.
HUDSON YARDS/34TH ST
34TH ST./ PENN STATION
One Penn Plaza
HERALD SQUARE
W. 33rd St.
PENN STATION
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Pennsylvania Hotel
Manhattan Mall
W. 32nd St.
Radisson Martinique
Hudson Yards Redevelopment Project
General Post Office
W. 31st St.
Manhattan Inn
Affinia Manhattan
Hampton Inn-MSG Area
The High Line Elevated Park
W. 30th St.
Chelsea Star Hotels
DoubleTree by Hilton- NYC Chelsea
Chelsea
Eventi- A Kimpton Hotel
W. 29th St.
Holiday Inn Express-NYC MSG

A-3-51

No. 6 – Cassa Times Square Mixed-Use

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$34,200,000			Specific Property Type:	Hospitality/Retail/Parking Garage
Cut-off Date Balance:	$34,200,000			Location:	New York, NY
% of Initial Pool Balance:	4.5%			Size(1):	59,554 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$574.27
Borrower Name:	9th Ave Hotel Property Holding LLC			Year Built/Renovated:	2014/NAP
Sponsors:	Salim Assa; Ezak Assa			Title Vesting:	Fee
Mortgage Rate:	5.2782%			Property Manager:	Self-managed
Note Date:	July 5, 2016			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(3):	NAV
Maturity Date:	April 5, 2026			2nd Most Recent Occupancy(3):	NAV
IO Period:	117 months			Most Recent Occupancy (As of):	93.1% Hotel (TTM 12/31/2015)
Loan Term (Original):	117 months			Current Occupancy (As of):	95.2% Hotel (TTM 6/30/2016) 76.2% Retail (9/8/2016)
Seasoning:	3 months
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(86),O(4)			4th Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			3rd Most Recent NOI(3):	NAV
Additional Debt(1):	Yes			2nd Most Recent NOI(3)(4):	$3,085,714 (12/31/2015)
Additional Debt Type(1):	Mezzanine			Most Recent NOI(3)(4):	$3,059,212 (TTM 6/30/2016)
				U/W Revenues(4):	$7,488,161
Escrows and Reserves(2):				U/W Expenses(4):	$3,782,991
				U/W NOI(4):	$3,705,170
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(4):	$3,465,758
Taxes	$314,664	$78,666	NAP	U/W NOI DSCR(4):	2.02x
Insurance	$55,834	$5,583	NAP	U/W NCF DSCR(1)(4):	1.89x
Replacement Reserve	$0	$265	NAP	U/W NOI Debt Yield(4):	10.8%
FF&E Reserve	$0	(2)	NAP	U/W NCF Debt Yield(1)(4):	10.1%
TI/LC Reserve	$0	$965	NAP	As-Is Appraised Value(5):	$68,900,000
Rent Abatement Reserve	$249,000	$0	NAP	As-Is Appraisal Valuation Dates(5):	Various
Tenant Specific Leasing Reserve	$500,000	$0	NAP	Cut-off Date LTV Ratio(1):	49.6%
Buildout Reserve	$33,115	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Cassa Times Square Mixed-Use Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity and ARD based on the Cassa Times Square Mixed-Use Mortgage Loan and the mezzanine indebtedness were $631.9, 1.56x, 9.2%, 54.6% and 54.4%, respectively.
(2)	See “Escrows” section.
(3)	Historical occupancy and financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component (as defined below) was not leased up until November 2015.
(4)	See “Operating History and Underwritten Net Cash Flow” section. 2015 and TTM 6/30/2016 NOI represent the NOI of the Cassa Times Square Hotel (as defined below) only.
(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Cassa Times Square Mixed-Use Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed used hospitality/retail/parking garage building comprising 59,554 square feet and located in New York, New York (the “Cassa Times Square Mixed-Use Property”). The Cassa Times Square Mixed-Use Mortgage Loan was originated on July 5, 2016, by Natixis Real Estate Capital LLC. The Cassa Times Square Mixed-Use Mortgage Loan had an original principal balance of $34,200,000, has an outstanding principal balance as of Cut-off Date of $34,200,000 and accrues interest at an interest rate of 5.2782% per annum. The Cassa Times Square Mixed-Use Mortgage Loan had an initial term of 117 months, has a remaining term of 114 months as of the Cut-off Date and requires interest-only payments through the term of the Cassa Times Square Mixed-Use Mortgage Loan. The Cassa Times Square Mixed-Use Mortgage Loan matures on April 5, 2026.

Following the lockout period, the borrower has the right to defease the Cassa Times Square Mixed-Use Mortgage Loan in whole but not in part on any date before January 5, 2026. In addition, the Cassa Times Square Mixed-Use Mortgage Loan is prepayable without penalty on or after January 5, 2026.

A-3-52

CASSA TIMES SQUARE MIXED-USE

 Sources and Uses

Sources			Uses
Senior Loan Amount	$34,200,000(1)	90.7%	Loan payoff	$36,289,048	96.2%
Mezzanine Loan Amount	3,432,063	9.1	Reserves	1,152,614	3.1
Borrower Equity	90,074	0.2	Closing costs	280,475	0.7
Total Sources	$37,722,137	100.0%	Total Uses	$37,722,137	100.0%

(1)	The proceeds of the mezzanine loan were used to pay down part of the Cassa Times Square Mixed-Use Mortgage Loan

The Property. The Cassa Times Square Mixed-Use Property consists of the fee interest in three condominiums units consisting of an 86-room boutique hotel (“Cassa Times Square Hotel”), an 11,581 square foot retail unit (“Retail Unit 2”), and a 9,588 square foot parking garage unit (the “Parking Garage Unit”) (collectively, the “Cassa Times Square Mixed-Use Property”) of a 12-story building located at the corner of 39th Street and Ninth Avenue in Midtown West Manhattan (the “Cassa Times Square Hotel and Residences”). The Cassa Times Square Hotel and Residences consists of six separate condominium units: (i) the 515 9th Avenue - hotel component (the Cassa Times Square Hotel component of the Cassa Times Square Mixed-Use Property), (ii) the 515 9th Ave - residential component; (iii) the 515 9th Ave – retail component 1; (iv) the 515 9th Ave – retail component 2 (the “Retail Unit 2”); (v) 515 9th Ave – parking garage component (the Parking Garage Unit component of the Cassa Times square Mixed-Use Property) and (vi) the 515 9th Ave – community facility component.

The borrower acquired the 0.3-acre site and air rights from adjacent sites for a total of $37.3 million in 2006. The borrower proceeded with plans to construct the Cassa Times Square Hotel and Residences, which was designed by Goldstein, Hill & West Architects, LLP, a New York City based architectural firm. However, due to the market downturn, the borrower halted construction after completing the foundation work. In 2011, the borrower recapitalized the project and resumed the construction, which was completed in September 2014.

The Cassa Times Square Hotel occupies floors one through four of the Cassa Times Square Hotel and Residences plus a portion of the cellar and sub-cellar. The Cassa Times Square Hotel’s guestroom mix consists of: King (47 rooms), Queen/Queen (11 rooms), Double/Double (22 rooms), Junior Suite (5 rooms) and One Bedroom ADA Suite (1 room). The standard guestrooms average approximately 350 square feet in size. In-room amenities include a 48” flat-screen HD TV, high-speed internet, fully-stocked mini bar, workstation with dual-line telephone and voicemail and an iPad (available for on-property services). Located on the ground floor is the Cassa Times Square Hotel lobby, which is for the Cassa Times Square Hotel guests only and is not shared with the residential tenants. Two passenger elevators service the hotel floors, which also provide access to the 13th floor rooftop space which features a hot tub and rooftop garden. The cellar level contains a fitness center, which is shared with residential tenants as well as back-of-the-house space.

The Retail Unit 2 component of the Cassa Times Square Mixed-Use Property is spread among three levels (ground, cellar and mezzanine) and was 76.2% leased to two tenants as of September 8, 2016. Omoiyari Inc. (“Maple”) has leased and is expected to occupy 5,135 square feet of space on the ground level by November 15, 2016. Maple offers a new meal delivery concept that features high-quality ingredients and rotating daily menus. In March 2015, Maple received a $25.0 million equity investment in a Series A offering. Greenoaks Capital led the funding, with other investors including Thrive Capital, Primary Ventures, David Chang of the Momofuku Empire, and the CEO and founder of Bonobos. Ronnybrook Farm Hospitality Group Inc. (“Ronnybrook”) occupies a total of 3,692 square feet with 1,032 square feet on the ground level and 2,660 square feet on the mezzanine level. Based in Acramdale, NY, Ronnybrook is a third-generation family dairy in New York’s Hudson Valley offering a full line of dairy products made in small batches and delivered at peak freshness.

The Parking Garage Unit component of the Cassa Times Square Mixed-Use Property is a 9,588 square foot parking garage containing 32 spaces and located on the sub-cellar level. The access to the Parking Garage Unit is located on West 39th Street via a car lift. The parking garage is 100.0% leased to 515 Ninth Avenue Parking Corp, an affiliate of Imperial Parking Systems, a family owned parking operator with 60 years of experience and over 100 parking facilities in New York.

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property:

Unit	Hypothetical Allocated Cut-off Date Balance(1)	Year Built/ Renovated	Gross Rentable Area (SF)	Rooms, Units or Spaces	Cut-off Date Balance Per SF	Cut-off Date Principal Balance Per Room	Occupancy(1)	Appraised Value(1)
Cassa Times Square Hotel	$23,478,374	2014/NAP	38,385	86	$611.65	$273,004	95.2%	$47,300,000
Retail Unit 2	$8,190,131	2014/NAP	11,581	1	$707.20	NAP	76.2%	$16,500,000
Parking Garage Unit	$2,531,495	2014/NAP	9,588	32	$264.03	NAP	100.0%	$5,100,000
Total/Weighted Average	$34,200,000		59,554		$574.27			$68,900,000

(1)	There are not any release provisions associated with the three components of the Cassa Times Square Mixed-Use Property. Accordingly, there are not any allocated loan amounts associated with the hotel/retail/parking components of the property. The hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value.

(2)	The Cassa Times Square Hotel was 95.2% occupied as of the trailing 12-month period ending June 30, 2016. The Retail Unit 2 was 76.2% leased as of September 8, 2016. Ronnybrook is currently in occupancy and Maple is expected to take occupancy by mid-November, 2016. The Parking Garage Unit is 100.0% leased to 515 Ninth Avenue Parking Corp., an affiliate of Imperial Parking Systems.

A-3-53

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the tenancy of the retail tenants at the Cassa Times Square Mixed-Use Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Maple(2)	NR/NR/NR	5,135	44.3%	$89.06	$457,320	55.9%	4/30/2026
Ronnybrook(3)	NR/NR/NR	3,692	31.9%	$97.64	$360,500	44.1%	3/20/2026
Total Major Tenants		8,827	76.2%	$92.65	$817,820	100.0%

Retail Vacant Space		2,754	23.8%

Retail Collateral Total		11,581	100.0%

Parking Tenant
515 Ninth Avenue Parking Corp.	NR/NR/NR	9,588	100.0%	$31.91	$306,000	100.0%	11/16/2029
Parking Occupied Collateral Total		9,588	100.0%	$31.91	$306,000	100.0%

Parking Vacant Space		0	0.0%

Collateral Total		21,169	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through April 2017, totaling $23,820.

(2)	Maple signed a lease in November 2015 and is expected to take occupancy and begin paying rent by mid-November 2016 (see “Escrows” section).

(3)	Ronnybrook is currently in a rent abatement period that will end in November 2016 (see “Escrows” section).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cassa Times Square Mixed-Use Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF

Room Revenue	$6,402,471	85.5%	$107.51
Retail Condo Revenue	777,623	10.4	13.06
Garage Condo Revenue	291,798	3.9	4.90
Other Income	16,269	0.2	0.27
Effective Gross Income	7,488,161	100.0%	$125.74

Total Operating Expenses	$3,782,991	(50.5%)	$63.52

Net Operating Income	$3,705,170	49.5%	$62.22

FF&E Reserves	$224,656	3.0%	$3.77
TI/LC Reserves	11,581	0.2	0.19
Replacement Reserves	3,175	0.0	0.05
Net Cash Flow	$3,465,758	46.3%	$58.20

NOI DSCR	2.02x
NCF DSCR	1.89x
NOI DY	10.8%
NCF DY	10.1%

(1)	Historical financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component of the property was not leased up until November 2015.

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CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cassa Times Square Hotel:

Cash Flow Analysis(1)

	2015	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	93.1%	95.2%	95.2%
ADR	226.82	$214.27	$214.27
RevPAR	211.07	$203.97	$203.97

Room Revenue	$6,625,632	$6,420,012	$6,402,471	99.7%	$74,447
F&B Revenue	8,012	0	0	0.0	0
Other Revenue	27,938	16,269	16,269	0.3	189
Total Revenue	$6,661,582	$6,436,280	$6,418,739	100.0%	$74,637

Total Department Expenses	2,150,162	1,803,310	1,798,462	28.0	20,912
Gross Operating Profit	$4,511,420	$4,632,971	$4,620,278	72.0%	$53,724

Total Undistributed Expenses	767,510	915,559	1,108,121	17.3	12,885
Profit Before Fixed Charges	$3,743,910	$3,717,412	$3,512,157	54.7%	$40,839

Total Fixed Charges	658,196	658,200	750,152	11.7	8,723

Net Operating Income	$3,085,714	$3,059,212	$2,762,004	43.0%	$32,116
FF&E	0	0	224,656	3.5	2,612
Net Cash Flow	$3,085,714	$3,059,212	$2,537,348	39.5%	$29,504

(1)	The Cassa Times Square Hotel opened in October 2014.

Appraisal. As of the appraisal valuation dates in January and March 2016, The Cassa Times Square Mixed-Use Property had an aggregate “as-is” appraised value of $68,900,000. As of the appraisal valuation date of January 11, 2016, the Cassa Times Square Hotel had an “as-is” appraised value of $47,300,000. As of the appraisal valuation date of March 18, 2016, the Retail Unit 2 had an “as-is” appraisal value of $16,500,000. As of the appraisal date of March 18, 2016, the Parking Garage Unit had an “as-is” appraisal value of $5,100,000.

Environmental Matters. According to the Phase I environmental assessment dated February 29, 2016, there was no evidence of any recognized environmental conditions at the Cassa Times Square Mixed-Use Property.

Market Overview and Competition. The Cassa Times Square Mixed-Use Property is located at the corner of West 39th Street and Ninth Avenue in Midtown West Manhattan, New York. Midtown West offers access to many of New York City’s most popular sights including the Theater District and Times Square. The Cassa Times Square Mixed-Use Property is located three blocks southwest of and less than five minutes’ walk from, the 42nd Street/8th Avenue and the 42nd Street/7th Avenue Times Square subway stations and less than 15 minutes’ walk from Penn Station. These stations are serviced by eleven lines (1, 2, 3, 7, A, C, E, N, Q, R and S). Furthermore, Penn Station is one of the Manhattan’s two primary commuter transportation hubs. Penn Station handles all Amtrak service for the city and houses the Long Island Rail Road, New Jersey Transit, and a number of MTA subway lines. In addition, the Port Authority Bus Terminal is located at West 42nd St. and 8th Ave. Port Authority Bus Terminal serves as a terminus and departure point for both commuter bus routes to suburban New Jersey and long-distance intercity bus routes. The Cassa Times Square Mixed Use Property is located along the eastern fringe of the new neighborhood known as Hudson Yards. The Hudson Yards Redevelopment Project is a joint venture by the New York City Department of City Planning and Metropolitan Transportation Authority to encourage development on Manhattan’s far west side along the Hudson River in Manhattan, New York City. The project includes a rezoning of the far west side into a new neighborhood called Hudson Yards, an extension of the New York City subway’s 7 train line to the area’s eponymous subway station at 11th Avenue, and a renovation of the Jacob K. Javits Convention Center. The centerpiece of the Hudson Yards Redevelopment Project is the Hudson Yards neighborhood, a 28-acre mixed-use real estate development by Related Companies and Oxford Properties. According to its master plan, created by Kohn Pedersen Fox Associates, Hudson Yards is expected to consist of 16 skyscrapers containing more than 12,700,000 square feet of new office, residential, and retail space. Among its components will be six million square feet of commercial office space, a 750,000-square-foot retail center with two levels of restaurants, cafes, markets and bars, a hotel, a cultural space, about 5,000 residences, a 750-seat school, and 14 acres of public open space.

According to a third party market research report, the Cassa Times Square Mixed-Use Property is located in the Penn Plaza/Garment retail submarket of the New York City market. As of mid-year 2016, the retail submarket contained inventory totaling approximately 5.6 million square feet with a 2.5% vacancy rate and average direct asking rent of $165.53 per square foot on a gross basis.

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CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Cassa Times Square Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	87.2%	$230.31	$200.65	93.1%	$226.82	$211.07	106.8%	98.5%	105.2%

(1)	Information obtained from the appraisal. The competitive set includes the following hotels: Mansfield Hotel, Sanctuary Hotel, Night Hotel, City Club Hotel, Room Mate Grace, Hotel Mela, Distrikt Hotel Ascend Collection New York City, Cassa Hotel West 45th Street, and Out NYC Urban Resort.

(2)	The Cassa Times Square Mixed-Use Property was opened in October 2014.

The Borrower. The borrower is 9th Ave Hotel Property Holding LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cassa Times Square Mixed-Use Mortgage Loan. Salim Assa and Ezak Assa are the guarantors of certain nonrecourse carveouts under the Cassa Times Square Mixed-Use Mortgage Loan.

The Sponsors. The sponsors are Salim Assa and Ezak Assa, co-founders of Assa Properties, a real estate development firm founded in 2000 that invests in major residential, retail and commercial properties. Assa Properties has acquired over four million square feet of premier assets located throughout the United States and Mexico. In 2002, Assa Properties began acquiring buildings within the New York City area, including 743 Fifth Avenue, 2 Herald Square and 6 Times Square, focusing on the development of luxury retail and hotel experiences in New York City. The sponsors’ real estate development, management and ownership experiences include another Cassa Hotel and Residences located at 70 West 45th Street, which hotel portion was sold in April 2011 for $130.0 million ($788,000 per room). In addition, the sponsors renovated, and repositioned the Mave Hotel on 62 Madison Avenue, which they own and manage. The sponsors reported combined net worth and liquidity of $276.4 million and $13.0 million, respectively, as of December 17, 2015. The sponsors were involved in various litigation matters involving claims against some of their real estate transactions. Most of these suits have been settled. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $314,664 for real estate taxes, $55,834 for insurance premiums, $249,000 for the outstanding Maple and Ronnybrook rent abatements, $33,115 for the remaining buildout work expenses and $500,000 for leasing reserve related to Ronnybrook lease. The loan documents require monthly deposits of $78,666 for real estate taxes, $5,583 for insurance premiums, $265 for replacement reserves and $965 for tenant improvements and leasing commissions (“TI/LC”).

The loan documents require ongoing monthly escrows for FF&E equal to the greater of (i) one-twelfth of (x) with respect to the first 12 payment dates, 2.0%, (y) with respect to the 13th through the 24th payments dates, 3.0%, and (z) with respect to the 25th payment date and each payment date thereafter, 4.0%, of the greater of (A) the rents generated by the Cassa Times Square Hotel during the 12-month period ending on the last day of the most recent calendar quarter and (B) the rents projected for the Hotel Cassa Times Square Hotel in the then-effective approved annual budget for the 12 month period to which such annual budget relates; and (ii) the amount, if any, required to be reserved under the management agreement.

Lockbox and Cash Management. The Cassa Times Square Mixed Use Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The borrower is required to cause all rents, and all credit card company payments to be paid directly into such lockbox account. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Event Period (as defined below), all excess cash flow will be swept to the lockbox account.

A “Cash Sweep Event Period” will commence upon the occurrence of: (i) an event of default or (ii) the combined debt service coverage ratio (including the Cassa Times Square Mixed-Use Mezzanine Loan; see “Subordinate and Mezzanine Indebtedness” section) falling below 1.30x after the end of two consecutive calendar quarters. A Cash Sweep Event Period will end, if for six consecutive months, (a) no event of default has occurred and is continuing; and (b) the combined debt service coverage ratio is equal to or greater than 1.35x.

Property Management. The Cassa Times Square Mixed-Use Property is self-managed.

Assumption. The borrower has the right to transfer the Cassa Times Square Mixed Use Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has approved, in its reasonable discretion, the proposed transferee; (iii) the existing guarantors will not be released until the lender has approved any successor guarantor in its sole discretion; (iv) if required by the lender, a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFMC 2016-NXS6 Certificates and (v) the Cassa Times Square Mixed-Use Mezzanine Loan (as defined below) is paid in full or assumed in accordance with the terms of the mezzanine loan documents.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

A-3-56

CASSA TIMES SQUARE MIXED-USE

Subordinate and Mezzanine Indebtedness. Cassa 9th Avenue Mezz Lender LLC, a Delaware limited liability company (the “Cassa Times Square Mixed-Use Mezzanine Lender”), which is unaffiliated with Natixis Real Estate Capital LLC, originated a $3,432,063 mezzanine loan (the “Cassa Times Square Mixed-Use Mezzanine Loan”), to a single purpose entity and a Delaware limited liability company, the 9th Ave Hotel Mezz II LLC (the “Cassa Times Square Mixed-Use Mezzanine Borrower”). As of the Cut-off Date the Cassa Times Square Mixed-Use Mezzanine Loan has a balance of $3,430,485. The Cassa Times Square Mixed-Use Mezzanine Loan is subject to an intercreditor agreement between the lender and the Cassa Times Square Mixed-Use Mezzanine Lender. The Cassa Times Square Mixed-Use Mezzanine Loan had an initial term of 117 months and has a remaining term as of the Cut-off Date of 114 months. The Cassa Times Square Mixed-Use Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and amortizes based on a 360-month amortization schedule.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, containing an extended period of indemnity endorsement which provides that after the physical loss to the condominium building core and shell has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the condominium building core and shell is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

Windstorm Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for windstorm/hail in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. At the time of the Cassa Times Square Mixed Use Mortgage Loan closing, the Cassa Times Square Mixed-Use Property had such insurance coverage for windstorm.

A-3-57

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A-3-58

PLAZA MEXICO – LOS ANGELES

FOOD 4 LESS

PLAZA MEXICO
MEXICO
URUGUAY
boost mobile
FOOD 4 LESS

RITE AID

EL GALLO GIRO

yogurtland

A-3-59

PLAZA MEXICO – LOS ANGELES

IMPERIAL HIGHWAY
STATE STREET
VACANT
EL GALLO GIRO
BANCO POPULAR
PLAZA MEXICO
L.A. CARE
LONG BEACH BOULEVARD
AUTOFIN
BEECHWOOD AVE.
DON ROBERTO JEWELERS
2 STORY MARKETPLACE
OVER 150 STORES
STATE STREET
verizon
THE PERFUME CLUB
IMPERIAL MARKET
G-STAGE
FOOD 4 LESS
EMYCO
LA CURACAO
EDISON TRANSFORMATION STATION
105
I-105 FREEWAY (WEST BOUND)
RITE AID
WESTERN UNION
FASHION AVENUE
CASA DURANGO
METRO PCS
AAA CHINA BUFFET
SCE FEDERAL CREDIT UNION
EDISON SUBSTATION
N
Collateral
Vacant
Not Part of Collateral

A-3-60

PLAZA MEXICO – LOS ANGELES

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Florence
Bell
Commerce
Bell Gardens
Cudahy
South Gate
Downey
Watts
Willowbrook
Lynwood
East Rancho Dominguez
West Rancho Dominguez
Compton
Paramount
Bellflower
LONG BEACH
Lakewood
Carson
LOS ANGELES COUNTY
Santa Monica Fwy
Pomona Fwy
Whittier Blvd
Olympic Blvd
Washington Blvd
BNSF Railway
METROLINK
Bandini Blvd
Leonis Blvd
Slauson Ave
Gage Ave
Florence Ave
Firestone Blvd
Century Blvd
Tweedy Blvd
Abbott Rd
Imperial Hwy
Century Fwy
El Segundo Blvd
Rosecrans Ave
Alondra Blvd
Artesia Blvd
Artesia Fwy
Gardena Fwy
Victoria St.
Del Amo Blvd
South St
Vernon Ave
MLK Jr Blvd
Jefferson Blvd
Harbor Fwy
Long Beach Fwy
BLUE LINE
GREEN LINE
METRORAIL BLUE LINE
Los Angeles River
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
Exxon Mobil
Community Hospital of Huntington Park
Watts Towers Arts Center
St. Francis Medical Center
Los Amigos Country Club
Rancho Los Amigos Natl. Rehabilitation Ctr.
Downey Regional Medical Ctr.
Stonewood Center
Kaiser Permanente Downey Medical Center
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Paramount Petroleum Corp. (Long Beach)
Compton/ Woodley Airport
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Lakewood Regional Medical Center
Lakewood Marketplace
Lakewood Center
Earvin Magic Johnson Park
LA Intl. Airport 9 miles
110
10
60
5
105
710
42
19
91
405
Santa Clarita
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SAN MONICA MTS.
Burbank
Glendale
Pasadena
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Fullerton

A-3-61

No. 7 – Plaza Mexico – Los Angeles

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$30,000,000			Location:	Lynwood, CA
% of Initial Pool Balance:	4.0%			Size:	404,064 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(2):	$262.33
Borrower Name:	Plamex Investment, LLC			Year Built/Renovated:	1974/2005
Sponsors:	Donald Chae; Min Chae			Title Vesting:	Fee
Mortgage Rate:	4.59811%			Property Manager:	Self-managed
Note Date:	June 16, 2016			4rd Most Recent Occupancy (As of):	91.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.2% (12/31/2013)
Maturity Date:	July 5, 2021			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	93.9% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(4):	90.9% (6/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(29),O(4)			Underwriting and Financial Information:
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			4th Most Recent NOI (As of):	$8,861,496 (12/31/2013)
Additional Debt Type(1)(2):	Pari Passu, Mezzanine			3rd Most Recent NOI (As of):	$8,958,550 (12/31/2014)
				2nd Most Recent NOI (As of):	$9,372,954 (12/31/2015)
				Most Recent NOI (As of):	$9,525,218 (TTM 2/29/2016)

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)	U/W Revenues:	$14,200,010
Taxes	$289,261	$57,852	NAP	U/W Expenses:	$4,568,906
Insurance	$53,346	$8,891	NAP	U/W NOI:	$9,631,104
Replacement Reserves	$0	$5,051	NAP	U/W NCF:	$9,166,431
TI/LC	$611,613(3)	$33,672	$1,212,192	U/W NOI DSCR(1)(2):	1.95x
Deferred Maintenance	$50,500	$0	NAP	U/W NCF DSCR(1)(2):	1.85x
Free Rent Reserve	$744,439	$0	NAP	U/W NOI Debt Yield(1)(2):	9.1%
Food 4 Less CAM Reserve	$88,068	$0	NAP	U/W NCF Debt Yield(1)(2):	8.6%
La Curacao CAM Reserve	$50,000	$0	NAP	As-Is Appraised Value:	$184,000,000
Litigation Reserve	$56,250	$0	NAP	As-Is Appraisal Valuation Date:	March 16, 2016
Proposed Construction Reserve	$69,999	$0	NAP	Cut-off Date LTV Ratio(1)(2):	57.6%
Earthquake Insurance Reserve	$150,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(2):	57.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $14,000,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Plaza Mexico – Los Angeles Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Plaza Mexico – Los Angeles Whole Loan and the mezzanine indebtedness were $296.98, 1.37x, 7.6%, 65.2% and 65.2% respectively.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Plaza Mexico – Los Angeles Mortgage Loan”) is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) secured by a first mortgage encumbering an anchored retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). The Plaza Mexico – Los Angeles Whole Loan was originated on June 16, 2016 by Natixis, New York Branch. The Plaza Mexico – Los Angeles Whole Loan had an original principal balance of $106,000,000, has an outstanding principal balance as of the Cut-off Date of $106,000,000 and accrues interest at an interest rate of 4.59811% per annum. The Plaza Mexico – Los Angeles Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date, and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Whole Loan. The Plaza Mexico – Los Angeles Whole Loan matures on July 5, 2021.

A-3-62

PLAZA MEXICO – LOS ANGELES

The Plaza Mexico – Los Angeles Mortgage Loan is evidenced by the non-controlling Notes A-4 and A-5, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $30,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling Note A-2 and the non-controlling Note A-3, with an aggregate original principal balance of $40,000,000, were contributed to the MSC 2016-UBS11 Trust; and the non-controlling Notes A-1 and A-6, which had an aggregate original principal balance of $36,000,000, were contributed to the SGCMS 2016-C5 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-3 and A-6 are referred to herein as the “Plaza Mexico – Los Angeles Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	SGCMS 2016-C5	No
A-2	$20,000,000	MSC 2016-UBS11	Yes
A-3	$20,000,000	MSC 2016-UBS11	No
A-4	$20,000,000	WFCM 2016-NXS6	No
A-5	$10,000,000	WFCM 2016-NXS6	No
A-6	$8,000,000	SGCMS 2016-C5	No
Total	$106,000,000

Following the lockout period, the borrower has the right to defease the Plaza Mexico – Los Angeles Whole Loan in whole, or in part, on any date before April 5, 2021. In addition, the Plaza Mexico – Los Angeles Whole Loan is prepayable without penalty on or after April 5, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$106,000,000	88.3%	Loan payoff(1)	$103,652,170	86.4%
Mezzanine loan	14,000,000	11.7	Reserves	2,163,475	1.8
			Closing costs	1,515,042	1.3
			Return of equity	12,669,313	10.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%
(1)	The Plaza Mexico – Los Angeles Property was previously securitized in the CFCRE 2011-C2 transaction.

The Property. The Plaza Mexico – Los Angeles Property is a 404,064 square foot anchored retail center situated on a 31.5-acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture, and the property is considered a cultural hub of the Mexican community of greater Los Angeles. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of net rentable area.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 square feet for inline tenants (on average less than 0.5% of total net rentable area). Only five tenants occupy more than 10,000 square feet, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% since 2006 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, which has been in occupancy since 1988. Food 4 Less’s reported sales at the Plaza Mexico – Los Angeles Property have increased from approximately $33.2 million ($606 per square foot) in 2011 to approximately $40.7 million in 2015 ($743 per square foot, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao (a privately held chain of large format electronic stores, which has served the Los Angeles Hispanic community for over 30 years) and Rite Aid, which have been in occupancy since 2005 and 1988, respectively. Rite Aid’s sales at the Plaza Mexico – Los Angeles Property have increased from approximately $5.7 million ($297 per square foot) in 2011 to approximately $7.0 million in 2015 ($368 per square feet, 3.4% occupancy cost). According to the appraisal, contractual rents for Food 4 Less, La Curacao and Rite Aid are below market rates by approximately 57.9%, 24.4%, and 67.9%, respectively. Additional in-line tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, The Children’s Place, and Verizon Wireless.

The rentable area of the Plaza Mexico – Los Angeles Property comprises a two-story market that totals 84,241 square feet of rentable area, which was 89.9% occupied by 119 tenants as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers, and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, has maintained between 89.4% and 99.3% occupancy since 2006.

A-3-63

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the tenancies at the Plaza Mexico – Los Angeles Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
La Curacao	NR/NR/NR	27,381	6.8%	$18.15	$496,965	4.5%	NAV	NAV	1/31/2020(4)
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$8.85	$485,209	4.4%	$743	1.8%	8/23/2018(5)
Rite Aid	B/B2/B	19,120	4.7%	$7.70	$147,239	1.3%	$368	3.4%	5/31/2018(6)
Total Anchor Tenants		101,323	25.1%	$11.15	$1,129,413	10.3%

Major Tenants
Planet Fitness(7)	NR/NR/NR	16,361	4.0%	$27.96	$457,454	4.2%	NAV	NAV	9/30/2026(7)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$8.25	$99,999	0.9%	$173(8)	8.8%(8)	12/31/2018(9)
Total Major Tenants		28,477	7.0%	$19.58	$557,453	5.1%

Non-Major Tenants		237,498(10)	58.8%	$39.20(10)	$9,311,048	84.7%

Occupied Collateral Total		367,298(10)	90.9%	$29.94(10)	$10,997,914	100.0%

Vacant Space		36,766	9.1%

Collateral Total		404,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015, unless otherwise noted.

(4)	La Curacao has three, 5-year lease renewal options.

(5)	Food 4 Less has six, 5-year lease renewal options.

(6)	Rite Aid has two, 5-year lease renewal options.

(7)	Planet Fitness recently signed its lease and took possession of its space in May 2016. The tenant is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions related to Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(8)	Sales PSF and Occupancy Costs for Chuck-E-Cheese are for the trailing 12-month period ending April 30, 2015.

(9)	Chuck-E-Cheese has three, 5-year lease renewal options.

(10)	14 tenants have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding the rent related to those tenants is $38.21 and $29.30, respectively.

A-3-64

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	34	17,542	4.3%	17,542	4.3%	$973,733(4)	8.9%	$55.51(4)
2016	14	10,188	2.5%	27,730	6.9%	$472,012	4.3%	$46.33
2017(5)	97	74,210	18.4%	101,940	25.2%	$3,122,415(5)	28.4%	$42.08(5)
2018	52	143,860	35.6%	245,800	60.8%	$2,917,066	26.5%	$20.28
2019	14	32,128	8.0%	277,928	68.8%	$1,077,314	9.8%	$33.53
2020	7	50,435	12.5%	328,363	81.3%	$1,345,238	12.2%	$26.67
2021	1	5,994	1.5%	334,357	82.7%	$125,874	1.1%	$21.00
2022	2	9,720	2.4%	344,077	85.2%	$244,572	2.2%	$25.16
2023	1	2,860	0.7%	346,937	85.9%	$120,635	1.1%	$42.18
2024	2	4,000	1.0%	350,937	86.9%	$141,600	1.3%	$35.40
2025	0	0	0.0%	350,937	86.9%	$0	0.0%	$0.00
2026	1	16,361	4.0%	367,298	90.9%	$457,454	4.2%	$27.96
Thereafter	0	0	0.0%	367,298	90.9%	$0	0.0%	$0.00
Vacant	0	36,766	9.1%	404,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	225	404,064	100.0%			$10,997,914	100.0%	$29.94
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	13 month-to-month kiosk tenants have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.
(5)	One tenant, Jesus Garcia, has no square footage but contributes $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

The following table presents historical occupancy percentages at the Plaza Mexico – Los Angeles Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)(3)
91.9%	92.2%	93.6%	93.9%	90.9%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	Occupancy shown includes Planet Fitness (4.0% of net rentable area), which recently signed its lease and took possession of it premises in May 2016. Planet Fitness is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions for Planet Fitness. Excluding Planet Fitness, the Plaza Mexico – Los Angeles Property was 86.9% physically occupied as of June 1, 2016.

A-3-65

PLAZA MEXICO – LOS ANGELES

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	77.5%	$27.22
Grossed Up Vacant Space	0	0	0	0	1,490,725	10.5	3.69
Total Reimbursables	2,741,122	2,775,480	2,746,358	2,771,569	2,825,601	19.9	6.99
Other Income	525,802	745,771	761,337	786,464	715,675	5.0	1.77
Less Vacancy & Credit Loss	0	(191,051)	(168,067)	(168,067)	(1,829,904)(2)	(12.9)	(4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	100.0%	$35.14

Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,568,906	32.2%	$11.31

Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,631,104	67.8%	$23.84
TI/LC	0	0	0	0	404,064	2.8	1.00
Capital Expenditures	0	0	0	0	60,610	0.4	0.15
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,166,431	64.6%	$22.69

NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.95x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.85x
NOI DY(3)	8.4%	8.5%	8.8%	9.0%	9.1%
NCF DY(3)	8.4%	8.5%	8.8%	9.0%	8.6%

(1)	U/W Base Rent includes contractual rent steps through June 2017 totaling $251,325.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Appraisal. As of the appraisal valuation date of March 16, 2016, the Plaza Mexico – Los Angeles Property had an “as-is” appraised value of $184,000,000.

Environmental Matters. According to Phase I environmental site assessment dated as of March 18, 2016, there were no recognized environmental conditions identified at the Plaza Mexico – Los Angeles Property.

Market Overview and Competition. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the heavily trafficked intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count), directly adjacent to the Interstate 105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 populations within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property were 387,826 and 995,071, respectively, while the estimated median household incomes within the same radii were $40,111 and $39,997, respectively.

The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million square feet, overall vacancy rate of 5.2% and average asking rent of $20.10 per square foot on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 per square foot, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 per square foot on a triple net basis.

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PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Chesterfield Square Los Angeles, CA	2002/NAV	Home Depot, Food 4 Less, Walgreens, McDonalds	215,755	100.0%	11.3 miles	NAV	NNN

Gateway Towne Center Compton, CA	2007/NAV	Target, Home Depot, Staples, 24Hr. Fitness Sport	300,000	100.0%	4.4 miles	NAV	NNN

Azalea Shopping Center South Gate, CA	2014/NAV	Wal-Mart, Ross Dress for Less, Marshalls, Petco	374,000	98.0%	3.1 miles	$22.50-$26.52	NNN

El Paseo At South Gate South Gate, CA	2001/NAV	Regal 16 Cinemas, Curacao	298,691	96.0%	4.5 miles	$14.04-$24.00	NNN

Lakewood Marketplace Lakewood, CA	1968/NAV	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	215,754	90.0%	12.2 miles	$14.88-$27.84	NNN

South Gate Plaza Shopping Center South Gate, CA	1980/NAV	Northgate Market, CVS	83,316	99.0%	2.7 miles	NAV	NNN

(1)	Information obtained from the appraisal.

The Borrowers. The borrower is Plamex Investments, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The Sponsors. The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of combined real estate investment and development experience and currently own 26 real estate projects (in addition to the Plaza Mexico – Los Angeles Property), including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. As of December 31, 2015, the sponsors reported a combined net worth and liquidity of $72.8 million and $1.2 million respectively. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $289,261 for real estate taxes; $53,346 for insurance premiums; $611,613 for TI/LCs for Planet Fitness; $744,439 for rent concessions for Planet Fitness ($638,979), Children’s Place ($67,500) and Kickin’ Crab ($37,960); $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation; $69,999 for proposed construction related to building façade improvements and pedestrian circulation improvements; and $150,000 for earthquake insurance. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus. Additionally, the loan documents require monthly deposits of $57,852 for real estate taxes, $8,891 for insurance premiums, $5,051 for replacement reserves and $33,672 for general TI/LC (subject to a cap of $1,212,192). If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the general TI/LC reserve falls below $500,000, monthly deposits of $33,672 are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan is structured with a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio (including the Plaza Mexico – Los Angeles Mezzanine Loan) falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties; or (v) the Parking Agreement (as defined below) being terminated. A Cash Trap Period will end if (x) with respect to clause (ii), for six consecutive months, (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; (y) with respect to clause (iii), upon the occurrence of a Food 4 Less Cash Trap Cure Event (as defined below) (and no other Cash Trap Period is then

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PLAZA MEXICO – LOS ANGELES

continuing); and (z) with respect to clause (v), the borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

A “Parking Agreement” means that certain lease agreement by and between the borrower and 3000 E. Imperial, LLC.

A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew its lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations in substantially all of its space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Cure Event” will occur, with respect to clause (i) above, if (A) Food 4 Less has renewed or extended its lease with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to the lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above, if either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to the lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) above, if (A) Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above, if the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the lender demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of payment of the same.

Property Management. The Plaza Mexico – Los Angeles Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Plaza Mexico – Los Angeles Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating any securities backed by any of the Plaza Mexico – Los Angeles Companion Loans with respect to the ratings of such securities.

Partial Release. Not Permitted.

Free Release. The borrower has the right to a free release of an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided certain conditions are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC

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requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is permitted to construct a parking garage and a residential complex on the Release Parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis, New York Branch (in such capacity, the “Plaza Mexico – Los Angeles Mezzanine Lender”) has originated a $14,000,000 mezzanine loan (the “Plaza Mexico – Los Angeles Mezzanine Loan”) to an affiliate of the borrower. The Plaza Mexico – Los Angeles Mezzanine Loan is subject to an intercreditor agreement between the lender and the Plaza Mexico – Los Angeles Mezzanine Lender. The Plaza Mexico – Los Angeles Mezzanine Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 60 months. The Plaza Mexico – Los Angeles Mezzanine Loan accrues interest at an interest rate of 12.352% per annum and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Mezzanine Loan. The Plaza Mexico – Los Angeles Mezzanine Loan was purchased by Waterfall Olympic Master Fund Grantor Trust, Series III on August 12, 2016.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 13.0%.

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333 NORTH BEDFORD

COSENTINO

SAW MILL CLUB
East

SAW MILL CLUB
East

ROSELLE
LIGHTING AND SUPPLY

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333 NORTH BEDFORD

333 North Bedford
333 North Bedford Road
Mount Kisco, NY 10549
Amawalk Reservoir
Golden's Bridge
Yorktown Heights
Muscoot County Park
Katonah
Cross River Reservoir
Beaver Dam Park
Caramoor Center for Music and the Arts
Bedford Hills
Glenarbor Golf Club
New Croton Reservoir
Kitchawan
IBM Thomas J. Watson Research Ctr.
Briarcliff Peekskill Trailway
Hudson National Golf Club
Croton-On-Hudson
Mount Kisco
Bedford
Bedford Golf Club
Arthur W. Butler Mem. Sanctuary
WESTCHESTER COUNTY
Ossining
Chappaqua
Briarcliff Manor
Pleasantville
Ehrmann Park
The Canyon Club
Whippoorwill Club
STAMFORD
Hudson River
Sleepy Hollow Country Club
Thornwood
Graham Hill County Park
Armonk
NEW YORK
CONNECTICUT
The Stamwich Golf Course
Phelps Memorial Hospital
Rockefeller State Park Preserve
Hawthorne
Sleepy Hollow
Kensico Lake
Tamarack Country Club
FAIRFIELD COUNTY
Valhalla
Marymount College
New York Medical College-Valhalla Campus
Westchester Medical Center
Cranberry Lake County Park
Westchester County Airport
Fairview Country Club
Greenwich
The New NY Bridge Under Construction Open 2018
Tarrytown
Westchester Community College
Rye Lake
TAPPAN ZEE BRIDGE
White Plains
Elmsford
Silver Lake Park
Harrison
SUNY at Purchase
Round Hill Golf Course
NY City 13 miles
Greenburgh
Brae Burn Golf Club
Saw Mill River Pkwy
Taconic State Pkwy
METRO NORTH
HARLEM LINE
HUDSON LINE
NY State Thruway
Cross Westchester Expwy
Sprain Brook Pkwy
Merritt Pkwy
CONNECTICUT
NEW YORK
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
NEW JERSEY
Long Island Sound

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No. 8 – 333 North Bedford

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Office/Retail/Warehouse
Cut-off Date Balance(1):	$29,913,127			Location:	Mount Kisco and Bedford, NY
% of Initial Pool Balance:	4.0%			Size:	611,954 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$96.95
Borrower Name:	DP 21, LLC			Year Built/Renovated:	1957/2009
Sponsors:	James A. Diamond; William E. Diamond			Title Vesting:	Fee
Mortgage Rate:	3.780%			Property Manager:	Self-managed
Note Date:	August 4, 2016			4th Most Recent Occupancy (As of):	96.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.9% (12/31/2013)
Maturity Date:	August 10, 2026			2nd Most Recent Occupancy (As of):	98.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	81.4% (8/1/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,437,527 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI:	$6,329,468 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,630,288 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI:	$6,778,878 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$7,450,441
				U/W Expenses:	$2,331,060
				U/W NOI(4):	$5,119,381
				U/W NCF:	$4,776,687
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.54x
				U/W NCF DSCR(1):	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.6%
Taxes	$15,703	$120,633	NAP	U/W NCF Debt Yield(1):	8.1%
Insurance	$127,612	$10,634	NAP	As-Is Appraised Value(5):	$92,500,000
Replacement Reserves	$0	$5,100	NAP	As-Is Appraisal Valuation Dates:	July 6, 2016
TI/LC Reserve	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(5):	64.1%
Deferred Maintenance	$860,966	$0	NAP	LTV Ratio at Maturity or ARD(1)(5):	50.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also concluded to an “as-stabilized” appraised value of $96,400,000 as of July 1, 2017, which would indicate a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.5% and 48.6%, respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “333 North Bedford Mortgage Loan”) is part of a whole loan (the “333 North Bedford Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a multi-tenanted mixed use building containing a combination of warehouse, flex, office, retail, and recreation space, located in Mount Kisco and Bedford, New York (the “333 North Bedford Property”). The 333 North Bedford Whole Loan was originated on August 4, 2016 by Natixis Real Estate Capital LLC. The 333 North Bedford Whole Loan had an original principal balance of $59,500,000, has an outstanding principal balance as of the Cut-off Date of $59,327,701 and accrues interest at an interest rate of 3.780% per annum. The 333 North Bedford Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 333 North Bedford Whole Loan matures on August 10, 2026.

The 333 North Bedford Mortgage Loan, evidenced by the controlling Note A-1 had an original principal balance of $30,000,000, has an outstanding principal balance of $29,913,127 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (the “333 North Bedford Companion Loan”) had an original principal balance of $29,500,000, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to a future trust. The lender provides no assurances that

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333 NORTH BEDFORD

Note A-2 will not be split further. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The 333 North Bedford Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	WFCM 2016-NXS6	Yes
A-2	$29,500,000	Natixis Real Estate Capital LLC	No
Total	$59,500,000

Following the lockout period, the borrower has the right to defease the 333 North Bedford Whole Loan in whole or in part on any date before May 10, 2026. In addition, the 333 North Bedford Whole Loan is prepayable without penalty on or after May 10, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 4, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$59,500,000	100.0%	Loan payoff(1)	$40,686,576	68.4%
			Reserves	2,504,280	4.2
			Closing costs	1,140,429	1.9
			Return of equity	15,168,714	25.5
Total Sources	$59,500,000	100.0%	Total Uses	$59,500,000	100.0%
(1)	The 333 North Bedford Property was previously securitized in the UBSC 2011-C1 transaction.

The Property. The 333 North Bedford Property is a one- and two-story 611,954 square foot, multi-tenanted class B+ mixed-use building containing a combination of flex (25.6% of net rentable area), warehouse (11.8%), recreation space (22.3%), retail (18.8% including health club spaces), self-storage (14.7%) and office (6.8%), known as The Park at Mount Kisco. The 333 North Bedford Property is situated on a 37.4-acre parcel located in the towns of Mount Kisco and Bedford, New York. Originally built in 1957 as a single tenant distribution facility, the 333 North Bedford Property was reconfigured to a multi-tenanted facility in 2006-2009. The 333 North Bedford Property features 20.5-foot clear heights, 9 loading docks, 17 drive-in bays, and 31.5-foot by 31.5-foot column spacing. The 333 North Bedford Property contains 799 surface parking spaces, accounting for a parking ratio of 1.3 spaces per 1,000 square feet of rentable area. As of August 1, 2016, the 333 North Bedford Property was 81.4% occupied by 20 tenants. Major tenants at the 333 North Bedford Property include Grand Prix New York Racing, Target, C&S North America, Safe Havens Partners (self-storage), Saw Mill Club East fitness center and Photo File, Inc. Approximately 22.3% of the total rentable area consists of recreation space in the form of an indoor go-karting track, bowling alley, and a trampoline park.

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333 NORTH BEDFORD

The following table presents certain information relating to the tenancy at the 333 North Bedford Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Space Type	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Grand Prix New York Racing(2)	NR/NR/NR	Recreational	117,942	19.3%	$8.90	$1,049,106	17.8%	12/31/2024
Safe Havens Partners(3)	NR/NR/NR	Self-storage	90,031	14.7%	$8.33	$750,000	12.7%	5/31/2022
Photo File, Inc.	NR/NR/NR	Flex	42,881	7.0%	$14.04	$602,149	10.2%	3/31/2020(4)
Saw Mill Club East(5)	NR/NR/NR	Health Club	42,693	7.0%	$18.87	$805,500	13.6%	12/31/2020(6)
C&C North America	NR/NR/NR	Retail	31,454	5.1%	$14.07	$442,609	7.5%	3/31/2018(7)
Total Major Tenants			325,001	53.1%	$11.23	$3,649,364	61.8%

Non-Major Tenants			173,107	28.3%	$13.04	$2,257,476	38.2%

Occupied Collateral Total			498,108	81.4%	$11.86	$5,906,840	100.0%

Vacant Space			113,846	18.6%

Collateral Total			611,954	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $57,364, through August 2017.
(2)	Grand Prix New York Racing subleases 17,200 square feet to Spins Bowl (2.8% of net rentable area) at a current rental rate of $20.93 per square foot. The sponsors have a 52.6% ownership interest in Grand Prix New York Racing and 87.4% ownership interest in Spins Bowl. The Annual U/W Base Rent for Grand Prix New York Racing is based on the tenant’s primary lease rate and Spins Bowl’s lease rate. Spins Bowl is required to pay the borrower directly the annual rent of $360,000.
(3)	The sponsors have 75.0% ownership in Safe Havens Partners.
(4)	Photo File, Inc. has a one-time right to terminate its lease on October 1, 2017, with nine months’ written notice and the payment of unamortized landlord lease transaction costs, including cost of tenant’s build-out and brokerage fees.
(5)	Saw Mill Club East subleases 1,300 square feet to Spa East (0.2% of net rentable area) at a current rental rate of $44.77 per square foot. The Annual U/W Base Rent for Saw Mill Club East is based on the tenant’s primary lease rate.
(6)	Saw Mill Club East has five, five-year renewal options.
(7)	C&C North America has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the 333 North Bedford Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	57,418	9.4%	57,418	9.4%	$735,572	12.5%	$12.81
2018	3	71,164	11.6%	128,582	21.0%	$947,316	16.0%	$13.31
2019	5	27,051	4.4%	155,633	25.4%	$368,889	6.2%	$13.64
2020	5	120,121	19.6%	275,754	45.1%	$1,806,146	30.6%	$15.04
2021	0	0	0.0%	275,754	45.1%	$0	0.0%	$0.00
2022	2	96,612	15.8%	372,366	60.8%	$869,133	14.7%	$9.00
2023	0	0	0.0%	372,366	60.8%	$0	0.0%	$0.00
2024	1	117,942	19.3%	490,308	80.1%	$1,049,106	17.8%	$8.90
2025	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
2026	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
Thereafter	1	7,800	1.3%	498,108	81.4%	$130,678	2.2%	$16.75
Vacant	0	113,846	18.6%	611,954	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	611,954	100.0%			$5,906,840	100.0%	$11.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-74

333 NORTH BEDFORD

The following table presents historical occupancy percentages at the 333 North Bedford Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)(3)
96.9%	98.8%	100.0%	81.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The decrease in occupancy from 2015 is due to former tenant The Wine Enthusiast (18.6% of net rentable area) vacating its space in July 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 333 North Bedford Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,640,031	$6,475,101	$6,901,321	$6,999,170	$5,906,840	79.3%	$9.65
Grossed Up Vacant Space	0	0	0	0	1,223,845	16.4	2.00
Total Reimbursables	1,915,069	2,028,386	2,109,966	2,164,362	1,950,357	26.2	3.19
Other Income	12,028	47,286	1,283	3,127	3,127	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,633,727)(1)	(21.9)	(2.67)
Effective Gross Income	$8,567,127	$8,550,772	$9,012,571	$9,166,659	$7,450,441	100.0%	$12.17

Total Operating Expenses	$2,129,600	$2,221,304	$2,382,282	$2,387,781	$2,331,060	31.3	$3.81

Net Operating Income	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$5,119,381(2)	68.7%	$8.37

TI/LC	0	0	0	0	305,977	4.1	0.50
Capital Expenditures	0	0	0	0	36,717	0.5	0.06
Net Cash Flow	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$4,776,687	64.1%	$7.81

NOI DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.54x
NCF DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.44x
NOI DY(3)	10.9%	10.7%	11.2%	11.4%	8.6%
NCF DY(3)	10.9%	10.7%	11.2%	11.4%	8.1%

(1)	The underwritten economic vacancy is 18.0%. The 333 North Bedford Property was 81.4% physically occupied as of August 1, 2016.
(2)	The decrease in U/W NOI is due to a former tenant The Wine Enthusiast, (18.6% of net rentable area) vacating its space in July 2016.
(3)	The debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.

Appraisal. As of the appraisal valuation date of July 6, 2016, the 333 North Bedford Property had an “as-is” appraised value of $92,500,000 and an “as-stabilized” value of $96,400,000 as of July 1, 2017, based on a stabilized occupancy of 93.0%.

Environmental Matters. According to a Phase I environmental site assessment dated July 15, 2016, there was no evidence of any recognized environmental conditions at the 333 North Bedford Property.

Market Overview and Competition. The 333 North Bedford Property is located in Mount Kisco and Bedford, Westchester County, New York, approximately 43.2 miles northeast of New York City. The 333 North Bedford Property is situated 2.2 miles west of Interstate 684, which runs north/south through Westchester to Putnam County. The 333 North Bedford Property is also located approximately 8.1 miles east of the Taconic State Parkway, which travels north-south through Westchester County, providing access to White Plains to the south and Yorktown to the north. According to the appraisal, the 2016 estimated population in Mount Kisco and Bedford was 11,337 and 17,799, respectively, with an estimated 2016 average household income of $104,272 and $188,402, respectively. Mount Kisco is often referred to as “the commercial hub” of northern Westchester, as residents from surrounding towns and municipalities come to shop at the village’s array of stores. North Bedford Road is considered the main commercial corridor in the area and is heavily developed with various commercial and retail uses for approximately 2 miles north of downtown Mount Kisco. Over the last decade, national retailers have increased their presence in the market. Staples, Target and T.J. Maxx have all opened locations along East Main Street and North Bedford Road, north and south of town. In addition, Borders Books recently opened a store at the northwest corner of East Main Street and Green Street in downtown Mount Kisco.

According to the appraisal, the 333 North Bedford Property is located within the North Market industrial submarket of the Westchester County industrial market. As of the second quarter of 2016, the submarket reported total inventory of 72 buildings totaling approximately 2.2 million square feet with a 5.1% vacancy rate. The appraiser concluded to market rents for the 333 North Bedford Property of $12.00 per square foot for the industrial space, $20.00 per square foot for the office space and $18.00 per square foot for the health club spaces, all on a triple net basis.

A-3-75

333 NORTH BEDFORD

The following table presents certain information relating to comparable office properties to the 333 North Bedford Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
404 Fieldcrest Drive Elmsford, NY	1996/NAV	1	78,674	100%	14.0 miles	Federal Express	Apr 2016 / 5 Yrs	78,674	$10.50	NNN
518-520 Franklin Avenue Mount Vernon, NY	1960/NAV	1	22,500	100%	27.8 miles	Not disclosed	Oct 2015/ 10 Yrs	22,500	$12.75	NNN
3 Westchester Plaza Elmsford, NY	1969/NAV	1	93,500	100%	14.5 miles	Vivant Solar	Aug 2015 / 5 Yrs	24,275	$17.00	NNN
560 South 3rd Avenue Mount Vernon, NY	1965/NAV	1	63,000	100%	28.1 miles	DHL	Jun 2015 / NAV	22,400	$12.81	Modified Gross
600-700 Executive Blvd. Elmsford, NY	1968/NAV	1	107,500	100%	14.8 miles	Not Disclosed	Jun 2015 / 5 Yrs	15,000	$13.50	NNN
36 Midland Avenue Port Chester, NY	1979/NAV	1	78,287	88%	20.8 miles	Walker Zanger	Apr 2015 / 10 Yrs	21,764	$14.64	NNN
(1)	Information obtained from the appraisal and a third party report.

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
400 Columbus Avenue Valhalla, NY	1972/1998	3	141,190	50%	10.3 miles	Confidential	Jun 2016 / 10 Yrs	4,700	$23.50	Modified Gross
500 Executive Boulevard Ossining, NY	1996/2002	3	22,500	94%	10.5 miles	Confidential	Jan 2016 / 5 Yrs	2,895	$21.50	NNN
280 North Bedford Road Mount Kisco, NY	1988/1999	3	30,000	92%	0.2 miles	Confidential	Jan 2016 / 5 Yrs	1,700	$24.00	NNN
45 Knollwood Road Elmsford, NY	1982/NAV	5	50,000	93%	16.0 miles	Paredim Partners	Nov 2015 / 5 Yrs	3,109	$22.00	Modified Gross
45 Kensico Drive Mount Kisco, NY	1970/NAV	2	16,320	100%	1.1 miles	Confidential	Sep 2015 / 5 Yrs	2,385	$22.00	Modified Gross
(1)	Information obtained from the appraisal and a third party report.

The Borrower. The borrower is DP 21, LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 333 North Bedford Whole Loan. James A. Diamond and William E. Diamond are the guarantors of certain nonrecourse carveouts under the 333 North Bedford Whole Loan.

The Sponsors. The sponsors are James A. Diamond and William E. Diamond, founders of Diamond Properties LLC. Since its founding in 1993, Diamond Properties, LLC has acquired 58 properties, including office, warehouse, retail and residential properties and land, in New York, Pennsylvania, Connecticut, Ohio and Maryland; and the firm currently owns 44 properties, totaling in excess of 3.7 million square feet. James A. Diamond and William E. Diamond reported an aggregate net worth of approximately $83.6 million and $81.0 million, respectively, as of December 31, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $15,703 for real estate taxes, $127,612 for insurance, $1,500,000 for tenant improvements and leasing commissions (“TI/LC”) and $860,966 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $120,633 for real estate taxes, $10,634 for insurance premiums and $5,100 for replacement reserves. The TI/LC reserve is subject to a cap of $1,500,000 and a floor of $500,000. If the balance of the TI/LC reserve falls below $500,000, the loan documents require ongoing monthly deposit in the amount of $25,498 until the cap is met.

Lockbox and Cash Management. The 333 North Bedford Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The 333 North Bedford Whole Loan requires all rents to be directly deposited by tenants of the 333 North Bedford Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for six consecutive months; and with respect to clause (iii), upon the occurrence of a Primary Tenant Sweep Period Cure (as defined below).

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333 NORTH BEDFORD

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, a Primary Tenant (as defined below) lease; (ii) a Primary Tenant becoming the subject of a bankruptcy action; (iii) a Primary Tenant “going dark” in a majority of its premises; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under a Primary Tenant lease; or (v) the date that is the earlier of nine months prior to (A) any lease extension date set forth in a Primary Tenant lease or (B) the expiration date of such Primary Tenant lease unless, in the case of (v) such Primary Tenant lease has been extended with a term that expires no earlier than five years after the 333 North Bedford Whole Loan maturity date.

A “Primary Tenant Sweep Period Cure” will occur with respect to clause (i) or clause (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; with respect to clause (ii) above, if either (A) the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, or (B) a Primary Tenant Replacement Event has occurred; with respect to clause (iii) above, if either (A) a Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (B) a Primary Tenant Replacement Event has occurred; or with respect to clause (iv) above, if either (A) the monetary or material non-monetary default is cured and no other monetary or material nonmonetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease, or (B) a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant lease and the borrower entering into one or more new leases for all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means each of (i) Grand Prix New York Racing, (ii) Spins Bowl, (iii) and thereafter, any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

Property Management. The 333 North Bedford Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 333 North Bedford Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by the 333 North Bedford Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 333 North Bedford Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-77

YEAGER PORTFOLIO

Yeager Office Suites

Frisco

Carmel Office Suites

Carmel

GREENWOOD OFFICE SUITES

Greenwood

A-3-78

YEAGER PORTFOLIO

Prosper
McKinney
Little Elm
FRISCO
The Colony
PLANO
Lake Lewisville

Noblesville
Westfield
Carmel
Zionsville
Fishers
McCordsville
Lawrence
INDIANAPOLIS
Speedway
Downtown
Warren Park
Cumberland

Yeager Portfolio

1 Frisco	Frisco, TX
2 Carmel	Carmel, IN
3 Greenwood	Greenwood, IN
4 Fishers II	Fishers, IN
5 Fishers I	Fishers, IN
6 Plainfield	Plainfield, IN
7 Noblesville I	Noblesville, IN
8 Noblesville II	Noblesville, IN

Downtown
INDIANAPOLIS
Beech Grove
Franklin Township
Perry Township
West Newton
Homecroft
Southport
Greenwood
New Whiteland
Whiteland

Brownsburg
Clermont
Speedway
INDIANAPOLIS
Avon
Plainfield
West Newton
Camby
Wynnedale

A-3-79

No. 9 – Yeager Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$28,000,000			Location:	Various – See Table
% of Initial Pool Balance:	3.7%			Size:	163,740 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$171.00
Borrower Name:	Yeager Companies LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Scott J. Yeager			Title Vesting:	Fee
Mortgage Rate:	4.881%			Property Manager:	Self-managed
Note Date:	September 13, 2016			4th Most Recent Occupancy (As of)(2):	97.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	97.6% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of)(2):	95.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	98.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	99.5% (8/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$2,348,010 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$2,420,104 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$2,944,282 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,997,848 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$5,207,442
				U/W Expenses:	$2,366,980
				U/W NOI:	$2,840,462
				U/W NCF:	$2,731,235
Escrows and Reserves(1):				U/W NOI DSCR:	1.60x
				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$81,166	$40,583	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$25,388	$4,231	NAP	As-Is Appraised Value:	$38,460,000
Replacement Reserve	$0	$2,997	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$11,988	$400,000	Cut-off Date LTV Ratio:	72.8%
Deferred Maintenance	$40,103	$0	NAP	LTV Ratio at Maturity or ARD:	59.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Yeager Portfolio Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in eight suburban office properties located in Indiana and Texas (the “Yeager Portfolio Properties”). The Yeager Portfolio Mortgage Loan was originated on September 13, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”). The Yeager Portfolio Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.881% per annum. The Yeager Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Yeager Portfolio Mortgage Loan matures on October 6, 2026.

Following the lockout period, the borrower has the right to defease the Yeager Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any payment date before June 6, 2026. In addition, the Yeager Portfolio Mortgage Loan is prepayable without penalty on or after June 6, 2026.

A-3-80

YEAGER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$19,577,315	69.9%
			Closing costs	715,992	2.6
			Reserves	146,656	0.5
			Return of equity	7,560,037	27.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

The Properties. The Yeager Portfolio Properties consist of eight office properties located in Indiana (seven properties) and Texas (one property). The Yeager Portfolio Properties total 163,740 square feet and are leased to 608 tenants. The Yeager Portfolio Properties range in size from 8,100 square feet to 29,562 square feet, with an average of 20,468 square feet. The Yeager Portfolio Properties cater to the on modern-day needs of small businesses, start-ups, and independent professionals by providing office suites with all-inclusive amenities at affordable monthly rates. With the exception of the Noblesville II property, which is more similar to a traditional office building with larger suites and fewer tenants, all Yeager Portfolio Properties offer suite-style office spaces to tenants and feature communal conference rooms, a cafe, and co-working space. In addition, tenants at all Yeager Portfolio Properties are provided with high-speed internet access, utilities, and janitorial maintenance, as well as technological amenities at a fixed fee. The Yeager Portfolio Properties offer tenants monthly rents ranging from $202 to $3,300 per suite on month-to-month leases, with a 90-day notice to vacate. No tenant accounts for more than 2.0% of the net rentable area or 0.8% of underwritten base rent at the Yeager Portfolio Properties.

The Yeager Portfolio Properties were developed or acquired by the sponsor from 2005 to 2014, for a total cost of approximately $36.9 million ($225.18 per square foot). In addition, the sponsor spent approximately $454,094 in capital expenditures and other soft costs for a total cost basis of approximately $37.3 million ($227.95 per square foot). Since 2007, the average occupancy across the Yeager Portfolio Properties, excluding properties in initial lease up has ranged from 97.2% to 100.0%. As of August 1, 2016, the Yeager Portfolio Properties were 99.5% occupied by 608 tenants, with individual properties ranging in occupancy from 98.4% to 100.0%.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Frisco - Frisco, TX	$7,000,000	25.0%	99.4%	2013/NAP	25,019	$8,450,000	82.8%
Carmel - Carmel, IN	$6,000,000	21.4%	100.0%	2010/NAP	29,562	$8,000,000	75.0%
Fishers II - Fishers, IN	$3,700,000	13.2%	98.4%	2006/NAP	24,685	$5,330,000	69.4%
Greenwood - Greenwood, IN	$3,600,000	12.9%	100.0%	2008/NAP	24,303	$5,200,000	69.2%
Fishers I - Fishers, IN	$3,100,000	11.1%	100.0%	2005/NAP	16,653	$4,460,000	69.5%
Plainfield - Plainfield, IN	$3,000,000	10.7%	99.1%	2009/NAP	22,818	$4,300,000	69.8%
Noblesville I - Noblesville, IN	$1,000,000	3.6%	100.0%	1930/2005	8,100	$1,550,000	64.5%
Noblesville II - Noblesville, IN	$600,000	2.1%	100.0%	2006/NAP	12,600	$1,170,000	51.3%
Total/Weighted Average	$28,000,000	100.0%	99.5%		163,740	$38,460,000	72.8%

The following table presents certain information relating to the property mix at the Yeager Portfolio Properties:

Property Mix

Property Name – Location	Net Rentable Area (SF)	No. of Suites	Average Suite U/W Monthly Rent	Average Suite NRSF	Average Suite U/W Annual Rent PSF
Frisco - Frisco, TX	25,019	152	$628.06	145	$54.74
Carmel - Carmel, IN	29,562	146	$559.34	181	$38.61
Fishers II - Fishers, IN	24,685	98	$625.40	216	$35.58
Greenwood - Greenwood, IN	24,303	101	$569.71	206	$34.10
Fishers I - Fishers, IN	16,653	76	$566.64	189	$36.03
Plainfield - Plainfield, IN	22,818	96	$575.06	204	$34.69
Noblesville I - Noblesville, IN	8,100	42	$504.14	166	$36.80
Noblesville II - Noblesville, IN	12,600	6	$2,458.33	2,100	$14.17
Total/Weighted Average	163,740	717	$599.94	201	$39.87

A-3-81

YEAGER PORTFOLIO

The following table presents historical occupancy percentages at the Yeager Portfolio Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	8/1/2016(3)
97.6%	97.6%	95.4%	98.9%	99.5%

(1)	Information obtained from the borrower.
(2)	2012 and 2013 occupancy excludes the Frisco property as it was constructed in 2013. In 2014, the Frisco property had occupancy of 75.0% during its initial lease-up period. Excluding the Frisco property, the Yeager Portfolio Properties had occupancy of 98.3%.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Yeager Portfolio Properties:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 6/30/2016	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,538,349	$4,059,877(3)	$4,941,210(3)	$5,125,842	$5,245,243		100.7%	$32.03
Grossed Up Vacant Space	0	0	0	0	29,352		0.6	0.18
Total Reimbursables	0	0	0	0	0		0.0	0.00
Other Income(4)	304,619	279,085	223,919	236,498	232,265		4.5	1.42
Less Vacancy & Credit Loss	0	0	0	0	(299,418)	(5)	(5.7)	(1.83)
Effective Gross Income	$3,842,968	$4,338,962	$5,165,129	$5,362,340	$5,207,442		100.0%	$31.80

Total Operating Expenses	$1,494,958	$1,918,858	$2,220,847	$2,364,492	$2,366,980		45.5%	$14.46

Net Operating Income	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,840,462		54.5%	$17.35
TI/LC	0	0	0	0	84,858		1.6	0.52
Capital Expenditures	0	0	0	0	24,369		0.5	0.15
Net Cash Flow	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,731,235		52.4%	$16.68

NOI DSCR	1.32x	1.36x	1.65x	1.68x	1.60x
NCF DSCR	1.32x	1.36x	1.65x	1.68x	1.53x
NOI DY	8.4%	8.6%	10.5%	10.7%	10.1%
NCF DY	8.4%	8.6%	10.5%	10.7%	9.8%

(1)	2013 excludes the Frisco property as it was constructed in 2013.
(2)	In addition to leased contract rent, Base Rent includes income from membership fees for access to the Yeager Portfolio Properties ($105,526) and leased storage ($7,308).
(3)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to the Frisco property being in initial lease-up period in 2014 and reaching 100.0% occupancy in 2015.
(4)	Other Income is comprised of fees for phone/cable, utilities, and tenant improvements.
(5)	The underwriting economic vacancy is 5.7% (8.0% for the Frisco property and 5.0% for the other Yeager Portfolio Properties), in-line with the appraiser’s concluded vacancy rates for each property and generally above the historical vacancy rates at each property. The Yeager Portfolio Properties were 99.5% physically occupied as of August 1, 2016.

Appraisal. As of the appraisal valuation dates of July 25, 2016 and July 27, 2016, the Yeager Portfolio Properties had an aggregate “as-is” appraised value of $38,460,000.

Environmental Matters. According to the Phase I environmental site assessments dated July 26, 2016 through August 3, 2016, there was no evidence of any recognized environmental conditions at the Yeager Portfolio Properties.

Market Overview and Competition. The Yeager Portfolio Properties are comprised of eight suburban office/office suite properties located in Indiana within the Indianapolis metropolitan statistical area (seven properties) and in Texas within the Dallas metropolitan statistical area (one property), listed below by descending allocated principal balance as of the Cut-off Date.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	Estimated 2016 Population (5-mile Radius)(1)	Estimated 2016 Average Household Income (5-mile Radius)(1)	Average Submarket Vacancy(1)
Frisco - Frisco, TX	$7,000,000	187,308	$118,254	12.1%
Carmel - Carmel, IN	$6,000,000	151,398	$109,943	6.9%
Fishers II - Fishers, IN	$3,700,000	144,599	$104,329	12.9%
Greenwood - Greenwood, IN	$3,600,000	151,087	$72,369	5.8%
Fishers I - Fishers, IN	$3,100,000	166,686	$104,234	12.9%
Plainfield - Plainfield, IN	$3,000,000	97,526	$76,814	5.4%
Noblesville I - Noblesville, IN	$1,000,000	97,591	$93,643	13.9%
Noblesville II - Noblesville, IN	$600,000	119,283	$96,575	13.9%
(1)	Information obtained from third party market research reports.

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The Borrower. The borrower is Yeager Companies LLC, a Texas limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yeager Portfolio Mortgage Loan. The borrower is owned by managing member, Yeager Real Estate Inc. (0.5%) and Yeager Properties Inc. (“Yeager Properties”) (99.5%), both of which are wholly owned by the non-recourse guarantor of the Yeager Portfolio Mortgage Loan, Scott J. Yeager (the “Yeager Portfolio Guarantor”). The Yeager Portfolio Mortgage Loan will be recourse to the Yeager Portfolio Guarantor pursuant to standard carve-outs. In addition, upon the occurrence of the Partial Recourse Springing Event (as defined below), the Yeager Portfolio Mortgage Loan will be recourse to the Yeager Portfolio Guarantor up to $2.8 million.

A “Partial Recourse Springing Event” will commence upon the date on which (i) the property manager no longer manages the Yeager Portfolio Properties pursuant to the management agreement, (ii) the Yeager Portfolio Guarantor does not own at least 51% of all legal and beneficial interests in the property manager (subject to the ability to transfer its ownership to immediate family members or trusts for estate planning purposed provided that Scott J. Yeager continues to control the property manager), or (iii) the Yeager Portfolio Guarantor does not control the property manager.

The Sponsor. The sponsor of the Yeager Portfolio Mortgage Loan is Scott J. Yeager. Mr. Yeager is the founder of Yeager Properties, which provides creatively designed multi-tenant office and retail properties that serve the small tenant market. Yeager Properties cater to the needs of small businesses and independent professionals by providing furnished office suite buildings with all-inclusive amenities including utilities, cable, high speed internet, and a full time on-site property manager at affordable rates. Yeager Properties currently manages nine office suites and two retail properties across Indiana and Texas.

Escrows. The loan documents provide for upfront reserves in the amount of $81,166 for real estate taxes, $25,388 for insurance, and $40,103 for deferred maintenance. Additionally, the loan documents provide for ongoing monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (initially estimated at $40,583), one-twelfth of the estimated annual insurance premiums (initially estimated at $4,231), $2,997 for replacement reserves, and $11,988 for TI/LC (subject to a cap of $400,000). During a Specified Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a “Specified Tenant Rollover Reserve” to be held by the lender as additional security for the Yeager Portfolio Mortgage Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with TI/LC expenses incurred following the occurrence of either (a) an Acceptable Specified Tenant Lease Extension (as defined below) or (b) an Acceptable Specified Tenant Re-tenanting Event (as defined below) with respect to the Specified Tenant space.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) the Specified Tenant (as defined below) providing written notice to the borrower of its intention to terminate, not extend, or not renew its lease; (ii) the Specified Tenant failing to provide written notice to the borrower of its election to extend or renew the Specified Tenant lease on or before the earlier of (a) the date required under the Specified Tenant lease for such notice and (b) the date that is 12 months prior to the then applicable expiration date under the Specified Tenant lease; (iii) an event of default under any Specified Tenant lease continuing beyond any applicable notice or cure period; (iv) the Specified Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at its space; (v) the termination or cancellation of the Specified Tenant lease; or (vi) any bankruptcy action of the Specified Tenant. A Specified Tenant Trigger Event will end, in regard to clause (i) or (ii), if the Specified Tenant space is occupied by the Specified Tenant or an acceptable replacement tenant pursuant to an Acceptable Specified Tenant Re-tenanting Event and the borrower has provided evidence reasonably satisfactory to the lender of an Acceptable Specified Tenant Lease Extension or Acceptable Specified Tenant Re-tenanting Event and that such tenant is in actual, physical occupancy and paying full, unabated rent; in regard to clause (iii), the borrower has provided evidence reasonably satisfactory to lender that the Specified Tenant has cured all defaults under the Specified Tenant lease; in regard to clause (iv), the borrower provides evidence reasonably satisfactory to lender that the Specified Tenant is in actual, physical occupancy of the Specified Tenant space, conducting business to the public, and paying full, unabated rent; in regard to clause (v) the Specified Tenant has revoked and rescinded in writing all termination or cancellation notices with respect to the Specified Tenant lease and the Specified Tenant lease is in full force and effect; or in regard to clause (vi) the Specified Tenant or guarantor of the Specified Tenant lease is no longer insolvent or subject to any bankruptcy action; provided that after giving effect to each cure set forth above, no Cash Sweep Event (see “Lockbox and Cash Management” section) or Specified Tenant Trigger Event will have occurred and be continuing and the borrower will have paid to lender all reasonable costs and expenses incurred.

A “Specified Tenant” means any tenant at any of the Yeager Portfolio Properties that now or hereafter, together with its affiliates, whose lease or leases account for 10% or more of either (a) the total NRSF of the Yeager Portfolio Properties or (b) the total in-place base rent at the Yeager Portfolio Properties. No tenant accounts for more than 2.0% of the net rentable area or 0.8% of underwritten base rent at the Yeager Portfolio Properties.

An “Acceptable Specified Tenant Lease Extension” means an extension or renewal of a Specified Tenant lease for a term expiring not less than two years beyond the maturity date of the Yeager Portfolio Mortgage Loan on terms set forth in the applicable Specified Tenant lease or specified in the Yeager Portfolio Mortgage Loan documents.

An “Acceptable Specified Tenant Re-tenanting Event” means the leasing of all space under a Specified Tenant to one or more replacement tenants reasonably satisfactory to the lender on terms and conditions specified in the Yeager Portfolio Mortgage Loan documents.

Lockbox and Cash Management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and collect or cause the property manager to collect all rents to be deposited into such lockbox within two business days of receipt. In the event the lender reasonably believes the borrower or property manager has failed to comply, the lender, on the borrower’s behalf, may send written instructions to direct all tenants to deposit all rents directly into such lockbox account. Prior to the occurrence and continuance of a Cash Sweep Event (as defined below), all excess cash flow is distributed to the borrower. During the continuance of a Cash Sweep Event, all excess cash flow is swept to a lender-controlled account to be held as additional collateral for the Yeager Portfolio Mortgage Loan; however, during the

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continuance of a Specified Tenant Trigger Event, all excess cash flow is swept to the Specified Tenant Rollover Reserve (see “Escrows” section).

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x; (iv) a Specified Tenant Trigger Event; or (v) any indictment for fraud or misappropriation of funds by the borrower, the Yeager Portfolio Guarantor or the property manager or any officer or director thereof. A Cash Management Trigger Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; with regard to clause (iv), upon the Specified Tenant Trigger Event being cured; or with regard to clause (v), solely with respect to the property manager, when the borrower replaces the property manager pursuant to the terms and provisions specified in the Yeager Portfolio Mortgage Loan documents; provided that (a) after giving effect to each cure set forth above, no Cash Management Trigger Event will have occurred and be continuing, (b) the borrower will have notified the lender in writing of such cure, (c) a Cash Management Trigger Event cure may occur no more than two times during the term of the Yeager Portfolio Mortgage Loan, and (d) the borrower will have paid to lender all reasonable costs and expenses incurred.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, or (iv) a Specified Tenant Trigger Event. A Cash Sweep Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; or with regard to clause (iv), upon the Specified Tenant Trigger Event being cured; provided that (a) after giving effect to each cure set forth above, no Cash Sweep Event will have occurred and be continuing, (b) the borrower will have notified the lender in writing of such cure, (c) a Cash Sweep Event cure may occur no more than two times during the term of the Yeager Portfolio Mortgage Loan, and (d) the borrower will have paid to lender all reasonable costs and expenses incurred.

Property Management. The Yeager Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Yeager Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and Yeager Portfolio Guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s, and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Yeager Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of the loan-to-value ratio at loan closing and the loan-to-value ratio immediately prior to the release; (iv) the debt service coverage ratio with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at loan closing and the debt service coverage ratio immediately prior to the release; and (v) the debt yield with respect to the remaining properties will be no less than the greater of the debt yield at loan closing and the debt yield immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Yeager Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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SIXTY SOHO

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SIXTY SOHO

Sixty Soho
60 Thompson Street
New York, NY 10013
MANHATTAN
BROOKLYN
QUEENS
NEW JERSEY
JERSEY CITY
Flatiron District
Meatpacking District
Greenwich Village
Washington Square
New York University
East Village
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Tribeca
Two Bridges
Financial District
Battery Park City
Hudson River
East River
Union Square
Stuyvesant Square
Cooper Union
Sara D. Roosevelt Park
Hamilton Fish Park
Seward Park
Columbus Park
City Hall Park
Gov. Nelson A. Rockefeller Park
James J. Walker Park
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
W 14th St
E 14th St
W Houston St
E Houston St
Canal St
Delancey St
Broadway
Bowery
Lafayette St
West Broadway
6th Ave
7th Ave
5th Ave
4th Ave
3rd Ave
2nd Ave
Spring St
Broome St
Prince St
Grand St
Chambers St
Fulton St
Manhattan Mercantile Bldg.
Metropolitan College of New York
NYC Fire Museum
Museum of Chinese in America
Italian American Museum
1 World Trade Ctr.
National September 11 Memorial
WTC Transportation Hub
Brookfield Place
South Street Seaport
Fulton Market
Pace University
New York Downtown Hospital
NYC City Hall
1 Police Plaza (NYC Police HQ)
Central Park
Hoboken
Weehawken
Union City
North Bergen
Long Island City
Astoria
Greenpoint
Williamsburg
Brooklyn Heights
Park Slope

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No. 10 – Sixty Soho

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1)(2):	$27,580,854			Specific Property Type:	Full Service
Cut-off Date Balance(1)(2):	$26,650,000			Location:	New York, NY
% of Initial Pool Balance:	3.5%			Size:	97 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$398,454
Borrower Names:	Cromwell Soho Holdings LLC; Cromwell Soho Operating LLC			Year Built/Renovated:	2000/2015
Sponsors:	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc			Title Vesting:	Fee
Mortgage Rate:	4.725%			Property Manager:	Self-managed
Note Date:	February 12, 2015			4th Most Recent Occupancy (As of):	92.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.3% (12/31/2013)
Maturity Date:	March 5, 2026			2nd Most Recent Occupancy (As of)(4):	74.7% (12/31/2014)
IO Period(2):	132 months			Most Recent Occupancy (As of):	84.5% (12/31/2015)
Loan Term(2):	132 months			Current Occupancy (As of):	87.3% (6/30/2016)
Seasoning:	19 months
Amortization Term(2):	0 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,468,615 (12/31/2013)
Call Protection:	GRTR 1% or YM(43), D(86),O(3)			3rd Most Recent NOI (As of)(5):	$695,021 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$2,817,772 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$3,833,834 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$14,297,832
				U/W Expenses(5):	$10,008,564
Escrows and Reserves(3):				U/W NOI(5):	$4,289,268
				U/W NCF:	$3,717,355
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.32x
Taxes	$274,110	$137,055	NAP	U/W NCF DSCR(1):	2.01x
Insurance	$74,414	$12,402	NAP	U/W NOI Debt Yield(1):	11.1%
FF&E	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.6%
Deferred Maintenance	$20,038	NAP	NAP	As-Is Appraised Value:	$80,900,000
Restaurant TI/LC Reserve	$500,000	NAP	NAP	As-Is Appraisal Valuation Date:	May 10, 2016
Free Rent Reserve	$30,000	NAP	NAP	Cut-off Date LTV Ratio(1):	47.8%
Basement Lease Reserve	$7,500	Springing	NAP	LTV Ratio at Maturity or ARD(1):	47.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

(2)	The Sixty Soho Whole Loan (as defined below) had an initial term of 120 months with a 36-month interest only period. Following the restructuring paydown of the Sixty Soho Whole Loan prior to securitization, the term was extended to 132 months, and the loan was re-structured to require interest-only payments through the term. The Sixty Soho Whole Loan was originated with an original principal balance of $40,000,000. The Sixty Soho Whole Loan was paid down by $1,350,000 prior to securitization and has an outstanding principal balance of $38,650,000 as of the Cut-off Date. The controlling Note A-1, which will be contributed to the WFCM 2016-NXS6 Trust, had an outstanding principal balance of $26,650,000 as of August 2, 2016.

(3)	See “Escrows” section.

(4)	See “Subject and Market Historical Occupancy, ADR and RevPAR” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Sixty Soho Mortgage Loan”) is part of a whole loan (the “Sixty Soho Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) that is secured by a first mortgage encumbering a 97-room full service hotel located in New York, New York (the “Sixty Soho Property”). The Sixty Soho Whole Loan was originated on February 12, 2015, by Natixis Real Estate Capital LLC. The Sixty Soho Whole Loan had an original principal balance of $40,000,000, has an outstanding principal balance of $38,650,000 as of the Cut-off Date and accrues interest at an interest rate of 4.725% per annum. The Sixty Soho Whole Loan had an initial term of 120 months. After the Sixty Soho Whole Loan paydown in the amount of $1,350,000 in July 2016, the initial term of the Sixty Soho Whole Loan was extended to 132 months. The Sixty Soho Whole Loan has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the term of the Sixty Soho Whole Loan. The Sixty Soho Whole Loan matures on March 5, 2026.

The Sixty Soho Mortgage Loan is evidenced by the controlling Note A-1 and will be contributed to the WFCM 2016-NXS6 Trust. The Sixty Soho Mortgage Loan had an outstanding principal balance of $26,650,000 as of August 2, 2016 and has an outstanding

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principal balance of $26,650,000 as of the Cut-off Date. The non-controlling Note A-2 (the “Sixty Soho Companion Loan”) had an outstanding principal balance of $12,000,000 as of August 2, 2016, has an outstanding principal balance of $12,000,000 as of the Cut-off Date and was contributed to the MSC 2016-UBS11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Sixty Soho Whole Loan” in the Preliminary Prospectus

Note Summary(1)

Notes	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$26,650,000	WFCM 2016-NXS6	Yes
A-2	$12,000,000	MSC 2016-UBS11	No
Total	$38,650,000
(1)	The Sixty Soho Whole Loan was originated with an original principal balance of $40,000,000. The Sixty Soho Whole Loan was paid down by $1,350,000 prior to securitization and has an outstanding principal balance of $38,650,000 as of the Cut-off Date.

The borrower has the right to prepay the Sixty Soho Whole Loan, in full, on or before October 5, 2018, provided that the borrower pays the greater of (i) 1.0% of the principal balance being prepaid, and (ii) the yield maintenance premium. The borrower also has the right to defease the Sixty Soho Whole Loan, in full or in part, on any payment date on or after November 5, 2018 and before January 5, 2026. In addition, the Sixty Soho Whole Loan is prepayable without penalty on or after January 5, 2026.

Sources and Uses

Sources			Uses
Original loan amount(1)	$40,000,000	100.0%	Loan payoff	$28,144,087	70.4%
			Reserves	906,061	2.3
			Closing costs	857,948	2.1
			Return of equity	10,091,904	25.2
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

The Property. The Sixty Soho Property is a luxury, independent, boutique, full-service hotel located on an approximately 0.2-acre site between Broome Street and Spring Street in the Soho area of New York, New York. The Sixty Soho Property is a 12-story building consisting of 97 guest rooms that was built in 2000 and renovated between 2014 and 2015. The Sixty Soho Property features 87 standard rooms, nine suites and one two-story loft on the top two floors. Each guestroom features amenities typical of an upscale boutique hotel, including a media system, mini bar, complimentary WiFi, high-quality FF&E, lounge areas and marble bathrooms. Suites also include larger lounge areas and balconies. The two-story loft consists of approximately 1,800 square feet and features its own private rooftop terrace. The Sixty Soho Property offers recently renovated food and beverage spaces including restaurateur John McDonald’s Sessanta Restaurant, an outdoor terrace, a two story lobby, the Gordon Cocktail Bar, an acoustically engineered Green Room, and a rooftop bar known as A60. The A60 rooftop bar is reserved for the exclusive use of the Sixty Soho Property’s guests and provides views of lower and midtown Manhattan.

The Sixty Soho Property was developed by the sponsor in 2001 and was substantially renovated between 2014 and 2015 for approximately $8,100,000 by Tara Bernerd & Partners. The renovation included a complete guestroom and FF&E upgrade in addition to improvements to the lobby, the A60 rooftop bar, the Gordon Cocktail Bar and the Sessanta Restaurant. The Sessanta Restaurant contributed $1,000,000 to the Sixty Soho Property’s renovation.

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SIXTY SOHO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sixty Soho Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.3%	74.7%	84.5%	87.3%	87.3%
ADR	$384.92	$356.80	$405.21	$432.57	$432.57
RevPAR	$332.12	$266.42	$342.42	$377.63	$377.63

Room Revenue	$11,758,809	$9,432,443	$12,123,353	$13,406,661	$13,406,661	93.8%	$138,213
F&B Revenue	156,849	2,779,171(2)	296,344	466,689	466,835	3.3	4,813
Telephone Revenue	158,987	126,713	78,065	36,404	36,404	0.3	375
Other Revenue	285,478	227,561	305,786	387,932	387,932	2.7	3,999
Total Revenue	$12,360,123	$12,565,888	$12,803,548	$14,297,686	$14,297,832	100.0%	$147,400

Total Department Expenses	3,908,009	6,657,348(2)	4,135,175	4,446,348	4,445,476	31.1	45,830
Gross Operating Profit	$8,452,114	$5,908,540	$8,668,373	$9,851,338	$9,852,356	68.9%	$101,571

Total Undistributed Expenses	3,047,051	3,385,508	3,855,511	3,947,041	3,536,202(3)	24.7	36,456
Profit Before Fixed Charges	$5,405,063	$2,523,032	$4,812,862	$5,904,297	$6,316,154	44.2%	$65,115

Total Fixed Charges	1,936,448	1,828,011	1,995,090	2,070,463	2,026,885	14.2	20,896
Net Operating Income	$3,468,615	$695,021	$2,817,772	$3,833,834	$4,289,268	30.0%	$44,219
FF&E	0	0	0	0	571,913	4.0	5,896
Net Cash Flow	$3,468,615	$695,021	$2,817,772	$ 3,833,834	$3,717,355	26.0%	$38,323

NOI DSCR(4)	1.90x	0.38x	1.52x	2.07x	2.32x
NCF DSCR(4)	1.90x	0.38x	1.52x	2.07x	2.01x
NOI DY(4)	9.0%	1.8%	7.3%	9.9%	11.1%
NCF DY(4)	9.0%	1.8%	7.3%	9.9%	9.6%

(1)

In 2014-2015 the Sixty Soho Property underwent an $8,100,000 renovation, which involved all guestrooms. Guest rooms were renovated three floors at a time for the majority of 2014. The lower occupancy, room revenue and net operating income in 2014 were due to the ongoing renovations. The increase in occupancy, room revenue and net operating income in 2015 and the trailing 12-months ending in June 2016 were due to the completion of renovations in June 2015.

(2)

The sponsor temporarily self-managed the ground-floor restaurant as a part of its renovation and re-branding efforts in 2014. The higher department expenses in 2014 were associated with the costs of self-managing the ground-floor restaurant.

(3)	U/W Total Undistributed Expenses exclude $410,780 in corporate level salaries for two accounting positions and one general manager, which are not located at the Sixty Soho Property.
(4)	The debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

Appraisal. As of the appraisal valuation date of May 10, 2016, the Sixty Soho Property had an “as-is” appraised value of $80,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 13, 2016, there was no evidence of any recognized environmental conditions at the Sixty Soho Property.

Market Overview and Competition. The Sixty Soho Property is located in the Soho neighborhood of Manhattan, New York. The Sixty Soho Property generates approximately 13.6% of its room nights from commercial business demand, 80.6% from leisure demand, and 4.5% from group demand. A third party hospitality research report identified six, including the Sixty Soho Property, competitive hospitality properties, containing 1,124 guestrooms, which exhibited average occupancy, ADR and RevPAR of 83.4%, $387.70 and $326.88, respectively, for the trailing 12-month period ending June 30, 2016. The Sixty Soho Property benefits from the tourism market in Soho. The Sixty Soho Property is one block away from the Soho Historic district which is bounded by Houston Street, West Broadway, Canal Street and Crosby Street. Soho is home to many retailers and art galleries, including Prada, Chanel, Alexander Wang, Burberry, Louis Vuitton, the Susan Teller Gallery, the Staley-Wise Gallery and the Margarete Roeder Gallery. The surrounding area is also home to a number of restaurants and cafes, including David Burke Kitchen, Jack’s Wife Freda, Koi Soho, Mercer Kitchen and Vin et Fleurs. There are eight Michelin-starred restaurants within a 10-block radius of the Sixty Soho Property. Soho borders historical Manhattan neighborhoods, including Little Italy, Chinatown, TriBeCa, Greenwich Village, and the West Village, providing further tourist attractions. Within the Soho neighborhood, the Sixty Soho Property is located in close proximity to transportation and demand drivers. The Sixty Soho Property is situated two blocks southeast of the Spring Street station on the A/C/E subway line, providing north/south access to the western side of Manhattan, and seven blocks southwest of the Prince Street station on the N/Q/R subway line, which connects the Sixty Soho Property to areas further east in Manhattan and into Brooklyn.

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SIXTY SOHO

The following table presents certain information relating to the Sixty Soho Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Sixty Soho(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2016 TTM	84.3%	$387.70	$326.88	87.2%	$431.69	$376.44	103.4%	111.3%	115.2%
6/30/2015 TTM	86.0%	$395.62	$340.05	84.7%	$365.70	$309.63	98.5%	92.4%	91.1%
6/30/2014 TTM	84.9%	$399.36	$339.21	72.1%	$375.17	$270.59	84.9%	93.9%	79.8%

(1)	Information obtained from a third party hospitality research report dated July 18, 2016. The competitive set included the following hotels: Soho Grand Hotel, the Mercer Hotel, the Roxy Hotel Tribeca, W Hotel Union Square and Bryant Park Hotel. Furthermore, occupancy at the Sixty Soho Property varied between the appraisal and the industry report due to different methods of accounting for rooms provided on a complimentary basis.

The Borrowers. The borrowers are Cromwell Soho Holdings LLC and Cromwell Soho Operating LLC. Both borrowers are special-purpose entities and New York limited liability companies, with one independent director each. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sixty Soho Whole Loan. Brothers Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc are the guarantors of certain nonrecourse carveouts under the Sixty Soho Whole Loan.

The Sponsor. The sponsors are Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc, co-presidents of the Sixty Collective. The Sixty Collective is a real estate investment organization established in 1952 by Jack Pomeranc. The Sixty Collective developed the Sixty Soho Property in 2001, then known as the Thompson Hotel, and grew the brand into a collection of properties. The Pomeranc Group re-branded Thompson Hotels as Sixty Hotels and the portfolio now includes: Sixty LES, Sixty Beverly Hills, Six Columbus – a Sixty Hotel, and the recently opened Nautilus South Beach – a Sixty Hotel.

Escrows. The loan documents provide for upfront reserves in the amount of $274,110 for real estate taxes; $74,414 for insurance premiums; $20,038 for deferred maintenance; $500,000 for restaurant TI/LC reserve; $30,000 for free rent reserve and $7,500 for basement lease reserve. Additionally, the loan documents require monthly deposits of $137,055 for real estate taxes, $12,402 for insurance premiums, and a FF&E reserve equal to the applicable FF&E Reserve Monthly Deposit (as defined below).

The “FF&E Reserve Monthly Deposit” means a payment amount equal to the product of (x) 10% for January, 0% for February and March and 10% for April to December, and (y) four percent (4%) of the room revenue generated at the Sixty Soho Property for the prior calendar year, commencing on February 5, 2018 through and including the maturity date.

The loan documents do not require monthly deposits into the basement lease reserve so long as (i) no event of default then exists, (ii) no Cash Management Period (as defined below) exists, and (iii) the borrowers deliver to the lender monthly evidence of rent payment under the basement lease.

Lockbox and Cash Management. The Sixty Soho Whole Loan is structured with a lender-controlled hard lockbox and springing cash management. The Sixty Soho Whole Loan requires all revenues to be deposited directly into such lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrowers’ operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default or (ii) the debt service coverage ratio falling below 1.15x, tested on June 30 and December 31 of each year. A Cash Management Period will end with respect to clause (i) if no event of default has occurred for six consecutive months and no other event that would trigger another Cash Management Period has occurred and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months.

Property Management. The Sixty Soho Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Sixty Soho Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by any of the Sixty Soho Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount up to $100,000,000. The loan documents also require business interruption insurance containing an extended period of indemnity for no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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No. 11 – Hyatt House Philadelphia/King of Prussia

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$24,907,725			Location:	King of Prussia, PA
% of Initial Pool Balance:	3.3%			Size:	147 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$169,440
Borrower Name:	King of Prussia Hotel Associates, L.P.			Year Built/Renovated:	2011/NAP
Sponsor:	Rolf E. Ruhfus			Title Vesting:	Fee
Mortgage Rate:	4.530%			Property Manager:	Self-managed
Note Date:	June 15, 2016			4th Most Recent Occupancy (As of):	76.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.6% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of):	82.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	82.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	82.1% (6/30/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,953,431 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of):	$2,996,656 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,996,171 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,093,533 (TTM 6/30/2016)
Additional Debt Type(1):	Future Unsecured
				U/W Revenues:	$7,501,534
				U/W Expenses:	$4,508,656
				U/W NOI:	$2,992,878
				U/W NCF:	$2,705,297
				U/W NOI DSCR:	1.96x
Escrows and Reserves:				U/W NCF DSCR:	1.77x
				U/W NOI Debt Yield:	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.9%
Taxes	$315,226	$30,733	NAP	As-Is Appraised Value:	$37,650,000
Insurance	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	May 6, 2016
FF&E Reserve	$0	$23,937(3)	NAP	Cut-off Date LTV Ratio:	66.2%
Seasonality Reserve	$0	Springing(4)	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	The borrower is permitted to incur future unsecured debt in an aggregate amount up to $500,000, subject to the satisfaction of certain conditions, including (i) the unsecured debt is subordinate to the Hyatt House Philadelphia/King of Prussia mortgage loan; (ii) the unsecured debt payments are only permitted out of excess cash flow; (iii) in a bankruptcy or similar proceeding, the unsecured debt lender must vote in favor of any reorganization plan proposed by the Hyatt House Philadelphia/King of Prussia mortgage loan lender; (iv) the unsecured debt lender will not enforce its rights or remedies to collect any of the unsecured loan until the Hyatt House Philadelphia/King of Prussia mortgage loan has been satisfied in full; and (v) each unsecured loan will be evidenced by a promissory note stating that the lender is a third party beneficiary.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Hyatt House Philadelphia/King of Prussia Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	In the event PIP work is required by the franchisor under the franchise agreement, the borrower is required to deposit an amount equal to 100% of the costs to complete all new and remaining PIP work minus the sum of (i) the amount then on deposit in the FF&E reserve account and (ii) the aggregate amount of FF&E reserve funds required to be deposited between the date that the franchisor provides notice of the required PIP work and the date the borrower is required to begin the PIP work (the “PIP Total Deposit Amount”). The borrower also has the option to divide the PIP Total Deposit Amount into monthly deposits evenly distributed over the number of full calendar months between the date that the franchisor provides notice of the required PIP work and the date the borrower is required to begin the PIP work.

(4)	In the event the Hyatt House Philadelphia/King of Prussia Property experiences a quarterly net cash flow shortfall of $100,000 or more, the borrower is required to deposit an amount equal to 100% of such shortfall (the “Seasonality Reserve Deposit Amount”). If the quarterly net cash flow shortfall occurs during the first or fourth calendar quarter, the borrower shall deposit the Seasonality Reserve Deposit Amount in six equal monthly installments commencing on the monthly payment date occurring in April and continuing through the monthly payment date in the following September. If the quarterly net cash flow shortfall occurs during the second or third calendar quarter, the borrower shall deposit the Seasonality Reserve Deposit Amount in monthly installments commencing on the first monthly payment date occurring after the borrower’s receipt of notice of such quarterly net cash flow shortfall, each in an amount equal to the lesser of (x) the Seasonality Reserve Deposit Amount divided by the number of monthly payment dates occurring between the borrower’s receipt of notice of the quarterly net cash flow shortfall and the monthly payment date occurring in the following October; and (y) the amount of excess cash flow for the applicable monthly payment date.

The Hyatt House Philadelphia/King of Prussia mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 147-room limited service hotel located in King of Prussia, Pennsylvania (the “Hyatt House Philadelphia/King of Prussia Property”). The Hyatt House Philadelphia/King of Prussia Property was built in 2011 and is situated on a 6.5-acre site. The Hyatt House Philadelphia/King of Prussia Property comprises 82 studio king guestrooms, 20

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HYATT HOUSE PHILADELPHIA/KING OF PRUSSIA

standard double queen guestrooms, 18 king suites, 16 studio double queen guestrooms, eight standard king guestrooms, and three master king suites. All guestrooms include a kitchenette (mini-refrigerator and microwave) or a fully-equipped kitchen, flat-screen television with premium channels, desk with ergonomic chair and lounge chair. Amenities at the Hyatt House Philadelphia/King of Prussia Property include a lobby bar and restaurant, approximately 3,400 square feet of meeting space, indoor pool, fitness center and business center. The Hyatt House Philadelphia/King of Prussia Property is located approximately 19 miles northwest of the Philadelphia central business district, adjacent to the Pennsylvania Turnpike and directly across from the Simon-owned King of Prussia Mall. King of Prussia Mall is the largest mall in the United States, totaling approximately 2.4 million square feet of rentable area with over 400 stores and more than 25 million customers annually. According to the appraisal, the market segmentation at the Hyatt House Philadelphia/King of Prussia Property is 70% commercial, 15% meeting & group and 15% leisure. The Hyatt franchise agreement expires in January 2033.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$12,538,628	50.2%
			Reserves	315,226	1.3
			Closing costs	374,289	1.5
			Return of equity	11,771,857	47.1
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt House Philadelphia/King of Prussia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2016	70.5%	$142.81	$100.68	82.1%	$152.09	$124.92	116.5%	106.5%	124.1%
TTM 6/30/2015	68.3%	$140.51	$95.98	81.5%	$146.10	$119.08	119.3%	104.0%	124.1%
TTM 6/30/2014	67.8%	$138.25	$93.76	83.6%	$138.76	$116.02	123.3%	100.4%	123.7%

(1)	Information obtained from a third party hospitality report dated July 18, 2016. The competitive set includes the following hotels: Crowne Plaza Philadelphia King of Prussia, Sheraton Hotel Valley Forge, Courtyard Philadelphia Valley Forge King of Prussia, Residence Inn Philadelphia Valley Forge, Hampton Inn Philadelphia King of Prussia Valley Forge and Homewood Suites Philadelphia Valley Forge.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hyatt House Philadelphia/King of Prussia Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	81.6%	82.8%	82.3%	82.1%	80.0%
ADR	$137.43	$144.26	$148.72	$152.45	$153.03
RevPAR	$112.21	$119.51	$122.42	$125.21	$122.42

Room Revenue	$6,020,579	$6,412,306	$6,568,252	$6,736,350	$6,586,441	87.8%	$44,806
F&B Revenue	546,626	592,723	585,418	585,284	585,284	7.8	3,982
Parking Revenue	62,964	94,450	92,933	92,933	83,640	1.1	569
Other Revenue	259,117	271,702	248,169	259,330	246,169	3.3	1,675
Total Revenue	$6,889,286	$7,371,181	$7,494,772	$7,673,897	$7,501,534	100.0%	$51,031

Total Department Expenses	1,850,709	1,821,927	1,913,868	1,908,932	1,920,436	25.6	13,064
Gross Operating Profit	$5,038,577	$5,549,254	$5,580,904	$5,764,965	$5,581,097	74.4%	$37,967

Total Undistributed Expenses	1,666,075	2,103,298	2,059,227	2,116,030	2,094,980	27.9	14,252
Profit Before Fixed Charges	$3,372,502	$3,445,956	$3,521,677	$3,648,935	$3,486,117	46.5%	$23,715

Total Fixed Charges	419,071	449,300	525,506	555,402	493,239	6.6	3,355

Net Operating Income	$2,953,431	$2,996,656	$2,996,171	$3,093,533	$2,992,878	39.9%	$20,360
FF&E	0	0	0	0	287,581	3.8	1,956
Net Cash Flow	$2,953,431	$2,996,656	$2,996,171	$3,093,533	$2,705,297	36.1%	$18,403

NOI DSCR	1.94x	1.96x	1.96x	2.03x	1.96x
NCF DSCR	1.94x	1.96x	1.96x	2.03x	1.77x
NOI DY	11.9%	12.0%	12.0%	12.4%	12.0%
NCF DY	11.9%	12.0%	12.0%	12.4%	10.9%

A-3-93

No. 12 – Crate & Barrel

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$21,646,169			Specific Property Type:	Suburban
Cut-off Date Balance:	$21,646,169			Location:	Northbrook, IL
% of Initial Pool Balance:	2.9%			Size:	167,843 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(8):	$128.97
Borrower Names(1):	Various			Year Built/Renovated:	2001/NAP
Sponsor:	Lloyd Goldman			Title Vesting:	Leasehold
Mortgage Rate(2):	3.605722%			Property Manager:	Self-managed
Note Date:	November 30, 2015			4th Most Recent Occupancy (As of):	100% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100% (12/31/2013)
Maturity Date:	December 5, 2025			2nd Most Recent Occupancy (As of):	100% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100% (10/1/2016)
Seasoning:	10 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,745,600 (12/31/2013)
Call Protection(3):	L(34),D(83),O(3)			3rd Most Recent NOI (As of):	$2,745,600 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,860,186 (12/31/2015)
Additional Debt(4):	Yes			Most Recent NOI (As of):	$3,025,184 (TTM 7/31/2016)
Additional Debt Type(4):	Subordinate

				U/W Revenues:	$4,657,505
				U/W Expenses:	$1,896,362
				U/W NOI:	$2,761,143
				U/W NCF:	$2,694,006
Escrows and Reserves(5):				U/W NOI DSCR(2)(6)(7)(8):	3.44x
				U/W NCF DSCR(2)(6)(7)(8):	3.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(8):	12.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(8):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 27, 2015
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(8):	54.1%
Ground Lease Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(8):	54.1%

(1)	Borrower names include: BLDG Northbrook, LLC; Feiga/Farmstead Northbrook, LLC; Feiga/Cimarron Northbrook, LLC; Partnership 93 Northbrook, LLC; and Feiga Partners II Northbrook, LLC.

(2)	The Crate & Barrel mortgage loan accrues at an interest rate that increases over time as set forth on Annex A-5 of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on November 5, 2016.

(3)	Following the lockout period the borrower is permitted a one-time release of an individual building upon a bona fide third-party sale provided, among other things, (i) no event of default is continuing; (ii) the loan-to-value ratio for the remaining properties does not exceed the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 66.25%; and (iii) the DSCR is not less than the greater of (a) the DSCR immediately preceding such release and (b) 1.62x.

(4)	The Crate & Barrel whole loan, totalling $26,500,000, is comprised of a $21,646,169 senior note and a $4,853,831 subordinate note. The Crate & Barrel mortgage loan, has an outstanding principal balance as of Cut-off Date of $21,646,169 and will be contributed to the WFCM 2016-NXS6 Trust. The subordinate note, has an outstanding principal balance as of Cut-off Date of $4,535,358 and accrues interest at an interest rate of 10.500%. The subordinate note amortizes based on a 10-year amortization schedule. The subordinate note is expected to be sold to a third party investor prior to the closing of the WFCM 2016-NXS6 Trust.

(5)	Monthly reserves for real estate taxes are not required so long as (i) no event of default has occurred and is continuing; (ii) the Crate & Barrel lease requires the tenant to pay real estate taxes directly; (iii) the borrower provides the lender with proof of payment by Crate & Barrel prior to delinquency; (iv) the Crate & Barrel lease is in full force and effect; and (v) the borrower delivers copies of all tax bills to the lender. Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Crate & Barrel lease requires the tenant to maintain insurance; (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iv) Crate & Barrel maintains policies at all times that comply with the applicable requirements. Ongoing monthly reserves for the ground lease (leasehold) rent are not required so long as: (i) no event of default has occurred and is continuing and (ii) the borrower pays the leasehold rent no later than two business days after the date when due and payable. Ongoing monthly replacement reserves are not required so long as (i) no event of default has occurred or is continuing; (ii) the Crate & Barrel lease requires the tenant to pay for capital expenditures; and (iii) there is no default under the Crate & Barrel lease.

(6)	The U/W NOI DSCR and U/W NCF DSCR is calculated based on the average of the first 12 payments dates starting with November 5, 2016.

(7)	Based on the highest monthly debt service in the non-standard amortization schedule, which commences October 5, 2016, the U/W NOI DSCR and U/W NCF DSCR are 2.59x and 2.52x, respectively.

(8)	All loan-to-value, DSCR, Debt Yield and Cut-off Date Balance Per SF numbers shown in the chart above are based solely on the Crate & Barrel Mortgage Loan. As of the Cut-off Date, the balance per square foot, the U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for Crate & Barrel Whole Loan were $155.99, 1.61x, 10.3%, 65.5% and 54.1%, respectively.

The Crate & Barrel mortgage loan is part of a whole loan that is evidenced by a senior promissory note and one subordinate promissory note that are collectively secured by a first mortgage encumbering the leasehold interest in two interconnected buildings with an aggregate of 167,843 square feet and containing multi-level, class A, office, warehouse and showroom structures located on

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CRATE & BARREL

23.5 acres in Northbrook, Illinois (the “Crate & Barrel Property”). The Crate & Barrel Property was built-to-suit in 2001 by Crate & Barrel and serves as Crate & Barrel’s global corporate headquarters. The two buildings are interconnected by a high ceiling open space atrium of steel-frame, masonry and glass-panel construction. Amenities at the Crate & Barrel Property include a fitness center and a cafeteria. The Crate & Barrel Property features 400 parking spaces, reflecting a parking ratio of 2.4 spaces per 1,000 square feet of rentable area. Crate & Barrel is a leading retailer specializing in home furnishings and accessories. The company is privately owned by the German holding company Otto GmbH, which is the second largest global ecommerce retailer behind Amazon.com, with revenue of EUR12 billion in 2014. The Crate & Barrel Property is 100.0% leased and has been occupied by Crate & Barrel since 2001. In 2005, Crate & Barrel sold the Crate & Barrel Property to the borrower and executed a long-term triple-net lease that with an initial expiration in November 2025 and five, 5-year renewal options.

The Crate & Barrel Property is located near the intersection of Founders Drive and Waukegan Road in Northbrook, Illinois, approximately 25.0 miles north of downtown Chicago. The Crate & Barrel Property is accessible from Interstate 94 and Interstate 294 and is approximately two miles north of Northbrook Metra train station and Pace bus service. The Crate & Barrel Property is located approximately 14.3 miles northeast of Chicago O’Hare International Airport and approximately 36.1 miles north of Chicago Midway International Airport. The Crate & Barrel Property is also located 1.1 miles from the 405,000 square foot Willow Festival Shopping Center, which is anchored by Whole Foods, REI, Lowe’s, and Best Buy. According to the appraisal, the 2015 population within a three- and five-mile radius of the Crate & Barrel Property was 68,543 and 213,488, respectively, with a 2015 average household income within the same radii of $178,620 and $156,580, respectively. Major companies located in Northbrook include Allstate, Crate & Barrel and Underwriters Laboratories. Kraft Foods is also headquartered in the adjacent city of Northfield, and is located just 2.2 miles south of the Crate & Barrel Property. Northbrook is also home to the North American headquarters of Astellas, a Japanese pharmaceutical company.

According to a third party market research report, the Crate & Barrel Property is located in the Central North office submarket, which contained approximately 39.2 million square feet of office space as of mid-year 2016. As of the mid-year 2016, the Central North office market reported a vacancy rate of 15.6%.

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff(1)	$24,540,646	92.6%
			Closing costs	$259,010	1.0
			Return of equity	1,700,344	6.4
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	The Crate & Barrel Property was previously securitized in the MSC 2006-HQ8 transaction.

The following table presents certain information relating to the tenancy at the Crate & Barrel Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Crate & Barrel	NR/NR/NR	167,843	100.0%	$18.74	$3,146,000	100.0%	11/30/2025(1)
Total Major Tenants		167,843	100.0%	$18.74	$3,146,000	100.0%

Occupied Collateral Total		167,843	100.0%	$18.74	$3,146,000	100.0%

Vacant Space		0	0.0%

Collateral Total		167,843	100.0%

(1)	Crate & Barrel has five 5-year lease renewal options.

A-3-95

CRATE & BARREL

The following table presents certain information relating to the lease rollover schedule at the Crate & Barrel Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	1	167,843	100.0%	167,843	100.0%	$3,146,000	100.0%	$18.74
2026	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	167,843	100.0%			$3,146,000	100.0%	$18.74
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Crate & Barrel Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/1/2016(2)
100%	100%	100%	100%	100%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crate & Barrel Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,860,000	$2,860,000	$2,883,833	$3,050,667	$3,146,000	67.5%	$18.74
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	1,562,393	1,731,081	1,754,240	1,782,192	1,756,637	37.7	10.47
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(245,132)(1)	(5.3)	(1.46)
Effective Gross Income	$4,422,393	$4,591,081	$4,638,073	$4,832,859	$4,657,505	100.0%	$27.75

Total Operating Expenses	$1,676,793	$1,845,481	$1,777,887	$1,807,675	$1,896,362	40.7%	$11.30

Net Operating Income	$2,745,600	$2,745,600	$2,860,186	$3,025,184	$2,761,143	59.3%	$16.45
TI/LC	0	0	0	0	41,961	0.9	0.25
Capital Expenditures	0	0	0	0	25,176	0.5	0.15
Net Cash Flow	$2,745,600	$2,745,600	$2,860,186	$3,025,184	$2,694,006	57.8%	$16.05

NOI DSCR(2)	3.42x	3.42x	3.57x	3.77x	3.44x
NCF DSCR(2)	3.42x	3.42x	3.57x	3.77x	3.36x
NOI DY	12.7%	12.7%	13.2%	14.0%	12.8%
NCF DY	12.7%	12.7%	13.2%	14.0%	12.4%

(1)	The underwritten economic vacancy is 5.0%. As of October 1, 2016, the Crate & Barrel Property is 100.0% occupied.

(2)	The U/W NOI DSCR and U/W NCF DSCR are calculated based on the average of the first 12 payments dates starting with November 5, 2016.

A-3-96

CRATE & BARREL

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	NNN/ MG/ FSG
Crate and Barrel (Subject) Northbrook, IL	2001/NAV	3	167,843	100%	--	Crate and Barrel	November 2005 / 20 Yrs	167,843	$18.74	NNN
Continental Automotive Systems Deer Park, IL	2001/NAV	7	351,426	NAV	14.4 miles	Continental Automotive	NAV / 15 Yrs	206,406	$14.00	Net
One Parkway North Office Building I Deerfield, IL	1986/NAV	5	256,794	NAV	6.9 miles	United Stationers	NAV / 11 Yrs	255,194	$18.00	Net
Three Parkway North Deerfield, IL	1997/NAV	5	255,407	NAV	6.8 miles	GCG Financial	NAV / 12 Yrs	30,527	$16.00	Net
30001 Cabot Dr Novi, MI	2015/NAP	3	183,469	NAV	291 miles	Harman Becker Automotive	NAV / 15 Yrs	183,469	$17.74	Net
30020 Cabot Dr Novi, MI	2016/NAP	3	180,000	NAV	291 miles	Magna Seating of America	NAV / 18 Yrs	180,000	$16.00	Net
I-475 and Salisbury Rd Maumee, OH	2016/NAP	3	136,915	NAV	256 miles	The Andersons	NAV / 15 Yrs	136,915	$24.50	Net
Corporate Center I Northbrook, IL	1999/NAV	6	128,880	NAV	3.4 miles	PCS Administration	NAV / 10 Yrs	128,680	$15.50	Net

(1)	Information obtained from the appraisal and underwritten rent roll.

A-3-97

No. 13 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:		Silverpeak Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):		$20,000,000		Specific Property Type:	Regional Mall
Cut-off Date Balance(1):		$19,846,750		Location:	Columbus, GA
% of Initial Pool Balance:		2.6%		Size:	536,202 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$148.62
Borrower Name(2):		Peachtree Mall L.L.C.		Year Built/Renovated:	1975/1994
Sponsor(2):		General Growth Partners		Title Vesting:	Fee
Mortgage Rate:		3.944%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of)(4):	90.1% (12/31/2012)
Note Date:		June 17, 2016		3rd Most Recent Occupancy (As of)(4):	85.1% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	88.3% (12/31/2014)
Maturity Date:		December 6, 2025		Most Recent Occupancy (As of)(4):	89.9% (12/31/2015)
IO Period:		NAP		Current Occupancy (As of)(4)(5):	90.1% (TTM 6/30/2016)
Loan Term (Original):		114 months
Seasoning:		4 month		Underwriting and Financial Information:
Amortization Term (Original):		300 months		4th Most Recent NOI (As of):	$9,271,056 (12/31/2013)
Loan Amortization Type:		Amortizing Balloon		3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Call Protection:		L(28),D(82),O(4)		Most Recent NOI (As of):	$9,895,215 (6/30/2016)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt(1)(3):		Yes		U/W Revenues:	$13,892,159
Additional Debt Type(1)(3):		Pari Passu and Future Mezzanine		U/W Expenses:	$3,861,607
				U/W NOI:	$10,030,552
				U/W NCF:	$9,246,250
Escrows and Reserves:				U/W NOI DSCR(1):	1.98x
				U/W NCF DSCR(1):	1.83x
				U/W NOI Debt Yield(1):	12.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 11, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.7%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.8%

(1)	The Peachtree Mall whole loan with an original principal balance of $80,305,560 and an outstanding balance of $79,984,155 as of September 15, 2016, is comprised of four pari passu notes (Notes A-1, A-2, A-3, and A-4). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $19,846,750 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-1 was contributed to SGCMS 2016-C5 Trust with an original balance of $23,750,000. The controlling Note A-3 and the non-controlling Note A-4, which have a combined outstanding balance of $36,234,155 as of September 15, 2016, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.
(2)	The borrower and sponsor previously filed for Chapter 11 bankruptcy. The borrower emerged from bankruptcy in December 2009, and the sponsor emerged from bankruptcy on November 8, 2010. The sponsor has also been involved in several foreclosures within the past seven years. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(3)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%; (ii) a combined debt service coverage ratio not less than 1.86x; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1, Note A-3 or Note A-4 with respect to the ratings of such securities.
(4)	Occupancy statistics exclude the At Home Anchor Space, which is not currently part of the collateral. The estimated U/W NOI and U/W NCF DSCR, assuming the At Home Anchor space is included in the underwriting, are $10,297,302 and 1.89x, respectively. At Home has the right to terminate its lease on the 25th month following their opening date if its sales do not exceed $6,000,000 for the prior twelve months.
(5)	Current Occupancy excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent. Current Occupancy including temporary tenants is 95.1%.

The Peachtree Mall mortgage loan is part of a whole loan evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the Interstate-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 536,202 square feet serve as collateral for the Peachtree Mall whole loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral (the “Peachtree Mall Collateral Property”). The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was recently executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (the “At Home Anchor Space”;

A-3-98

PEACHTREE MALL

currently not part of collateral) that was purchased from Dillard’s by the sponsor for approximately $2.2 million in conjunction with the origination of the Peachtree Mall whole loan. At Home executed a five-year lease with three, five-year renewal options and is expected to take occupancy by year end 2016. Additionally, the sponsor is expected to invest approximately $1.0 million into the At Home Anchor Space. The At Home Anchor Space is expected to be contributed as part of the Peachtree Mall Collateral Property collateral within 36 months of the origination of the Peachtree Mall whole loan. The borrower is required, on or before November 23, 2018, to acquire the At Home Anchor Space from its affiliate, subject to the satisfaction of certain conditions, including inter alia the delivery of (i) an amendment to the mortgage adding the At Home Anchor Space as collateral for the Peachtree Mall whole loan, (ii) representations and warranties with respect to the At Home Anchor Space, (iii) an updated phase I environmental report with respect to the At Home Anchor Space (and if such report discloses hazardous substances, the lender’s consent to such acquisition and a deposit with the lender of an amount equal to 125% of estimated costs of any related remediation), (iv) an updated engineering report with respect to the At Home Anchor Space (and if such report recommends any repairs, a deposit with the lender of an amount equal to 125% of estimated costs of such repair), (v) an updated title insurance policy with respect to the At Home Anchor Space, and (vi) payment of all of the lender’s reasonable costs and expenses; provided that, if the borrower acquires the At Home Anchor Space prior to November 24, 2016, the borrower will not be required to deliver an updated engineering report or, if the borrower had previously delivered documentation acceptable to the lender confirming the absence of contamination at the At Home Anchor Space, an updated phase I environmental report.

According to the sponsor, approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of June 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $398 per square foot with an average occupancy cost of 14.3%. As of June 30, 2016, the Peachtree Mall Property was 90.1% occupied (excluding temporary tenants) by 81 tenants.

Sources and Uses

Sources			Uses
Original Whole loan amount	$80,305,560	100.0%	Loan Payoff(1)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(1)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%
(1)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Collateral Property remained unencumbered until the origination of the Peachtree Mall whole loan. The BACM 2005-4 outstanding loan balance was $77.8 million at maturity.

A-3-99

PEACHTREE MALL

The following table presents certain information relating to the tenancies at the Peachtree Mall Collateral Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.1%	$135	2.2%	9/1/2022(4)
JC Penney	B+/B3/B	82,320	15.4%	$4.25	$349,860	3.9%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.3%	$3.25	$720,494	8.0%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$16.83	$356,964	4.0%	NAP	11.9%	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.0%	$27.82	$305,490	3.4%	$216	15.0%	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.20	$186,858	2.1%	NAP	14.5%	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.7%	$1.97	$50,115	0.6%	$131,774(9)	8.0%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.71	$899,427	10.0%

Non-Major Tenants – Collateral		190,731	35.6%	$38.67	$7,375,584	82.0%

Occupied Total – Collateral		483,057	90.1%	$18.62	$8,995,505	100.0%

Vacant Space(10)		53,145	9.9%

Collateral Total		536,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent includes contractual rent increases through July 2017 totaling $107,298 and forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017.
(3)	Sales PSF and Occupancy Cost are for the trailing period ending June 30, 2016 and only include tenants that reported an entire 12 months of sales.
(4)	Macy’s has six, five-year renewal options.
(5)	JC Penney has three, five-year renewal options.
(6)	H&M has two, five-year renewal options. H&M has the right to terminate its lease if its 2019 sales do not exceed $2,800,000. To exercise such termination option, H&M must provide 365 days’ written notice by June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, H&M sales were $2,872,954. H&M opened at the Peachtree Mall Property in July 2015.
(7)	Forever 21 has the right to terminate its lease if its sales for the period from June 1, 2018 through May 31, 2019 do not exceed $2,500,000. To exercise such termination option, Forever 21 must provide 180 days’ written notice by July 31, 2020 and pay a termination fee equal to 55% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, Forever 21 sales were $2,370,120. Forever 21 opened at the Peachtree Mall Property in May 2015.
(8)	Encore has the right to terminate its lease if its sales for the period from July 31, 2019 through June 30, 2020 do not exceed $1,500,000. To exercise such termination option, Encore must provide 90 days’ written notice within 60 days after June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, Encore sales were $1,390,504 at its current space, which they expanded into in October 2015.
(9)	Represents sales per screen. Peachtree 8 has eight screens.
(10)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

A-3-100

PEACHTREE MALL

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Collateral Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	150	0.0%	150	0.0%	$52,406	0.6%	$349.37
2016	1	994	0.2%	1,144	0.2%	$27,213	0.3%	$27.38
2017	13	29,688	5.5%	30,832	5.8%	$758,900	8.4%	$25.56
2018	18	64,456	12.0%	95,288	17.8%	$1,576,030	17.5%	$24.45
2019	14	121,205	22.6%	216,493	40.4%	$1,346,227	15.0%	$11.11
2020	6	19,390	3.6%	235,883	44.0%	$581,850	6.5%	$30.01
2021	6	19,128	3.6%	255,011	47.6%	$715,715	8.0%	$37.42
2022	2	140,979	26.3%	395,990	73.9%	$699,126	7.8%	$4.96
2023	7	11,783	2.2%	407,773	76.0%	$764,747	8.5%	$64.90
2024	1	1,516	0.3%	409,289	76.3%	$39,758	0.4%	$26.23
2025	8	43,623	8.1%	452,912	84.5%	$1,491,239	16.6%	$34.18
2026	3	24,264	4.5%	477,176	89.0%	$627,661	7.0%	$25.87
Thereafter	1	5,881	1.1%	483,057	90.1%	$314,634	3.5%	$53.50
Vacant(4)	0	53,145	9.9%	536,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	81	536,202	100.0%			$8,995,505	100.0%	$18.62
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Collateral Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	6/30/2016(3)
90.1%	85.1%	88.3%	89.9%	90.1%
(1)	Includes collateral tenants only and excludes temporary tenants. Occupancy statistics shown exclude the At Home Anchor Space.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Collateral Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,559,609	$8,995,505(1)	64.8%	$16.78
Grossed Up Vacant Space	0	0	0	0	1,142,949	8.2	2.13
Percentage Rent	205,469	168,227	281,693	306,143	338,546	2.4	0.63
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,457,557	3,175,236	22.9	5.92
Other Income	1,464,595	1,576,856	1,369,127	1,366,879	1,382,873	10.0	2.58
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	80,621	(1,142,949)(2)	(8.2)	(2.13)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,770,809	$13,892,159	100%	$25.91

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,875,594	$3,861,607	27.8%	$7.20

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,895,215	$10,030,552	72.2%	$18.71
TI/LC	0	0	0	0	673,710	4.8	1.26
Capital Expenditures	0	0	0	0	110,592	0.8	0.21
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,895,215	$9,246,250	66.6%	$17.24

NOI DSCR(3)	1.83x	1.94x	1.84x	1.96x	1.98x
NCF DSCR(3)	1.83x	1.94x	1.84x	1.96x	1.83x
NOI DY(3)	11.6%	12.3%	11.7%	12.4%	12.6%
NCF DY(3)	11.6%	12.3%	11.7%	12.4%	11.6%
(1)	U/W Base Rent includes contractual rent increases through July 2017 totaling $107,298 and forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017.
(2)	The underwritten economic vacancy is 8.2%. The Peachtree Mall Collateral Property was 90.1% physically occupied (excluding temporary tenants) as of June 30, 2016.
(3)	The debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

A-3-101

PEACHTREE MALL

The following table presents certain information relating to some comparable retail leases for the Peachtree Mall Property:

Competitive Properties(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance	Major / Anchor Tenants
Peachtree Mall (Subject)	1975/1994	536,202	90.1%	--	Macy’s, J.C. Penney, Dillard’s
Columbus Park Crossing	2002/2006	909,133	100%	2.5 miles	Sears, Kohl’s, Toys R Us, Dick’s, Haverty’s, Ross, Marshalls, TJ Maxx, Bed Bath & Beyond, Carmike Cinemas, JoAnn, Barnes & Noble, Old Navy, PetCo, Staples
Tiger Town	2004/NAP	815,899	100%	28.0 miles	Target, Home Depot, Kroger, Kohl’s, Hobby Lobby, Dick’s, Ross, TJ Maxx, Bed Bath & Beyond, Best Buy, World Market, Office Depot, PetCo, Books-A-Million, Old Navy
Auburn Mall	1973/2005	521,032	75%	30.0 miles	Dillard’s, Belk, JC Penney
LaGrange Mall	1979/2001	240,107	70%	34.0 miles	Belk, TJ Maxx, Sock Shoppe
The Shoppes at EastChase	2002/NAP	431,428	91%	72.0 miles	Dillard’s, Earth Fare
Eastdale Mall	1977/2005	757,411	92%	74.0 miles	Dillard’s, Sears, JC Penney, Belk Women’s Belk Men / Children
(1)	Information obtained from the appraisal and underwritten rent roll.

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A-3-103

No. 14 – Fairmont Parkway

Loan Information				Property Information
Mortgage Loan Seller(1):	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$17,700,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$17,700,000			Location:	Pasadena, TX
% of Initial Pool Balance:	2.3%			Size(3):	176,710 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$100.16
Borrower Name:	WMC Fund LLC			Year Built/Renovated:	1992/NAP
Sponsors:	Damian Nusynkier; Alejandro Hoffman			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	NewQuest Properties
Note Date:	September 4, 2015			4th Most Recent Occupancy (As of)(3):	94.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	95.7% (12/31/2013)
Maturity Date:	September 6, 2025			2nd Most Recent Occupancy (As of)(3):	95.7% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of)(3):	95.7% (9/30/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	95.7% (6/30/2016)
Seasoning:	13 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,002,962 (12/31/2013)
Call Protection:	L(37),D(80),O(3)			3rd Most Recent NOI (As of):	$1,998,760 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,953,794 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(4):	$2,041,775 (Annualized 11 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,989,913
				U/W Expenses:	$936,929
				U/W NOI:	$2,052,984
				U/W NCF:	$1,902,780
Escrows and Reserves:				U/W NOI DSCR:	1.85x
				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$430,000	$43,000	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$16,384	$8,192	NAP	As-Is Appraised Value:	$26,460,000
Replacement Reserve	$2,111	$2,111	$75,987	As-Is Appraisal Valuation Date:	August 23, 2016
TI/LC Reserve	$9,850	$9,850	$450,000	Cut-off Date LTV Ratio:	66.9%
Operating Expense Reserve	$0	Springing(2)	NAP	LTV Ratio at Maturity or ARD:	57.5%

(1)	The Fairmont Parkway mortgage loan was originated by KGS-Alpha Real Estate Capital Markets, LLC and purchased by Silverpeak Real Estate Finance LLC. The Fairmont Parkway mortgage loan was re-underwritten by Silverpeak Real Estate Finance LLC in accordance with Silverpeak Real Estate Finance LLC’s underwriting guidelines, including obtaining new third parties.

(2)	Following the occurrence and continuance of a Trigger Event (as defined below), the borrower will deposit monthly an amount equal to the approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the current interest accrual period of the Fairmont Parkway mortgage loan. A “Trigger Event” will commence upon (i) an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x; (iii) the debt yield being less than 8.50%; or (iv) the occurrence of a Specified Tenant Trigger Period (as defined below). A Trigger Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with respect to clause (iii), upon the debt yield being greater than 8.75% for two consecutive calendar quarters; and with respect to clause (iv), upon a Specified Tenant Trigger Period ceasing to exist. A “Specified Tenant Trigger Period” will commence upon the occurrence of the earlier of (i) a Specified Tenant (24 Hour Fitness or It’z) being in default under its lease; (ii) any Specified Tenant going dark; (iii) any Specified Tenant giving notice that it is terminating its lease on all or any portion of its space; (iv) any termination or cancellation of any Specified Tenant lease; (v) any bankruptcy or insolvency of any Specified Tenant; and (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the date required.

(3)	Includes two tenants totaling 8,985 square feet that are leased fee tenants and own their own improvements.

(4)	See “Cash Flow Analysis” section.

The Fairmont Parkway mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 176,710 square foot neighborhood retail center located in Pasadena, Texas (the “Fairmont Parkway Property”). Built between 1992 and 2008, the Fairmont Parkway Property consists of five buildings (including two buildings subject to ground leases, which are not part of the collateral) located on a 23.3-acre site. The Fairmont Parkway Property includes 1,115 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of rentable area. As of June 30, 2016, the Fairmont Parkway Property was 95.7% occupied by 15 tenants, and has averaged 92.2% occupancy since 2008.

The Fairmont Parkway Property is located along Fairmont Parkway approximately a quarter mile east of Beltway 8, a major regional thoroughfare. The Fairmont Parkway Property is located approximately 16 miles southeast of the Houston central business district. National tenants within one mile of the Fairmont Parkway Property include Walmart, Target, Lowe’s, Home Depot, Best Buy, Toys ‘R

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FAIRMONT PARKWAY

Us, Old Navy, and Bed, Bath and Beyond. According to the appraisal, the 2015 population within a three- and five-mile radius of the Fairmont Parkway Property was 85,908 and 262,946, respectively, while the average household income within the same radii was $74,596 and $75,555, respectively. According to a third party research report, the Fairmont Parkway Property is located within the Near Southeast retail submarket. As of the second quarter of 2016, the Near Southeast retail submarket reported a total inventory of approximately 17.1 million square feet and a vacancy of 6.2%.

Sources and Uses

Sources			Uses
Original loan amount	$17,700,000	72.8%	Purchase price	$23,500,000	96.6%
Sponsor’s new equity contribution	6,616,939	27.2	Closing costs	358,594	1.5
			Reserves	458,345	1.9

Total Sources	$24,316,939	100.0%	Total Uses	$24,316,939	100.0%

The following table presents certain information relating to the tenancy at the Fairmont Parkway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Major Tenants
24 Hour Fitness	NR/NR/B	40,304	22.8%	$21.78	$877,821	36.5%	NAV	NAV	12/31/2021(3)
It’z	NR/NR/NR	60,000	34.0%	$7.00	$420,000	17.5%	NAV	NAV	4/30/2022(4)
Goodwill	NR/NR/NR	19,165	10.8%	$10.50	$201,233	8.4%	NAV	NAV	3/31/2021(5)
Regency Beauty Institute	NR/NR/NR	6,000	3.4%	$22.25	$133,500	5.6%	NAV	NAV	2/28/2018(6)
3K Sports	NR/NR/NR	15,484	8.8%	$3.42	$52,920	2.2%	NAV	NAV	1/31/2017
Total Major Tenants		140,953	79.8%	$11.96	$1,685,474	70.2%

Non-Major Tenants(7)		28,165	15.9%	$25.74	$716,812	29.8%

Occupied Collateral Total(7)		169,118	95.7%	$13.61	$2,402,286	100.0%

Vacant Space		7,592	4.3%

Collateral Total		176,710	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2017 totaling $129,404.

(3)	24 Hour Fitness has three, 5-year lease renewal options.

(4)	It’z has three, 5-year lease renewal options.

(5)	Goodwill has two, 5-year lease renewal options.

(6)	Regency Beauty Institute has two, 5-year lease renewal options.

(7)	The Tenant NRSF for Non-Major Tenants and Occupied Collateral includes two tenants totalling 8,985 square feet that are leased fee tenants and own their own improvements. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral exclude the Annual U/W Base Rent equal to $223,043 associated with these two tenants.

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FAIRMONT PARKWAY

The following table presents certain information relating to the lease rollover schedule at the Fairmont Parkway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0%	0	0%	$0	0.0%	$0.00
2016	0	0	0%	0	0%	$0	0.0%	$0.00
2017	2	16,884	9.6%	16,884	9.6%	$85,260	3.5%	$5.05
2018	5	18,180	10.3%	35,064	19.8%	$476,489	19.8%	$26.21
2019	1	1,750	1.0%	36,814	20.8%	$40,250	1.7%	$23.00
2020	2	3,850	2.2%	40,664	23.0%	$78,190	3.3%	$20.31
2021	2	59,469	33.7%	100,133	56.7%	$1,079,054	44.9%	$18.14
2022	1	60,000	34.0%	160,133	90.6%	$420,000	17.5%	$7.00
2023	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2024	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2025	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2026	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
Thereafter(4)	2	8,985	5.1%	169,118	95.7%	$223,043	9.3%	$24.82
Vacant	0	7,592	4.3%	176,710	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	176,710	100.0%			$2,402,286	100%	$13.61(4)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes two tenants totalling 8,985 square feet that are leased fee tenants and own their own improvements. The Weighted Average Annual U/W Base Rent PSF excludes underwritten base rent associated with these two tenants.

The following table presents historical occupancy percentages at the Fairmont Parkway Property:

Historical Occupancy

12/31/2012(1)(3)	12/31/2013(1)(3)	12/31/2014(1)(3)	9/30/2015(1)(3)	6/30/2016(2)(3)
94.9%	95.7%	95.7%	95.7%	95.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes two tenants totaling 8,985 square feet that are leased fee tenants and own their own improvements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fairmont Parkway Property:

Cash Flow Analysis

	2013	2014	2015	Annualized 11 Months 7/31/2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,185,055	$2,251,473	$2,257,581	$2,241,956	$2,402,286(2)	80.3%	$13.59
Grossed Up Vacant Space	0	0	0	0	26,572	0.9	0.15
Total Reimbursables	655,668	614,967	707,645	686,036	713,190	23.9	4.04
Other Income	13,210	2,870	3,390	4,968	4,968	0.2	0.03
Less Vacancy and Credit Loss	0	0	0	0	(157,102)(3)	(5.3)	(0.89)
Effective Gross Income	$2,853,933	$2,869,310	$2,968,616	2,932,960	2,989,913	100.0%	$16.92

Total Operating Expenses	$850,971	$870,549	$1,014,822	891,185	936,929	31.3%	$5.30

Net Operating Income	$2,002,962	$1,998,760	$1,953,794	2,041,775	2,052,984	68.7%	$11.62
TI/LC	0	0	0	0	123,697	4.1	0.70
Capital Expenditures	0	0	0	0	26,507	0.9	0.15
Net Cash Flow	$2,002,962	$1,998,760	$1,953,794	2,041,775	1,902,780	63.6%	$10.77

NOI DSCR	1.81x	1.80x	1.76x	1.84x	1.85x
NCF DSCR	1.81x	1.80x	1.76x	1.84x	1.72x
NOI DY	11.3%	11.3%	11.0%	11.5%	11.6%
NCF DY	11.3%	11.3%	11.0%	11.5%	10.8%
(1)	The Annualized 11 Months 7/31/2016 represents an annualized figure for the period based on the trailing 11 months as the sponsor purchased the Fairmont Parkway Property in September 2015.

(2)	U/W Base Rent includes contractual rent increases through July 2017 totaling $129,404.

(3)	The underwritten economic vacancy is 5.0%. The Fairmont Parkway Property was 95.7% physically occupied as of June 30, 2016.

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FAIRMONT PARKWAY

The following table presents certain information relating to some comparable retail leases for the Fairmont Parkway Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Southwest Plaza Houston, TX	1967/NAP	Club Tequila, Planet Fitness	116,500	86.3%	22.7 miles	$10.00	NNN
Miracle Corners Center Pasadena, TX	1952/2000	Fallas, Family Thrift Center	85,979	100%	4.7 miles	$15.00	NNN
Burlington Coat Factory Houston, TX	1977/NAP	NAP	110,681	100%	9.5 miles	$10.50	NNN
Church’s Chicken Pasadena, TX	1982/NAP	Church’s Chicken	1,162	100%	3.8 miles	$41.36	NNN
The Market at Crenshaw Pasadena, TX	2015/NAP	Burlington Coat Factory, Tuesday Morning, Party City	9,600	70%	0.8 miles	$45.00	NNN

(1)	Information obtained from the appraisal.

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No. 15 – Hilton Head Village

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$17,450,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$17,373,453			Location:	Bluffton, SC
% of Initial Pool Balance:	2.3%			Size:	111,042 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$156.46
Borrower Name:	Pittsburgh Hilton Head Associates			Year Built/Renovated:	2000/NAP
Sponsor(1):	Alfonso A. Costa			Title Vesting:	Fee
Mortgage Rate:	5.183%			Property Manager:	Self-managed
Note Date:	May 11, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (6/30/2016)
Seasoning:	4 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,408,306 (12/31/2013)
Call Protection:	L(28),D(89),O(3)			3rd Most Recent NOI (As of):	$1,494,354 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,570,123 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,627,363 (TTM 6/30/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$2,088,799
				U/W Expenses:	$506,587
				U/W NOI:	$1,582,212
				U/W NCF:	$1,448,961
				U/W NOI DSCR:	1.38x
				U/W NCF DSCR:	1.26x
Escrows and Reserves:				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$84,561	$14,094	NAP	As-Is Appraised Value:	$23,700,000
Insurance	$11,415	$2,210	NAP	As-Is Appraisal Valuation Date:	March 7, 2016
Replacement Reserve(2)	$0	$1,851	$88,832	Cut-off Date LTV Ratio:	73.3%
TI/LC Reserve(3)	$150,000	$9,254	$277,605	LTV Ratio at Maturity or ARD:	60.9%

(1)	The sponsor was previously involved in litigation and was a key principal with respect to three loan defaults from 2009 to 2012. See “Description of the Mortgage Pool—Litigation and Other Considerations” and ”Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

(2)	Commencing on January 6, 2023, the Replacement Reserve is capped at $88,832.

(3)	Following the occurrence and continuance of a Lease Sweep Period (as defined below), all excess cash will be deposited into the “Special Rollover Reserve”. A “Lease Sweep Period” will commence upon (i) as of April 6, 2019, the borrower failing to deposit into the Special Rollover Reserve a cash deposit or letter of credit with an amount equal to the difference between $1,400,000 and the existing amount in the TI/LC Reserve and the Special Rollover Reserve; (ii) either (a) prior to January 1, 2024, the date that is six months prior to the end of the term (inclusive of any renewal options) of any Major Tenant (as defined below) lease or (b) on or after January 1, 2024, the date that is twelve months prior to the end of the term (inclusive of renewal options) of any Major Tenant lease, if, as of such date, the borrower has failed to deposit cash or a letter of credit in an amount equal to $10.00 per square foot of the leased premises subject to the applicable Major Tenant lease; (iii) the date required under a Major Tenant lease by which the applicable tenant is required to give notice of its exercise of a renewal option and such renewal has not yet been exercised; (iv) any Major Tenant terminating or cancelling its lease; (v) any Major Tenant going dark; (vi) the occurrence and continuance of a default under any Major Tenant lease; or (vii) any Major Tenant being subject to a bankruptcy action. A “Major Tenant” means each of (i) Marshall’s, (ii) Bed Bath & Beyond, (iii) Old Navy, (iv) Ulta, (v) any tenant occupying 10% or more of the net rentable are or (vi) any tenant comprising 12% or more of the aggregate monthly rental income at the Hilton Head Village Property. By September 6, 2020, the borrower is required to ensure that the combined balance of the TI/LC Reserve and the Special Rollover Reserve is no less than $650,000 (cash or letter of credit). Commencing on November 6, 2022, to the extent there are no outstanding TI/LCs and no loan default, deposits to the TI/LC Reserve are capped at $277,605.

The Hilton Head Village mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a 111,042 square foot retail center located in Bluffton, South Carolina, approximately 4.4 miles west of Hilton Head Island (the “Hilton Head Village Property”). Built in 2000 and purchased by the sponsor in 2001, the Hilton Head Village Property is situated on a 13.4 acre site and includes 448 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of June 30, 2016, the Hilton Head Village Property was 100.0% occupied by a mixture of 11 national and regional tenants. Major tenants include Marshall’s, Bed Bath & Beyond and Old Navy. Approximately 64.9% of the net rentable area is occupied by investment grade tenants, including Marshall’s and Bed Bath & Beyond. Seven tenants, comprising 79.3% of the net rentable area, have occupied the Hilton Head Village Property since its development in 2000.

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HILTON HEAD VILLAGE

The Hilton Head Village Property is located in an established retail corridor just off U.S. Route 278. U.S. Route 278 is the only major highway that provides access on and off Hilton Head Island and, according to the appraisal, has an approximate vehicular count of 63,000 cars per day. The Hilton Head Village Property is adjacent to and shares an entrance with the Tanger 2 Outlet Center, which includes retailers such as Nike, Banana Republic, Polo Ralph Lauren and Abercrombie & Fitch. Other retailers in the area include Target, Lowe’s and Home Depot. According to the appraisal, the 2015 population within a three- and five-mile radius of the Hilton Head Village Property was 12,337 and 36,281, respectively, while the average household income within the same radii was $85,437 and $87,076, respectively. According to a third party research report, the Hilton Head Village Property is located within the Beaufort County retail submarket, which contained approximately 10.5 million square feet of retail inventory with a 3.4% vacancy rate as of second quarter 2016.

Sources and Uses

Sources			Uses
Original loan amount	$17,450,000	100.0%	Loan payoff(1)	$15,097,581	86.5%
			Reserves(2)	319,950	1.8
			Closing costs	246,792	1.4
			Return of equity	1,785,676	10.2
Total Sources	$17,450,000	100.0%	Total Uses	$17,450,000	100.0%

(1)	The Hilton Head Village Property was previously securitized in the CGCMT 2006-C5 transaction.

(2)	Includes a $73,975 reserve that was funded at origination of the Hilton Head Village mortgage loan for the completion of roof repair work associated with the Bed Bath & Beyond space. The total amount in the reserve was released to the borrower on June 21, 2016.

The following table presents certain information relating to the tenancy at the Hilton Head Village Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Marshall’s	NR/A2/A+	30,000	27.0%	$11.00	$330,000	20.2%	$280	5.7%	1/31/2021
Bed Bath & Beyond	NR/Baa1/BBB+	24,710	22.3%	$12.50	$308,875	18.9%	NAV	NAV	1/31/2021(4)
Old Navy	BB+/Baa2/BB+	17,332	15.6%	$14.30	$247,848	15.2%	$244	7.7%	9/30/2021
Ulta	NR/NR/NR	9,000	8.1%	$24.40	$219,600	13.4%	NAV	NAV	10/31/2022(5)
Total Major Tenants		81,042	73.0%	$13.65	$1,106,323	67.7%

Total Non-Major Tenants		30,000	27.0%	$17.57	$527,000	32.3%

Occupied Collateral Total		111,042	100.0%	$14.71	$1,633,323	100.0%

Vacant Space		0	0.0%

Collateral Total		111,042	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2017 totaling $32,532.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015.

(4)	Bed Bath & Beyond has three, 5-year lease renewal options.

(5)	Ulta has three, 5-year lease renewal options.

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HILTON HEAD VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Hilton Head Village Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	10,000	9.0%	10,000	9.0%	$123,000	7.5%	$12.30
2018	0	0	0.0%	10,000	9.0%	$0	0.0%	$0.00
2019	1	8,000	7.2%	18,000	16.2%	$164,000	10.0%	$20.50
2020	4	12,000	10.8%	30,000	27.0%	$240,000	14.7%	$20.00
2021	3	72,042	64.9%	102,042	91.9%	$886,723	54.3%	$12.31
2022	1	9,000	8.1%	111,042	100.0%	$219,600	13.4%	$24.40
2023	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	111,042	100.0%			$1,633,323	100.0%	$14.71

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hilton Head Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/30/2016(2)
100.0%	100.0%	96.4%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Head Village Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,414,328	$1,513,749	$1,541,702	$1,583,361	$1,633,323(1)	78.2%	$14.71
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Percentage Rent	0	0	0	0	0	0	0.00
Total Reimbursables	427,980	522,525	526,422	529,887	511,383	24.5	4.61
Other Income	50,935	23,182	47,896	51,328	51,328	2.5	0.46
Less Vacancy & Credit Loss	0	0	0	0	(107,235)(2)	(5.1)	(0.97)
Effective Gross Income	$1,893,242	$2,059,456	$2,116,020	$2,164,575	$2,088,799	100.0%	$18.81

Total Operating Expenses	$ 484,936	$565,103	$545,897	$ 537,212	$506,587	24.3%	$4.56

Net Operating Income	$1,408,306	$1,494,353	$1,570,123	$1,627,363	$1,582,212	75.7%	$14.25
TI/LC	0	0	0	0	111,042	5.3	1.00
Capital Expenditures	0	0	0	0	22,208	1.1	0.20
Net Cash Flow	$1,408,306	$1,494,353	$1,570,123	$1,627,363	$1,448,961	69.4%	$13.05

NOI DSCR	1.23x	1.30x	1.37x	1.42x	1.38x
NCF DSCR	1.23x	1.30x	1.37x	1.42x	1.26x
NOI DY	8.1%	8.6%	9.0%	9.4%	9.1%
NCF DY	8.1%	8.6%	9.0%	9.4%	8.3%

(1)	U/W Base Rent includes contractual rent steps through July 2017 totaling $32,532.

(2)	The underwritten economic vacancy is 5.0%. The Hilton Head Village Property was 100.0% physically occupied as of June 30, 2016.

A-3-110

HILTON HEAD VILLAGE

The following table presents certain information relating to some comparable retail leases for the Hilton Head Village Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Bluffton Commons Bluffton, SC	2003/NAP	Publix	87,620	99%	4 miles	$17.00	NNN

Circle Center Hilton Head, SC	1992/NAP	Bi-Lo	65,313	97%	7 miles	$15.00	NNN

Island Crossing Hilton Head, SC	1999/NAP	Publix, Staples	96,483	100%	5 miles	$22.00	NNN

Bluffton Target Bluffton, SC	2001/NAP	Staples, Dick’s Sporting Goods	100,362	98%	2 miles	$20.00	NNN

Northridge Plaza Hilton Head, SC	1984/NAP	Home Goods	79,570	81%	7 Miles	$16.00	NNN

Plaza at Shelter Cove Hilton Head, SC	1985/NAP	Whole Foods, TJ Maxx	78,776	100%	7 Miles	$21.00	NNN

(1)	Information obtained from the appraisal.

A-3-111

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ANNEX A-4

909 POYDRAS AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
11/5/2016	47,009.79	45,399,719.85
12/5/2016	53,699.89	45,346,019.97
1/5/2017	47,455.54	45,298,564.43
2/5/2017	47,665.58	45,250,898.85
3/5/2017	67,258.89	45,183,639.96
4/5/2017	48,174.25	45,135,465.71
5/5/2017	54,831.77	45,080,633.94
6/5/2017	48,630.16	45,032,003.78
7/5/2017	55,274.93	44,976,728.85
8/5/2017	49,090.05	44,927,638.80
9/5/2017	49,307.33	44,878,331.47
10/5/2017	55,933.15	44,822,398.32
11/5/2017	49,773.13	44,772,625.19
12/5/2017	56,385.92	44,716,239.27
1/5/2018	50,243.00	44,665,996.27
2/5/2018	50,465.38	44,615,530.89
3/5/2018	69,798.93	44,545,731.96
4/5/2018	50,997.68	44,494,734.28
5/5/2018	57,576.22	44,437,158.06
6/5/2018	51,478.24	44,385,679.82
7/5/2018	58,043.33	44,327,636.50
8/5/2018	51,962.99	44,275,673.51
9/5/2018	52,192.98	44,223,480.53
10/5/2018	58,738.08	44,164,742.45
11/5/2018	52,683.97	44,112,058.48
12/5/2018	59,215.33	44,052,843.15
1/5/2019	53,179.24	43,999,663.91
2/5/2019	53,414.62	43,946,249.28
3/5/2019	72,474.55	43,873,774.73
4/5/2019	53,971.82	43,819,802.91
5/5/2019	60,467.15	43,759,335.76
6/5/2019	54,478.33	43,704,857.43
7/5/2019	60,959.50	43,643,897.93
8/5/2019	54,989.27	43,588,908.66
9/5/2019	55,232.66	43,533,676.01
10/5/2019	61,692.72	43,471,983.29
11/5/2019	55,750.18	43,416,233.11
12/5/2019	62,195.76	43,354,037.35
1/5/2020	56,272.22	43,297,765.13
2/5/2020	56,521.28	43,241,243.85
3/5/2020	69,119.14	43,172,124.71
4/5/2020	57,077.38	43,115,047.33
5/5/2020	63,485.83	43,051,561.50
6/5/2020	57,611.00	42,993,950.50
7/5/2020	64,004.53	42,929,945.97
8/5/2020	58,149.28	42,871,796.69
9/5/2020	58,406.65	42,813,390.04
10/5/2020	64,777.92	42,748,612.11
11/5/2020	58,951.88	42,689,660.24
12/5/2020	65,307.90	42,624,352.34
1/5/2021	59,501.86	42,564,850.48
2/5/2021	59,765.22	42,505,085.26
3/5/2021	78,235.97	42,426,849.29
4/5/2021	60,376.03	42,366,473.26
5/5/2021	66,692.20	42,299,781.06
6/5/2021	60,938.44	42,238,842.62
7/5/2021	67,238.89	42,171,603.74
8/5/2021	61,505.76	42,110,097.97
9/5/2021	61,777.99	42,048,319.98
10/5/2021	68,054.95	41,980,265.03
11/5/2021	62,352.64	41,917,912.38
12/5/2021	68,613.53	41,849,298.86
1/5/2022	62,932.31	41,786,366.55
2/5/2022	63,210.85	41,723,155.69
3/5/2022	81,361.93	41,641,793.77

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
4/5/2022	63,850.74	41,577,943.02
5/5/2022	70,069.72	41,507,873.30
6/5/2022	64,443.49	41,443,429.81
7/5/2022	70,645.88	41,372,783.93
8/5/2022	65,041.40	41,307,742.53
9/5/2022	65,329.28	41,242,413.25
10/5/2022	71,506.90	41,170,906.35
11/5/2022	65,934.93	41,104,971.42
12/5/2022	72,095.60	41,032,875.82
1/5/2023	66,545.86	40,966,329.96
2/5/2023	66,840.40	40,899,489.55
3/5/2023	84,654.74	40,814,834.82
4/5/2023	67,510.93	40,747,323.88
5/5/2023	73,627.51	40,673,696.37
6/5/2023	68,135.62	40,605,560.75
7/5/2023	74,234.73	40,531,326.02
8/5/2023	68,765.76	40,462,560.25
9/5/2023	69,070.13	40,393,490.13
10/5/2023	75,143.09	40,318,347.03
11/5/2023	69,708.43	40,248,638.61
12/5/2023	75,763.53	40,172,875.07
1/5/2024	70,352.30	40,102,522.78
2/5/2024	70,663.68	40,031,859.09
3/5/2024	82,407.69	39,949,451.40
4/5/2024	71,341.19	39,878,110.22
5/5/2024	77,350.62	39,800,759.60
6/5/2024	71,999.31	39,728,760.28
7/5/2024	77,990.33	39,650,769.95
8/5/2024	72,663.18	39,578,106.78
9/5/2024	72,984.79	39,505,121.99
10/5/2024	78,948.24	39,426,173.74
11/5/2024	73,657.26	39,352,516.48
12/5/2024	79,601.90	39,272,914.59
1/5/2025	74,335.60	39,198,578.99
2/5/2025	74,664.61	39,123,914.38
3/5/2025	91,753.05	39,032,161.33
4/5/2025	75,401.19	38,956,760.14
5/5/2025	81,297.04	38,875,463.10
6/5/2025	76,094.75	38,799,368.35
7/5/2025	81,971.20	38,717,397.15
8/5/2025	76,794.36	38,640,602.79
9/5/2025	77,134.26	38,563,468.53
10/5/2025	82,981.63	38,480,486.90
11/5/2025	77,842.94	38,402,643.96
12/5/2025	83,670.49	38,318,973.47
1/5/2026	78,557.82	38,240,415.65
2/5/2026	78,905.52	38,161,510.13
3/5/2026	95,600.50	38,065,909.63
4/5/2026	79,677.90	37,986,231.74
5/5/2026	85,454.11	37,900,777.63
6/5/2026	80,408.79	37,820,368.84
7/5/2026	86,164.55	37,734,204.29
8/5/2026	81,146.05	37,653,058.24
9/5/2026	37,653,058.24	0.00

 A-4-1

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ANNEX A-5

CRATE & BARREL INTEREST RATE SCHEDULE

Due Date	Mortgage Loan Interest Due ($)	Mortgage Loan Interest Rate (%)
11/5/2016	67,209.78	3.605722
12/5/2016	65,188.12	3.613838
1/5/2017	67,530.06	3.622905
2/5/2017	67,682.66	3.631091
3/5/2017	61,271.12	3.639312
4/5/2017	68,040.90	3.650310
5/5/2017	65,995.75	3.658610
6/5/2017	68,367.95	3.667857
7/5/2017	66,313.56	3.676229
8/5/2017	68,697.68	3.685546
9/5/2017	68,855.10	3.693991
10/5/2017	66,786.94	3.702472
11/5/2017	69,188.79	3.711893
12/5/2017	67,111.20	3.720448
1/5/2018	69,525.20	3.729941
2/5/2018	69,686.04	3.738570
3/5/2018	63,088.11	3.747235
4/5/2018	70,060.07	3.758637
5/5/2018	67,957.86	3.767384
6/5/2018	70,403.58	3.777066
7/5/2018	68,291.67	3.785889
8/5/2018	70,749.90	3.795645
9/5/2018	70,915.80	3.804545
10/5/2018	68,789.41	3.813483
11/5/2018	71,266.29	3.823349
12/5/2018	69,129.99	3.832364
1/5/2019	71,619.63	3.842305
2/5/2019	71,789.13	3.851398
3/5/2019	64,995.52	3.860529
4/5/2019	72,179.73	3.872354
5/5/2019	70,017.63	3.881571
6/5/2019	72,540.52	3.891710
7/5/2019	70,368.22	3.901007
8/5/2019	72,904.25	3.911223
9/5/2019	73,079.06	3.920601
10/5/2019	70,891.54	3.930018
11/5/2019	73,447.17	3.940350
12/5/2019	71,249.25	3.949849
1/5/2020	73,818.29	3.960260
2/5/2020	73,996.88	3.969841
3/5/2020	69,390.64	3.979462
4/5/2020	74,388.68	3.990861
5/5/2020	72,164.15	4.000568
6/5/2020	74,767.47	4.011183
7/5/2020	72,532.24	4.020974
8/5/2020	75,149.34	4.031670
9/5/2020	75,333.43	4.041546
10/5/2020	73,082.21	4.051463
11/5/2020	75,719.92	4.062281
12/5/2020	73,457.78	4.072283
1/5/2021	76,109.56	4.083184
2/5/2021	76,297.62	4.093273
3/5/2021	69,084.54	4.103404
4/5/2021	76,723.76	4.116135
5/5/2021	74,433.25	4.126361
6/5/2021	77,121.58	4.137478
7/5/2021	74,819.83	4.147791
8/5/2021	77,522.64	4.158994
9/5/2021	77,716.54	4.169397
10/5/2021	75,397.98	4.179842
11/5/2021	78,122.45	4.191173
12/5/2021	75,792.42	4.201709
1/5/2022	78,531.67	4.213128
2/5/2022	78,729.74	4.223754
3/5/2022	71,290.37	4.234424
4/5/2022	79,175.05	4.247644
5/5/2022	76,815.27	4.258413
6/5/2022	79,592.85	4.270059

Due Date	Mortgage Loan Interest Due ($)	Mortgage Loan Interest Rate (%)
7/5/2022	77,221.26	4.280920
8/5/2022	80,014.06	4.292656
9/5/2022	80,218.25	4.303610
10/5/2022	77,828.99	4.314611
11/5/2022	80,644.55	4.326481
12/5/2022	78,243.24	4.337576
1/5/2023	81,074.33	4.349538
2/5/2023	81,282.90	4.360728
3/5/2023	73,605.99	4.371964
4/5/2023	81,748.34	4.385698
5/5/2023	79,315.84	4.397037
6/5/2023	82,187.11	4.409237
7/5/2023	79,742.21	4.420674
8/5/2023	82,629.46	4.432969
9/5/2023	82,844.46	4.444503
10/5/2023	80,380.99	4.456086
11/5/2023	83,292.17	4.468522
12/5/2023	80,816.04	4.480204
1/5/2024	83,743.52	4.492737
2/5/2024	83,963.13	4.504518
3/5/2024	78,752.44	4.516349
4/5/2024	84,434.82	4.529824
5/5/2024	81,926.41	4.541759
6/5/2024	84,895.48	4.554538
7/5/2024	82,374.05	4.566576
8/5/2024	85,359.90	4.579454
9/5/2024	85,586.19	4.591594
10/5/2024	83,045.25	4.603784
11/5/2024	86,056.24	4.616811
12/5/2024	83,502.01	4.629106
1/5/2025	86,530.12	4.642235
2/5/2025	86,761.25	4.654634
3/5/2025	78,574.63	4.667085
4/5/2025	87,269.87	4.681921
5/5/2025	84,681.34	4.694485
6/5/2025	87,753.64	4.707875
7/5/2025	85,151.44	4.720546
8/5/2025	88,241.35	4.734040
9/5/2025	88,479.55	4.746819
10/5/2025	85,856.84	4.759651
11/5/2025	88,973.18	4.773302
12/5/2025	86,336.52	4.786243

 A-5-1

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	CWCapital Asset Management LLC. 7501 Wisconsin Ave. Suite 500 West Bethesda, MD 20814 Contact: Kathleen Olin Phone Number: (202) 715-9500	Trimont Real Estate Advisors, LLC 3500 Lenox Road Suite G1 Atlanta, GA 30326 Contact: Trustadvisor@trimontrea.com

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-FG		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
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Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-FG		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-FG	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

Controlling Class Information		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
Controlling Class:			Effected	Amount	Date
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
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Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Trimont Real Estate Advisors, LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2016-NXS6 Commercial Mortgage Pass-Through Certificates Series 2016-NXS6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/18/16
8480 Stagecoach Circle		Record Date:	10/31/16
Frederick, MD 21701-4747		Determination Date:	11/14/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2016 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2016-NXS6,
Commercial Mortgage Pass-Through Certificates
Series 2016-NXS6
Operating Advisor: [______]
Special Servicer: CWCapital Asset Management LLC
Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

[1]	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Defect” in the Pooling and Servicing Agreement and/or MLPA, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the master servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or MLPA. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.   Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.   Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related

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Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the borrower nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.   Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes,

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water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.   Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the

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related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage

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charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs,

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occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12-months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the

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Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations

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Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation

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of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage

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Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex D-2.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly

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replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal

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balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b) The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that the lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

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(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject

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of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the

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Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the lender a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan (or, in the case of an ARD Loan, the related Anticipated Repayment Date).

44. Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

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45. Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	QLIC (Loan No. 1)	The Mortgage Loan is evidenced by a lead A-2 Note and non-lead A-3 Note, which have an aggregate original principal balance of $75,000,000. The Mortgaged Property is also security for (1) the pari passu non-controlling A-1 Note, A-4 Note, A-5 Note and A-6 Note, which have an aggregate original principal balance of $70,000,000 and (2) the junior B Note, which has an original principal balance of $20,000,000.
(2) Whole Loan; Ownership of Mortgage Loans	Novo Nordisk (Loan No.2)	The Mortgage Loan is evidenced by the non-controlling A-3, A-4, A-5, A-11 and A-12 notes, which have an aggregate original principal balance of $73,300,000. The Mortgaged Property is also security for the pari passu controlling A-1 Note, the non-controlling A-6, A-7, A-8, A-9, A-10 and A-13 Notes, which have an aggregate original principal balance of $95,000,000 and the unfunded non-controlling A-2 Note, which has a maximum principal balance of $39,580,000.
(2) Whole Loan; Ownership of Mortgage Loans	Rentar Plaza (Loan No. 3)	The Mortgage Loan is evidenced by a non-controlling A-2 Note and A-3 Note, which have an aggregate original principal balance of $60,000,000. The Mortgaged Property is also security for the pari passu a controlling A-1 Note and a non-controlling A-4 Note and A-5 Note, which have an aggregate original principal balance of $72,000,000.
(2) Whole Loan; Ownership of Mortgage Loans	Plaza Mexico – Los Angeles (Loan No.7)

The Mortgage Loan is evidenced by a non-controlling A-4 Note and a non-controlling A-5 Note, which have an aggregate original principal balance of $30,000,000. The Mortgaged Property is also security for the pari passu A-1, A-2, A-3 and A-6 Notes, which have an aggregate original principal balance of $76,000,000.

(2) Whole Loan; Ownership of Mortgage Loans	333 North Bedford (Loan No. 8)	The Mortgage Loan is evidenced by a controlling A-1 Note, which has a Cut-off Date Balance of $29,913,127. The Mortgaged Property is also security for the pari passu non-controlling A-2 Note, which has maximum principal balance of $29,500,000.
(2) Whole Loan; Ownership of Mortgage Loans	Sixty Soho (Loan No. 10)	The Mortgage Loan is evidenced by a controlling A-1 Note, which has a Cut-off Date balance of $26,650,000. The Mortgaged Property is also security for the pari passu non-controlling A-2 Note, which has a Cut-off Date balance of $12,000,000.
(2) Whole Loan; Ownership of Mortgage Loans	Crate & Barrel (Loan No. 12)	The Mortgage Loan is evidenced by a senior A Note which has an original principal balance of $21,6000,000. The Mortgaged Property is also security for a junior B Note, which as an original principal balance of $4,535,358.

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Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	333 North Bedford (Loan No. 8)	Prior UCC-1 financing statements were filed against the Mortgaged Property, naming the borrower and an affiliate as debtors, related to a solar panel equipment lease affecting the Mortgaged Property and pursuant to which the borrower and affiliate are lessees.
(9) Junior Liens	Novo Nordisk (Loan No. 2)	The borrower’s parent (the “Pledgor”) agreed to make certain earn-out payments in the maximum amount of $23,000,000 to the prior owner of the property (the “Pledgee”) as certain expansion options are exercised under the Novo Nordisk lease. The Pledgor entered into a pledge agreement in which it pledged its equity interest in the borrower as collateral for its obligation to make such earn-out payments to the Pledgee.
(15) Actions Concerning Mortgage Loan	Cassa Times Square Mixed-Use (Loan No. 6)	The sponsor is involved in the following litigation relating to the Mortgaged Property: The plaintiffs invested $6,255,283 in the Mortgaged Property and $1,800,000 in another property located on 8th Avenue. The plaintiffs have alleged that the defendants (including the 83% member of the borrower and one of the guarantors, Salim Assa) misappropriated funds and committed fraud and are seeking the return of its investments. The plaintiffs currently own 12.9% of the equity in the Mortgaged Property. The defendants claim that the plaintiffs refused to make required capital contributions and therefore the plaintiffs’ equity was diluted. The case is currently pending.
(15) Actions Concerning Mortgage Loan	Plaza Mexico – Los Angeles (Loan No. 7)	With respect to (d), the guarantor is a defendant in a pending deficiency judgment action, which has been stayed due to a bankruptcy of the plaintiff. The amount sought in the plaintiff’s complaint is $4,948,342.62.
(15) Actions Concerning Mortgage Loan	Sixty Soho (Loan No. 10)	The guarantors are defendants in a pending litigation. The plaintiff, an investor in an unrelated hospitality property, alleges that he was neither permitted to make voluntary additional capital contributions nor participate in any loans made to the hotel. The plaintiff is suing for breach of fiduciary duty, gross negligence, breach of contract, breach of implied covenant of good faith and fair dealing, declaratory relief and injunctive relief and seeks damages in excess of $15,564,968.

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Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(15) Actions Concerning Mortgage Loan	Palm Terrace (Loan No.23); Bay Pointe (Loan No. 29); The Crest Apartments (Loan No. 30); Casa Meadows(Loan No. 40); Studio Pointe (Loan No. 44); Rose Pointe (Loan No. 45)	The borrower’s sole owner and indirect owner and a co-guarantor, Hansa Investments, Inc. (“Hansa”), and the other co-guarantor, Pinkal Jogani (“Jogani”) who is Hansa’s sole shareholder, are currently involved in litigation. The allegation is that a partnership involving the plaintiffs is the beneficial owner of Hansa, not Jogani. There is currently (1) a quantum meruit claim pending against Hansa and other entities not involved in this transaction for services rendered by a member of the partnership in connection with the partnership properties, (2) an action for declaratory relief requesting a declaration that the partnership is the beneficial owner of Hansa and (3) a breach of fiduciary duty claim against Hansa and Jogani in connection with the manner in which the business of Hansa was conducted and the discharge of Jogani’s duties in connection with Hansa. The plaintiffs are seeking, among other things, declaratory relief, compensatory damages, punitive damages, an accounting, the creation and imposition of a constructive trust.
(17) No Holdbacks	Novo Nordisk (Loan No.2)	A portion of the Mortgage Loan is represented by an unfunded pari passu companion note in the maximum principal amount of $39,580,000.
(18) Insurance	Cassa Times Square Mixed-Use (Loan No. 6)	The use of insurance proceeds is governed by the condominium documents in the event of a conflict between such documents and the Mortgage Loan documents; however, if, pursuant to the terms of the condominium documents, any insurance proceeds are to be paid to the borrower, then the Mortgage Loan documents will control the disposition of such proceeds.
(18) Insurance	Palm Terrace (Loan No. 23); The Crest Apartments (Loan No. 30)	Each of the Mortgaged Properties has an aggregate SEL under 20%. However, the Mortgaged Property known as Palm Terrace has two buildings with a SEL of 22% and the Mortgaged Property known as The Crest Apartments has one building with a SEL of 22%. Earthquake insurance will only be required on these Mortgaged Properties if a seismic retrofit, as required by a municipal ordinance, is not completed within the first 24 months of the loan term.

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Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Plaza Mexico – Los Angeles (Loan No.7)	According to a zoning report prepared by Zoning-Info, Inc. and dated June 10, 2016, the Mortgaged Property is legal non-conforming as to use due to changes in the zoning code subsequent to development of the Mortgaged Property. Specifically, check cashing and public scales are not permitted in the area and food markets and grocery stores require conditional use permits but are not on file. If a use that is legal nonconforming occupies a structure that is damaged or destroyed and its use is not reinstituted within 180 days, the legal nonconforming use will be required to conform to the then current zoning code requirements and the required parking for such use will also be required to conform to the then current zoning code requirements.
(26) Local Law Compliance	Palm Terrace (Loan No. 23); The Crest Apartments (Loan No. 30); Casa Meadows (Loan No. 40)	Pursuant to a 2015 ordinance passed by the City of Los Angeles, the Mortgaged Properties are required to undergo a seismic retrofit. The Mortgage Loan documents require that the seismic retrofit be completed within the first 24 months of the loan term and 115% of the estimated cost at close was placed in reserve at origination.
(28) Recourse Obligations	All Natixis Mortgage Loans (Loan Nos. 1, 2, 3, 4, 6, 7, 8, 10, 12, 17, 21, 23, 29, 30, 31, 37, 40, 44, 45)	The Mortgage Loan documents do not include clause (b)(iii) of this representation (“criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property”).
(28) Recourse Obligations	Novo Nordisk (Loan No. 2)	In lieu of a guarantor distinct from the Mortgagor, the Mortgagor obtained a $15,000,000 environmental insurance policy for a term of eight years, three years beyond the anticipated repayment date.
(35) Fixed Interest Rate	Crate & Barrel (Loan No. 12)	The Mortgage Loan bears interest at a rate that increases over time according to a schedule set forth in the related Mortgage Loan documents (see Annex A-5 to this prospectus for the related interest rate schedule).

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Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(36) Ground Leases	Country Inn and Suites Savannah Airport (Loan No. 37)	The Mortgaged Property is ground leased from the Savannah Airport Commission, which owns all of the land within the confines of the Savannah/Hilton Head International Airport (the “Airport”). The ground lease is subordinate to any existing or future agreements between the ground lessor and the U.S. government and is subject to any applicable federal laws or regulations related to the operation, security or maintenance of the Airport. In the event that the Federal Aviation Administration requires modifications to the ground lease as a condition precedent to the granting of funds for the improvement of the Airport, the borrower has agreed to consent to such modifications.

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Silverpeak Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Peachtree Mall (Loan No. 13)	The Mortgage Loan is evidenced by a $20,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, A-3 Note and A-4 Note, which have an aggregate original principal balance of $60,305,560.46.
(2) Whole Loan; Ownership of Mortgage Loans	At Home Portfolio (Loan No. 20)	The Mortgage Loan is evidenced by a $10,150,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, which has an original principal balance of $18,000,000.
(12) Condition of Property	At Home Portfolio (Loan No. 20)	The property condition assessment was prepared by a third party engineering consultant within 15 months of the Cut-off Date.
(28) Recourse Obligations	Plaza On Main (Loan No. 26)	With respect to clause (b)(v), the Mortgage Loan documents provide for recourse in the case of commission of “intentional physical waste” at the Mortgaged Property rather than “material physical waste.”
(28) Recourse Obligations	Hampton Inn Exton (Loan No. 25)	With respect to clause (b)(v), the Mortgage Loan documents provide that recourse for material physical waste is not applicable to the extent the waste results from the failure to provide services or repairs to take other actions regarding the Mortgaged Property where the Borrower lacks available and necessary funds from the Mortgaged Property’s operations to do so.
(28) Recourse Obligations	HI Overland Park (Loan No. 22)	With respect to clause (b)(v), the Mortgage Loan documents provide that recourse for material physical waste is not applicable to the extent the waste results solely from the failure of the Mortgaged Property to generate sufficient cash flow to prevent such waste.
(33) Single-Purpose Entity	Hampton Inn Exton (Loan No. 25)	The borrower was previously the declarant under the related condominium regime of which the Mortgaged Property is a part and also owned Unit 2 of such condominium which was sold and developed as a restaurant. The Mortgage Loan is recourse for losses arising from or related to (i) the actions, conduct and/or operating history of the borrower prior to the origination date of the Mortgage Loan and (ii) the borrower’s ownership of assets prior to the origination date of the Mortgage Loan that do not constitute a portion of the collateral.

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Silverpeak Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(34) Defeasance	Peachtree Mall (Loan No. 13)	With respect to subclause (iii), defeasance collateral may include, in addition to “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), obligations or securities for which (a) Rating Agency Confirmation is required to have been received and (b) the Borrower delivers to the lender an opinion of counsel that the use of such obligations or securities will not cause any REMIC Trust formed pursuant to such securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code. With respect to subclause (v), the Borrower may deliver an accountant’s certification or other reasonably acceptable evidence of items set forth in clause subclause (iii) in connection with a defeasance.

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Silverpeak Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(34) Defeasance	At Home Portfolio (Loan No. 20)	With respect to subclause (ii), the Mortgage Loan documents permit the Borrower to defease the Mortgage Loan upon the earlier to occur of (a) the third anniversary of the loan origination date and (b) the date that is two years from the closing date of the last REMIC to hold a portion of the Mortgage Loan. As the Mortgage Loan was originated on September 15, 2015, the Borrower may defease the Mortgage Loan at any time after September 15, 2018. The Mortgage Loan Seller is currently in discussions with the Borrower to amend the “Release Date” in the Mortgage Loan agreement to November 15, 2018 (“the “Release Date Amendment”). To the extent that the related mortgage loan seller is unable to effect the Release Date Amendment, pursuant to a REMIC declaration dated September 19, 2016, which created a separate REMIC (the “At Home Portfolio REMIC”), (A)(i) the Note A-2 of the At Home Portfolio Whole Loan will represent the regular interest in the At Home Portfolio REMIC (the “At Home Portfolio Regular Interest”) with an original principal balance as of the Cut-off Date of $10,150,000 and an interest rate equal to the interest rate of the initial Note A-2 of the At Home Portfolio whole loan, plus default interest as and when payable under the terms of the initial Note A-2 of the At Home Portfolio whole loan and (ii) the Class R certificates will represent, in part, the residual interest in the At Home Portfolio REMIC, (B) the At Home Portfolio Regular Interest and the residual interest in the At Home Portfolio REMIC will be contributed to the issuing entity and (C) if the borrower exercises its right to defease the Mortgage Loan upon any date that is on or after September 16, 2018 and up to and including September 19, 2018 (an “At Home Portfolio REMIC-Prohibited Defeasance”), the mortgage loan seller will be obligated to repurchase the At Home Portfolio Mortgage Loan at the Purchase Price under the related mortgage loan purchase agreement prior to such At Home Portfolio REMIC-Prohibited Defeasance.
(42) Organization of Mortgagor	Hilton Head Village (Loan No. 15)	With respect to clause (iii), the guarantor previously co-owned a dental office and plead guilty to one count of insurance fraud in 2008.
(45) Appraisal	At Home Portfolio (Loan No. 20)	The appraisal date is within 13 months of the Cut-off Date.

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UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Markets at Mesa Ridge (Loan No. 34)	The parcels which comprise the Mortgaged Property are not contiguous.
(17) No Holdbacks	All UBS AG, New York Branch Mortgage Loans (Loan Nos. 5, 9, 18, 19, 27, 32, 34, 35, 39, 43, 46)	The clause “any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund” is limited to prior disbursements by the lender.
(18) Insurance	The Falls (Loan No. 5)

All policies are required to be issued (i) if there is only one insurance company issuing the policies, “A” or better with S&P, (ii) if there is more than one, but less than five, insurance companies collectively issuing the policies, 75% or more of the insured amount is required to have a claims paying ability rating of “A” or better with S&P and the remaining 25% (or lesser remaining amount) of which is required to have a claims paying ability rating of “BBB” or better with S&P or (iii) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount is required to have a claims paying ability rating of “A” or better and the remaining 40% (or lesser remaining amount) a rating of “BBB” or better with S&P. Notwithstanding the foregoing, the Mortgagor may continue to use Starr Surplus Lines Insurance Company in its respective position and participation amount within the syndicate, provided that, Starr Surplus Lines Insurance Company maintains a rating of “A: XV” or better with A.M. Best. In the event the rating of such insurer is withdrawn or downgraded below a rating of “A: XV” with A.M. Best, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurance company meeting the rating requirements set forth under the Mortgage Loan documents. Notwithstanding anything to the contrary, the Mortgagor may maintain the insurance coverage described in and required by the Mortgage Loan documents with the insurer(s) under the policies substantially similar to those evidenced in the certificates of insurance delivered to and approved by the lender on the origination date, provided that such insurer(s) maintain no less than the claims paying ability rating applicable thereto by S&P as outlined above (or by A.M. Best to the extent permitted under the Mortgage Loan documents and in effect on the origination date).

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is $7.5 million, instead of the then outstanding principal amount of the Mortgage Loan.

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UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	The Falls (Loan No. 5)	The Mortgaged Property is insured on a blanket basis by a property insurance policy from a syndicate of insurers.
(18) Insurance	Markets at Mesa Ridge (Loan No. 34)	The Mortgagor controls insurance proceeds if less than $250,000 regardless of outstanding principal balance of the Mortgage Loan. The lender controls insurance proceeds if greater than or equal to $250,000.
(26) Local Law Compliance	White Marsh Portfolio (Loan No. 19)	The Mortgaged Property known as White Marsh Professional Center is legal non-conforming with respect to use; the offending use is with respect to two bank branches (PNC and Rosedale Federal Savings and Loan) operating on the Mortgaged Property. In the event of casualty, if a rebuild takes more than 2 years to complete, that non-conforming use must cease. The Mortgage Loan documents contains a recourse carve-out for any loss incurred due to these tenants’ inability to continue operations due to the use non-conformity.
(28) Recourse Obligations	The Falls (Loan No. 5)	For so long as Simon Property Group, L.P. is the guarantor under the guaranty and indemnitor under the environmental indemnity, the recourse liability of guarantor under such documents is required to be limited to 20% of the Whole Loan as of the origination date and all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty and the environmental indemnity.
(28) Recourse Obligations	White Marsh Portfolio (Loan No. 19)	The loss recourse material physical waste carve-out is limited to the extent that (1) sums sufficient to pay such amounts to prevent such waste have been deposited in escrow accounts with the lender pursuant to the terms of the Mortgage Loan documents which accounts were established for the payment thereof, such escrowed sums are fully available to the lender in accordance with the terms and conditions of the loan documents, and the lender fails to apply the requisite portion thereof in accordance with the terms and conditions of the loan documents to the payment of such amounts or (2) there is insufficient cash flow from the operation of the Mortgaged Property to pay such amounts.
(28) Recourse Obligations	White Marsh Portfolio (Loan No. 19); Holiday Inn Express – Yulee (Loan No. 39); Brookhaven Plaza (Loan No. 43)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the

D-2-10

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.
(28) Recourse Obligations	Markets at Mesa Ridge (Loan No. 34)	The Mortgage Loan documents do not provide recourse for “misappropriations”, however, the Mortgage Loan documents provide recourse for “misapplication” and “conversion.”
(28) Recourse Obligations	Markets at Mesa Ridge (Loan No. 34) Holiday Inn Express – Yulee (Loan No. 39)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
(28) Recourse Obligations	Brookhaven Plaza (Loan No. 43)	The loss recourse material physical waste carve-out is limited to the extent that there is insufficient cash flow from the operation of the Mortgaged Property to pay such amounts.
(29) Mortgage Releases	White Marsh Portfolio (Loan No. 19)

The related Mortgage Loan documents permit the related Mortgagor to obtain a partial release of a parcel of unimproved land to be more fully identified by metes and bounds in the event the Mortgagor requests such partial release, subject to satisfaction of certain conditions more fully set forth in the related Mortgage Loan documents, including, without limitation, that (a) layout, configuration, square footage, metes and bounds and boundary lines of such release parcel are reasonably acceptable to the holder of the Mortgage Loan, and (b) at the time of such partial release the release parcel shall not include any improvements or any space demised by any lease or that otherwise is used by the Mortgagor to generate revenue.

The appraisal obtained in connection with the origination of the related Mortgage Loan provided various methodologies of valuing the Mortgaged Property. Since any proposed release parcel would not generate revenue, no value would be attributed under an income capitalization approach. However, other valuation methods may

D-2-11

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

attribute value to the proposed release parcel.

In connection with such partial release, the related Mortgage Loan documents require the Mortgagor to defease a portion of the principal balance of the related Mortgage Loan, but the required amount of the partial defeasance is equal to only 100% of the appraised value of the release parcel, as determined by an appraisal dated within 90 days of the release and otherwise satisfying the requirements of the Mortgage Loan documents.

(31) Acts of Terrorism Exclusion	The Falls (Loan No. 5)	The terrorism cap amount under the Mortgage Loan documents is an amount equal to 200% of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of wind and flood components of such casualty and business interruption/rental loss insurance).
(32) Due on Sale or Encumbrance	The Falls (Loan No. 5)	There is no explicit requirement in the Loan documents for the Mortgagor to pay Rating Agency fees incurred with respect to a permitted transfer of interests in the Mortgagor, and the Mortgagor is only required to pay reasonable Rating Agency fees incurred with respect to an assumption of the Mortgaged Property.
(34) Defeasance	The Falls (Loan No. 5)	The Mortgagor is permitted to provide a certification from a defeasance consultant that defeasance collateral is sufficient to make all scheduled payments under the Note, rather than from an independent certified public accountant.
(34) Defeasance	White Marsh Portfolio (Loan No. 19)	The related Mortgage Loan documents permit the related Mortgagor to obtain a partial release of a portion of the related Mortgaged Property. In connection with such partial release, the related Mortgage Loan documents require the Mortgagor to defease a portion of the principal balance of the related Mortgage Loan, but the required amount of the partial defeasance is equal to only 100% of the appraised value of the release parcel, as determined by an appraisal dated within 90 days of the release and otherwise satisfying the requirements of the Mortgage Loan documents.
(44) Lease Estoppels	Yeager Portfolio (Loan No. 9)	Yeager office portfolio is a portfolio of 8 office properties. The related Mortgage Loan Seller did not request estoppel certificates from each tenant because there is approximately 600 tenants in total, the largest of which is 2.29% of NRA.

D-2-12

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Hyatt House Philadelphia/King of Prussia (Loan No. 11)	Hyatt House Franchising, L.L.C. (franchisor) has Right of First Offer (ROFO) to purchase the mortgaged property if borrower decides to sell or transfer either the mortgaged property or a controlling ownership interest in borrower or its controlling owner. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Walgreens - Reedsburg (Loan No. 48)	Walgreen Co. (single tenant) has Right of First Refusal (ROFR) to purchase its related property if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(18) Insurance	Hyatt House Philadelphia/King of Prussia (Loan No. 11)	Joe’s Crab Shack (pad site tenant) is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Walgreens - Reedsburg (Loan No. 48)	Borrower’s obligation to provide required insurance (including property, rent loss and terrorism coverage but excluding general liability coverage which Borrower is obligated to maintain) is suspended if single tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease subject to certain conditions. Further, if the Walgreens lease is in full force effect and there is no lease or loan default, the provisions of the Walgreens lease shall control disbursement of any casualty proceeds. Walgreens has provided notice of its self-insurance election.
(31) Acts of Terrorism Exclusion	Walgreens - Reedsburg (Loan No. 48)	Borrower’s obligation to provide required insurance (including property, rent loss and terrorism coverage but excluding general liability coverage which Borrower is obligated to maintain) is suspended if single tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease subject to certain conditions. Further, if the Walgreens lease is in full force effect and there is no lease or loan default, the provisions of the Walgreens lease shall control disbursement of any casualty proceeds. Walgreens has provided notice of its self-insurance election.

D-2-13

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(33) Single-Purpose Entity	Suwanee Point (Loan No. 50)	The borrower is a recycled single purpose entity, and it previously owned property other than the mortgaged property. The borrower acquired mortgaged property and adjacent property in 1996, and subsequently sold the undeveloped adjacent property to Waffle House. The adjacent property is currently used as a Waffle House restaurant. The Phase I environmental site assessment obtained in connection with loan origination included the adjacent property, and no recognized environmental conditions were identified. In addition, the loan documents provide for personal liability to the borrower and guarantor for losses related to the adjacent property.
(43) Environmental Conditions	DuVal Enterprises Building (Loan No. 47)	The Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition associated with soil and groundwater contamination, including VOC’s in soil vapor and ambient air, related to an adjacent property under management by the New York State Brownfields Program. Remediation of the adjacent property has not commenced. In lieu of a Phase II ESA, the lender obtained a $1 million premises environmental liability insurance policy from Great American Insurance Company with a 13-year term (loan term is 10 years) and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American has an S&P rating of “A+“.
(43) Environmental Conditions	Shops at Walmart (Loan No. 49)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $2,750,000 group lender environmental collateral protection and liability-type environmental insurance policy with $2,750,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having a $0 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

D-2-14

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2016	31,139,000.00
December 2016	31,139,000.00
January 2017	31,139,000.00
February 2017	31,139,000.00
March 2017	31,139,000.00
April 2017	31,139,000.00
May 2017	31,139,000.00
June 2017	31,139,000.00
July 2017	31,139,000.00
August 2017	31,139,000.00
September 2017	31,139,000.00
October 2017	31,139,000.00
November 2017	31,139,000.00
December 2017	31,139,000.00
January 2018	31,139,000.00
February 2018	31,139,000.00
March 2018	31,139,000.00
April 2018	31,139,000.00
May 2018	31,139,000.00
June 2018	31,139,000.00
July 2018	31,139,000.00
August 2018	31,139,000.00
September 2018	31,139,000.00
October 2018	31,139,000.00
November 2018	31,139,000.00
December 2018	31,139,000.00
January 2019	31,139,000.00
February 2019	31,139,000.00
March 2019	31,139,000.00
April 2019	31,139,000.00
May 2019	31,139,000.00
June 2019	31,139,000.00
July 2019	31,139,000.00
August 2019	31,139,000.00
September 2019	31,139,000.00
October 2019	31,139,000.00
November 2019	31,139,000.00
December 2019	31,139,000.00
January 2020	31,139,000.00
February 2020	31,139,000.00
March 2020	31,139,000.00
April 2020	31,139,000.00
May 2020	31,139,000.00
June 2020	31,139,000.00
July 2020	31,139,000.00
August 2020	31,139,000.00
September 2020	31,139,000.00
October 2020	31,139,000.00
November 2020	31,139,000.00
December 2020	31,139,000.00
January 2021	31,139,000.00
February 2021	31,139,000.00
March 2021	31,139,000.00
April 2021	31,139,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
May 2021	31,139,000.00
June 2021	31,139,000.00
July 2021	31,139,000.00
August 2021	31,139,000.00
September 2021	31,138,670.89
October 2021	30,521,796.71
November 2021	29,939,509.32
December 2021	29,311,307.47
January 2022	28,724,210.10
February 2022	28,134,781.16
March 2022	27,412,898.57
April 2022	26,818,252.69
May 2022	26,178,042.98
June 2022	25,578,489.30
July 2022	24,933,511.06
August 2022	24,329,010.75
September 2022	23,722,109.01
October 2022	23,069,991.18
November 2022	22,458,084.67
December 2022	21,801,104.08
January 2023	21,184,153.18
February 2023	20,564,750.86
March 2023	19,815,686.89
April 2023	19,190,838.20
May 2023	18,521,282.65
June 2023	17,891,287.11
July 2023	17,216,730.72
August 2023	16,581,547.58
September 2023	15,943,839.82
October 2023	15,261,790.01
November 2023	14,618,833.60
December 2023	13,931,684.06
January 2024	13,283,437.44
February 2024	12,632,613.72
March 2024	11,896,437.62
April 2024	11,240,094.18
May 2024	10,539,937.40
June 2024	9,878,197.71
July 2024	9,172,797.81
August 2024	8,505,619.16
September 2024	7,835,787.38
October 2024	7,122,524.94
November 2024	6,447,190.10
December 2024	5,728,580.75
January 2025	5,047,699.27
February 2025	4,364,109.60
March 2025	3,556,837.08
April 2025	2,867,309.42
May 2025	2,134,909.87
June 2025	1,439,723.10
July 2025	701,824.99
August 2025	934.27
September 2025 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	60
Description of the Mortgage Pool	148
Transaction Parties	272
Description of the Certificates	322
Description of the Mortgage Loan Purchase Agreements	361
Pooling and Servicing Agreement	371
Certain Legal Aspects of Mortgage Loans	491
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	509
Pending Legal Proceedings Involving Transaction Parties	510
Use of Proceeds	511
Yield and Maturity Considerations	511
Material Federal Income Tax Considerations	523
Certain State and Local Tax Considerations	538
Method of Distribution (Underwriter)	538
Incorporation of Certain Information by Reference	541
Where You Can Find More Information	541
Financial Information	542
Certain ERISA Considerations	542
Legal Investment	546
Legal Matters	547
Ratings	547
Index of Defined Terms	550

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$650,182,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.

Depositor

WELLS FARGO
COMMERCIAL
MORTGAGE
TRUST 2016-NXS6
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2016-NXS6

Class A-1	$27,042,000
Class A-2	$115,788,000
Class A-3	$150,000,000
Class A-4	$206,019,000
Class A-SB	$31,139,000
Class A-S	$48,267,000
Class X-A	$529,988,000
Class X-B	$120,194,000
Class B	$35,964,000
Class C	$35,963,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Natixis Securities Americas LLC
Co-Manager

September[], 2016